PROSPECTUS SUPPLEMENT                   [LOGO]
(TO PROSPECTUS DATED JANUARY 27, 2004)




                           $646,552,738 (Approximate)


                         CHASEFLEX TRUST SERIES 2005-2

                                     Issuer


                       CHASE MORTGAGE FINANCE CORPORATION

                                     Seller


                           JPMORGAN CHASE BANK, N.A.

                                    Servicer


         MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2


INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. See "Risk Factors" beginning on page S-15 of this prospectus supplement and page 4 of the prospectus.

NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE OBLIGATIONS OF CHASE MORTGAGE FINANCE CORPORATION, JPMORGAN CHASE BANK, N.A., CHASE HOME FINANCE LLC OR ANY OF THEIR AFFILIATES. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR OTHER ENTITY.

ChaseFlex Trust Series 2005-2 will issue twenty-eight classes of certificates of which twenty-five classes are offered by this prospectus supplement and the accompanying prospectus. The table on page S-3 identifies the various classes and specifies certain characteristics of each class, including each class's initial principal balance (or notional amount), interest rate and rating.

The trust fund will consist primarily of four pools of fixed rate one- to four-family first lien residential mortgage loans with original terms to stated maturity of not more than 30 years.

The underwriter, J.P. Morgan Securities Inc., will purchase the offered certificates from Chase Mortgage Finance Corporation and will offer them to the public at negotiated prices determined at the time of sale. Chase Mortgage Finance Corporation will receive proceeds of approximately $655,402,798 plus accrued interest, before deducting expenses, which are estimated at $578,500. The underwriter expects to deliver the offered certificates to investors on or about May 31, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                    JPMORGAN



             The date of this Prospectus Supplement is May 24, 2005

                 IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    Information about the offered certificates is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

    This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page S-201 of this prospectus supplement and on page 76 of the prospectus.

    In this prospectus supplement, the terms "Seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

TABLE OF CONTENTS

TABLE OF CONTENTS.......................................................................................................    S-2
THE SERIES 2005-2 CERTIFICATES..........................................................................................    S-3
SUMMARY INFORMATION.....................................................................................................    S-5
 The Trust Fund.........................................................................................................    S-5
 Principal Parties......................................................................................................    S-5
 Cut-off Date...........................................................................................................    S-5
 Closing Date...........................................................................................................    S-5
 Forms of Certificates; Denominations...................................................................................    S-5
 Description of the Certificates........................................................................................    S-5
 The Mortgage Loans.....................................................................................................    S-6
 Subgroups Relating to Pool 1...........................................................................................    S-6
 Subgroups Relating to Pool 2...........................................................................................    S-7
 Subgroups Relating to Pool 3...........................................................................................    S-7
 Subgroups Relating to Pool 4...........................................................................................    S-8
 Distributions on the Certificates......................................................................................   S-12
 Credit Enhancement.....................................................................................................   S-12
 Optional Termination...................................................................................................   S-13
 Legal Investment.......................................................................................................   S-13
 Federal Income Tax Consequences........................................................................................   S-14
 ERISA Considerations...................................................................................................   S-14
 Ratings................................................................................................................   S-14
RISK FACTORS............................................................................................................   S-15
 Forward-Looking Statements.............................................................................................   S-15
 Prepayments May Adversely Affect Yield.................................................................................   S-15
 Attempted Recharacterization of the Transfers from Chase Home Finance LLC and J.P. Morgan Mortgage Acquisition Corp. to
  Chase Mortgage Finance Corporation and from Chase Mortgage Finance Corporation to the Trust Fund Could Delay or
  Reduce Payments to You................................................................................................   S-16
 Failure of the Servicer to Perform or the Insolvency of the Servicer May Adversely Affect Distributions on Certificates   S-17
 Subordination of Subordinated Certificates Increases Risk of Loss to Such Classes......................................   S-17
 Geographic Concentration of the Mortgaged Properties May Increase Risk of Loss.........................................   S-17
 Military Action and Terrorist Attacks..................................................................................   S-17
 The Class A-R Certificate Has Tax Implications that are Different than Those of the Other Certificates.................   S-17
 Certificates May Not Be Appropriate for Individual Investors...........................................................   S-18
THE MORTGAGE LOANS......................................................................................................   S-19
 General................................................................................................................   S-19
 Representations and Warranties.........................................................................................   S-19
 Mortgage Loans.........................................................................................................   S-20
PREPAYMENT AND YIELD CONSIDERATIONS.....................................................................................  S-140
 Yield Considerations with Respect to the Class A-P Certificates........................................................  S-156
 Yield Considerations with Respect to the Class A-X Certificates........................................................  S-157
 Yield Considerations with Respect to the Class 5-A8 Certificates.......................................................  S-158
THE SERVICER............................................................................................................  S-160
 JPMorgan Chase Bank, N.A...............................................................................................  S-160
UNDERWRITING GUIDELINES.................................................................................................  S-162
THE POOLING AND SERVICING AGREEMENT.....................................................................................  S-164
 Assignment of Mortgage Loans...........................................................................................  S-164
 Servicing..............................................................................................................  S-164
 Servicing Compensation and Payment of Expenses.........................................................................  S-165
 Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans..................................................  S-165
 Payments on Mortgage Loans; Collection Account; Certificate Account....................................................  S-165
 Advances...............................................................................................................  S-166
 The Trustee............................................................................................................  S-166
 Optional Termination...................................................................................................  S-166
 Special Servicing Agreements...........................................................................................  S-166
DESCRIPTION OF THE CERTIFICATES.........................................................................................  S-168
 General................................................................................................................  S-168
 Book-Entry Registration................................................................................................  S-170
 Definitive Certificates................................................................................................  S-172
 Restrictions on Transfer of the Class A-R Certificate..................................................................  S-173
 Distributions to Certificateholders....................................................................................  S-174
 Subgroups Relating to Pool 1...........................................................................................  S-175
 Subgroups Relating to Pool 2...........................................................................................  S-176
 Subgroups Relating to Pool 3...........................................................................................  S-177
 Subgroups Relating to Pool 4...........................................................................................  S-178
 Interest...............................................................................................................  S-183
 Principal (Including Prepayments)......................................................................................  S-186
 Additional Rights of the Class A-R Certificateholder...................................................................  S-190
 Subordinated Certificates and Shifting Interests.......................................................................  S-190
FEDERAL INCOME TAX CONSIDERATIONS.......................................................................................  S-190
 Class A-R Certificate..................................................................................................  S-190
 Tax Return Disclosure Requirements.....................................................................................  S-190
ERISA CONSIDERATIONS....................................................................................................  S-190
LEGAL INVESTMENT MATTERS................................................................................................  S-190
USE OF PROCEEDS.........................................................................................................  S-190
UNDERWRITING............................................................................................................  S-190
LEGAL MATTERS...........................................................................................................  S-190
RATINGS.................................................................................................................  S-190
 Index of Defined Terms.................................................................................................  S-199
 Annex A: Global Clearance, Settlement and Tax Documentation Procedures.................................................  A-201
 Initial Settlement.....................................................................................................    A-1
 Secondary Market Trading...............................................................................................    A-1
 Certain U.S. Federal Income Tax Documentation Requirements.............................................................    A-3


                         THE SERIES 2005-2 CERTIFICATES

                                                                                                   EXPECTED RATINGS(4)
                                                                                           ---------------------------------
                   ORIGINAL
                  CERTIFICATE
                   PRINCIPAL                            PRINCIPAL
                  BALANCE (1)  CERTIFICATE RATE          TYPE(2)         INTEREST TYPE(2)      SUBGROUP(3)      MOODY'S  S&P
                 ------------  ----------------  ----------------------  ----------------  -------------------  -------  ---


OFFERED CERTIFICATES
Class 1-A1.....  $134,922,218             6.00%                  Senior        Fixed Rate                  1-2      Aaa  AAA
Class 1-A2.....  $101,424,250             6.50%                  Senior        Fixed Rate                  1-3      Aaa  AAA
Class 2-A1.....  $ 42,620,442             6.00%                  Senior        Fixed Rate                  2-2      Aaa  AAA
Class 2-A2.....  $ 10,553,833             6.50%                  Senior        Fixed Rate                  2-3      Aaa  AAA
Class 3-A1.....  $ 11,500,000             6.00%          Senior/Lockout        Fixed Rate                  3-2      Aaa  AAA
Class 3-A2.....  $ 96,597,881                (6) Senior, Sequential Pay     Floating Rate                  3-2      Aaa  AAA
                                                                           Floating Rate,
                                                                         Inverse Floater,
Class 3-A3.....            (5)               (6)       Senior, Notional     Interest-Only                  3-2      Aaa  AAA
Class 3-A4.....  $ 17,656,544             7.50%                  Senior        Fixed Rate                  3-3      Aaa  AAA
Class 4-A1.....  $ 26,282,407             5.00%                  Senior        Fixed Rate                  4-1      Aaa  AAA
Class 4-A2.....  $ 51,780,223             5.50%                  Senior        Fixed Rate                  4-2      Aaa  AAA
Class 4-A3.....  $ 19,625,139             6.00%                  Senior        Fixed Rate                  4-3      Aaa  AAA
Class 5-A1.....  $ 11,500,000             5.50%          Senior/Lockout        Fixed Rate                  5-1      Aaa  AAA
Class 5-A2.....  $ 32,408,100             5.50%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A3.....  $ 12,218,900             5.50%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A4.....  $ 21,912,900             5.50%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A5.....  $ 20,493,100             5.50%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A6.....  $  6,014,000             5.00%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A7.....  $  2,702,135             5.50%  Senior, Sequential Pay        Fixed Rate                  5-1      Aaa  AAA
Class 5-A8.....            (5)            5.50%        Senior, Notional     Interest-Only                  5-1
Class A-X......            (5)            6.00%                  Senior     Interest-Only       1-3, 2-3 & 4-3      Aaa  AAA
Class A-P......  $    465,566                (7)                 Senior    Principal-Only  1-1, 2-1, 3-1 & 4-1      Aaa  AAA
Class A-R......  $        100             5.00%        Senior, Residual        Fixed Rate                  4-1      N/A  AAA
Class M........  $ 15,394,000                (8)           Subordinated     Variable Rate                  (10)     N/A   AA
Class B-1......  $  6,550,000                (8)           Subordinated     Variable Rate                  (10)     N/A    A
Class B-2......  $  3,931,000                (8)           Subordinated     Variable Rate                  (10)     N/A  BBB
NON-OFFERED
CERTIFICATES(9)
Class B-3......  $  3,930,000                (8)           Subordinated     Variable Rate                  (10)     N/A   BB
Class B-4......  $  2,620,000                (8)           Subordinated     Variable Rate                  (10)     N/A    B
Class B-5......  $  1,966,118                (8)           Subordinated     Variable Rate                  (10)     N/A  N/A

(1) These amounts are approximate. We may adjust the original certificate principal balances upward or downward by up to 5%.

(2) See "Description of the Certificates--Categories of Classes of Certificates" in the accompanying prospectus for a description of the principal types and interest types.

(3) The mortgage loans will be divided into subgroups. Each class of Class A Certificates will be related to one or more of the subgroups. The Class 5A Certificates will be related to subgroup 5-1, which consists of subgroup 1-1, subgroup 2-1, and subgroup 3-1, the Class A-P Certificates will be related to subgroup 1-1, subgroup 2-1, subgroup 3-1 and subgroup 4-1 and the Class A-X Certificates will be related to subgroup 1-3, subgroup 2-3 and subgroup 4-3. Such classes (other than the Class 3-A3 Certificates, the Class 5-A8 Certificates and the Class A-X Certificates) will generally be entitled to payments of principal, and will be allocated losses, from the related subgroup or subgroups. See "Description of the Certificates-Distributions to Certificateholders."

(4)    See "Ratings."

(5) The Class A-X Certificates, Class 3-A3 Certificates and Class 5-A8 Certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amount. The initial notional amounts of the Class A-X Certificates, Class 3-A3 Certificates and Class 5-A8 Certificates will be approximately $1,141,826, $96,597,881 and $546,727, respectively. See
       "Description of the Certificates."

(6) The Class 3-A2 and Class 3-A3 Certificates will bear interest at rates that vary with one-month LIBOR as follows (subject to the applicable maximum or minimum):

CLASS      INITIAL RATE        FORMULA  MINIMUM RATE  MAXIMUM RATE
-----      ------------  -------------  ------------  ------------


3-A2              3.59%  LIBOR + 0.50%         0.50%         6.00%
3-A3              2.41%  5.50% - LIBOR         0.00%         5.50%


(7) The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest. See "Description of the Certificates."

(8) The certificate rate on the Class M and Class B Certificates will be approximately 5.962% per annum for the distribution date in June 2005 and will vary for each distribution date thereafter. See "Description of the Certificates--Interest--Certificate Rate with Respect to the Subordinated Certificates."

(9) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

(10) The Class M and Class B Certificates will be entitled to payments, and will be allocated losses, from each subgroup. See "Description of the Certificates."

                               SUMMARY INFORMATION

    This section briefly summarizes certain major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the accompanying prospectus in their entirety.


THE TRUST FUND

    The name of the trust fund is ChaseFlex Trust Series 2005-2. We are forming a trust to own four pools of fixed rate one- to four-family first lien residential mortgage loans. The certificates represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The certificates will have the original certificate principal balance (or notional amount), certificate rate and other features set forth in the table beginning on page S-3. The trust fund will issue the certificates under a Pooling and Servicing Agreement dated as of May 1, 2005 among Chase Mortgage Finance Corporation, JPMorgan Chase Bank, N.A., as servicer and Wachovia Bank, N.A., as trustee. See "The Pooling and Servicing Agreement" and "Description of the Certificates."


PRINCIPAL PARTIES

    Issuer:  ChaseFlex Trust Series 2005-2.

    Seller: Chase Mortgage Finance Corporation, a Delaware corporation whose address is 194 Wood Avenue South, Iselin, New Jersey 08830 and whose telephone number is (732) 452-8000.

    Servicer: JPMorgan Chase Bank, N.A., a national banking association whose address is 1111 Polaris Parkway Columbus, Ohio 43240 and whose telephone number is (614) 422-5748. See "JPMorgan Chase Bank, N.A." and "The Pooling and Servicing Agreement--Servicing."

    Trustee: Wachovia Bank, N.A., a national banking association whose Agency & Trust Office is located at 401 South Tryon Street, 12th Floor NC1179,
Charlotte, North Carolina 28288-1179 and whose telephone number is (800) 665-9359. See "The Pooling and Servicing Agreement--The Trustee."


CUT-OFF DATE

The cut-off date will be May 1, 2005.


CLOSING DATE

The closing date will be on or about May 26, 2005.


FORMS OF CERTIFICATES; DENOMINATIONS

Your certificates will be issued either in book-entry form or in fully registered, certificated form. The table under the heading "Description of the Certificates--General" in this prospectus supplement sets forth the original certificate form, the minimum denomination and the incremental denomination of the offered certificates.


DESCRIPTION OF THE CERTIFICATES

The certificates will have an approximate aggregate initial principal balance of $655,068,856, subject to a permitted variance of plus or minus five percent.

The certificates will consist of:

       o Twenty-two classes of Class A Certificates, which initially will have an approximate aggregate principal balance of $620,677,738 and evidence an approximate undivided beneficial interest of 94.75% of the trust fund assets;

       o One class of Class M Certificates, which initially will have an approximate principal balance of $15,394,000 and evidence an approximate undivided beneficial interest of 2.35% of the trust fund assets; and

       o Five classes of Class B Certificates, which initially will have an approximate aggregate principal balance of $18,997,118 and evidence an approximate undivided beneficial interest of 2.90% of the trust fund assets.

Only the Class A, Class M, Class B-1 and Class B-2 Certificates are being offered by this prospectus supplement and the accompanying prospectus. We will sell or otherwise transfer the Class B-3, Class B-4 and Class B-5 Certificates to a limited number of accredited investors (which may include one or more of our affiliates) in a privately placed offering.


THE MORTGAGE LOANS

The mortgage loans will consist of fixed rate one- to four-family first lien residential mortgage loans with original terms to stated maturity of not more than 30 years.

We will divide the mortgage loans into four separate groups referred to as pool 1, pool 2, pool 3 and pool 4. Pool 1, representing approximately 44.0% of all of the mortgage loans, generally will consist of 30-year first lien fixed rate mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the mortgaged property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the mortgaged property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the mortgaged property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the mortgaged property is located in Hawaii or Alaska). Pool 2, representing approximately 13.5% of all of the mortgage loans, will consist of investor-owned first lien fixed rate mortgage loans that had a principal balance at origination that conforms to the criteria specified above for mortgage loans included in Pool 1. Pool 3, representing approximately 26.7% of all of the mortgage loans, will consist of 30-year first lien fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Pool 1. Pool 4, representing approximately 15.7% of all of the mortgage loans, generally will consist of 15-year first lien fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Pool 1.

We expect the mortgage loans to have the following approximate characteristics as of May 1, 2005:

Mortgage Pools


Aggregate Number of Mortgage Loans                                        3,076
Aggregate Unpaid Principal Balance                                 $655,068,858
Range of Unpaid Principal Balances                        $12,577 to $1,316,313
Average Unpaid Principal Balance                                       $212,961
Range of Mortgage Rates                                        4.875% to 7.500%
Weighted Average Mortgage Rate                                           6.235%
Range of Remaining Terms to                                       113 months to
  Stated Maturity                                                    360 months
Weighted Average Remaining Term to Stated Maturity                   328 months
Range of Remaining Terms to                                       113 months to
  Expected Maturity (1)                                              360 months
Weighted Average Remaining Term to Expected Maturity (1)             328 months
Weighted Average Loan Age (2)                                          3 months
Range of Original Loan-to-Value Ratios                         10.20% to 95.00%
Weighted Average Original Loan-to-Value Ratio                            72.19%
Weighted Average Credit Score (3)                                           721


--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage loans (approximately 98.8%) that were scored. Credit scores are described on page S-20.


                          SUBGROUPS RELATING TO POOL 1

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 1-A1, Class 1-A2, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates, the pool 1 mortgage loans will be divided into three separate subgroups, subgroup 1-1, subgroup 1-2 and subgroup 1-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 1-1, the Class 1-A1 Certificates will receive payments of principal from collections of principal on subgroup 1-2 and the Class 1-A2 Certificates will receive payments of principal from collections of principal on subgroup 1-3.

     Subgroup 1-1 will include 100% of the principal balance of each pool 1 mortgage loan with a net mortgage rate less than or equal to 5.50% per annum.

     A portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to subgroup 1-1 and subgroup 1-2 as follows:

     portion allocable to subgroup 1-1 =

                          (net mortgage rate -- 5.50%)
principal balance x (  1- ----------------------------)
                                      0.50%

     portion allocable to subgroup 1-2 =

                      (net mortgage rate -- 5.50%)
principal balance x ( ----------------------------)
                                  0.50%

     A portion of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 6.00% per annum and less than or equal to 6.50% per annum will be allocated to subgroup 1-2 and subgroup 1-3 as follows:

     portion allocable to subgroup 1-2 =

                         (net mortgage rate -- 6.00%)
principal balance x (  1- ---------------------------- )
                                      0.50%

    portion allocable to subgroup 1-3 =

                       (net mortgage rate -- 6.00%)
principal balance x (  ---------------------------- )
                                      0.50%

    Additionally, subgroup 1-3 will include 100% of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 6.50% per annum.


                          SUBGROUPS RELATING TO POOL 2

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 2-A1, Class 2-A2, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class AP Certificates, the pool 2 mortgage loans will be divided into three separate subgroups, subgroup 2-1, subgroup 2-2 and subgroup 2-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 2-1, the Class 2-A1 Certificates will receive payments of principal from collections of principal on subgroup 2-2 and the Class 2-A2 Certificates will receive payments of principal from collections of principal on subgroup 2-3.

     Subgroup 2-1 will include 100% of the principal balance of each pool 2 mortgage loan with a net mortgage rate less than or equal to 5.50% per annum.

     A portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to subgroup 2-1 and subgroup 2-2 as follows:

     portion allocable to subgroup 2-1 =

                           (net mortgage rate -- 5.50%)
principal balance x (  1-  ----------------------------  )
                                       0.50%

     portion allocable to subgroup 2-2 =

                      (net mortgage rate -- 5.50%)
principal balance x ( ---------------------------- )
                                     0.50%

     A portion of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 6.00% per annum and less than or equal to 6.50% per annum will be allocated to subgroup 2-2 and subgroup 2-3 as follows:

     portion allocable to subgroup 2-2 =

                          (net mortgage rate -- 6.00%)
principal balance x (  1-  ---------------------------- )
                                       0.50%

    portion allocable to subgroup 2-3 =

                      (net mortgage rate -- 6.00%)
principal balance x ( ---------------------------- )
                                    0.50%

     Additionally, subgroup 2-3 will include 100% of the principal balance of each pool 2 mortgage loan with a net mortgage rate greater than 6.50% per annum.


                          SUBGROUPS RELATING TO POOL 3

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 3-A1, Class 3-A2, Class 3-A4, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class AP Certificates, the pool 3 mortgage loans will be divided into three separate subgroups, subgroup 3-1, subgroup 3-2 and subgroup 3-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 3-1, the Class 3-A1 and Class 3-A2 Certificates will receive payments of principal from collections of principal on subgroup 3-2 and the Class 3-A4 Certificates will receive payments of principal from collections of principal on subgroup 3-3.

     Subgroup 3-1 will include 100% of the principal balance of each pool 3 mortgage loan with a net mortgage rate less than or equal to 5.50% per annum.

     A portion of the principal balance of each pool 3 mortgage loan with a net mortgage rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to subgroup 3-1 and subgroup 3-2 as follows:

     portion allocable to subgroup 3-1 =

                         (net mortgage rate -- 5.50%)
principal balance x (  1- ----------------------------  )
                                      0.50%


    portion allocable to subgroup 3-2 =

                      (net mortgage rate -- 5.50%)
principal balance x ( ----------------------------  )
                                  0.50%

    A portion of the principal balance of each pool 3 mortgage loan with a net mortgage rate greater than 6.00% per annum will be allocated to subgroup 3-2 and subgroup 3-3 as follows:

    portion allocable to subgroup 3-2 =

                         (net mortgage rate -- 6.00%)
principal balance x (  1- ---------------------------- )
                                   1.50%


    portion allocable to subgroup 3-3 =

                       (net mortgage rate -- 6.00%)
principal balance x (  ----------------------------  )
                                    1.50%


                          SUBGROUPS RELATING TO POOL 4

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Class AR, Class 4-A1, Class 4-A2, Class 4-A3 and Class AP Certificates, the pool 4 mortgage loans will be divided into three separate subgroups, subgroup 4 1, subgroup 4-2 and subgroup 4-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class A-R, Class 4-A1 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 4-1, the Class 4-A2 Certificates will receive payments of principal from collections of principal on subgroup 4-2 and the Class 4-A3 Certificates will receive payments of principal from collections of principal on subgroup 4-3.

     Subgroup 4-1 will include 100% of the principal balance of each pool 4 mortgage loan with a net mortgage rate less than or equal to 5.00% per annum.

     A portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 5.00% per annum and less than or equal to 5.50% per annum will be allocated to subgroup 4-1 and subgroup 4-2 as follows:

     portion allocable to subgroup 4-1 =

                         (net mortgage rate -- 5.00%)
principal balance x (  1- ----------------------------  )
                                     0.50%

     portion allocable to subgroup 4-2 =

                      (net mortgage rate -- 5.00%)
principal balance x (  ---------------------------- )
                                    0.50%

     A portion of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to subgroup 4-2 and subgroup 4-3 as follows:

     portion allocable to subgroup 4-2 =

                        (net mortgage rate -- 5.50%)
principal balance x (  1- ---------------------------- )
                                     0.50%


     portion allocable to subgroup 4-3 =

                     (net mortgage rate -- 5.50%)
principal balance x ( ---------------------------- )
                                  0.50%

     Additionally, subgroup 4-3 will include 100% of the principal balance of each pool 4 mortgage loan with a net mortgage rate greater than 6.00% per annum.

SUBGROUP 5-1

     Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7 Certificates, subgroup 1-1, subgroup 2-1 and subgroup 3-1 (in each case, excluding any Class A-P Components (as defined herein)) will be combined to comprise subgroup 5-1. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7 Certificates will receive principal from collections of principal on subgroup 5-1.

     We expect the subgroups to have the following approximate characteristics as of May 1, 2005:

Subgroup 1-1


Number of Mortgage Components                                          528
Aggregate Unpaid Principal Balance                             $38,756,889
Range of Mortgage Rates                                   5.125% to 6.250%
Weighted Average Mortgage Rate                                      5.951%
Range of Remaining Terms to                                  237 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              355 months
Range of Remaining Terms to                                  236 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        355 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    12.50% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       70.23%
Weighted Average Credit Score (3)                                      722

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  1-1
    (approximately 98.5%) that were scored.

    Subgroup 1-2

Number of Mortgage Components                                        1,418
Aggregate Unpaid Principal Balance                            $142,398,120
Range of Mortgage Rates                                   5.875% to 6.750%
Weighted Average Mortgage Rate                                      6.313%
Range of Remaining Terms to                                  235 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term
  to Stated Maturity                                            356 months
Range of Remaining Terms to                                  128 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        356 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    12.50% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       75.52%
Weighted Average Credit Score (3)                                      717

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  1-2
    (approximately 98.9%) that were scored.

Subgroup 1-3


Number of Mortgage Components                                        1,118
Aggregate Unpaid Principal Balance                            $107,044,064
Range of Mortgage Rates                                   6.375% to 7.500%
Weighted Average Mortgage Rate                                      6.684%
Range of Remaining Terms to                                  235 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              357 months
Range of Remaining Terms to                                  128 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        356 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    15.63% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       80.56%
Weighted Average Credit Score (3)                                      715

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  1-3
    (approximately 97.6%) that were scored.

Subgroup 2-1


Number of Mortgage Components                                          451
Aggregate Unpaid Principal Balance                             $32,489,629
Range of Mortgage Rates                                   5.250% to 6.250%
Weighted Average Mortgage Rate                                      5.858%
Range of Remaining Terms to                                     299 months
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              359 months
Range of Remaining Terms to                                  296 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        359 months
Weighted Average Loan Age (2)                                      1 month
Range of Original Loan-to-Value Ratios                    14.67% to 90.00%
Weighted Average Original Loan-to-Value Ratio                       71.55%
Weighted Average Credit Score (3)                                      737

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 2-1 (100%) that were scored.

Subgroup 2-2


Number of Mortgage Components                                          568
Aggregate Unpaid Principal Balance                             $44,981,997
Range of Mortgage Rates                                   5.875% to 6.750%
Weighted Average Mortgage Rate                                      6.229%
Range of Remaining Terms to                                  239 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              358 months
Range of Remaining Terms to                                  239 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        358 months
Weighted Average Loan Age (2)                                      1 month
Range of Original Loan-to-Value Ratios                    14.67% to 90.00%
Weighted Average Original Loan-to-Value Ratio                       70.62%
Weighted Average Credit Score (3)                                      728

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  2-2
    (approximately 99.9%) that were scored.

Subgroup 2-3


Number of Mortgage Components                                          227
Aggregate Unpaid Principal Balance                             $11,138,610
Range of Mortgage Rates                                   6.375% to 7.250%
Weighted Average Mortgage Rate                                      6.572%
Range of Remaining Terms to                                  239 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              358 months
Range of Remaining Terms to                                  239 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        358 months
Weighted Average Loan Age (2)                                      1 month
Range of Original Loan-to-Value Ratios                    15.34% to 90.00%
Weighted Average Original Loan-to-Value Ratio                       74.79%
Weighted Average Credit Score (3)                                      724

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  2-3
    (approximately 99.6%) that were scored.

Subgroup 3-1


Number of Mortgage Components                                          173
Aggregate Unpaid Principal Balance                             $42,370,081
Range of Mortgage Rates                                   5.500% to 6.250%
Weighted Average Mortgage Rate                                      5.907%
Range of Remaining Terms to                                  354 months to
  Stated Maturity                                               359 months
Weighted Average Remaining Term to Stated Maturity              358 months
Range of Remaining Terms to                                  343 months to
  Expected Maturity (1)                                         359 months
Weighted Average Remaining Term to Expected Maturity (1)        358 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    16.21% to 94.87%
Weighted Average Original Loan-to-Value Ratio                       64.79%
Weighted Average Credit Score (3)                                      727

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  3-1
    (approximately 98.5%) that were scored.

Subgroup 3-2


Number of Mortgage Components                                          327
Aggregate Unpaid Principal Balance                            $114,087,474
Range of Mortgage Rates                                   5.875% to 7.500%
Weighted Average Mortgage Rate                                      6.375%
Range of Remaining Terms to                                  351 months to
  Stated Maturity                                               359 months
Weighted Average Remaining Term to Stated Maturity              358 months
Range of Remaining Terms to                                  169 months to
  Expected Maturity (1)                                         359 months
Weighted Average Remaining Term to Expected Maturity (1)        357 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    16.21% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       73.50%
Weighted Average Credit Score (3)                                      718

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  3-2
    (approximately 99.2%) that were scored.

Subgroup 3-3


Number of Mortgage Components                                          171
Aggregate Unpaid Principal Balance                             $18,634,875
Range of Mortgage Rates                                   6.375% to 7.500%
Weighted Average Mortgage Rate                                      6.740%
Range of Remaining Terms to                                  351 months to
  Stated Maturity                                               359 months
Weighted Average Remaining Term to Stated Maturity              358 months
Range of Remaining Terms to                                  169 months to
  Expected Maturity (1)                                         359 months
Weighted Average Remaining Term to Expected Maturity (1)        357 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    16.39% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       79.18%
Weighted Average Credit Score (3)                                      716

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  3-3
    (approximately 99.8%) that were scored.

Subgroup 4-1


Number of Mortgage Components                                          206
Aggregate Unpaid Principal Balance                             $27,805,259
Range of Mortgage Rates                                   4.875% to 5.750%
Weighted Average Mortgage Rate                                      5.424%
Range of Remaining Terms to                                  113 months to
  Stated Maturity                                               179 months
Weighted Average Remaining Term to Stated Maturity              175 months
Range of Remaining Terms to                                  113 months to
  Expected Maturity (1)                                         179 months
Weighted Average Remaining Term to Expected Maturity (1)        175 months
Weighted Average Loan Age (2)                                     4 months
Range of Original Loan-to-Value Ratios                    10.80% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       57.25%
Weighted Average Credit Score (3)                                      737

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  4-1
    (approximately 98.7%) that were scored.

Subgroup 4-2


Number of Mortgage Components                                          361
Aggregate Unpaid Principal Balance                             $54,649,312
Range of Mortgage Rates                                   5.375% to 6.250%
Weighted Average Mortgage Rate                                      5.741%
Range of Remaining Terms to                                  113 months to
  Stated Maturity                                               179 months
Weighted Average Remaining Term to Stated Maturity              174 months
Range of Remaining Terms to                                  113 months to
  Expected Maturity (1)                                         179 months
Weighted Average Remaining Term to Expected Maturity (1)        173 months
Weighted Average Loan Age (2)                                     4 months
Range of Original Loan-to-Value Ratios                    10.20% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       59.77%
Weighted Average Credit Score (3)                                      722

------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based   on  the  portion  of   the  mortgage  components   in  subgroup  4-2
    (approximately 98.5%) that were scored.

Subgroup 4-3


Number of Mortgage Components                                          202
Aggregate Unpaid Principal Balance                             $20,712,548
Range of Mortgage Rates                                   5.875% to 6.750%
Weighted Average Mortgage Rate                                      6.153%
Range of Remaining Terms to                                  116 months to
  Stated Maturity                                               179 months
Weighted Average Remaining Term to Stated Maturity              175 months
Range of Remaining Terms to                                  116 months to
  Expected Maturity (1)                                         179 months
Weighted Average Remaining Term to Expected Maturity (1)        175 months
Weighted Average Loan Age (2)                                     4 months
Range of Original Loan-to-Value Ratios                    10.20% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       67.17%
Weighted Average Credit Score (3)                                      719

--------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 4-3 (approximately 97.0%) that were scored.

Subgroup 5-1


Number of Mortgage Components                                        1,152
Aggregate Unpaid Principal Balance                            $113,214,007
Range of Mortgage Rates                                   5.125% to 6.250%
Weighted Average Mortgage Rate                                      5.909%
Range of Remaining Terms to                                  237 months to
  Stated Maturity                                               360 months
Weighted Average Remaining Term to Stated Maturity              357 months
Range of Remaining Terms to                                  236 months to
  Expected Maturity (1)                                         360 months
Weighted Average Remaining Term to Expected Maturity (1)        357 months
Weighted Average Loan Age (2)                                     2 months
Range of Original Loan-to-Value Ratios                    12.50% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       68.59%
Weighted Average Credit Score (3)                                      728


------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage components in subgroup 5-1 (approximately 99.0%) that were scored.

Before we issue the certificates, we may remove some mortgage loans from the mortgage pools. We also may substitute other mortgage loans for some mortgage loans. This may result in changes in the mortgage pool and subgroup characteristics shown above and could affect the weighted average lives and yields of the certificates. See "The Mortgage Loans."

DISTRIBUTIONS ON THE CERTIFICATES

The first distribution date will be June 25, 2005. Thereafter, distributions will be made on the 25th day of each month, or on the next business day if the 25th day is not a business day. In general, amounts available for distribution each month will be distributed by the servicer in the following order of priority:

     First, the holders of the Class A Certificates will receive, on a pro rata basis, the interest payments to which they are entitled on that distribution date;

     Second, the holders of the Class A Certificates will receive, from payments in respect of principal with respect to the related subgroup, the payments of principal to which they are entitled on that distribution date (however, not every class of Class A Certificates will receive a principal distribution on each distribution date; instead, principal payments will be allocated among the various classes of Class A Certificates as described under "Description of the Certificates--Distributions to Certificateholders--Principal (Including Prepayments)");

     Third, the holders of the Class M Certificates will receive the payments of interest and then principal to which they are entitled on that distribution date; and

     Fourth, the holders of the Class B Certificates will receive, in numerical order (that is, first to the Class B-1 Certificates, then to the Class B-2 Certificates, etc.) the payments of interest and then principal to which they are entitled on that distribution date.


CREDIT ENHANCEMENT

     Credit enhancement reduces the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates will consist of subordination utilizing a shifting interest structure.

    Subordination. The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A and Class M Certificates and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions. The rights of the holders of the Class M Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates to receive distributions.

    In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

    Priority of Distributions. By the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates.

    Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority), until their respective certificate principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy).

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit enhancement provided to the various classes of offered certificates:

                                                          INITIAL CREDIT
                                                            ENHANCEMENT
CLASS                    CREDIT ENHANCEMENT                 PERCENTAGE
---------  ---------------------------------------------  --------------
A          Class M and Class B                                     5.25%
M          Class B                                                 2.90%
B-1        Class B-2, Class B-3, Class B-4 and Class B-5           1.90%
B-2        Class B-3, Class B-4 and Class B-5                      1.30%

     Shifting of Interests. In order to increase the period during which the Class M and Class B Certificates remain available as credit enhancement to the Class A Certificates, the Class A Certificates in the aggregate will receive 100% of principal prepayments and certain unscheduled recoveries with respect to the mortgage loans until the fifth anniversary of the first distribution date. During the four years following that anniversary and assuming certain loss and delinquency tests are met, the Class A Certificates in the aggregate will receive a disproportionately large, but decreasing, share of principal prepayments and such other unscheduled recoveries. This will result in an accelerated amortization of principal to the Class A Certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest in the principal balance of the mortgage loans evidenced by the Class M and Class B Certificates, thereby increasing the likelihood that holders of the Class A Certificates will be paid the full amount of principal to which they are entitled.


OPTIONAL TERMINATION

Subject to certain restrictions, the servicer will have the option (but not the obligation) to purchase all of the mortgage loans in the mortgage pools after the aggregate unpaid principal balance of such mortgage loans is reduced to less than 10% of the aggregate unpaid principal balance of such mortgage loans as of the cut-off date. See "The Pooling and Servicing Agreement--Optional Termination."


LEGAL INVESTMENT

The Class A and Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult with your own counsel as to whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus supplement and in the prospectus.


FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund will elect to be treated as one or more real estate mortgage investment conduits. The certificates (other than the Class A-R Certificate) will represent ownership of regular interests in a real estate mortgage investment conduit and will generally be treated as debt instruments for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on your certificates in accordance with the accrual method of accounting regardless of your usual method of accounting for tax purposes. The Class A-R Certificate will represent ownership of the residual interest in each of the real estate mortgage investment conduits. See "Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.


ERISA CONSIDERATIONS

In general, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the offered certificates (other than the Class A-R Certificates) will be eligible for acquisition by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. You should consult with your own counsel with respect to the legal consequences of such a retirement or other employee benefit plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


RATINGS

The offered certificates are required to receive the ratings from Moody's and S&P indicated under the heading "Expected Ratings" in the chart shown on page S-3 of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. See "Ratings."

                                  RISK FACTORS

FORWARD-LOOKING STATEMENTS

    In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

       o     economic conditions and industry competition;

       o     political, social and economic conditions;

       o     the law and government regulatory initiatives; and

       o     interest rate fluctuations.

    We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.


PREPAYMENTS MAY ADVERSELY AFFECT YIELD

    The rate of distributions in reduction of the principal balance of any class of offered certificates, the aggregate amount of distributions of principal and interest on any class of offered certificates and the yield to maturity of any class of offered certificates will be directly related to the rate of payments of principal on the mortgage loans and to the amount and timing of mortgagor defaults resulting in realized losses. The rate of principal payments on the mortgage loans will in turn be affected by, among other things:

       o     the amortization schedules of the mortgage loans;

       o the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) thereon by mortgagors;

       o     liquidations of defaulted mortgage loans;

       o repurchases of mortgage loans by us as a result of defective documentation or breaches of representations and warranties; and

       o optional purchase by the servicer of all of the mortgage loans in connection with the termination of the trust fund.

    See "Prepayment and Yield Considerations" and "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties," "--Repurchase or Substitution" and "--Termination; Purchase of Mortgage Loans" in the prospectus.

    Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

       o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to increase.

       o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to decrease.

    If you purchase any offered certificates at a discount, particularly the Class A-P Certificates, you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations." In particular, the yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage components with net mortgage rates less than 5.50% in pool 1, pool 2 and pool 3 and less than 5.00% in pool 4. These mortgage components are called discount components because in general they have the lowest mortgage interest rates in the related subgroup. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class A-P Certificates."

    If you purchase the Class A-X, Class 3-A3 or Class 5-A8 Certificates or any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations." Such Classes of Certificates will be highly sensitive to the rate and timing of principal payments. If you purchase the Class A-X, Class 3-A3 or Class 5-A8 Certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might not recoup your initial investment. The yield to maturity of the Class A-X Certificates will be extremely sensitive to the rate and timing of principal prepayments on the mortgage components in subgroup 1-3 and subgroup 2-3 having a net mortgage rate in excess of 6.50% and the mortgage components in subgroup 4-3 having a net mortgage rate in excess of 6.00%. These mortgage components are called premium components because in general they have the highest mortgage interest rates in the related subgroup. The yield to maturity of the Class 3-A3 Certificates will be extremely sensitive to the rate and timing of principal prepayments on the mortgage components in subgroup 3-2. The yield to maturity of the Class 5-A8 Certificates will be extremely sensitive to the rate and timing of principal prepayments on the mortgage components in subgroup 5-1. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class A-X Certificates", "--Yield Considerations with Respect to the Class 3-A3 Certificates" and "--Yield Considerations with Respect to the Class 5-A8 Certificates."


ATTEMPTED RECHARACTERIZATION OF THE TRANSFERS FROM CHASE HOME FINANCE LLC AND J.P. MORGAN MORTGAGE ACQUISITION CORP. TO CHASE MORTGAGE FINANCE CORPORATION AND FROM CHASE MORTGAGE FINANCE CORPORATION TO THE TRUST FUND COULD DELAY OR REDUCE PAYMENTS TO YOU

    We expect that the transfers of the mortgage loans from Chase Home Finance LLC and J.P. Morgan Mortgage Acquisition Corp. to Chase Mortgage Finance Corporation and the transfer from Chase Mortgage Finance Corporation to the trust fund will each be characterized as a sale. Each of Chase Home Finance LLC, J.P. Morgan Mortgage Acquisition Corp. and Chase Mortgage Finance Corporation has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of either Chase Home Finance LLC or J.P. Morgan Mortgage Acquisition Corp. may take the position that the transfer of the mortgage loans to Chase Mortgage Finance Corporation should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Chase Mortgage Finance Corporation would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of Chase Mortgage Finance Corporation may take the position that the transfer of the mortgage loans to the trust fund should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If any or all of these events occur, payments on your certificates could be delayed or reduced.

FAILURE OF THE SERVICER TO PERFORM OR THE INSOLVENCY OF THE SERVICER MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

    The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement." If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on the certificates could occur.

    If the servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.


SUBORDINATION OF SUBORDINATED CERTIFICATES INCREASES RISK OF LOSS TO SUCH
CLASSES

    The rights of the holders of the Class M Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates, and the rights of the holders of a Class of Class B Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the classes of Class B Certificates with lower numerical designations, all to the extent described in this prospectus supplement under "Description of the Certificates--Subordinated Certificates and Shifting Interests."


GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES MAY INCREASE RISK OF LOSS

    We expect approximately 23.1%, 14.4%, 12.8% and 5.5% of the mortgage loans (by aggregate principal balance as of the cut-off date) to be secured by mortgaged properties located in the states of Florida, California, New York and New Jersey, respectively. Consequently, losses and prepayments on the mortgage loans and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods or hurricanes) in, such states.


MILITARY ACTION AND TERRORIST ATTACKS

    The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experiences of the mortgage loans as a result of such actions. Federal agencies and non-government lenders have deferred, reduced or forgiven payments and delayed foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by recent and possible future events, and may continue to do so. In addition, the activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil
Relief Act or similar state laws. The interest available for distributions to the holders of the certificates will be reduced by any reduction in the amount of interest collected as a result of the application of the Servicemembers
Civil Relief Act or similar state laws and neither the servicer nor any other party will be required to fund any interest shortfall caused by any such reduction. In addition, certain persons not covered by the Servicemembers Civil Relief Act may be eligible for similar loan payment relief under applicable state laws.


THE CLASS A-R CERTIFICATE HAS TAX IMPLICATIONS THAT ARE DIFFERENT THAN THOSE OF THE OTHER CERTIFICATES

    The Class A-R Certificateholder will be required to report on its federal income tax returns as ordinary income the taxable income of each of the real estate mortgage investment conduits included in the trust fund, regardless of the amount or timing of its receipt of cash payments. Accordingly, the Class A-R Certificateholder may have tax liabilities that exceed the distributions received on its Class A-R Certificate. The requirement that the Class A-R Certificateholder report the taxable income and net loss of each of the real estate mortgage investment conduits will continue until the class principal balances of all classes of certificates have been reduced to zero, even though the Class A-R Certificateholder has received full payment of its stated interest and principal. It is expected that all or a substantial portion of each real estate mortgage investment conduit's taxable income will be treated as "excess inclusion" income to the
Class A-R Certificateholder which:

       o     will not be subject to offset by losses from other activities;

       o for a tax-exempt holder, will be treated as unrelated business taxable income; and

       o for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

    An individual Class A-R Certificateholder may be limited in its ability to deduct servicing fees and other non-interest expenses of each real estate mortgage investment conduit. Because of the special tax treatment of real estate mortgage investment conduit residual interests, the taxable income arising in a given year on a real estate mortgage investment conduit residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.

    Therefore, the after-tax yield on the Class A-R Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Considerations-- Class A-R Certificate" in this prospectus supplement and "Federal Income Tax Consequences--Income from Residual Certificates" in the prospectus.


CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

    The offered certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates.
This may be the case because, among other things:

       o The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

       o The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions

       o You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the certificate rate on the offered certificates; or

       o It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

    You should also carefully consider the further risks and other special considerations discussed above and under the headings "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus.

                               THE MORTGAGE LOANS

GENERAL

    The mortgage pools with respect to the Certificates (the "MORTGAGE POOLS") will consist of approximately 3,076 conventional mortgage loans (the "MORTGAGE LOANS") evidenced by fixed interest rate promissory notes (each, a "MORTGAGE NOTE") having an aggregate principal balance on May 1, 2005 (the "CUT-OFF DATE") of approximately $655,068,858. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Monthly Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged Properties consist of individual dwelling units, individual cooperative apartment dwelling units, individual condominium units, two-family dwelling units, three- or four-family dwelling units, detached planned unit developments and attached planned unit developments. The trust fund created by the Agreement (the "TRUST FUND") includes, in addition to the Mortgage Pools, (i) the amounts held from time to time in one or more accounts (collectively, the "ACCOUNTS") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "AGREEMENT") to be dated as of May 1, 2005 by and among Chase Mortgage Finance Corporation (the "SELLER"), JPMorgan Chase Bank, N.A. ("JPMORGAN"), as servicer (in such capacity, the "SERVICER") and Wachovia Bank, N.A., as trustee (the "TRUSTEE"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by the Seller for breach of representation or warranty.

    The mortgage pool will be divided into four groups, referred to as Pool 1, Pool 2, Pool 3 and Pool 4. Pool 1, representing approximately 44.0% of all of the Mortgage Loans, generally will consist of 30-year first lien fixed rate mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the Mortgaged Property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the Mortgaged Property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the Mortgaged Property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the Mortgaged Property is located in Hawaii or Alaska). Pool 2, representing approximately 13.5% of all of the Mortgage Loans, will consist of investor-owned first lien fixed rate mortgage loans that had a principal balance at origination that conforms to the criteria specified above for Mortgage Loans included in Pool 1. Pool 3, representing approximately 26.7% of all of the Mortgage Loans, will consist of 30-year first lien fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for Mortgage Loans included in Pool 1. Pool 4, representing approximately 15.7% of all of the Mortgage Loans, generally will consist of 15-year first lien fixed rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for Mortgage Loans included in Pool 1.

    The Seller will cause the Mortgage Loans to be assigned to the Trustee. The Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions (the "SUBSERVICERS"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Servicer through a Subservicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans. JPMorgan will engage Chase Home Finance LLC as its subservicer to perform its Mortgage Loan servicing duties under the Agreement.


REPRESENTATIONS AND WARRANTIES

    The Seller will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the Prospectus under "The Mortgage Pools" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of the Seller. In lieu of such repurchase obligation, the Seller may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" in the Prospectus.


MORTGAGE LOANS

    Statistical data with respect to the Mortgage Loans are set forth below.

    The weighted average number of months from and including the first Monthly Payment on the Mortgage Loans to and including the Cut-off Date, was approximately 3 months. The Mortgage Loans were originated between October 2002 and April 2005.

    Monthly payments of principal and interest on the Mortgage Loans ("MONTHLY PAYMENTS") will be due on the first day of each month (each, a "DUE DATE").

    All of the Mortgage Loans having original loan-to-value ratios of greater than 80% are insured under Primary Mortgage Insurance Policies (as defined in the Prospectus). Not more than approximately 7.4% of the Mortgage Loans are insured by any one Primary Mortgage Insurance Policy insurer. At the time of origination of the Mortgage Loans, each of the Primary Mortgage Insurance Policy insurers was approved by Fannie Mae and Freddie Mac. See "Servicing of the Mortgage Loans--Private Mortgage Insurance" in the Prospectus.

    As set forth in the tables below, "CREDIT SCORES" are statistical scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the Seller, Chase Home Finance LLC or JPMorgan Chase Bank, N.A. makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

    At the date of issuance of the Certificates, no Mortgage Loan will be delinquent more than 30 days or will have had more than one delinquency in excess of 30 days as to any Monthly Payment during the preceding twelve months.

    No zip code area contains greater than approximately 0.5% of the Mortgaged Properties.

    A standard hazard insurance policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus. No mortgage pool insurance policy, special hazard insurance policy or mortgagor bankruptcy insurance will be maintained with respect to the Mortgage Pools, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

    The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pools if the Seller deems such removal necessary or appropriate. Other mortgage loans may be included in the Mortgage Pools prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pools as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pools as it will be constituted at the time the Certificates are issued. If any of the characteristics as of the Cut-off Date of the Mortgage Loans on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be included in a Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. In any event, no more than 5% of the Mortgage Loans described herein will be removed from or added to the Mortgage Pools prior to the issuance of the Certificates unless a revised prospectus supplement is delivered to prospective investors in the Offered Certificates.

    Additional data with respect to the Mortgage Loans are set forth in the following tables (totals may not sum due to rounding). In the following tables related to Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3, Subgroup 3-1, Subgroup 3-2, Subgroup 3-3, Subgroup 4-1, Subgroup 4-2, Subgroup 4-3 and Subgroup 5-1, information is set forth with respect to the Mortgage Components in the related Subgroup. For a description of the Mortgage Components, see "Description of the Certificates--Distributions to Certificateholders."

                         MORTGAGE LOANS IN THE AGGREGATE

                           MORTGAGE LOANS - AGGREGATE
                                MORTGAGE RATES(1)

                                                                 PERCENTAGE OF
                                                                MORTGAGE POOL BY
                                         AGGREGATE PRINCIPLE  AGGREGATE PRINCIPAL
                            NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  --------------  -------------------  -------------------

4.500% to 4.999%.......               1  $           226,291                  0.0%
5.000% to 5.499%.......              56           18,444,694                  2.8
5.500% to 5.999%.......             549          133,678,744                 20.4
6.000% to 6.499%.......           1,430          300,923,782                 45.9
6.500% to 6.999%.......             958          183,833,924                 28.1
7.000% to 7.499%.......              80           17,304,002                  2.6
7.500% to 7.999%.......               2              657,420                  0.1
                         --------------  -------------------  -------------------

 Totals ...............           3,076  $       655,068,858                100.0%
                         ==============  ===================  ===================


--------
(1) The Mortgage Rates (defined herein) as of the Cut-off Date ranged from 4.875% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 6.235% per annum.

                           MORTGAGE LOANS - AGGREGATE
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                           PERCENTAGE OF
                                          AGGREGATE       MORTGAGE POOL BY
                                          PRINCIPAL     AGGREGATE PRINCIPAL
                         NUMBER OF      BALANCE AS OF    BALANCE AS OF THE
STATE                 MORTGAGE LOANS  THE CUT-OFF DATE      CUT-OFF DATE
--------------------  --------------  ----------------  -------------------

Alabama.............              10  $        878,298                  0.1%
Arizona.............             118        21,862,211                  3.3
Arkansas............              22         2,737,332                  0.4
California..........             270        94,546,366                 14.4
Colorado............              42         8,159,209                  1.2
Connecticut.........              40         9,514,314                  1.5
Delaware............              24         4,027,118                  0.6
District of Columbia              10         2,364,334                  0.4
Florida.............             722       151,641,786                 23.1
Georgia.............              75        13,183,595                  2.0
Hawaii..............               9         2,441,455                  0.4
Idaho...............               9         1,275,999                  0.2
Illinois............             139        31,336,810                  4.8
Indiana.............              47         5,241,065                  0.8
Kansas..............               7           860,374                  0.1
Kentucky............              16         1,330,662                  0.2
Louisiana...........              57         6,754,796                  1.0
Maine...............               5         1,509,256                  0.2
Maryland............              89        20,950,069                  3.2
Massachusetts.......              30         9,783,890                  1.5
Michigan............              80        12,481,848                  1.9
Minnesota...........               9         2,192,333                  0.3
Mississippi.........              12           991,720                  0.2
Missouri............              29         3,117,922                  0.5
Montana.............               3           384,439                  0.1
Nebraska............               2           168,913                  0.0
Nevada..............              26         6,868,589                  1.0
New Hampshire.......              10         1,874,386                  0.3
New Jersey..........             125        35,870,532                  5.5
New Mexico..........               7         1,174,308                  0.2
New York............             267        83,669,148                 12.8
North Carolina......              46         7,114,809                  1.1
Ohio................              91        10,359,464                  1.6
Oklahoma............              32         3,482,054                  0.5
Oregon..............              29         4,608,543                  0.7
Pennsylvania........             100        15,485,117                  2.4
Rhode Island........              12         2,719,893                  0.4
South Carolina......              44         5,293,225                  0.8
Tennessee...........              37         4,245,262                  0.6
Texas...............             191        25,514,405                  3.9
Utah................              11         1,311,070                  0.2
Vermont.............               3           569,921                  0.1
Virginia............             106        24,492,949                  3.7
Washington..........              29         5,555,928                  0.8
West Virginia.......               5           496,912                  0.1
Wisconsin...........              28         4,567,041                  0.7
Wyoming.............               1            59,187                  0.0
                      --------------  ----------------  -------------------

 Totals ............           3,076  $    655,068,858                100.0%
                      ==============  ================  ===================



                           MORTGAGE LOANS - AGGREGATE
                          ORIGINAL PRINCIPAL BALANCE(2)

                                                                           PERCENTAGE OF
                                                          AGGREGATE       MORTGAGE POOL BY
                                                          PRINCIPAL     AGGREGATE PRINCIPAL
                                         NUMBER OF      BALANCE AS OF    BALANCE AS OF THE
RANGE OF ORIGINAL PRINCIPAL BALANCES  MORTGAGE LOANS  THE CUT-OFF DATE      CUT-OFF DATE
------------------------------------  --------------  ----------------  -------------------

Up to $100,000......................             713  $     50,224,982                  7.7%
$100,001 to $150,000................             670        83,676,130                 12.8
$150,001 to $200,000................             520        90,483,958                 13.8
$200,001 to $250,000................             298        66,898,553                 10.2
$250,001 to $300,000................             211        57,931,225                  8.8
$300,001 to $350,000................             146        47,362,815                  7.2
$350,001 to $400,000................             143        53,504,795                  8.2
$400,001 to $450,000................              96        40,837,435                  6.2
$450,001 to $500,000................              91        43,489,411                  6.6
$500,001 to $550,000................              47        24,687,858                  3.8
$550,001 to $600,000................              37        21,247,385                  3.2
$600,001 to $650,000................              55        34,930,873                  5.3
$650,001 to $700,000................              13         8,795,446                  1.3
$700,001 to $750,000................              10         7,214,034                  1.1
$750,001 to $800,000................               3         2,328,829                  0.4
$800,001 to $850,000................               6         4,931,596                  0.8
$850,001 to $900,000................               3         2,676,473                  0.4
$900,001 to $950,000................               4         3,693,771                  0.6
$950,001 to $1,000,000..............               9         8,836,976                  1.3
$1,300,001 to $1,350,000............               1         1,316,313                  0.2
                                      --------------  ----------------  -------------------

 Totals ............................           3,076  $    655,068,858                100.0%
                                      ==============  ================  ===================



(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $212,961. The original principal balances of the Mortgage Loans ranged from $12,600 to $1,320,000.

                           MORTGAGE LOANS - AGGREGATE
                              MORTGAGE LOAN AGE(3)

                                                                 PERCENTAGE OF
                                                AGGREGATE       MORTGAGE POOL BY
                                                PRINCIPAL     AGGREGATE PRINCIPAL
                               NUMBER OF      BALANCE AS OF    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE LOANS  THE CUT-OFF DATE      CUT-OFF DATE
--------------------------  --------------  ----------------  -------------------

0.........................              19  $      3,640,220                  0.6%
1.........................             806       144,829,015                 22.1
2.........................           1,156       229,518,398                 35.0
3.........................             813       185,439,699                 28.3
4.........................             146        37,353,074                  5.7
5.........................              47        14,011,571                  2.1
6.........................              35        15,853,296                  2.4
7.........................              22         9,504,301                  1.5
8.........................              14         6,591,832                  1.0
9.........................              11         6,009,607                  0.9
10........................               4         1,630,982                  0.2
11........................               1           188,319                  0.0
14........................               1           231,845                  0.0
30........................               1           266,697                  0.0
                            --------------  ----------------  -------------------

 Totals ..................           3,076  $    655,068,858                100.0%
                            ==============  ================  ===================


--------
(3) The weighted average age of the Mortgage Loans as of the Cut-off Date was approximately 3 months.

                           MORTGAGE LOANS - AGGREGATE
                         ORIGINAL LOAN-TO-VALUE RATIO(4)

                                                                        PERCENTAGE OF
                                                       AGGREGATE       MORTGAGE POOL BY
                                        NUMBER OF      PRINCIPAL     AGGREGATE PRINCIPAL
                                         MORTGAGE    BALANCE AS OF    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS    LOANS    THE CUT-OFF DATE      CUT-OFF DATE
--------------------------------------  ---------  ----------------  -------------------

50.00% or less........................        337  $     72,391,085                 11.1%
50.01% -- 55.00%......................         99        27,912,136                  4.3
55.01% -- 60.00%......................        174        41,084,011                  6.3
60.01% -- 65.00%......................        175        40,204,968                  6.1
65.01% -- 70.00%......................        333        75,605,208                 11.5
70.01% -- 75.00%......................        238        51,373,367                  7.8
75.01% -- 80.00%......................        977       203,911,776                 31.1
80.01% -- 85.00%......................         59        13,099,387                  2.0
85.01% -- 90.00%......................        467        87,433,694                 13.3
90.01% -- 95.00%......................        217        42,053,227                  6.4
                                        ---------  ----------------  -------------------

 Totals ..............................      3,076  $    655,068,858                100.0%
                                        =========  ================  ===================


--------
(4) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 72.19%.



                           MORTGAGE LOANS - AGGREGATE
                                  LOAN PURPOSE

                                                          PERCENTAGE OF
                                         AGGREGATE       MORTGAGE POOL BY
                                         PRINCIPAL     AGGREGATE PRINCIPAL
                        NUMBER OF      BALANCE AS OF    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE LOANS  THE CUT-OFF DATE      CUT-OFF DATE
-------------------  --------------  ----------------  -------------------

Purchase...........           1,587  $    327,740,426                 50.0%
Rate/Term Refinance             370        80,379,435                 12.3
Cashout Refinance..           1,119       246,948,996                 37.7
                     --------------  ----------------  -------------------

 Totals ...........           3,076  $    655,068,858                100.0%
                     ==============  ================  ===================



                           MORTGAGE LOANS - AGGREGATE
                      REMAINING TERMS TO STATED MATURITY(5)

                                                            PERCENTAGE OF
                                                           MORTGAGE POOL BY
                                            AGGREGATE         AGGREGATE
                             NUMBER OF      PRINCIPAL         PRINCIPAL
RANGE OF REMAINING TERMS      MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
TO STATED MATURITY (MONTHS)    LOANS    THE CUT-OFF DATE     CUT-OFF DATE
---------------------------  ---------  ----------------  -----------------

109 to 120.................         16  $      2,270,050                0.3%
145 to 156.................          1           266,697                0.0
169 to 180.................        391       100,630,372               15.4
229 to 240.................         20         2,692,817                0.4
289 to 300.................          4           550,741                0.1
337 to 348.................          1           231,845                0.0
349 to 360.................      2,643       548,426,336               83.7
                             ---------  ----------------  -----------------

   Totals..................      3,076  $    655,068,858              100.0%
                             =========  ================  =================


--------
(5) The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date was approximately 328 months.



                           MORTGAGE LOANS - AGGREGATE
                     REMAINING TERMS TO EXPECTED MATURITY(6)

                                                              PERCENTAGE OF
                                                             MORTGAGE POOL BY
                                              AGGREGATE         AGGREGATE
                               NUMBER OF      PRINCIPAL         PRINCIPAL
RANGE OF REMAINING TERMS        MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)    LOANS    THE CUT-OFF DATE     CUT-OFF DATE
-----------------------------  ---------  ----------------  -----------------

109 to 120...................         16  $      2,270,050                0.3%
121 to 132...................          1           204,873                0.0
145 to 156...................          2           718,885                0.1
157 to 168...................          2         1,034,094                0.2
169 to 180...................        391        99,886,497               15.2
217 to 228...................          1            65,170                0.0
229 to 240...................         20         2,692,817                0.4
289 to 300...................          5           643,059                0.1
301 to 312...................          1           151,800                0.0
313 to 324...................          1           136,390                0.0
325 to 336...................          1            28,548                0.0
337 to 348...................         18         3,470,815                0.5
349 to 360...................      2,617       543,765,859               83.0
                               ---------  ----------------  -----------------

   Totals....................      3,076  $    655,068,858              100.0%
                               =========  ================  =================


--------
(6) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans as of the Cut-off Date was approximately 328 months.

                           MORTGAGE LOANS - AGGREGATE
                          TYPES OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  MORTGAGE POOL BY
                                                   AGGREGATE         AGGREGATE
                                    NUMBER OF      PRINCIPAL         PRINCIPAL
                                     MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
PROPERTY TYPE                         LOANS    THE CUT-OFF DATE     CUT-OFF DATE
----------------------------------  ---------  ----------------  -----------------

Single-family Detached............      1,914  $    410,177,782               62.6%
Cooperative Unit (7)..............         29         5,225,392                0.8
Attached Planned Unit Development.        506       116,563,444               17.8
Detached Planned Unit Development.          5         1,621,622                0.2
Condominium.......................        374        64,353,216                9.8
Two-Family Dwelling Unit..........        181        40,553,508                6.2
Three or Four Family Dwelling Unit         67        16,573,894                2.5
                                    ---------  ----------------  -----------------

   Totals.........................      3,076  $    655,068,858              100.0%
                                    =========  ================  =================


--------
(7) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations (each, a "CO-OP LOAN").



                           MORTGAGE LOANS - AGGREGATE
                               OCCUPANCY TYPES(8)

                                                                   PERCENTAGE OF
                                                                  MORTGAGE POOL BY
                                            AGGREGATE                AGGREGATE
                     NUMBER OF              PRINCIPAL                PRINCIPAL
                      MORTGAGE            BALANCE AS OF          BALANCE AS OF THE
OCCUPANCY TYPE         LOANS            THE CUT-OFF DATE            CUT-OFF DATE
-------------------  ---------          ----------------         -----------------

Owner-Occupied.....      2,066          $    505,015,705                      77.1%
Second Home........        166                38,659,326                       5.9
Investment Property        844               111,393,826                      17.0
                     ---------          ----------------         -----------------

   Totals..........      3,076          $    655,068,858                     100.0%
                     =========          ================         =================


--------
(8) Based on representations by the obligors on the Mortgage Notes (the "MORTGAGORS") at the time of origination of the related Mortgage Loans.

                           MORTGAGE LOANS - AGGREGATE
                               LOAN DOCUMENTATION

                                                          PERCENTAGE OF
                                                         MORTGAGE POOL BY
                                          AGGREGATE         AGGREGATE
                           NUMBER OF      PRINCIPAL         PRINCIPAL
                            MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
LOAN DOCUMENTATION           LOANS    THE CUT-OFF DATE     CUT-OFF DATE
-------------------------  ---------  ----------------  -----------------

Alternative Documentation         58  $     13,518,120                2.1%
Full Documentation.......        698        92,291,729               14.1
Reduced Documentation....        206        43,262,372                6.6
Streamlined Refinance....          4         1,042,948                0.2
No Documentation.........      2,110       504,953,688               77.1
                           ---------  ----------------  -----------------

   Totals................      3,076  $    655,068,858              100.0%
                           =========  ================  =================


                           MORTGAGE LOANS - AGGREGATE
                                CREDIT SCORES(9)

                                                       PERCENTAGE OF
                                                      MORTGAGE POOL BY
                                       AGGREGATE         AGGREGATE
                        NUMBER OF      PRINCIPAL         PRINCIPAL
                         MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
RANGE OF CREDIT SCORES    LOANS    THE CUT-OFF DATE     CUT-OFF DATE
----------------------  ---------  ----------------  -----------------

Not Scored............         36  $      8,010,723                1.2%
591 to 619............         11         1,741,537                0.3
620 to 700............      1,127       243,034,789               37.1
701 to 800............      1,811       384,692,283               58.7
801 to 827............         91        17,589,525                2.7
                        ---------  ----------------  -----------------

   Totals.............      3,076  $    655,068,858              100.0%
                        =========  ================  =================


--------
(9) The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 591 to 827 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 721.

                                 MORTGAGE POOL 1

                                 MORTGAGE POOL 1
                               MORTGAGE RATES(10)

                                                        PERCENTAGE OF
                                                     MORTGAGE POOL 1 BY
                                        AGGREGATE         AGGREGATE
                         NUMBER OF      PRINCIPAL         PRINCIPAL
                          MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
RANGE OF MORTGAGE RATES    LOANS    THE CUT-OFF DATE     CUT-OFF DATE
-----------------------  ---------  ----------------  -----------------

5.000% to 5.499%.......          1  $         89,788                0.0%
5.500% to 5.999%.......        101        20,630,325                7.2
6.000% to 6.499%.......        765       140,389,527               48.7
6.500% to 6.999%.......        722       118,191,062               41.0
7.000% to 7.499%.......         56         8,796,123                3.1
7.500% to 7.999%.......          1           102,248                0.0
                         ---------  ----------------  -----------------

   Totals..............      1,646  $    288,199,073              100.0%
                         =========  ================  =================


--------
(10) The Mortgage Rates in Mortgage Pool 1 as of the Cut-off Date ranged from 5.125% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately 6.402% per annum.

                                 MORTGAGE POOL 1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     PERCENTAGE OF
                                                  MORTGAGE POOL 1 BY
                                     AGGREGATE         AGGREGATE
                      NUMBER OF      PRINCIPAL         PRINCIPAL
                       MORTGAGE    BALANCE AS OF   BALANCE AS OF THE
STATE                   LOANS    THE CUT-OFF DATE     CUT-OFF DATE
--------------------  ---------  ----------------  -----------------

Alabama.............          5  $        596,512                0.2%
Arizona.............         67        11,398,551                4.0
Arkansas............         14         1,859,080                0.6
California..........         70        17,647,401                6.1
Colorado............         23         3,704,916                1.3
Connecticut.........         24         4,339,937                1.5
Delaware............         15         2,429,352                0.8
District of Columbia          3           506,218                0.2
Florida.............        470        83,383,861               28.9
Georgia.............         30         5,396,894                1.9
Hawaii..............          6         1,480,483                0.5
Idaho...............          3           564,644                0.2
Illinois............        100        19,661,880                6.8
Indiana.............         27         2,699,537                0.9
Kansas..............          2           280,617                0.1
Kentucky............          7           692,661                0.2
Louisiana...........         28         3,014,817                1.0
Maine...............          4           861,254                0.3
Maryland............         44         8,337,617                2.9
Massachusetts.......         11         2,607,081                0.9
Michigan............         54         7,831,943                2.7
Minnesota...........          6         1,105,947                0.4
Mississippi.........          8           729,209                0.3
Missouri............         17         2,082,332                0.7
Montana.............          2           321,770                0.1
Nevada..............         12         2,821,923                1.0
New Hampshire.......          9         1,515,135                0.5
New Jersey..........         58        11,382,082                3.9
New Mexico..........          2           405,384                0.1
New York............        124        29,213,702               10.1
North Carolina......         24         3,577,428                1.2
Ohio................         68         7,944,170                2.8
Oklahoma............         13         1,441,139                0.5
Oregon..............         11         1,765,766                0.6
Pennsylvania........         57         8,996,842                3.1
Rhode Island........          4           555,376                0.2
South Carolina......         21         2,895,112                1.0
Tennessee...........         21         2,757,686                1.0
Texas...............        107        15,379,256                5.3
Utah................          3           326,535                0.1
Vermont.............          2           409,078                0.1
Virginia............         46         9,157,098                3.2
Washington..........          5         1,180,260                0.4
West Virginia.......          3           356,602                0.1
Wisconsin...........         16         2,583,983                0.9
                      ---------  ----------------  -----------------

   Totals...........      1,646  $    288,199,073              100.0%
                      =========  ================  =================



                                 MORTGAGE POOL 1
                         ORIGINAL PRINCIPAL BALANCE(11)

                                                                              PERCENTAGE OF
                                                                            MORTGAGE POOL 1 BY
                                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL PRINCIPAL BALANCES  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
------------------------------------  --------------  -------------------  -------------------

Up to $100,000......................             306  $        21,986,593                  7.6%
$100,001 to $150,000................             415           51,710,256                 17.9
$150,001 to $200,000................             376           65,497,188                 22.7
$200,001 to $250,000................             226           50,569,968                 17.5
$250,001 to $300,000................             167           45,942,006                 15.9
$300,001 to $350,000................             117           37,808,623                 13.1
$350,001 to $400,000................              30           10,722,418                  3.7
$400,001 to $450,000................               7            2,965,526                  1.0
$450,001 to $500,000................               2              996,495                  0.3
                                      --------------  -------------------  -------------------

    Totals .........................           1,646  $       288,199,073                100.0%
                                      ==============  ===================  ===================


--------
(11) The average outstanding principal balance of the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately $175,091. The original principal balances of the Mortgage Loans in Mortgage Pool 1 ranged from $12,600 to $499,000.



                                 MORTGAGE POOL 1
                              MORTGAGE LOAN AGE(12)

                                                                    PERCENTAGE OF
                                                                  MORTGAGE POOL 1 BY
                                            AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                               NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  --------------  -------------------  -------------------

0.........................              11  $         2,227,500                  0.8%
1.........................             189           31,317,847                 10.9
2.........................             777          137,235,948                 47.6
3.........................             548           96,643,588                 33.5
4.........................              91           15,871,662                  5.5
5.........................              15            2,179,956                  0.8
6.........................               6              969,211                  0.3
7.........................               5            1,051,040                  0.4
8.........................               2              282,155                  0.1
11........................               1              188,319                  0.1
14........................               1              231,845                  0.1
                            --------------  -------------------  -------------------

    Totals ...............           1,646  $       288,199,073                100.0%
                            ==============  ===================  ===================


--------
(12) The weighted average age of the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately 2 months.

                                 MORTGAGE POOL 1
                        ORIGINAL LOAN-TO-VALUE RATIO(13)

                                                              PERCENTAGE OF
                                                            MORTGAGE POOL 1 BY
                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF ORIGINAL        NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
LOAN-TO-VALUE RATIOS  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
--------------------  --------------  -------------------  -------------------

50.00% or less......             137  $        19,133,469                  6.6%
50.01% to 55.00%....              33            5,751,820                  2.0
55.01% to 60.00%....              72           12,593,734                  4.4
60.01% to 65.00%....              82           15,132,326                  5.3
65.01% to 70.00%....             149           27,794,054                  9.6
70.01% to 75.00%....              96           17,605,998                  6.1
75.01% to 80.00%....             557           99,876,347                 34.7
80.00% to 85.00%....              36            6,419,005                  2.2
85.01% to 90.00%....             291           50,124,517                 17.4
90.01% to 95.00%....             193           33,767,803                 11.7
                      --------------  -------------------  -------------------

    Totals .........           1,646  $       288,199,073                100.0%
                      ==============  ===================  ===================


--------
(13) The weighted average original loan-to-value ratio of the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately 76.68%.


                                MORTGAGE POOL 1
                                  LOAN PURPOSE

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 1 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Purchase...........             933  $       161,539,168                 56.1%
Refinance-Rate/Term             140           24,639,439                  8.5
Refinance-Cashout..             573          102,020,466                 35.4
                     --------------  -------------------  -------------------

    Totals ........           1,646  $       288,199,073                100.0%
                     ==============  ===================  ===================



                                 MORTGAGE POOL 1
                     REMAINING TERMS TO STATED MATURITY(14)

                                                                     PERCENTAGE OF
                                                                   MORTGAGE POOL 1 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS TO     NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
STATED MATURITY (MONTHS)     MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  --------------  -------------------  -------------------

229 to 240.................              19  $         2,628,947                  0.9%
289 to 300.................               3              469,506                  0.2
337 to 348.................               1              231,845                  0.1
349 to 360.................           1,623          284,868,774                 98.8
                             --------------  -------------------  -------------------

    Totals ................           1,646  $       288,199,073                100.0%
                             ==============  ===================  ===================


--------
(14) The weighted average remaining term to stated maturity of the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately 356 months.



                                 MORTGAGE POOL 1
                    REMAINING TERMS TO EXPECTED MATURITY(15)

                                                                       PERCENTAGE OF
                                                                     MORTGAGE POOL 1 BY
                                               AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  --------------  -------------------  -------------------

121 to 132...................               1  $           204,873                  0.1%
169 to 180...................               2              394,126                  0.1
217 to 228...................               1               65,170                  0.0
229 to 240...................              19            2,628,947                  0.9
289 to 300...................               3              469,506                  0.2
301 to 312...................               1              151,800                  0.1
313 to 324...................               1              136,390                  0.0
337 to 348...................              14            2,232,189                  0.8
349 to 360...................           1,604          281,916,072                 97.8
                               --------------  -------------------  -------------------

    Totals ..................           1,646  $       288,199,073                100.0%
                               ==============  ===================  ===================


--------
(15) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans in Mortgage Pool 1 as of the Cut-off Date was approximately 356 months.

                                 MORTGAGE POOL 1
                          TYPES OF MORTGAGED PROPERTIES

                                                                            PERCENTAGE OF
                                                                          MORTGAGE POOL 1 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                       NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------------------  --------------  -------------------  -------------------

Single-family Detached............           1,011  $       170,678,339                 59.2%
Cooperative Unit (16).............              20            2,784,208                  1.0
Attached Planned Unit Development.             313           59,511,455                 20.6
Detached Planned Unit Development.               3              375,211                  0.1
Condominium.......................             207           33,328,984                 11.6
Two-Family Dwelling Unit..........              64           14,943,406                  5.2
Three or Four Family Dwelling Unit              28            6,577,469                  2.3
                                    --------------  -------------------  -------------------

    Totals .......................           1,646  $       288,199,073                100.0%
                                    ==============  ===================  ===================


--------
(16) Mortgage Loans in Mortgage Pool 1 secured by "COOPERATIVE UNITS" were made to finance or finance the purchase of stock allocated to units in residential cooperative housing corporations.


                                MORTGAGE POOL 1
                              OCCUPANCY TYPES(17)

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 1 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Owner-Occupied.....           1,419  $       257,452,645                 89.3%
Second Home........             121           19,552,335                  6.8
Investment Property             106           11,194,093                  3.9
                     --------------  -------------------  -------------------

    Totals ........           1,646  $       288,199,073                100.0%
                     ==============  ===================  ===================


--------
(17) Based on representations by the obligors on the Mortgage Notes at the time of origination of the related Mortgage Loans in Mortgage Pool 1.


                                MORTGAGE POOL 1
                               LOAN DOCUMENTATION

                                                                   PERCENTAGE OF
                                                                 MORTGAGE POOL 1 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE LOANS   THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  --------------  -------------------  -------------------

Alternative Documentation              30  $         6,535,093                  2.3%
Full Documentation.......             102           13,647,961                  4.7
Reduced Documentation....             149           28,559,237                  9.9
Streamlined Refinance....               2              226,224                  0.1
No Documentation.........           1,363          239,230,558                 83.0
                           --------------  -------------------  -------------------

    Totals ..............           1,646  $       288,199,073                100.0%
                           ==============  ===================  ===================



                                 MORTGAGE POOL 1
                                CREDIT SCORES(18)

                                                                PERCENTAGE OF
                                                              MORTGAGE POOL 1 BY
                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  --------------  -------------------  -------------------

Not Scored............              29  $         4,716,913                  1.6%
612 to 619............               1              179,649                  0.1
620 to 700............             657          118,032,628                 41.0
701 to 800............             912          158,094,753                 54.9
801 to 827............              47            7,175,129                  2.5
                        --------------  -------------------  -------------------

    Totals ...........           1,646  $       288,199,073                100.0%
                        ==============  ===================  ===================


--------
(18) The Credit Scores of the Mortgage Loans in Mortgage Pool 1 that were scored as of the Cut-off Date ranged from 612 to 827 and the weighted average Credit Score of the Mortgage Loans in Mortgage Pool 1 that were scored as of the Cutoff Date was approximately 717.

                                  SUBGROUP 1-1

                                  SUBGROUP 1-1
                               MORTGAGE RATES(19)

                                                             PERCENTAGE OF
                                                            SUBGROUP 1-1 BY
                          NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------  ----------  -------------------  -------------------

5.000% to 5.499%.......           1  $            89,788                  0.2%
5.500% to 5.999%.......         101           17,282,409                 44.6
6.000% to 6.499%.......         426           21,384,691                 55.2
                         ----------  -------------------  -------------------

   Totals..............         528  $        38,756,889                100.0%
                         ==========  ===================  ===================


--------
(19) The Mortgage Rates on the Mortgage Components in Subgroup 1-1 as of the Cut-off Date ranged from 5.125% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 1-1 as of the Cut-off Date was approximately 5.951% per annum.

                                  SUBGROUP 1-1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                    PERCENTAGE OF
                                                   SUBGROUP 1-1 BY
                 NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                 MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
STATE           COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------  ----------  -------------------  -------------------

Arizona.......          27  $         1,453,801                  3.8%
Arkansas......           5              405,774                  1.0
California....          35            4,105,830                 10.6
Colorado......          10              481,663                  1.2
Connecticut...          10              563,702                  1.5
Delaware......           5              288,671                  0.7
Florida.......         128            8,567,584                 22.1
Georgia.......          10              626,908                  1.6
Hawaii........           3              289,115                  0.7
Idaho.........           1                4,785                  0.0
Illinois......          20            1,015,006                  2.6
Indiana.......           7              218,632                  0.6
Kansas........           1               65,457                  0.2
Louisiana.....          11              445,433                  1.1
Maine.........           2              267,744                  0.7
Maryland......          14            1,213,956                  3.1
Massachusetts.           3              438,992                  1.1
Michigan......          16              547,170                  1.4
Minnesota.....           2              223,798                  0.6
Mississippi...           1               43,681                  0.1
Missouri......           2               65,007                  0.2
Nevada........           8              564,344                  1.5
New Hampshire.           1              106,026                  0.3
New Jersey....          19            1,651,185                  4.3
New York......          57            6,798,129                 17.5
North Carolina           6              278,646                  0.7
Ohio..........          17              427,646                  1.1
Oklahoma......           4              224,643                  0.6
Oregon........           7              271,558                  0.7
Pennsylvania..          13              629,656                  1.6
South Carolina           5              157,872                  0.4
Tennessee.....           8              369,551                  1.0
Texas.........          48            3,515,917                  9.1
Vermont.......           1                5,744                  0.0
Virginia......          15            1,594,114                  4.1
Washington....           3              481,176                  1.2
Wisconsin.....           3              347,973                  0.9
                ----------  -------------------  -------------------

   Totals.....         528  $        38,756,889                100.0%
                ==========  ===================  ===================



                                  SUBGROUP 1-1
                              MORTGAGE LOAN AGE(20)

                                                                PERCENTAGE OF
                                                               SUBGROUP 1-1 BY
                             NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  ----------  -------------------  -------------------

0.........................           3  $           191,776                  0.5%
1.........................          50            4,994,710                 12.9
2.........................         274           20,055,277                 51.7
3.........................         174           11,572,836                 29.9
4.........................          25            1,703,764                  4.4
5.........................           1              136,146                  0.4
8.........................           1              102,381                  0.3
                            ----------  -------------------  -------------------

   Totals.................         528  $        38,756,889                100.0%
                            ==========  ===================  ===================


---------
(20) The weighted average age of the Mortgage Components in Subgroup 1-1 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 1-1
                        ORIGINAL LOAN-TO-VALUE RATIO(21)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 1-1 BY
                                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  ----------  -------------------  -------------------

50.00% or less........................          65  $         3,939,485                 10.2%
50.01% to 55.00%......................          16            1,690,250                  4.4
55.01% to 60.00%......................          25            1,820,204                  4.7
60.01% to 65.00%......................          44            3,859,250                 10.0
65.01% to 70.00%......................          61            6,882,337                 17.8
70.01% to 75.00%......................          35            2,969,423                  7.7
75.01% to 80.00%......................         205           13,500,121                 34.8
80.01% to 85.00%......................           7              343,198                  0.9
85.01% to 90.00%......................          46            2,366,178                  6.1
90.01% to 95.00%......................          24            1,386,444                  3.6
                                        ----------  -------------------  -------------------

   Totals.............................         528  $        38,756,889                100.0%
                                        ==========  ===================  ===================


---------
(21) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 1-1 as of the Cut-off Date was approximately 70.23%.

                                  SUBGROUP 1-1
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 1-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                  288  $        20,599,879                 53.2%
Rate/Term Refinance                   59            4,013,012                 10.4
Cash-out Refinance.                  181           14,143,997                 36.5
                     -------------------  -------------------  -------------------

   Totals..........                  528  $        38,756,889                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 1-1
                     REMAINING TERMS TO STATED MATURITY(22)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 1-1 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

229 to 240.................                    9  $           716,261                  1.8%
289 to 300.................                    2              211,337                  0.5
349 to 360.................                  517           37,829,291                 97.6
                             -------------------  -------------------  -------------------

   Totals..................                  528  $        38,756,889                100.0%
                             ===================  ===================  ===================


--------
(22) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 1-1 as of the Cut-off Date was approximately 355 months.



                                  SUBGROUP 1-1
                    REMAINING TERMS TO EXPECTED MATURITY(23)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 1-1 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

229 to 240...................                    9  $           716,261                  1.8%
289 to 300...................                    2              211,337                  0.5
337 to 348...................                    7              371,132                  1.0
349 to 360...................                  510           37,458,158                 96.6
                               -------------------  -------------------  -------------------

   Totals....................                  528  $        38,756,889                100.0%
                               ===================  ===================  ===================


-----------
(23) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 1-1 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 1-1 as of the Cut-off Date was approximately 355 months.

                                  SUBGROUP 1-1
                          TYPES OF MORTGAGED PROPERTIES

                                                                     PERCENTAGE OF
                                                    AGGREGATE       SUBGROUP 1-1 BY
                                     NUMBER OF      PRINCIPAL     AGGREGATE PRINCIPAL
                                     MORTGAGE     BALANCE AS OF    BALANCE AS OF THE
PROPERTY TYPE                       COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE
----------------------------------  ----------  ----------------  -------------------

Single-family Detached............         314  $     22,472,200                 58.0%
Cooperative Unit (24).............           8           439,174                  1.1
Attached Planned Unit Development.         122         8,903,273                 23.0
Detached Planned Unit Development.           2            43,956                  0.1
Condominium.......................          52         2,777,743                  7.2
Two-Family Dwelling Unit..........          21         2,325,682                  6.0
Three or Four Family Dwelling Unit           9         1,794,860                  4.6
                                    ----------  ----------------  -------------------

   Totals.........................         528  $     38,756,889                100.0%
                                    ==========  ================  ===================


--------
(24) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 1-1
                               OCCUPANCY TYPES(25)

                                                             PERCENTAGE OF
                                                            SUBGROUP 1-1 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                     NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------  -------------------  -------------------  -------------------

Owner-Occupied                  486  $        36,271,978                 93.6%
Second Home...                   42            2,484,910                  6.4
                -------------------  -------------------  -------------------

   Totals.....                  528  $        38,756,889                100.0%
                ===================  ===================  ===================


----------
(25) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 1-1.



                                  SUBGROUP 1-1
                               LOAN DOCUMENTATION

                                                            PERCENTAGE OF
                                           AGGREGATE       SUBGROUP 1-1 BY
                            NUMBER OF      PRINCIPAL     AGGREGATE PRINCIPAL
                            MORTGAGE     BALANCE AS OF    BALANCE AS OF THE
LOAN DOCUMENTATION         COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE
-------------------------  ----------  ----------------  -------------------

Alternative Documentation          17  $      1,880,271                  4.9%
Full Documentation.......          11         1,323,166                  3.4
Reduced Documentation....          84         8,071,510                 20.8
Streamlined Refinance....           1            53,677                  0.1
No Documentation.........         415        27,428,265                 70.8
                           ----------  ----------------  -------------------

   Totals................         528  $     38,756,889                100.0%
                           ==========  ================  ===================



                                  SUBGROUP 1-1
                                CREDIT SCORES(26)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 1-1 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    7  $           564,659                  1.5%
612 to 619............                    1               50,661                  0.1
620 to 700............                  191           14,406,084                 37.2
701 to 800............                  308           22,658,027                 58.5
801 to 817............                   21            1,077,457                  2.8
                        -------------------  -------------------  -------------------

   Totals.............                  528  $        38,756,889                100.0%
                        ===================  ===================  ===================


----------
(26) The Credit Scores with respect to the Mortgage Components in Subgroup 1-1 that were scored as of the Cut-off Date ranged from 612 to 817 and the weighted average Credit Score with respect to such Mortgage Components was approximately 722.

                                  SUBGROUP 1-2

                                  SUBGROUP 1-2
                               MORTGAGE RATES(27)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 1-2 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.500% to 5.999%.......                   77  $         3,347,916                  2.4%
6.000% to 6.499%.......                  765          105,854,938                 74.3
6.500% to 6.999%.......                  576           33,195,265                 23.3
                         -------------------  -------------------  -------------------

    Totals ............                1,418  $       142,398,120                100.0%
                         ===================  ===================  ===================


---------
(27) The Mortgage Rates on the Mortgage Components in Subgroup 1-2 as of the Cut-off Date ranged from 5.875% per annum to 6.750% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 1-2 as of the Cut-off Date was approximately 6.313% per annum.

                                  SUBGROUP 1-2
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 1-2 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Alabama.............                    5  $           307,808                  0.2%
Arizona.............                   66            7,004,625                  4.9
Arkansas............                   11              736,876                  0.5
California..........                   58            8,741,380                  6.1
Colorado............                   22            2,168,151                  1.5
Connecticut.........                   23            2,251,533                  1.6
Delaware............                   10              716,028                  0.5
District of Columbia                    1               97,582                  0.1
Florida.............                  395           41,085,458                 28.9
Georgia.............                   24            2,520,839                  1.8
Hawaii..............                    6              751,602                  0.5
Idaho...............                    3              328,140                  0.2
Illinois............                   86            9,467,876                  6.6
Indiana.............                   25            1,315,534                  0.9
Kansas..............                    2              168,212                  0.1
Kentucky............                    7              212,781                  0.1
Louisiana...........                   27            1,763,628                  1.2
Maine...............                    4              449,087                  0.3
Maryland............                   34            3,785,299                  2.7
Massachusetts.......                    9            1,327,814                  0.9
Michigan............                   46            4,045,051                  2.8
Minnesota...........                    4              467,438                  0.3
Mississippi.........                    6              300,448                  0.2
Missouri............                   13              940,061                  0.7
Montana.............                    1               69,635                  0.0
Nevada..............                   11            1,959,330                  1.4
New Hampshire.......                    5              238,447                  0.2
New Jersey..........                   53            5,455,952                  3.8
New Mexico..........                    2              269,115                  0.2
New York............                  111           15,209,321                 10.7
North Carolina......                   22            2,167,284                  1.5
Ohio................                   59            3,062,376                  2.2
Oklahoma............                   10              637,672                  0.4
Oregon..............                   11            1,279,688                  0.9
Pennsylvania........                   44            3,493,706                  2.5
Rhode Island........                    3              122,615                  0.1
South Carolina......                   19            1,421,496                  1.0
Tennessee...........                   19            1,634,984                  1.1
Texas...............                   94            7,654,344                  5.4
Utah................                    2               35,895                  0.0
Vermont.............                    2              238,487                  0.2
Virginia............                   40            4,531,740                  3.2
Washington..........                    4              439,702                  0.3
West Virginia.......                    3              162,536                  0.1
Wisconsin...........                   16            1,360,546                  1.0
                      -------------------  -------------------  -------------------

    Totals .........                1,418  $       142,398,120                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 1-2
                              MORTGAGE LOAN AGE(28)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 1-2 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

0.........................                    9  $         1,092,345                  0.8%
1.........................                  159           12,460,939                  8.8
2.........................                  678           69,253,866                 48.6
3.........................                  476           49,733,734                 34.9
4.........................                   75            8,134,828                  5.7
5.........................                   10              646,147                  0.5
6.........................                    4              339,011                  0.2
7.........................                    5              465,881                  0.3
8.........................                    1               90,064                  0.1
14........................                    1              181,303                  0.1
                            -------------------  -------------------  -------------------

    Totals ...............                1,418  $       142,398,120                100.0%
                            ===================  ===================  ===================


------
(28) The weighted average age of the Mortgage Components in Subgroup 1-2 as of the Cut-off Date was approximately 2 months.


                                  SUBGROUP 1-2
                        ORIGINAL LOAN-TO-VALUE RATIO(29)

                                                                              PERCENTAGE OF
                                                                             SUBGROUP 1-2 BY
                                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF ORIGINAL LOAN-TO-VALUE       NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RATIOS                           MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------------  -------------------  -------------------  -------------------

50.00% or less.................                  121  $        10,481,907                  7.4%
50.01% to 55.00%...............                   29            2,706,626                  1.9
55.01% to 60.00%...............                   62            6,439,367                  4.5
60.01% to 65.00%...............                   71            8,152,912                  5.7
65.01% to 70.00%...............                  140           13,774,211                  9.7
70.01% to 75.00%...............                   91            8,949,587                  6.3
75.01% to 80.00%...............                  496           54,853,332                 38.5
80.01% to 85.00%...............                   30            3,121,644                  2.2
85.01% to 90.00%...............                  234           20,445,218                 14.4
90.01% to 95.00%...............                  144           13,473,317                  9.5
                                 -------------------  -------------------  -------------------

    Totals ....................                1,418  $       142,398,120                100.0%
                                 ===================  ===================  ===================


------------
(29) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 1-2 as of the Cut-off Date was approximately 75.52%.

                                  SUBGROUP 1-2
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 1-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                  799  $        78,940,801                 55.4%
Refinance-Rate/Term                  122           12,755,687                  9.0
Refinance-Cashout..                  497           50,701,631                 35.6
                     -------------------  -------------------  -------------------

    Totals ........                1,418  $       142,398,120                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 1-2
                     REMAINING TERMS TO STATED MATURITY(30)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 1-2 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

229 to 240.................                   15  $         1,383,099                  1.0%
289 to 300.................                    3              235,372                  0.2
337 to 348.................                    1              181,303                  0.1
349 to 360.................                1,399          140,598,346                 98.7
                             -------------------  -------------------  -------------------

    Totals ................                1,418  $       142,398,120                100.0%
                             ===================  ===================  ===================


-------
(30) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 1-2 as of the Cut-off Date was approximately 356 months.

                                  SUBGROUP 1-2
                    REMAINING TERMS TO EXPECTED MATURITY(31)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 1-2 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS TO       NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
EXPECTED MATURITY (MONTHS)   MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

121 to 132.................                    1  $           160,211                  0.1%
169 to 180.................                    1               40,971                  0.0
217 to 228.................                    1               50,963                  0.0
229 to 240.................                   15            1,383,099                  1.0
289 to 300.................                    3              235,372                  0.2
301 to 312.................                    1              118,708                  0.1
313 to 324.................                    1              106,657                  0.1
337 to 348.................                   13            1,304,729                  0.9
349 to 360.................                1,382          138,997,411                 97.6
                             -------------------  -------------------  -------------------

    Totals ................                1,418  $       142,398,120                100.0%
                             ===================  ===================  ===================


-------------
(31) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 1-2 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 1-2 as of the Cut-off Date was approximately 356 months.


                                  SUBGROUP 1-2
                          TYPES OF MORTGAGED PROPERTIES

                                                                                  PERCENTAGE OF
                                                                                 SUBGROUP 1-2 BY
                                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                        MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------------  -------------------  -------------------  -------------------

Single-family Detached.............                  876  $        85,866,806                 60.3%
Cooperative Unit (32)..............                   20            1,787,675                  1.3
Attached Planned Unit Development..                  272           29,515,102                 20.7
Detached Planned Unit Development .                    3              293,938                  0.2
Condominium........................                  169           15,267,351                 10.7
Two-Family Dwelling Unit...........                   54            7,222,946                  5.1
Three or Four Family Dwelling Unit.                   24            2,444,301                  1.7
                                     -------------------  -------------------  -------------------

    Totals ........................                1,418  $       142,398,120                100.0%
                                     ===================  ===================  ===================


--------
(32) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.

                                  SUBGROUP 1-2
                               OCCUPANCY TYPES(33)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 1-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                1,226  $       131,468,616                 92.3%
Second Home........                  104            9,343,504                  6.6
Investment Property                   88            1,585,999                  1.1
                     -------------------  -------------------  -------------------

   Totals..........                1,418  $       142,398,120                100.0%
                     ===================  ===================  ===================


--------
(33) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 1-2.



                                  SUBGROUP 1-2
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 1-2 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                   29  $         3,357,617                  2.4%
Full Documentation.......                   92            3,522,023                  2.5
Reduced Documentation....                  136           14,631,972                 10.3
Streamlined Refinance....                    2               82,562                  0.1
No Documentation.........                1,159          120,803,946                 84.8
                           -------------------  -------------------  -------------------

   Totals................                1,418  $       142,398,120                100.0%
                           ===================  ===================  ===================



                                   SUBGROUP 1-2
                                CREDIT SCORES(34)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 1-2 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                   20  $         1,535,559                  1.1%
612 to 619............                    1              128,988                  0.1
620 to 700............                  570           58,856,940                 41.3
701 to 800............                  785           78,117,124                 54.9
801 to 822............                   42            3,759,509                  2.6
                        -------------------  -------------------  -------------------

   Totals.............                1,418  $       142,398,120                100.0%
                        ===================  ===================  ===================


----------
(34) The Credit Scores with respect to the Mortgage Components in Subgroup 1-2 that were scored as of the Cut-off Date ranged from 612 to 822 and the weighted average Credit Score with respect to such Mortgage Components was approximately 717.

                                  SUBGROUP 1-3

                                  SUBGROUP 1-3
                               MORTGAGE RATES(35)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 1-3 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

6.000% to 6.499%.......                  339  $        13,149,897                 12.3%
6.500% to 6.999%.......                  722           84,995,797                 79.4
7.000% to 7.499%.......                   56            8,796,123                  8.2
7.500% to 7.999%.......                    1              102,248                  0.1
                         -------------------  -------------------  -------------------

   Totals..............                1,118  $       107,044,064                100.0%
                         ===================  ===================  ===================


-----------
(35) The Mortgage Rates on the Mortgage Components in Subgroup 1-3 as of the Cut-off Date ranged from 6.375% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 1-3 as of the Cut-off Date was approximately 6.684% per annum.

                                  SUBGROUP 1-3
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 1-3 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Alabama.............                    5  $           288,704                  0.3%
Arizona.............                   40            2,940,125                  2.7
Arkansas............                    9              716,430                  0.7
California..........                   35            4,800,192                  4.5
Colorado............                   13            1,055,102                  1.0
Connecticut.........                   14            1,524,702                  1.4
Delaware............                   10            1,424,653                  1.3
District of Columbia                    3              408,637                  0.4
Florida.............                  342           33,730,820                 31.5
Georgia.............                   20            2,249,147                  2.1
Hawaii..............                    3              439,766                  0.4
Idaho...............                    2              231,720                  0.2
Illinois............                   80            9,178,998                  8.6
Indiana.............                   20            1,165,371                  1.1
Kansas..............                    1               46,947                  0.0
Kentucky............                    7              479,880                  0.4
Louisiana...........                   17              805,756                  0.8
Maine...............                    2              144,424                  0.1
Maryland............                   30            3,338,362                  3.1
Massachusetts.......                    8              840,274                  0.8
Michigan............                   38            3,239,722                  3.0
Minnesota...........                    4              414,711                  0.4
Mississippi.........                    7              385,080                  0.4
Missouri............                   15            1,077,265                  1.0
Montana.............                    2              252,135                  0.2
Nevada..............                    4              298,250                  0.3
New Hampshire.......                    8            1,170,663                  1.1
New Jersey..........                   39            4,274,945                  4.0
New Mexico..........                    2              136,269                  0.1
New York............                   67            7,206,251                  6.7
North Carolina......                   18            1,131,498                  1.1
Ohio................                   51            4,454,148                  4.2
Oklahoma............                    9              578,824                  0.5
Oregon..............                    4              214,519                  0.2
Pennsylvania........                   44            4,873,480                  4.6
Rhode Island........                    4              432,760                  0.4
South Carolina......                   16            1,315,744                  1.2
Tennessee...........                   13              753,151                  0.7
Texas...............                   59            4,208,994                  3.9
Utah................                    3              290,641                  0.3
Vermont.............                    1              164,848                  0.2
Virginia............                   31            3,031,245                  2.8
Washington..........                    2              259,382                  0.2
West Virginia.......                    3              194,066                  0.2
Wisconsin...........                   13              875,464                  0.8
                      -------------------  -------------------  -------------------

   Totals...........                1,118  $       107,044,064                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 1-3
                              MORTGAGE LOAN AGE(36)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 1-3 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

0.........................                    8  $           943,379                  0.9%
1.........................                  139           13,862,197                 12.9
2.........................                  503           47,926,806                 44.8
3.........................                  374           35,337,018                 33.0
4.........................                   66            6,033,070                  5.6
5.........................                   14            1,397,663                  1.3
6.........................                    6              630,200                  0.6
7.........................                    5              585,159                  0.5
8.........................                    1               89,710                  0.1
11........................                    1              188,319                  0.2
14........................                    1               50,542                  0.0
                            -------------------  -------------------  -------------------

   Totals.................                1,118  $       107,044,064                100.0%
                            ===================  ===================  ===================


--------
(36) The weighted average age of the Mortgage Components in Subgroup 1-3 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 1-3
                        ORIGINAL LOAN-TO-VALUE RATIO(37)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 1-3 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   72  $         4,712,078                  4.4%
50.01% to 55.00%......................                   17            1,354,944                  1.3
55.01% to 60.00%......................                   47            4,334,163                  4.0
60.01% to 65.00%......................                   38            3,120,164                  2.9
65.01% to 70.00%......................                   88            7,137,506                  6.7
70.01% to 75.00%......................                   61            5,686,988                  5.3
75.01% to 80.00%......................                  352           31,522,894                 29.4
80.01% to 85.00%......................                   29            2,954,163                  2.8
85.01% to 90.00%......................                  245           27,313,121                 25.5
90.01% to 95.00%......................                  169           18,908,042                 17.7
                                        -------------------  -------------------  -------------------

   Totals.............................                1,118  $       107,044,064                100.0%
                                        ===================  ===================  ===================


---------
(37) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 1-3 as of the Cut-off Date was approximately 80.56%.

                                  SUBGROUP 1-3
                                  LOAN PURPOSE

                                                         PERCENTAGE OF
                                                        SUBGROUP 1-3 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Purchase...........         645  $        61,998,488                 57.9%
Refinance-Rate/Term          81            7,870,739                  7.4
Refinance-Cashout..         392           37,174,837                 34.7
                     ----------  -------------------  -------------------

 Totals ...........       1,118  $       107,044,064                100.0%
                     ==========  ===================  ===================


                                  SUBGROUP 1-3
                     REMAINING TERMS TO STATED MATURITY(38)

                                                                 PERCENTAGE OF
                                                                SUBGROUP 1-3 BY
                              NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  ----------  -------------------  -------------------

229 to 240.................          10  $           529,588                  0.5%
289 to 300.................           1               22,796                  0.0
337 to 348.................           1               50,542                  0.0
349 to 360.................       1,106          106,441,138                 99.4
                             ----------  -------------------  -------------------

 Totals ...................       1,118  $       107,044,064                100.0%
                             ==========  ===================  ===================


--------
(38) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 1-3 as of the Cut-off Date was approximately 357 months.



                                  SUBGROUP 1-3
                    REMAINING TERMS TO EXPECTED MATURITY(39)

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 1-3 BY
                                NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  ----------  -------------------  -------------------

121 to 132...................           1  $            44,662                  0.0%
169 to 180...................           2              353,155                  0.3
217 to 228...................           1               14,207                  0.0
229 to 240...................          10              529,588                  0.5
289 to 300...................           1               22,796                  0.0
301 to 312...................           1               33,092                  0.0
313 to 324...................           1               29,733                  0.0
337 to 348...................           7              556,328                  0.5
349 to 360...................       1,094          105,460,503                 98.5
                               ----------  -------------------  -------------------

 Totals .....................       1,118  $       107,044,064                100.0%
                               ==========  ===================  ===================


---------
(39) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 1-3 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 1-3 as of the Cut-off Date was approximately 356 months.

                                  SUBGROUP 1-3
                          TYPES OF MORTGAGED PROPERTIES

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 1-3 BY
                                     NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                     MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  ----------  -------------------  -------------------

Single-family Detached............         697  $        62,339,333                 58.2%
Cooperative Unit (40).............          12              557,359                  0.5
Attached Planned Unit Development.         191           21,093,081                 19.7
Detached Planned Unit Development.           1               37,318                  0.0
Condominium.......................         155           15,283,890                 14.3
Two-Family Dwelling Unit..........          43            5,394,777                  5.0
Three or Four Family Dwelling Unit          19            2,338,307                  2.2
                                    ----------  -------------------  -------------------

 Totals ..........................       1,118  $       107,044,064                100.0%
                                    ==========  ===================  ===================


----------
(40) Mortgage Loans secured by "Cooperative Units" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 1-3
                               OCCUPANCY TYPES(41)

                                                         PERCENTAGE OF
                                                        SUBGROUP 1-3 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
OCCUPANCY TYPE       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Owner-Occupied.....         933  $        89,712,050                 83.8%
Second Home........          79            7,723,921                  7.2
Investment Property         106            9,608,093                  9.0
                     ----------  -------------------  -------------------

 Totals ...........       1,118  $       107,044,064                100.0%
                     ==========  ===================  ===================


------------
(41) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 1-3.

                                  SUBGROUP 1-3
                               LOAN DOCUMENTATION

                                                               PERCENTAGE OF
                                                              SUBGROUP 1-3 BY
                            NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN DOCUMENTATION         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------  ----------  -------------------  -------------------

Alternative Documentation          13  $         1,297,204                  1.2%
Full Documentation.......          91            8,802,772                  8.2
Reduced Documentation....          65            5,855,755                  5.5
Streamlined Refinance....           1               89,985                  0.1
No Documentation.........         948           90,998,347                 85.0
                           ----------  -------------------  -------------------

 Totals .................       1,118  $       107,044,064                100.0%
                           ==========  ===================  ===================


                                  SUBGROUP 1-3
                                CREDIT SCORES(42)

                                                            PERCENTAGE OF
                                                           SUBGROUP 1-3 BY
                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF CREDIT SCORES  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------  ----------  -------------------  -------------------

Not Scored............          22  $         2,616,695                  2.4%
622 to 700............         466           44,769,603                 41.8
701 to 800............         604           57,319,602                 53.5
801 to 827............          26            2,338,164                  2.2
                        ----------  -------------------  -------------------

 Totals ..............       1,118  $       107,044,064                100.0%
                        ==========  ===================  ===================


--------
(42) The Credit Scores with respect to the Mortgage Components in Subgroup 1-3 that were scored as of the Cut-off Date ranged from 622 to 827 and the weighted average Credit Score with respect to such Mortgage Components was approximately 715.

                                 MORTGAGE POOL 2

                                 MORTGAGE POOL 2
                               MORTGAGE RATES(43)

                                                                 PERCENTAGE OF
                                                               MORTGAGE POOL 2 BY
                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  --------------  -------------------  -------------------

5.000% to 5.499%.......               2  $           172,604                  0.2%
5.500% to 5.999%.......             172           24,480,132                 27.6
6.000% to 6.499%.......             372           49,007,774                 55.3
6.500% to 6.999%.......             124           14,378,342                 16.2
7.000% to 7.499%.......               8              571,385                  0.6
                         --------------  -------------------  -------------------

 Totals ...............             678  $        88,610,236                100.0%
                         ==============  ===================  ===================


---------
(43) The Mortgage Rates in Mortgage Pool 2 as of the Cut-off Date ranged from 5.250% per annum to 7.250% per annum, and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately 6.136% per annum.

                                 MORTGAGE POOL 2
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              PERCENTAGE OF
                                                            MORTGAGE POOL 2 BY
                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  --------------  -------------------  -------------------

Alabama.............               5  $           281,786                  0.3%
Arizona.............              29            3,644,856                  4.1
Arkansas............               3              222,162                  0.3
California..........              72           14,353,032                 16.2
Colorado............              10            1,121,279                  1.3
Connecticut.........               6              875,936                  1.0
Delaware............               7              740,105                  0.8
District of Columbia               4              794,368                  0.9
Florida.............             110           13,907,657                 15.7
Georgia.............              23            1,875,602                  2.1
Hawaii..............               2              361,613                  0.4
Idaho...............               6              711,355                  0.8
Illinois............              17            2,676,567                  3.0
Indiana.............              14            1,258,178                  1.4
Kansas..............               4              545,206                  0.6
Kentucky............               8              602,505                  0.7
Louisiana...........              21            2,292,087                  2.6
Maryland............              20            2,763,481                  3.1
Massachusetts.......               2              619,316                  0.7
Michigan............              13            1,764,589                  2.0
Missouri............              12            1,035,590                  1.2
Nebraska............               1              111,891                  0.1
Nevada..............               6              823,081                  0.9
New Jersey..........              18            3,063,432                  3.5
New Mexico..........               4              349,802                  0.4
New York............              20            4,107,545                  4.6
North Carolina......              17            2,036,473                  2.3
Ohio................              13            1,013,948                  1.1
Oklahoma............              10              847,247                  1.0
Oregon..............              15            1,934,274                  2.2
Pennsylvania........              27            2,739,755                  3.1
Rhode Island........               6            1,517,024                  1.7
South Carolina......              17            1,571,788                  1.8
Tennessee...........              14            1,166,076                  1.3
Texas...............              47            4,313,748                  4.9
Utah................               8              984,535                  1.1
Vermont.............               1              160,844                  0.2
Virginia............              35            5,599,814                  6.3
Washington..........              20            2,766,808                  3.1
West Virginia.......               2              140,310                  0.2
Wisconsin...........               8              855,384                  1.0
Wyoming.............               1               59,187                  0.1
                      --------------  -------------------  -------------------

 Totals ............             678  $        88,610,236                100.0%
                      ==============  ===================  ===================



                                 MORTGAGE POOL 2
                         ORIGINAL PRINCIPAL BALANCE(44)

                                                                              PERCENTAGE OF
                                                                            MORTGAGE POOL 2 BY
                                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL PRINCIPAL BALANCES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
------------------------------------  --------------  -------------------  -------------------

Up to $100,000......................             294  $        20,880,842                 23.6%
$100,001 to $150,000................             190           23,618,309                 26.7
$150,001 to $200,000................              94           16,354,690                 18.5
$200,001 to $250,000................              49           10,995,253                 12.4
$250,001 to $300,000................              20            5,365,543                  6.1
$300,001 to $350,000................              15            4,916,679                  5.5
$350,001 to $400,000................              10            3,627,944                  4.1
$400,001 to $450,000................               3            1,284,195                  1.4
$450,001 to $500,000................               2              918,613                  1.0
$600,001 to $650,000................               1              648,169                  0.7
                                      --------------  -------------------  -------------------

 Totals ............................             678  $        88,610,236                100.0%
                                      ==============  ===================  ===================


------------
(44) The average outstanding principal balance of the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately $130,694. The original principal balances of the Mortgage Loans in Mortgage Pool 2 ranged from $17,100 to $650,000.

                                 MORTGAGE POOL 2
                              MORTGAGE LOAN AGE(45)

                                                                    PERCENTAGE OF
                                                                  MORTGAGE POOL 2 BY
                                            AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                               NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  --------------  -------------------  -------------------

0.........................               8  $         1,412,720                  1.6%
1.........................             476           62,900,486                 71.0
2.........................             147           18,034,828                 20.4
3.........................              44            5,725,540                  6.5
4.........................               2              380,050                  0.4
6.........................               1              156,613                  0.2
                            --------------  -------------------  -------------------

 Totals ..................             678  $        88,610,236                100.0%
                            ==============  ===================  ===================


-----------
(45) The weighted average age of the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately 1 month.

                                 MORTGAGE POOL 2
                        ORIGINAL LOAN-TO-VALUE RATIO(46)

                                                                                PERCENTAGE OF
                                                                              MORTGAGE POOL 2 BY
                                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                           NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------------------  --------------  -------------------  -------------------

50.00% or less........................              67  $         9,269,768                 10.5%
50.01% to 55.00%......................              25            4,217,366                  4.8
55.01% to 60.00%......................              34            3,672,084                  4.1
60.01% to 65.00%......................              40            5,360,962                  6.1
65.01% to 70.00%......................              85           11,957,190                 13.5
70.01% to 75.00%......................              86           11,935,834                 13.5
75.01% to 80.00%......................             225           29,916,726                 33.8
80.01% to 85.00%......................               9              943,600                  1.1
85.01% to 90.00%......................             107           11,336,705                 12.8
                                        --------------  -------------------  -------------------

   Totals.............................             678  $        88,610,236                100.0%
                                        ==============  ===================  ===================


---------
(46) The weighted average original loan-to-value ratio of the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately 71.48%.



                                 MORTGAGE POOL 2
                                  LOAN PURPOSE

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 2 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Purchase...........             346  $        42,959,484                 48.5%
Refinance-Rate/Term              96           10,373,442                 11.7
Refinance-Cashout..             236           35,277,310                 39.8
                     --------------  -------------------  -------------------

 Totals ...........             678  $        88,610,236                100.0%
                     ==============  ===================  ===================



                                 MORTGAGE POOL 2
                     REMAINING TERMS TO STATED MATURITY(47)

                                                                     PERCENTAGE OF
                                                                   MORTGAGE POOL 2 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  --------------  -------------------  -------------------

229 to 240.................               1  $            63,870                  0.1%
289 to 300.................               1               81,235                  0.1
349 to 360.................             676           88,465,132                 99.8
                             --------------  -------------------  -------------------

   Totals..................             678  $        88,610,236                100.0%
                             ==============  ===================  ===================


--------
(47) The weighted average remaining term to stated maturity of the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately 359 months.



                                 MORTGAGE POOL 2
                    REMAINING TERMS TO EXPECTED MATURITY(48)

                                                                       PERCENTAGE OF
                                                                     MORTGAGE POOL 2 BY
                                               AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  --------------  -------------------  -------------------

229 to 240...................               1  $            63,870                  0.1%
289 to 300...................               2              173,554                  0.2
325 to 336...................               1               28,548                  0.0
337 to 348...................               2              268,091                  0.3
349 to 360...................             672           88,076,174                 99.4
                               --------------  -------------------  -------------------

   Totals....................             678  $        88,610,236                100.0%
                               ==============  ===================  ===================


----------
(48) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans in Mortgage Pool 2 as of the Cut-off Date was approximately 358 months.

                                 MORTGAGE POOL 2
                          TYPES OF MORTGAGED PROPERTIES

                                                                            PERCENTAGE OF
                                                                          MORTGAGE POOL 2 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                       NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------------------  --------------  -------------------  -------------------

Single-family Detached............             383  $        44,690,513                 50.4%
Attached Planned Unit Development.              74           10,750,051                 12.1
Condominium.......................             110           13,229,667                 14.9
Two-Family Dwelling Unit..........              79           13,421,823                 15.1
Three or Four Family Dwelling Unit              32            6,518,182                  7.4
                                    --------------  -------------------  -------------------

   Totals.........................             678  $        88,610,236                100.0%
                                    ==============  ===================  ===================


                                 MORTGAGE POOL 2
                               OCCUPANCY TYPES(49)

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 2 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Investment Property             678  $        88,610,236                100.0%
                     --------------  -------------------  -------------------

   Totals..........             678  $        88,610,236                100.0%
                     ==============  ===================  ===================


---------
(49) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Mortgage Pool 2.

                                 MORTGAGE POOL 2
                               LOAN DOCUMENTATION

                                                                   PERCENTAGE OF
                                                                 MORTGAGE POOL 2 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  --------------  -------------------  -------------------

Alternative Documentation              18  $         1,900,386                  2.1%
Full Documentation.......             587           77,142,162                 87.1
Reduced Documentation....              25            3,825,347                  4.3
No Documentation.........              48            5,742,341                  6.5
                           --------------  -------------------  -------------------

   Totals................             678  $        88,610,236                100.0%
                           ==============  ===================  ===================


                                 MORTGAGE POOL 2
                                CREDIT SCORES(50)

                                                                PERCENTAGE OF
                                                              MORTGAGE POOL 2 BY
                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  --------------  -------------------  -------------------

Not Scored............               1  $            95,913                  0.1%
591 to 619............               9            1,173,086                  1.3
620 to 700............             191           23,706,903                 26.8
701 to 800............             453           59,910,613                 67.6
801 to 813............              24            3,723,721                  4.2
                        --------------  -------------------  -------------------

   Totals.............             678  $        88,610,236                100.0%
                        ==============  ===================  ===================


---------
(50) The Credit Scores of the Mortgage Loans in Mortgage Pool 2 that were scored as of the Cut-off Date ranged from 591 to 813 and the weighted average Credit Score of the Mortgage Loans in Mortgage Pool 2 that were scored as of the Cutoff Date was approximately 731.

                                  SUBGROUP 2-1

                                  SUBGROUP 2-1
                               MORTGAGE RATES(51)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 2-1 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.000% to 5.499%.......                    2  $           172,604                  0.5%
5.500% to 5.999%.......                  172           21,617,052                 66.5
6.000% to 6.499%.......                  277           10,699,973                 32.9
                         -------------------  -------------------  -------------------

   Totals..............                  451  $        32,489,629                100.0%
                         ===================  ===================  ===================


---------
(51) The Mortgage Rates on the Mortgage Components in Subgroup 2-1 as of the Cut-off Date ranged from 5.250% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 2-1 as of the Cut-off Date was approximately 5.858% per annum.

                                  SUBGROUP 2-1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                       PERCENTAGE OF
                                      AGGREGATE       SUBGROUP 2-1 BY
                       NUMBER OF      PRINCIPAL     AGGREGATE PRINCIPAL
                       MORTGAGE     BALANCE AS OF    BALANCE AS OF THE
STATE                 COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE
--------------------  ----------  ----------------  -------------------

Alabama.............           3  $         76,332                  0.2%
Arizona.............          22         1,265,865                  3.9
Arkansas............           2            53,479                  0.2
California..........          56         6,481,778                 20.0
Colorado............           9           413,125                  1.3
Connecticut.........           5           177,921                  0.5
Delaware............           1            47,605                  0.1
District of Columbia           3           445,661                  1.4
Florida.............          78         5,369,292                 16.5
Georgia.............          20           596,070                  1.8
Hawaii..............           2           281,282                  0.9
Idaho...............           5           126,087                  0.4
Illinois............           7           634,674                  2.0
Indiana.............           3           221,108                  0.7
Kansas..............           4           175,235                  0.5
Kentucky............           3           168,333                  0.5
Louisiana...........          11           836,753                  2.6
Maryland............          11           885,664                  2.7
Massachusetts.......           1            62,825                  0.2
Michigan............           6           305,112                  0.9
Missouri............           4           124,559                  0.4
Nebraska............           1            31,553                  0.1
Nevada..............           4           417,347                  1.3
New Jersey..........          12           756,140                  2.3
New Mexico..........           4           152,301                  0.5
New York............          14         1,899,492                  5.8
North Carolina......          12           879,561                  2.7
Ohio................           3           151,321                  0.5
Oklahoma............           7           483,243                  1.5
Oregon..............          14         1,396,901                  4.3
Pennsylvania........          15           862,150                  2.7
Rhode Island........           2           183,823                  0.6
South Carolina......          12           723,157                  2.2
Tennessee...........           9           329,413                  1.0
Texas...............          35         1,458,471                  4.5
Utah................           5           266,206                  0.8
Vermont.............           1            45,358                  0.1
Virginia............          19         1,969,188                  6.1
Washington..........          16         1,201,797                  3.7
West Virginia.......           2            39,567                  0.1
Wisconsin...........           7           434,695                  1.3
Wyoming.............           1            59,187                  0.2
                      ----------  ----------------  -------------------

 Totals ............         451  $     32,489,629               100.00%
                      ==========  ================  ===================



                                  SUBGROUP 2-1
                              MORTGAGE LOAN AGE(52)

                                                                      PERCENTAGE OF
                                                     AGGREGATE       SUBGROUP 2-1 BY
                                                     PRINCIPAL     AGGREGATE PRINCIPAL
                                 NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

--------------------------  -------------------  ----------------  -------------------
0.........................                    7  $        503,150                  1.5%
1.........................                  321        24,493,312                 75.4
2.........................                  101         6,885,849                 21.2
3.........................                   21           567,993                  1.7
4.........................                    1            39,325                  0.1
                            -------------------  ----------------  -------------------

 Totals ..................                  451  $     32,489,629                100.0%
                            ===================  ================  ===================


------------
(52) The weighted average age of the Mortgage Components in Subgroup 2-1 as of the Cut-off Date was approximately 1 month.

                                  SUBGROUP 2-1
                        ORIGINAL LOAN-TO-VALUE RATIO(53)

                                                                                  PERCENTAGE OF
                                                                 AGGREGATE       SUBGROUP 2-1 BY
                                                                 PRINCIPAL     AGGREGATE PRINCIPAL
                                             NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

--------------------------------------  -------------------  ----------------  -------------------
50.00% or less........................                   52  $      3,474,032                 10.7%
50.01% to 55.00%......................                   16           925,744                  2.8
55.01% to 60.00%......................                   21           835,895                  2.6
60.01% to 65.00%......................                   27         1,750,989                  5.4
65.01% to 70.00%......................                   55         4,326,770                 13.3
70.01% to 75.00%......................                   60         4,913,304                 15.1
75.01% to 80.00%......................                  171        14,120,512                 43.5
80.01% to 85.00%......................                    5           219,880                  0.7
85.01% to 90.00%......................                   44         1,922,503                  5.9
                                        -------------------  ----------------  -------------------

 Totals ..............................                  451  $     32,489,629                100.0%
                                        ===================  ================  ===================


---------
(53) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 2-1 as of the Cut-off Date was approximately 71.55%.



                                  SUBGROUP 2-1
                                  LOAN PURPOSE

                                                               PERCENTAGE OF
                                              AGGREGATE       SUBGROUP 2-1 BY
                                              PRINCIPAL     AGGREGATE PRINCIPAL
                          NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

-------------------  -------------------  ----------------  -------------------
Purchase...........                  234  $     16,374,266                 50.4%
Refinance-Rate/Term                   70         3,537,503                 10.9
Refinance-Cashout..                  147        12,577,860                 38.7
                     -------------------  ----------------  -------------------

 Totals ...........                  451  $     32,489,629                100.0%
                     ===================  ================  ===================



                                  SUBGROUP 2-1
                     REMAINING TERMS TO STATED MATURITY(54)

                                                                       PERCENTAGE OF
                                                      AGGREGATE       SUBGROUP 2-1 BY
                                                      PRINCIPAL     AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

---------------------------  -------------------  ----------------  -------------------
289 to 300.................                    1  $         22,908                  0.1%
349 to 360.................                  450        32,466,721                 99.9
                             -------------------  ----------------  -------------------

 Totals ...................                  451  $     32,489,629                100.0%
                             ===================  ================  ===================


----------
(54) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 2-1 as of the Cut-off Date was approximately 359 months.



                                  SUBGROUP 2-1
                    REMAINING TERMS TO EXPECTED MATURITY(55)

                                                                         PERCENTAGE OF
                                                        AGGREGATE       SUBGROUP 2-1 BY
                                                        PRINCIPAL     AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

-----------------------------  -------------------  ----------------  -------------------
289 to 300...................                    2  $         95,102                  0.3%
337 to 348...................                    1            11,121                  0.0
349 to 360...................                  448        32,383,407                 99.7
                               -------------------  ----------------  -------------------

 Totals .....................                  451  $     32,489,629                100.0%
                               ===================  ================  ===================


----------
(55) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 2-1 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 2-1 as of the Cut-off Date was approximately 359 months.

                                  SUBGROUP 2-1
                          TYPES OF MORTGAGED PROPERTIES

                                                                              PERCENTAGE OF
                                                             AGGREGATE       SUBGROUP 2-1 BY
                                                             PRINCIPAL     AGGREGATE PRINCIPAL
                                         NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

----------------------------------  -------------------  ----------------  -------------------
Single-family Detached............                  241  $     14,832,739                 45.7%
Attached Planned Unit Development.                   52         3,703,115                 11.4
Condominium.......................                   81         6,055,870                 18.6
Two-Family Dwelling Unit..........                   54         5,924,061                 18.2
Three or Four Family Dwelling Unit                   23         1,973,844                  6.1
                                    -------------------  ----------------  -------------------

 Totals ..........................                  451  $     32,489,629                100.0%
                                    ===================  ================  ===================


                                  SUBGROUP 2-1
                               OCCUPANCY TYPES(56)

                                                               PERCENTAGE OF
                                              AGGREGATE       SUBGROUP 2-1 BY
                                              PRINCIPAL     AGGREGATE PRINCIPAL
                          NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

-------------------  -------------------  ----------------  -------------------
Investment Property                  451  $     32,489,629                100.0%
                     -------------------  ----------------  -------------------

 Totals ...........                  451  $     32,489,629                100.0%
                     ===================  ================  ===================


--------
(56) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 2-1.

                                  SUBGROUP 2-1
                               LOAN DOCUMENTATION

                                                                     PERCENTAGE OF
                                                    AGGREGATE       SUBGROUP 2-1 BY
                                                    PRINCIPAL     AGGREGATE PRINCIPAL
                                NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

-------------------------  -------------------  ----------------  -------------------
Alternative Documentation                   13  $        357,811                  1.1%
Full Documentation.......                  405        30,691,089                 94.5
Reduced Documentation....                   14         1,040,535                  3.2
No Documentation.........                   19           400,193                  1.2
                           -------------------  ----------------  -------------------

 Totals .................                  451  $     32,489,629                100.0%
                           ===================  ================  ===================


                                  SUBGROUP 2-1
                                CREDIT SCORES(57)

                                                                  PERCENTAGE OF
                                                 AGGREGATE       SUBGROUP 2-1 BY
                                                 PRINCIPAL     AGGREGATE PRINCIPAL
                             NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE

----------------------  -------------------  ----------------  -------------------
591 to 619............                    7  $        734,400                  2.3%
620 to 700............                  114         7,047,920                 21.7
701 to 800............                  311        22,785,375                 70.1
801 to 809............                   19         1,921,934                  5.9
                        -------------------  ----------------  -------------------

 Totals ..............                  451  $     32,489,629                100.0%
                        ===================  ================  ===================


--------
(57) The Credit Scores with respect to the Mortgage Components in Subgroup 2-1 that were scored as of the Cut-off Date ranged from 591 to 809 and the weighted average Credit Score with respect to such Mortgage Components was approximately 737.

                                  SUBGROUP 2-2

                                  SUBGROUP 2-2
                               MORTGAGE RATES(58)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 2-2 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.500% to 5.999%.......                   93  $         2,863,080                  6.4%
6.000% to 6.499%.......                  372           35,673,339                 79.3
6.500% to 6.999%.......                  103            6,445,578                 14.3
                         -------------------  -------------------  -------------------

 Totals ...............                  568  $        44,981,997                100.0%
                         ===================  ===================  ===================


---------
(58) The Mortgage Rates on the Mortgage Components in Subgroup 2-2 as of the Cut-off Date ranged from 5.875% per annum to 6.750% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 2-2 as of the Cut-off Date was approximately 6.229% per annum.

                                  SUBGROUP 2-2
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 2-2 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Alabama.............                    4  $           146,090                  0.3%
Arizona.............                   24            2,066,133                  4.6
Arkansas............                    3              157,902                  0.4
California..........                   59            7,105,275                 15.8
Colorado............                    8              675,920                  1.5
Connecticut.........                    6              662,078                  1.5
Delaware............                    6              306,681                  0.7
District of Columbia                    4              301,949                  0.7
Florida.............                   97            6,883,901                 15.3
Georgia.............                   22            1,187,031                  2.6
Hawaii..............                    1               80,331                  0.2
Idaho...............                    6              461,605                  1.0
Illinois............                   14            1,494,607                  3.3
Indiana.............                    8              441,832                  1.0
Kansas..............                    4              369,972                  0.8
Kentucky............                    6              327,034                  0.7
Louisiana...........                   18              980,486                  2.2
Maryland............                   18            1,461,186                  3.2
Massachusetts.......                    2              470,047                  1.0
Michigan............                    7              751,729                  1.7
Missouri............                   10              614,104                  1.4
Nebraska............                    1               80,338                  0.2
Nevada..............                    5              314,460                  0.7
New Jersey..........                   17            1,894,249                  4.2
New Mexico..........                    4              197,502                  0.4
New York............                   16            1,888,857                  4.2
North Carolina......                   13              886,114                  2.0
Ohio................                    8              571,648                  1.3
Oklahoma............                    8              296,166                  0.7
Oregon..............                   11              388,098                  0.9
Pennsylvania........                   21            1,407,602                  3.1
Rhode Island........                    6            1,024,271                  2.3
South Carolina......                   12              637,768                  1.4
Tennessee...........                   13              695,959                  1.5
Texas...............                   43            2,534,781                  5.6
Utah................                    8              668,946                  1.5
Vermont.............                    1              115,486                  0.3
Virginia............                   28            2,606,937                  5.8
Washington..........                   17            1,348,235                  3.0
West Virginia.......                    2              100,742                  0.2
Wisconsin...........                    7              377,945                  0.8
                      -------------------  -------------------  -------------------

   Totals...........                  568  $        44,981,997                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 2-2
                              MORTGAGE LOAN AGE(59)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 2-2 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

0.........................                    7  $           881,683                  2.0%
1.........................                  385           30,473,171                 67.7
2.........................                  129            9,400,138                 20.9
3.........................                   44            3,816,259                  8.5
4.........................                    2              288,274                  0.6
6.........................                    1              122,471                  0.3
                            -------------------  -------------------  -------------------

   Totals.................                  568  $        44,981,997                100.0%
                            ===================  ===================  ===================



---------
(59) The weighted average age of the Mortgage Components in Subgroup 2-2 as of the Cut-off Date was approximately 1 month.



                                  SUBGROUP 2-2
                        ORIGINAL LOAN-TO-VALUE RATIO(60)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 2-2 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   57  $         4,768,259                 10.6%
50.01% to 55.00%......................                   25            2,796,305                  6.2
55.01% to 60.00%......................                   33            2,477,185                  5.5
60.01% to 65.00%......................                   38            3,076,918                  6.8
65.01% to 70.00%......................                   75            6,486,295                 14.4
70.01% to 75.00%......................                   74            5,697,488                 12.7
75.01% to 80.00%......................                  177           13,313,817                 29.6
80.01% to 85.00%......................                    7              465,363                  1.0
85.01% to 90.00%......................                   82            5,900,368                 13.1
                                        -------------------  -------------------  -------------------

   Totals.............................                  568  $        44,981,997                100.0%
                                        ===================  ===================  ===================



---------
(60) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 2-2 as of the Cut-off Date was approximately 70.62%.

                                  SUBGROUP 2-2
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 2-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                  281  $        20,848,542                 46.3%
Refinance-Rate/Term                   85            5,689,744                 12.6
Refinance-Cashout..                  202           18,443,711                 41.0
                     -------------------  -------------------  -------------------

   Totals..........                  568  $        44,981,997                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 2-2
                     REMAINING TERMS TO STATED MATURITY(61)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 2-2 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

229 to 240.................                    1  $            33,979                  0.1%
289 to 300.................                    1               58,327                  0.1
349 to 360.................                  566           44,889,692                 99.8
                             -------------------  -------------------  -------------------

   Totals..................                  568  $        44,981,997                100.0%
                             ===================  ===================  ===================



---------
(61) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 2-2 as of the Cut-off Date was approximately 358 months.



                                  SUBGROUP 2-2
                    REMAINING TERMS TO EXPECTED MATURITY(62)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 2-2 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

229 to 240...................                    1  $            33,979                  0.1%
289 to 300...................                    2               78,452                  0.2
325 to 336...................                    1               22,325                  0.0
337 to 348...................                    2              149,959                  0.3
349 to 360...................                  562           44,697,282                 99.4
                               -------------------  -------------------  -------------------

   Totals....................                  568  $        44,981,997                100.0%
                               ===================  ===================  ===================



---------
(62) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 2-2 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 2-2 as of the Cut-off Date was approximately 358 months.

                                  SUBGROUP 2-2
                          TYPES OF MORTGAGED PROPERTIES

                                                                                 PERCENTAGE OF
                                                                                SUBGROUP 2-2 BY
                                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  -------------------  -------------------  -------------------

Single-family Detached............                  327  $        23,723,566                 52.7%
Attached Planned Unit Development.                   63            5,645,059                 12.5
Condominium.......................                   92            5,858,720                 13.0
Two-Family Dwelling Unit..........                   56            5,891,063                 13.1
Three or Four Family Dwelling Unit                   30            3,863,589                  8.6
                                    -------------------  -------------------  -------------------

   Totals.........................                  568  $        44,981,997                100.0%
                                    ===================  ===================  ===================


                                  SUBGROUP 2-2
                               OCCUPANCY TYPES(63)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 2-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Investment Property                  568  $        44,981,997                100.0%
                     -------------------  -------------------  -------------------

   Totals..........                  568  $        44,981,997                100.0%
                     ===================  ===================  ===================



---------
(63) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 2-2.



                                  SUBGROUP 2-2
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 2-2 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                   18  $         1,334,889                  3.0%
Full Documentation.......                  479           37,302,939                 82.9
Reduced Documentation....                   23            2,347,191                  5.2
No Documentation.........                   48            3,996,977                  8.9
                           -------------------  -------------------  -------------------

   Totals................                  568  $        44,981,997                100.0%
                           ===================  ===================  ===================



                                  SUBGROUP 2-2
                                CREDIT SCORES(64)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 2-2 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    1  $            51,026                  0.1%
591 to 619............                    7              372,434                  0.8
620 to 700............                  171           13,552,685                 30.1
701 to 800............                  369           29,378,161                 65.3
801 to 813............                   20            1,627,691                  3.6
                        -------------------  -------------------  -------------------

   Totals.............                  568  $        44,981,997                100.0%
                        ===================  ===================  ===================



---------
(64) The Credit Scores with respect to the Mortgage Components in Subgroup 2-2 that were scored as of the Cut-off Date ranged from 591 to 813 and the weighted average Credit Score with respect to such Mortgage Components was approximately 728.

                                  SUBGROUP 2-3

                                  SUBGROUP 2-3
                               MORTGAGE RATES(65)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 2-3 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

6.000% to 6.499%.......                   95  $         2,634,462                 23.7%
6.500% to 6.999%.......                  124            7,932,764                 71.2
7.000% to 7.499%.......                    8              571,385                  5.1
                         -------------------  -------------------  -------------------

   Totals..............                  227  $        11,138,610                100.0%
                         ===================  ===================  ===================



---------
(65) The Mortgage Rates on the Mortgage Components in Subgroup 2-3 as of the Cut-off Date ranged from 6.375% per annum to 7.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 2-3 as of the Cut-off Date was approximately 6.572% per annum.

                                  SUBGROUP 2-3
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 2-3 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Alabama.............                    2  $            59,365                  0.5%
Arizona.............                    7              312,858                  2.8
Arkansas............                    1               10,781                  0.1
California..........                   16              765,979                  6.9
Colorado............                    1               32,234                  0.3
Connecticut.........                    1               35,938                  0.3
Delaware............                    6              385,818                  3.5
District of Columbia                    1               46,758                  0.4
Florida.............                   32            1,654,464                 14.9
Georgia.............                    3               92,500                  0.8
Idaho...............                    1              123,663                  1.1
Illinois............                   10              547,286                  4.9
Indiana.............                   11              595,238                  5.3
Kentucky............                    5              107,138                  1.0
Louisiana...........                   10              474,848                  4.3
Maryland............                    9              416,632                  3.7
Massachusetts.......                    1               86,444                  0.8
Michigan............                    7              707,748                  6.4
Missouri............                    8              296,927                  2.7
Nevada..............                    2               91,274                  0.8
New Jersey..........                    6              413,043                  3.7
New York............                    6              319,196                  2.9
North Carolina......                    5              270,798                  2.4
Ohio................                   10              290,980                  2.6
Oklahoma............                    3               67,838                  0.6
Oregon..............                    1              149,274                  1.3
Pennsylvania........                   12              470,003                  4.2
Rhode Island........                    4              308,931                  2.8
South Carolina......                    5              210,863                  1.9
Tennessee...........                    5              140,705                  1.3
Texas...............                   12              320,496                  2.9
Utah................                    3               49,383                  0.4
Virginia............                   16            1,023,689                  9.2
Washington..........                    4              216,775                  1.9
Wisconsin...........                    1               42,744                  0.4
                      -------------------  -------------------  -------------------

   Totals...........                  227  $        11,138,610                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 2-3
                              MORTGAGE LOAN AGE(66)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 2-3 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

0.........................                    1  $            27,887                  0.3%
1.........................                  155            7,934,003                 71.2
2.........................                   46            1,748,841                 15.7
3.........................                   23            1,341,288                 12.0
4.........................                    1               52,450                  0.5
6.........................                    1               34,142                  0.3
                            -------------------  -------------------  -------------------

   Totals.................                  227  $        11,138,610                100.0%
                            ===================  ===================  ===================


---------
(66) The weighted average age of the Mortgage Components in Subgroup 2-3 as of the Cut-off Date was approximately 1 month.



                                  SUBGROUP 2-3
                        ORIGINAL LOAN-TO-VALUE RATIO(67)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 2-3 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   15  $         1,027,477                  9.2%
50.01% to 55.00%......................                    9              495,317                  4.4
55.01% to 60.00%......................                   13              359,004                  3.2
60.01% to 65.00%......................                   13              533,055                  4.8
65.01% to 70.00%......................                   30            1,144,125                 10.3
70.01% to 75.00%......................                   26            1,325,042                 11.9
75.01% to 80.00%......................                   54            2,482,397                 22.3
80.01% to 85.00%......................                    4              258,357                  2.3
85.01% to 90.00%......................                   63            3,513,835                 31.5
                                        -------------------  -------------------  -------------------

   Totals.............................                  227  $        11,138,610                100.0%
                                        ===================  ===================  ===================


----------
(67) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 2-3 as of the Cut-off Date was approximately 74.79%.

                                  SUBGROUP 2-3
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 2-3 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                  112  $         5,736,676                 51.5%
Refinance-Rate/Term                   26            1,146,195                 10.3
Refinance-Cashout..                   89            4,255,740                 38.2
                     -------------------  -------------------  -------------------

 Totals ...........                  227  $        11,138,610                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 2-3
                     REMAINING TERMS TO STATED MATURITY(68)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 2-3 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

229 to 240.................                    1  $            29,891                  0.3%
349 to 360.................                  226           11,108,720                 99.7
                             -------------------  -------------------  -------------------

 Totals ...................                  227  $        11,138,610                100.0%
                             ===================  ===================  ===================


---------
(68) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 2-3 as of the Cut-off Date was approximately 358 months.



                                  SUBGROUP 2-3
                    REMAINING TERMS TO EXPECTED MATURITY(69)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 2-3 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

229 to 240...................                    1  $            29,891                  0.3%
325 to 336...................                    1                6,224                  0.1
337 to 348...................                    1              107,011                  1.0
349 to 360...................                  224           10,995,485                 98.7
                               -------------------  -------------------  -------------------

 Totals .....................                  227  $        11,138,610                100.0%
                               ===================  ===================  ===================


---------
(69) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 2-3 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 2-3 as of the Cut-off Date was approximately 358 months.

                                  SUBGROUP 2-3
                          TYPES OF MORTGAGED PROPERTIES

                                                                                 PERCENTAGE OF
                                                                                SUBGROUP 2-3 BY
                                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  -------------------  -------------------  -------------------

Single-family Detached............                  142  $         6,134,208                 55.1%
Attached Planned Unit Development.                   22            1,401,876                 12.6
Condominium.......................                   29            1,315,077                 11.8
Two-Family Dwelling Unit..........                   25            1,606,699                 14.4
Three or Four Family Dwelling Unit                    9              680,749                  6.1
                                    -------------------  -------------------  -------------------

 Totals ..........................                  227  $        11,138,610                100.0%
                                    ===================  ===================  ===================


                                  SUBGROUP 2-3
                               OCCUPANCY TYPES(70)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 2-3 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Investment Property                  227  $        11,138,610                100.0%
                     -------------------  -------------------  -------------------

 Totals ...........                  227  $        11,138,610                100.0%
                     ===================  ===================  ===================


----------
(70) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 2-3.



                                  SUBGROUP 2-3
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 2-3 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                    5  $           207,685                  1.9%
Full Documentation.......                  182            9,148,134                 82.1
Reduced Documentation....                   11              437,620                  3.9
No Documentation.........                   29            1,345,171                 12.1
                           -------------------  -------------------  -------------------

 Totals .................                  227  $        11,138,610                100.0%
                           ===================  ===================  ===================



                                  SUBGROUP 2-3
                                CREDIT SCORES(71)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 2-3 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF        BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    1  $            44,887                  0.4%
605 to 619............                    2               66,253                  0.6
620 to 700............                   77            3,106,298                 27.9
701 to 800............                  142            7,747,077                 69.6
801 to 813............                    5              174,096                  1.6
                        -------------------  -------------------  -------------------

 Totals ..............                  227  $        11,138,610                100.0%
                        ===================  ===================  ===================


---------
(71) The Credit Scores with respect to the Mortgage Components in Subgroup 2-3 that were scored as of the Cut-off Date ranged from 605 to 813 and the weighted average Credit Score with respect to such Mortgage Components was approximately 724.

                                 MORTGAGE POOL 3

                                 MORTGAGE POOL 3
                               MORTGAGE RATES(72)

                                                                 PERCENTAGE OF
                                                               MORTGAGE POOL 3 BY
                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  --------------  -------------------  -------------------

5.500% to 5.999%.......              54  $        29,291,893                 16.7%
6.000% to 6.499%.......             172           88,117,515                 50.3
6.500% to 6.999%.......             101           49,191,356                 28.1
7.000% to 7.499%.......              16            7,936,494                  4.5
7.500% to 7.999%.......               1             555, 172                  0.3
                         --------------  -------------------  -------------------

   Totals..............             344  $       175,092,430                100.0%
                         ==============  ===================  ===================


---------
(72) The Mortgage Rates in Mortgage Pool 3 as of the Cut-off Date ranged from 5.500% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately 6.301% per annum.

                                 MORTGAGE POOL 3
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              PERCENTAGE OF
                                                            MORTGAGE POOL 3 BY
                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  --------------  -------------------  -------------------

Arizona.............              10  $         4,921,435                  2.8%
California..........              78           40,270,565                 23.0
Colorado............               5            2,174,911                  1.2
Connecticut.........               7            2,939,154                  1.7
Delaware............               2              857,661                  0.5
District of Columbia               1              362,293                  0.5
Florida.............              74           37,815,889                 21.6
Georgia.............               6            2,941,798                  1.7
Hawaii..............               1              599,359                  0.3
Illinois............               9            5,681.624                  3.2
Indiana.............               1              497,045                  0.3
Louisiana...........               1              468,623                  0.3
Maine...............               1              648,002                  0.4
Maryland............              12            5,674,668                  3.2
Massachusetts.......               8            4,307,317                  2.5
Michigan............               3            1,953,461                  1.1
Minnesota...........               2              867,049                  0.5
Nevada..............               4            2,130,060                  1.2
New Hampshire.......               1              359,250                  0.2
New Jersey..........              29           15,486,769                  8.8
New Mexico..........               1              419,121                  0.2
New York............              54           27,981,110                 16.0
North Carolina......               2            1,125,418                  0.6
Oklahoma............               1              408,785                  0.2
Oregon..............               2              779,565                  0.4
Pennsylvania........               4            1,990,341                  1.1
Rhode Island........               1              375,382                  0.2
Texas...............               3            1,679,997                  1.0
Virginia............              15            6,874,045                  3.9
Washington..........               4            1,608,860                  0.9
Wisconsin...........               2              892,875                  0.5
                      --------------  -------------------  -------------------

   Totals...........             344  $       175,092,430                100.0%
                      ==============  ===================  ===================



                                 MORTGAGE POOL 3
                         ORIGINAL PRINCIPAL BALANCE(73)

                                                                              PERCENTAGE OF
                                                                            MORTGAGE POOL 3 BY
                                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL PRINCIPAL BALANCES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
------------------------------------  --------------  -------------------  -------------------

$350,001 to $400,000................              77  $        29,373,770                 16.8%
$400,001 to $450,000................              63           26,755,029                 15.3
$450,001 to $500,000................              66           31,650,522                 18.1
$500,001 to $550,000................              35           18,481,357                 10.6
$550,001 to $600,000................              30           17,373,324                  9.9
$600,001 to $650,000................              41           26,181,720                 15.0
$650,001 to $700,000................              12            8,131,025                  4.6
$700,001 to $750,000................               6            4,343,692                  2.5
$750,001 to $800,000................               3            2,328,829                  1.3
$800,001 to $850,000................               3            2,510,915                  1.4
$850,001 to $900,000................               2            1,796,272                  1.0
$900,001 to $950,000................               2            1,868,916                  1.1
$950,001 to $1,000,000..............               3            2,980,747                  1.7
$1,300,001 to $1,350,000............               1            1,316,313                  0.8
                                      --------------  -------------------  -------------------

   Totals...........................             344  $       175,092,430                100.0%
                                      ==============  ===================  ===================


---------
(73) The average outstanding principal balance of the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately $508,990. The original principal balances of the Mortgage Loans in Mortgage Pool 3 ranged from $360,000 to $1,320,000.

                                 MORTGAGE POOL 3
                              MORTGAGE LOAN AGE(74)

                                                                    PERCENTAGE OF
                                                                  MORTGAGE POOL 3 BY
                                            AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                               NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  --------------  -------------------  -------------------

1.........................              78  $        41,409,519                 23.7%
2.........................             110           54,081,660                 30.9
3.........................             120           62,145,353                 35.5
4.........................              26           11,835,786                  6.8
5.........................               5            2,557,197                  1.5
6.........................               4            2,531,565                  1.4
9.........................               1              531,349                  0.3
                            --------------  -------------------  -------------------

   Totals.................             344  $       175,092,430                100.0%
                            ==============  ===================  ===================


---------
(74) The weighted average age of the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately 2 months.



                                 MORTGAGE POOL 3
                        ORIGINAL LOAN-TO-VALUE RATIO(75)

                                                                 PERCENTAGE OF
                                                               MORTGAGE POOL 3 BY
                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  --------------  -------------------  -------------------

50.00% or less.........              26  $        14,273,315                  8.2%
50.01% to 55.00%.......              13            9,553,508                  5.5
55.01% to 60.00%.......              26           14,500,645                  8.3
60.01% to 65.00%.......              26           13,988,258                  8.0
65.01% to 70.00%.......              44           21,331,979                 12.2
70.01% to 75.00%.......              27           13,918,872                  7.9
75.01% to 80.00%.......             110           53,758,562                 30.7
80.01% to 85.00%.......               9            4,608,967                  2.6
85.01% to 90.00%.......              44           21,319,871                 12.2
90.01% to 95.00%.......              19            7,838,454                  4.5
                         --------------  -------------------  -------------------

   Totals..............             344  $       175,092,430                100.0%
                         ==============  ===================  ===================


---------
(75) The weighted average original loan-to-value ratio of the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately 72.00%.

                                 MORTGAGE POOL 3
                                  LOAN PURPOSE

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 3 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Purchase...........             184  $        92,637,962                 52.9%
Refinance-Rate/Term              34           18,255,589                 10.4
Refinance-Cashout..             126           64,198,878                 36.7
                     --------------  -------------------  -------------------

   Totals..........             344  $       175,092,430                100.0%
                     ==============  ===================  ===================


                                 MORTGAGE POOL 3
                     REMAINING TERMS TO STATED MATURITY(76)

                                                                     PERCENTAGE OF
                                                                   MORTGAGE POOL 3 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  --------------  -------------------  -------------------

349 to 360.................             344  $       175,092,430                100.0%
                             --------------  -------------------  -------------------

   Totals..................             344  $       175,092,430                100.0%
                             ==============  ===================  ===================


---------
(76) The weighted average remaining term to stated maturity of the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately 358 months.



                                 MORTGAGE POOL 3
                    REMAINING TERMS TO EXPECTED MATURITY(77)

                                                                       PERCENTAGE OF
                                                                     MORTGAGE POOL 3 BY
                                               AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  --------------  -------------------  -------------------

169 to 180...................               1  $           348,281                  0.2%
337 to 348...................               2              970,536                  0.6
349 to 360...................             341          173,773,613                 99.2
                               --------------  -------------------  -------------------

   Totals....................             344  $       175,092,430                100.0%
                               ==============  ===================  ===================


---------
(77) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans in Mortgage Pool 3 as of the Cut-off Date was approximately 357 months.

                                 MORTGAGE POOL 3
                          TYPES OF MORTGAGED PROPERTIES

                                                                            PERCENTAGE OF
                                                                          MORTGAGE POOL 3 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                       NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------------------  --------------  -------------------  -------------------

Single-family Detached............             243  $       122,731,796                 70.1%
Cooperative Unit (78).............               3            1,489,518                  0.9
Attached Planned Unit Development.              60           29,985,885                 17.1
Detached Planned Unit Development.               2            1,246,411                  0.7
Condominium.......................              21            9,881,017                  5.6
Two-Family Dwelling Unit..........              13            7,693,847                  4.4
Three or Four Family Dwelling Unit               2            2,063,955                  1.2
                                    --------------  -------------------  -------------------

   Totals.........................             344  $       175,092,430                100.0%
                                    ==============  ===================  ===================


---------
(78) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or finance the purchase of stock allocated to units in residential cooperative housing corporations.



                                 MORTGAGE POOL 3
                               OCCUPANCY TYPES(79)

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 3 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Owner-Occupied.....             312  $       157,757,266                 90.1%
Second Home........              21           11,778,586                  6.7
Investment Property              11            5,556,577                  3.2
                     --------------  -------------------  -------------------

   Totals..........             344  $       175,092,430                100.0%
                     ==============  ===================  ===================


---------
(79) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Mortgage Pool 3.

                                 MORTGAGE POOL 3
                               LOAN DOCUMENTATION

                                                                   PERCENTAGE OF
                                                                 MORTGAGE POOL 3 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  --------------  -------------------  -------------------

Alternative Documentation               9  $         4,378,298                  2.5%
Full Documentation.......               1              712,905                  0.4
Reduced Documentation....              11            6,636,651                  3.8
Streamlined Refinance....               1              698,091                  0.4
No Documentation.........             322          162,666,485                 92.9
                           --------------  -------------------  -------------------

   Totals................             344  $       175,092,430                100.0%
                           ==============  ===================  ===================


                                 MORTGAGE POOL 3
                                CREDIT SCORES(80)

                                                                PERCENTAGE OF
                                                              MORTGAGE POOL 3 BY
                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  --------------  -------------------  -------------------

Not Scored............               3  $         1,619,761                  0.9%
611 to 619............               1              388,801                  0.2
620 to 700............             127           65,030,898                 37.1
701 to 800............             206          104,937,444                 59.9
801 to 817............               7            3,115,525                  1.8
                        --------------  -------------------  -------------------

   Totals.............             344  $       175,092,430                100.0%
                        ==============  ===================  ===================


---------
(80) The Credit Scores of the Mortgage Loans in Mortgage Pool 3 that were scored as of the Cut-off Date ranged from 611 to 817 and the weighted average Credit Score of the Mortgage Loans in Mortgage Pool 3 that were scored as of the Cutoff Date was approximately 720.

                                  SUBGROUP 3-1

                                  SUBGROUP 3-1
                               MORTGAGE RATES(81)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 3-1 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.500% to 5.999%.......                   54  $        25,020,646                 59.1%
6.000% to 6.499%.......                  119           17,349,435                 40.9
                         -------------------  -------------------  -------------------

   Totals..............                   73  $        42,370,081                100.0%
                         ===================  ===================  ===================


---------
(81) The Mortgage Rates on the Mortgage Components in Subgroup 3-1 as of the Cut-off Date ranged from 5.500% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 3-1 as of the Cut-off Date was approximately 5.907% per annum.

                                  SUBGROUP 3-1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 3-1 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Arizona.............                    4  $         1,257,106                  3.0%
California..........                   54           15,743,612                 37.2
Colorado............                    1              498,377                  1.2
Connecticut.........                    4              425,691                  1.0
District of Columbia                    1              102,167                  0.2
Florida.............                   31            6,491,117                 15.3
Georgia.............                    5              829,949                  2.0
Hawaii..............                    1              599,359                  1.4
Illinois............                    4            2,284,098                  5.4
Indiana.............                    1              140,167                  0.3
Louisiana...........                    1              132,152                  0.3
Maine...............                    1              506,738                  1.2
Maryland............                    6              719,079                  1.7
Massachusetts.......                    1              547,526                  1.3
Michigan............                    1              725,773                  1.7
Minnesota...........                    1              115,732                  0.3
Nevada..............                    1              647,856                  1.5
New Jersey..........                   14            2,204,662                  5.2
New Mexico..........                    1              419,121                  1.0
New York............                   21            3,269,789                  7.7
North Carolina......                    2              436,789                  1.0
Oklahoma............                    1              319,669                  0.8
Pennsylvania........                    1              294,123                  0.7
Texas...............                    2              843,802                  2.0
Virginia............                    9            1,949,022                  4.6
Washington..........                    3              849,974                  2.0
Wisconsin...........                    1               16,632                  0.0
                      -------------------  -------------------  -------------------

   Totals...........                  173  $        42,370,081                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 3-1
                              MORTGAGE LOAN AGE(82)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 3-1 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

1.........................                   36  $        10,692,034                 25.2%
2.........................                   65           15,454,147                 36.5
3.........................                   55           12,974,795                 30.6
4.........................                   13            2,721,816                  6.4
5.........................                    2              489,720                  1.2
6.........................                    2               37,568                  0.1
                            -------------------  -------------------  -------------------

   Totals.................                  173  $        42,370,081                100.0%
                            ===================  ===================  ===================


---------
(82) The weighted average age of the Mortgage Components in Subgroup 3-1 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 3-1
                        ORIGINAL LOAN-TO-VALUE RATIO(83)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 3-1 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   20  $         8,293,331                 19.6%
50.01% to 55.00%......................                   11            3,293,834                  7.8
55.01% to 60.00%......................                   18            4,456,303                 10.5
60.01% to 65.00%......................                   14            3,965,607                  9.4
65.01% to 70.00%......................                   26            5,534,147                 13.1
70.01% to 75.00%......................                   13            2,861,700                  6.8
75.01% to 80.00%......................                   61           12,611,240                 29.8
80.01% to 85.00%......................                    2              156,785                  0.4
85.01% to 90.00%......................                    7            1,185,338                  2.8
90.01% to 95.00%......................                    1               11,795                  0.0
                                        -------------------  -------------------  -------------------

   Totals.............................                  173  $        42,370,081                100.0%
                                        ===================  ===================  ===================


---------
(83) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 3-1 as of the Cut-off Date was approximately 64.79%.

                                  SUBGROUP 3-1
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 3-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                   84  $        18,998,326                 44.8%
Refinance-Rate/Term                   21            6,332,600                 14.9
Refinance-Cashout..                   68           17,039,155                 40.2
                     -------------------  -------------------  -------------------

   Totals..........                  173  $        42,370,081                100.0%
                     -------------------  -------------------  -------------------


                                  SUBGROUP 3-1
                     REMAINING TERMS TO STATED MATURITY(84)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 3-1 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

349 to 360.................                  173  $        42,370,081                100.0%
                             -------------------  -------------------  -------------------

   Totals..................                  173  $        42,370,081                100.0%
                             ===================  ===================  ===================


---------
(84) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 3-1 as of the Cut-off Date was approximately 358 months.



                                  SUBGROUP 3-1
                    REMAINING TERMS TO EXPECTED MATURITY(85)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 3-1 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

337 to 348...................                    1  $           261,149                  0.6%
349 to 360...................                  172           42,108,931                 99.4
                               -------------------  -------------------  -------------------

   Totals....................                  173  $        42,370,081                100.0%
                               ===================  ===================  ===================


---------
(85) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 3-1 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 3-1 as of the Cut-off Date was approximately 358 months.

                                  SUBGROUP 3-1
                          TYPES OF MORTGAGED PROPERTIES

                                                                                  PERCENTAGE OF
                                                                                 SUBGROUP 3-1 BY
                                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                        MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------------  -------------------  -------------------  -------------------

Single-family Detached.............                  125  $        31,412,413                 74.1%
Attached Planned Unit Development..                   30            7,429,984                 17.5
Detached Planned Unit Development .                    1              451,297                  1.1
Condominium........................                   10            1,337,734                  3.2
Two-Family Dwelling Unit...........                    7            1,738,652                  4.1
                                     -------------------  -------------------  -------------------

   Totals..........................                  173  $        42,370,081                100.0%
                                     ===================  ===================  ===================


                                  SUBGROUP 3-1
                               OCCUPANCY TYPES(86)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 3-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                  156  $        39,036,258                 92.1%
Second Home........                   11            2,137,374                  5.0
Investment Property                    6            1,196,448                  2.8
                     -------------------  -------------------  -------------------

   Totals..........                  173  $        42,370,081                100.0%
                     ===================  ===================  ===================


---------
(86) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 3-1.



                                  SUBGROUP 3-1
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 3-1 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                    6  $         1,547,451                  3.7%
Full Documentation.......                    1              201,039                  0.5
Reduced Documentation....                    5            1,155,278                  2.7
No Documentation.........                  161           39,466,312                 93.1
                           -------------------  -------------------  -------------------

   Totals................                  173  $        42,370,081                100.0%
                           -------------------  -------------------  -------------------



                                  SUBGROUP 3-1
                                CREDIT SCORES(87)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 3-1 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    2  $           627,037                  1.5%
611 to 619............                    1              304,043                  0.7
620 to 700............                   57           13,277,683                 31.3
701 to 800............                  110           27,647,912                 65.3
801 to 817............                    3              513,406                  1.2
                        -------------------  -------------------  -------------------

   Totals.............                  173  $        42,370,081                100.0%
                        ===================  ===================  ===================


---------
(87) The Credit Scores with respect to the Mortgage Components in Subgroup 3-1 that were scored as of the Cut-off Date ranged from 611 to 817 and the weighted average Credit Score with respect to such Mortgage Components was approximately 727.

                                  SUBGROUP 3-2

                                  SUBGROUP 3-2
                               MORTGAGE RATES(88)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 3-2 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.500% to 5.999%.......                   37  $         4,271,247                  3.7%
6.000% to 6.499%.......                  172           68,761,125                 60.3
6.500% to 6.999%.......                  101           36,934,873                 32.4
7.000% to 7.499%.......                   16            4,021,778                  3.5
7.500% to 7.999%.......                    1               98,451                  0.1
                         -------------------  -------------------  -------------------

   Totals..............                  327  $       114,087,474                100.0%
                         ===================  ===================  ===================


---------
(88) The Mortgage Rates on the Mortgage Components in Subgroup 3-2 as of the Cut-off Date ranged from 5.875% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 3-2 as of the Cut-off Date was approximately 6.375% per annum.

                                  SUBGROUP 3-2
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 3-2 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
STATE                 MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------  -------------------  -------------------  -------------------

Arizona.............                    9  $         2,882,238                  2.5%
California..........                   70           22,385,639                 19.6
Colorado............                    4            1,425,277                  1.2
Connecticut.........                    7            2,259,682                  2.0
Delaware............                    2              755,826                  0.7
District of Columbia                    1              260,126                  0.2
Florida.............                   73           27,012,653                 23.7
Georgia.............                    6            2,016,285                  1.8
Illinois............                    7            2,575,081                  2.3
Indiana.............                    1              356,878                  0.3
Louisiana...........                    1              336,471                  0.3
Maine...............                    1              141,264                  0.1
Maryland............                   12            4,121,679                  3.6
Massachusetts.......                    7            2,710,513                  2.4
Michigan............                    3              788,772                  0.7
Minnesota...........                    2              718,133                  0.6
Nevada..............                    3            1,205,494                  1.1
New Hampshire.......                    1              213,395                  0.2
New Jersey..........                   29           11,354,978                 10.0
New York............                   54           21,381,232                 18.7
North Carolina......                    2              688,629                  0.6
Oklahoma............                    1               89,115                  0.1
Oregon..............                    2              691,128                  0.6
Pennsylvania........                    4            1,439,030                  1.3
Rhode Island........                    1              191,695                  0.2
Texas...............                    3              807,221                  0.7
Virginia............                   15            3,829,671                  3.4
Washington..........                    4              662,428                  0.6
Wisconsin...........                    2              786,938                  0.7
                      -------------------  -------------------  -------------------

   Totals...........                  327  $       114,087,474                100.0%
                      ===================  ===================  ===================



                                  SUBGROUP 3-2
                              MORTGAGE LOAN AGE(89)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 3-2 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

1.........................                   73  $        25,852,603                 22.7%
2.........................                  105           33,605,098                 29.5
3.........................                  114           42,499,694                 37.3
4.........................                   25            7,830,847                  6.9
5.........................                    5            1,705,633                  1.5
6.........................                    4            2,233,698                  2.0
9.........................                    1              359,900                  0.3
                            -------------------  -------------------  -------------------

   Totals.................                  327  $       114,087,474                100.0%
                            ===================  ===================  ===================


---------
(89) The weighted average age of the Mortgage Components in Subgroup 3-2 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 3-2
                        ORIGINAL LOAN-TO-VALUE RATIO(90)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 3-2 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   19  $         5,687,695                  5.0%
50.01% to 55.00%......................                   11            5,954,650                  5.2
55.01% to 60.00%......................                   24            9,042,068                  7.9
60.01% to 65.00%......................                   25            8,801,123                  7.7
65.01% to 70.00%......................                   42           13,911,545                 12.2
70.01% to 75.00%......................                   26            9,602,563                  8.4
75.01% to 80.00%......................                  108           36,378,105                 31.9
80.01% to 85.00%......................                    9            3,690,919                  3.2
85.01% to 90.00%......................                   44           15,121,579                 13.3
90.01% to 95.00%......................                   19            5,897,227                  5.2
                                        -------------------  -------------------  -------------------

   Totals.............................                  327  $       114,087,474                100.0%
                                        ===================  ===================  ===================



---------
(90) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 3-2 as of the Cut-off Date was approximately 73.50%.

                                  SUBGROUP 3-2
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 1-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                  175  $        62,386,948                 54.7%
Rate/Term Refinance                   32           10,491,438                  9.2
Cash-out Refinance.                  120           41,209,087                 36.1
                     -------------------  -------------------  -------------------

   Totals..........                  327  $       114,087,474                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 3-2
                     REMAINING TERMS TO STATED MATURITY(91)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 1-1 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

349 to 360.................                  327  $       114,087,474                100.0%
                             -------------------  -------------------  -------------------

   Totals..................                  327  $       114,087,474                100.0%
                             ===================  ===================  ===================


---------
(91) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 3-2 as of the Cut-off Date was approximately 358 months.

                                  SUBGROUP 3-2
                    REMAINING TERMS TO EXPECTED MATURITY(92)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 1-1 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

169 to 180.................                    1  $           293,949                  0.3%
337 to 348.................                    2              634,560                  0.6
349 to 360.................                  324  $       114,087,474                100.0%
                             -------------------  -------------------  -------------------

 Totals ...................                  327  $       114,087,474                100.0%
                             ===================  ===================  ===================


----------
(92) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 3-2 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 3-2 as of the Cut-off Date was approximately 357 months.



                                  SUBGROUP 3-2
                          TYPES OF MORTGAGED PROPERTIES

                                                                                  PERCENTAGE OF
                                                                                 SUBGROUP 3-2 BY
                                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                        MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------------  -------------------  -------------------  -------------------

Single-family Detached.............                  229  $        77,960,550                 68.3%
Cooperative Unit (93)..............                    3            1,088,448                  1.0
Attached Planned Unit Development..                   58           19,788,140                 17.3
Detached Planned Unit Development .                    2              766,185                  0.7
Condominium........................                   20            7,201,384                  6.3
Two-Family Dwelling Unit...........                   13            5,431,096                  4.8
Three or Four Family Dwelling Unit.                    2            1,851,671                  1.6
                                     -------------------  -------------------  -------------------

 Totals ...........................                  327  $       114,087,474                100.0%
                                     ===================  ===================  ===================


-----------
(93) Mortgage Loans secured by `'COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.

                                  SUBGROUP 3-2
                               OCCUPANCY TYPES(94)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 3-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                  296  $       102,160,657                 89.5%
Second Home........                   20            8,372,897                  7.3
Investment Property                   11            3,553,919                  3.1
                     -------------------  -------------------  -------------------

 Totals ...........                  327  $       114,087,474                100.0%
                     ===================  ===================  ===================


----------
(94) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 3-2.



                                  SUBGROUP 3-2
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 3-2 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                    8  $         2,588,668                  2.3%
Full Documentation.......                    1              511,865                  0.4
Reduced Documentation....                   11            4,775,615                  4.2
Streamlined Refinance....                    1              589,189                  0.5
No Documentation.........                  306          105,622,137                 92.6
                           -------------------  -------------------  -------------------

 Totals .................                  327  $       114,087,474                100.0%
                           ===================  ===================  ===================



                                  SUBGROUP 3-2
                                CREDIT SCORES(95)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 3-2 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    3  $           956,237                  0.8%
611 to 619............                    1               84,759                  0.1
620 to 700............                  124           44,004,023                 38.6
701 to 800............                  192           66,834,590                 58.6
801 to 817............                    7            2,207,865                  1.9
                        -------------------  -------------------  -------------------

 Totals ..............                  327  $       114,087,474                100.0%
                        ===================  ===================  ===================


----------
(95) The Credit Scores with respect to the Mortgage Components in Subgroup 3-2 that were scored as of the Cut-off Date ranged from 611 to 817 and the weighted average Credit Score with respect to such Mortgage Components was approximately 718.

                                  SUBGROUP 3-3

                                  SUBGROUP 3-3
                               MORTGAGE RATES(96)

                                                                   PERCENTAGE OF
                                                  AGGREGATE       SUBGROUP 3-3 BY
                                                  PRINCIPAL     AGGREGATE PRINCIPAL
                              NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE
-----------------------  -------------------  ----------------  -------------------

6.000% to 6.499%.......                   53  $      2,006,955                 10.8%
6.500% to 6.999%.......                  101        12,256,482                 65.8
7.000% to 7.499%.......                   16         3,914,716                 21.0
7.500% to 7.999%.......                    1           456,722                  2.5
                         -------------------  ----------------  -------------------

 Totals ...............                  171  $     18,634,875                100.0%
                         ===================  ================  ===================


---------
(96) The Mortgage Rates on the Mortgage Components in Subgroup 3-3 as of the Cut-off Date ranged from 6.375% per annum to 7.500% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 3-3 as of the Cut-off Date was approximately 6.740% per annum.

                                  SUBGROUP 3-3
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                   PERCENTAGE OF
                                                  SUBGROUP 3-3 BY
                NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
STATE          COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------  ----------  -------------------  -------------------

Arizona......           6  $           782,091                  4.2%
California...          24            2,141,314                 11.5
Colorado.....           4              251,257                  1.3
Connecticut..           3              253,782                  1.4
Delaware.....           2              101,835                  0.5
Florida......          43            4,312,119                 23.1
Georgia......           1               95,564                  0.5
Illinois.....           5              822,444                  4.4
Maryland.....           6              833,910                  4.5
Massachusetts           7            1,049,278                  5.6
Michigan.....           2              438,916                  2.4
Minnesota....           1               33,183                  0.2
Nevada.......           3              276,710                  1.5
New Hampshire           1              145,856                  0.8
New Jersey...          15            1,927,129                 10.3
New York.....          33            3,330,089                 17.9
Oregon.......           2               88,436                  0.5
Pennsylvania.           3              257,189                  1.4
Rhode Island.           1              183,687                  1.0
Texas........           1               28,974                  0.2
Virginia.....           6            1,095,352                  5.9
Washington...           1               96,457                  0.5
Wisconsin....           1               89,305                  0.5
               ----------  -------------------  -------------------

 Totals .....         171  $        18,634,875                100.0%
               ==========  ===================  ===================



                                  SUBGROUP 3-3
                              MORTGAGE LOAN AGE(97)

                                                                PERCENTAGE OF
                                                               SUBGROUP 3-3 BY
                             NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  ----------  -------------------  -------------------

1.........................          42  $         4,864,883                 26.1%
2.........................          45            5,022,415                 27.0
3.........................          65            6,670,863                 35.8
4.........................          13            1,283,123                  6.9
5.........................           3              361,845                  1.9
6.........................           2              260,299                  1.4
9.........................           1              171,449                  0.9
                            ----------  -------------------  -------------------

 Totals ..................         171  $        18,634,875                100.0%
                            ==========  ===================  ===================


--------
(97) The weighted average age of the Mortgage Components in Subgroup 3-3 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 3-3
                        ORIGINAL LOAN-TO-VALUE RATIO(98)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 3-3 BY
                                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  ----------  -------------------  -------------------

50.00% or less........................           6  $           292,288                  1.6%
50.01% to 55.00%......................           2              305,023                  1.6
55.01% to 60.00%......................           8            1,002,275                  5.4
60.01% to 65.00%......................          12            1,221,528                  6.6
65.01% to 70.00%......................          18            1,886,287                 10.1
70.01% to 75.00%......................          14            1,454,610                  7.8
75.01% to 80.00%......................          49            4,769,216                 25.6
80.01% to 85.00%......................           7              761,262                  4.1
85.01% to 90.00%......................          37            5,012,955                 26.9
90.01% to 95.00%......................          18            1,929,432                 10.4
                                        ----------  -------------------  -------------------

 Totals ..............................         171  $        18,634,875                100.0%
                                        ==========  ===================  ===================


---------
(98) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 3-3 as of the Cut-off Date was approximately 79.18%.

                                  SUBGROUP 3-3
                                  LOAN PURPOSE

                                                         PERCENTAGE OF
                                                        SUBGROUP 3-3 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Purchase...........         100  $        11,252,688                 60.4%
Refinance-Rate/Term          13            1,431,551                  7.7
Refinance-Cashout..          58            5,950,636                 31.9
                     ----------  -------------------  -------------------

   Totals..........         171  $        18,634,875                100.0%
                     ==========  ===================  ===================


                                  SUBGROUP 3-3
                     REMAINING TERMS TO STATED MATURITY(99)

                                                                 PERCENTAGE OF
                                                                SUBGROUP 3-3 BY
                              NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  ----------  -------------------  -------------------

349 to 360.................         171  $        18,634,875                100.0%
                             ----------  -------------------  -------------------

   Totals..................         171  $        18,634,875                100.0%
                             ==========  ===================  ===================


--------
(99) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 3-3 as of the Cut-off Date was approximately 358 months.



                                  SUBGROUP 3-3
                    REMAINING TERMS TO EXPECTED MATURITY(100)

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 3-3 BY
                                NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  ----------  -------------------  -------------------

169 to 180 months............           1  $            54,332                  0.3%
337 to 348 months............           1               74,826                  0.4
349 to 360 months............         169           18,505,718                 99.3
                               ----------  -------------------  -------------------

   Totals....................         171  $        18,634,875                100.0%
                               ==========  ===================  ===================


---------
(100) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 3-3 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 3-3 as of the Cut-off Date was approximately 357 months.

                                  SUBGROUP 3-3
                          TYPES OF MORTGAGED PROPERTIES

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 3-3 BY
                                     NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                     MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  ----------  -------------------  -------------------

Single-family Detached............         118  $        13,358,833                 71.7%
Cooperative Unit (101)............           3              401,069                  2.2
Attached Planned Unit Development.          30            2,767,761                 14.9
Detached Planned Unit Development.           1               28,929                  0.2
Condominium.......................          11            1,341,900                  7.2
Two Family Dwelling...............           6              524,099                  2.8
Three or Four Family Dwelling Unit           2              212,284                  1.1
                                    ----------  -------------------  -------------------

   Totals.........................         171  $        18,634,875                100.0%
                                    ==========  ===================  ===================


---------
(101) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 3-3
                              OCCUPANCY TYPES(102)

                                                         PERCENTAGE OF
                                                        SUBGROUP 3-3 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
OCCUPANCY TYPE       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Owner-Occupied.....         156  $        16,560,351                 88.9%
Second Home........          10            1,268,315                  6.8
Investment Property           5              806,210                  4.3
                     ----------  -------------------  -------------------

   Totals..........         171  $        18,634,875                100.0%
                     ==========  ===================  ===================


----------
(102) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 3-3.

                                  SUBGROUP 3-3
                               LOAN DOCUMENTATION

                                                               PERCENTAGE OF
                                                              SUBGROUP 3-3 BY
                            NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN DOCUMENTATION         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------  ----------  -------------------  -------------------

Alternative Documentation           3  $           242,179                  1.3%
Reduced Documentation....           6              705,758                  3.8
Streamlined  Refinance...           1              108,902                  0.6
No Documentation.........         161           17,578,036                 94.3
                           ----------  -------------------  -------------------

   Totals................         171  $        18,634,875                100.0%
                           ==========  ===================  ===================


                                  SUBGROUP 3-3
                               CREDIT SCORES(103)

                                                            PERCENTAGE OF
                                                           SUBGROUP 3-3 BY
                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF CREDIT SCORES  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------  ----------  -------------------  -------------------

Not Scored............           1  $            36,487                  0.2%
651 to 700............          70            7,749,193                 41.6
701 to 800............          96           10,454,942                 56.1
801 to 811............           4              394,253                  2.1
                        ----------  -------------------  -------------------

   Totals.............         171  $        18,634,875                100.0%
                        ==========  ===================  ===================


---------
(103) The Credit Scores with respect to the Mortgage Components in Subgroup 3-3 that were scored as of the Cut-off Date ranged from 651 to 811 and the weighted average Credit Score with respect to such Mortgage Components was approximately 716.

                                 MORTGAGE POOL 4

                                 MORTGAGE POOL 4
                               MORTGAGE RATES(104)

                                                                 PERCENTAGE OF
                                                               MORTGAGE POOL 4 BY
                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
-----------------------  --------------  -------------------  -------------------

4.500% to 4.999%.......               1  $           226,291                  0.2%
5.000% to 5.499%.......              53           18,182,302                 17.6
5.500% to 5.999%.......             222           59,276,394                 57.5
6.000% to 6.499%.......             121           23,408,967                 22.7
6.500% to 6.999%.......              11            2,073,165                  2.0
                         --------------  -------------------  -------------------

   Totals..............             408  $       103,167,119                100.0%
                         ==============  ===================  ===================


--------
(104) The Mortgage Rates in Mortgage Pool 4 as of the Cut-off Date ranged from 4.875% per annum to 6.750% per annum, and the weighted average Mortgage Rate on the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately 5.738% per annum.

                                 MORTGAGE POOL 4
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                              PERCENTAGE OF
                                                            MORTGAGE POOL 4 BY
                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
STATE                 MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
--------------------  --------------  -------------------  -------------------

Arizona.............              12  $         1,897,368                  1.8%
Arkansas............               5              656,090                  0.6
California..........              50           22,275,368                 21.6
Colorado............               4            1,158,103                  1.1
Connecticut.........               3            1,359,286                  1.3
District of Columbia               2              701,456                  0.7
Florida.............              68           16,534,379                 16.0
Georgia.............              16            2,969,302                  2.9
Illinois............              13            3,316,740                  3.2
Indiana.............               5              786,305                  0.8
Kansas..............               1               34,551                  0.0
Kentucky............               1               35,496                  0.0
Louisiana...........               7              979,270                  0.9
Maryland............              13            4,174,302                  4.0
Massachusetts.......               9            2,250,177                  2.2
Michigan............              10              931,854                  0.9
Minnesota...........               1              219,337                  0.2
Mississippi.........               4              262,510                  0.3
Montana.............               1               62,670                  0.1
Nebraska............               1               57,022                  0.1
Nevada..............               4            1,093,525                  1.1
New Jersey..........              20            5,938,249                  5.8
New York............              69           22,366,791                 21.7
North Carolina......               3              375,490                  0.4
Ohio................              10            1,401,346                  1.4
Oklahoma............               8              784,883                  0.8
Oregon..............               1              128,939                  0.1
Pennsylvania........              12            1,758,179                  1.7
Rhode Island........               1              272,111                  0.3
South Carolina......               6              826,326                  0.8
Tennessee...........               2              321,499                  0.3
Texas...............              34            4,141,404                  4.0
Virginia............              10            2,861,992                  2.8
Wisconsin...........               2              234,800                  0.2
                      --------------  -------------------  -------------------

   Totals...........             408  $       103,167,119                100.0%
                      ==============  ===================  ===================



                                 MORTGAGE POOL 4
                         ORIGINAL PRINCIPAL BALANCE(105)

                                                                              PERCENTAGE OF
                                                                            MORTGAGE POOL 4 BY
                                                      AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL PRINCIPAL BALANCES  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
------------------------------------  --------------  -------------------  -------------------

Up to $100,000......................             113  $         7,357,547                  7.1%
$100,001 to $150,000................              65            8,347,565                  8.1
$150,001 to $200,000................              50            8,632,080                  8.4
$200,001 to $250,000................              23            5,333,332                  5.2
$250,001 to $300,000................              24            6,623,677                  6.4
$300,001 to $350,000................              14            4,637,513                  4.5
$350,001 to $400,000................              26            9,780,663                  9.5
$400,001 to $450,000................              23            9,832,686                  9.5
$450,001 to $500,000................              21            9,923,782                  9.6
$500,001 to $550,000................              12            6,206,500                  6.0
$550,001 to $600,000................               7            3,874,061                  3.8
$600,001 to $650,000................              13            8,100,984                  7.9
$650,001 to $700,000................               1              664,421                  0.6
$700,001 to $750,000................               4            2,870,342                  2.8
$800,001 to $850,000................               3            2,420,681                  2.3
$850,001 to $900,000................               1              880,202                  0.9
$900,001 to $950,000................               2            1,824,855                  1.8
$950,001 to $1,000,000..............               6            5,856,229                  5.7
                                      --------------  -------------------  -------------------

   Totals...........................             408  $       103,167,119                100.0%
                                      ==============  ===================  ===================


----------
(105) The average outstanding principal balance of the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately $252,861. The original principal balances of the Mortgage Loans in Mortgage Pool 4 ranged from $25,200 to $1,000,000.

                                 MORTGAGE POOL 4
                             MORTGAGE LOAN AGE(106)

                                                                    PERCENTAGE OF
                                                                  MORTGAGE POOL 4 BY
                                            AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                               NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  --------------  -------------------  -------------------

1.........................              63  $         9,201,163                  8.9%
2.........................             122           20,165,961                 19.5
3.........................             101           20,925,218                 20.3
4.........................              27            9,265,576                  9.0
5.........................              27            9,274,418                  9.0
6.........................              24           12,195,907                 11.8
7.........................              17            8,453,262                  8.2
8.........................              12            6,309,677                  6.1
9.........................              10            5,478,258                  5.3
10........................               4            1,630,982                  1.6
30........................               1              266,697                  0.3
                            --------------  -------------------  -------------------

   Totals.................             408  $       103,167,119                100.0%
                            ==============  ===================  ===================


---------
(106) The weighted average age of the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately 4 months.



                                 MORTGAGE POOL 4
                        ORIGINAL LOAN-TO-VALUE RATIO(107)

                                                                                PERCENTAGE OF
                                                                              MORTGAGE POOL 4 BY
                                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                           NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  --------------  -------------------  -------------------

50.00% or less........................             107  $        29,714,534                 28.8%
50.01% to 55.00%......................              28            8,389,442                  8.1
55.01% to 60.00%......................              42           10,317,547                 10.0
60.01% to 65.00%......................              27            5,723,422                  5.5
65.01% to 70.00%......................              55           14,521,984                 14.1
70.01% to 75.00%......................              29            7,912,663                  7.7
75.01% to 80.00%......................              85           20,360,141                 19.7
80.01% to 85.00%......................               5            1,127,816                  1.1
85.01% to 90.00%......................              25            4,652,600                  4.5
90.01% to 95.00%......................               5              446,970                  0.4
                                        --------------  -------------------  -------------------

   Totals.............................             408  $       103,167,119                100.0%
                                        ==============  ===================  ===================


----------
(107) The weighted average original loan-to-value ratio of the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately 60.57%.

                                 MORTGAGE POOL 4
                                  LOAN PURPOSE

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 4 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Purchase...........             124  $        30,603,812                 29.7%
Refinance-Rate/Term             100           27,110,965                 26.3
Refinance-Cashout..             184           45,452,342                 44.1
                     --------------  -------------------  -------------------

    Totals.........             408  $       103,167,119                100.0%
                     ==============  ===================  ===================



                                 MORTGAGE POOL 4
                     REMAINING TERMS TO STATED MATURITY(108)

                                                                     PERCENTAGE OF
                                                                   MORTGAGE POOL 4 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  --------------  -------------------  -------------------

109 to 120.................              16  $         2,270,050                  2.2%
145 to 156.................               1              266,697                  0.3
169 to 180.................             391          100,630,372                 97.5
                             --------------  -------------------  -------------------

    Totals.................             408  $       103,167,119                100.0%
                             ==============  ===================  ===================



--------
(108) The weighted average remaining term to stated maturity of the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately 174 months.

                                 MORTGAGE POOL 4
                    REMAINING TERMS TO EXPECTED MATURITY(109)

                                                                       PERCENTAGE OF
                                                                     MORTGAGE POOL 4 BY
                                               AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF     BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE LOANS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  --------------  -------------------  -------------------

109 to 120...................              16  $         2,270,050                  2.2%
145 to 156...................               2              718,885                  0.7
157 to 168...................               2            1,034,094                  1.0
169 to 180...................             388           99,144,090                 96.1
                               --------------  -------------------  -------------------

    Totals...................             408  $       103,167,119                100.0%
                               ==============  ===================  ===================



---------
(109) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans in Mortgage Pool 4 as of the Cut-off Date was approximately 174 months.

                                 MORTGAGE POOL 4
                          TYPES OF MORTGAGED PROPERTIES

                                                                            PERCENTAGE OF
                                                                          MORTGAGE POOL 4 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                       NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------------------  --------------  -------------------  -------------------

Single-family Detached............             277  $        72,077,134                 69.9%
Cooperative Unit (110)............               6              951,666                  0.9
Attached Planned Unit Development.              59           16,316,052                 15.8
Condominium.......................              36            7,913,548                  7.7
Two-family Dwelling Unit..........              25            4,494,432                  4.4
Three or Four Family Dwelling Unit               5            1,414,288                  1.4
                                    --------------  -------------------  -------------------

    Totals........................             408  $       103,167,119                100.0%
                                    ==============  ===================  ===================



----------
(110) Mortgage Loans in Mortgage Pool 4 secured by "COOPERATIVE UNITS" were made to finance or finance the purchase of stock allocated to units in residential cooperative housing corporations.



                                 MORTGAGE POOL 4
                              OCCUPANCY TYPES(111)

                                                             PERCENTAGE OF
                                                           MORTGAGE POOL 4 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                        NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  --------------  -------------------  -------------------

Owner-Occupied.....             335  $        89,805,795                 87.0%
Second Home........              24            7,328,404                  7.1
Investment Property              49            6,032,920                  5.8
                     --------------  -------------------  -------------------

    Totals.........             408  $       103,167,119                100.0%
                     ==============  ===================  ===================



----------
(111) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Mortgage Pool 4.

                                 MORTGAGE POOL 4
                               LOAN DOCUMENTATION

                                                                   PERCENTAGE OF
                                                                 MORTGAGE POOL 4 BY
                                           AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  --------------  -------------------  -------------------

Alternative Documentation               1  $           704,343                  0.7%
Full Documentation.......               8              788,702                  0.8
Reduced Documentation....              21            4,241,137                  4.1
Streamlined Refinance....               1              118,633                  0.1
No Documentation.........             377           97,314,304                 94.3
                           --------------  -------------------  -------------------

    Totals...............             408  $       103,167,119                100.0%
                           ==============  ===================  ===================



                                 MORTGAGE POOL 4
                               CREDIT SCORES(112)

                                                                PERCENTAGE OF
                                                              MORTGAGE POOL 4 BY
                                        AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                           NUMBER OF       BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE LOANS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  --------------  -------------------  -------------------

Not Scored............               4  $         1,810,406                  1.8%
646 to 700............             152           36,264,360                 35.2
701 to 800............             240           61,749,473                 59.9
801 to 816............              12            3,342,880                  3.2
                        --------------  -------------------  -------------------

    Totals............             408  $       103,167,119                100.0%
                        ==============  ===================  ===================



--------
(112) The Credit Scores of the Mortgage Loans in Mortgage Pool 4 that were scored as of the Cut-off Date ranged from 646 to 816 and the weighted average Credit Score of the Mortgage Loans in Mortgage Pool 4 that were scored as of the Cutoff Date was approximately 726.

                                  SUBGROUP 4-1

                                  SUBGROUP 4-1
                               MORTGAGE RATES(113)

                                                             PERCENTAGE OF
                                                            SUBGROUP 4-1 BY
                          NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------  ----------  -------------------  -------------------

4.500% to 4.999%.......           1  $           226,291                  0.8%
5.000% to 5.499%.......          53           15,189,961                 54.6
5.500% to 5.999%.......         152           12,389,006                 44.6
                         ----------  -------------------  -------------------

    Totals.............         206  $        27,805,259                100.0%
                         ==========  ===================  ===================


--------
(113) The Mortgage Rates on the Mortgage Components in Subgroup 4-1 as of the Cut-off Date ranged from 4.875% per annum to 5.750% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 4-1 as of the Cut-off Date was approximately 5.424% per annum.

                                  SUBGROUP 4-1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                          PERCENTAGE OF
                                                         SUBGROUP 4-1 BY
                       NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                       MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
STATE                 COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------  ----------  -------------------  -------------------

Arizona.............           6  $           239,984                  0.9%
Arkansas............           1               19,670                  0.1
California..........          39           10,692,695                 38.5
Colorado............           4              306,259                  1.1
Connecticut.........           3              275,461                  1.0
District of Columbia           2              488,004                  1.8
Florida.............          30            2,802,764                 10.1
Georgia.............          10              932,220                  3.4
Illinois............           6            1,040,537                  3.7
Indiana.............           3              254,623                  0.9
Kansas..............           1                1,106                  0.0
Louisiana...........           5              215,841                  0.8
Maryland............           7              727,473                  2.6
Massachusetts.......           2              187,580                  0.7
Michigan............           1               38,195                  0.1
Minnesota...........           1              219,337                  0.8
Nevada..............           2              293,918                  1.1
New Jersey..........           9              827,930                  3.0
New York............          39            4,620,228                 16.6
Ohio................           3              160,559                  0.6
Oklahoma............           1                4,040                  0.0
Pennsylvania........           3              730,469                  2.6
South Carolina......           1                9,498                  0.0
Tennessee...........           1                9,148                  0.0
Texas...............          21            1,322,085                  4.8
Virginia............           5            1,385,635                  5.0
                      ----------  -------------------  -------------------

    Totals..........         206  $        27,805,259                100.0%
                      ==========  ===================  ===================



                                  SUBGROUP 4-1
                             MORTGAGE LOAN AGE(114)

                                                                PERCENTAGE OF
                                                               SUBGROUP 4-1 BY
                             NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  ----------  -------------------  -------------------

1.........................          22  $         1,717,892                  6.2%
2.........................          62            4,829,216                 17.4
3.........................          49            6,297,362                 22.6
4.........................          12            2,602,938                  9.4
5.........................          24            4,817,688                 17.3
6.........................          15            3,529,321                 12.7
7.........................          13            2,770,480                 10.0
8.........................           6              844,846                  3.0
9.........................           1               17,874                  0.1
10........................           1              235,757                  0.8
30........................           1              141,883                  0.5
                            ----------  -------------------  -------------------

    Totals................         206  $        27,805,259                100.0%
                            ==========  ===================  ===================


---------
(114) The weighted average age of the Mortgage Components in Subgroup 4-1 as of the Cut-off Date was approximately 4 months.

                                  SUBGROUP 4-1
                        ORIGINAL LOAN-TO-VALUE RATIO(115)

                                                                           PERCENTAGE OF
                                                                          SUBGROUP 4-1 BY
                                        NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                        MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIO  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------------------  ----------  -------------------  -------------------

50.00% or less.......................          65  $        10,344,179                 37.2%
50.01% to 55.00%.....................          18            2,479,897                  8.9
55.01% to 60.00%.....................          20            3,337,354                 12.0
60.01% to 65.00%.....................           9              869,068                  3.1
65.01% to 70.00%.....................          30            3,670,210                 13.2
70.01% to 75.00%.....................          15            1,890,008                  6.8
75.01% to 80.00%.....................          43            5,035,916                 18.1
80.01% to 85.00%.....................           1               20,356                  0.1
85.01% to 90.00%.....................           2               34,027                  0.1
90.01% to 95.00%.....................           3              124,243                  0.4
                                       ----------  -------------------  -------------------

    Totals...........................         206  $        27,805,259                100.0%
                                       ==========  ===================  ===================


-----------
(115) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 4-1 as of the Cut-off Date was approximately 57.25%.

                                  SUBGROUP 4-1
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 4-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                   68  $         8,455,971                 30.4%
Refinance-Rate/Term                   55            9,625,350                 34.6
Refinance-Cashout..                   83            9,723,937                 35.0
                     -------------------  -------------------  -------------------

    Totals.........                  206  $        27,805,259                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 4-1
                     REMAINING TERMS TO STATED MATURITY(116)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 4-1 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

109 to 120.................                   12  $           407,651                  1.5%
145 to 156.................                    1              141,883                  0.5
169 to 180.................                  193           27,255,724                 98.0
                             -------------------  -------------------  -------------------

    Totals.................                  206  $        27,805,259                100.0%
                             ===================  ===================  ===================



--------
(116) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 4-1 as of the Cut-off Date was approximately 175 months.



                                  SUBGROUP 4-1
                    REMAINING TERMS TO EXPECTED MATURITY(117)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 4-1 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

109 to 120...................                   12  $           407,651                  1.5%
145 to 156...................                    1              141,883                  0.5
157 to 168...................                    2               33,091                  0.1
169 to 180...................                  191           27,222,633                 97.9
                               -------------------  -------------------  -------------------

    Totals...................                  206  $        27,805,259                100.0%
                               ===================  ===================  ===================


--------
(117) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 4-1 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 4-1 as of the Cut-off Date was approximately 175 months.

                                  SUBGROUP 4-1
                          TYPES OF MORTGAGED PROPERTIES

                                                                                  PERCENTAGE OF
                                                                                 SUBGROUP 4-1 BY
                                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                        MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------------  -------------------  -------------------  -------------------

Single-family Detached.............                  142  $        20,570,251                 74.0%
Cooperative Unit (118).............                    3              233,897                  0.8
Attached Planned Unit Development..                   32            4,862,249                 17.5
Condominium........................                   18            1,511,248                  5.4
Two-Family Dwelling Unit...........                    9              475,146                  1.7
Three or Four Family Dwelling Unit                     2              152,467                  0.5
                                     -------------------  -------------------  -------------------

   Totals..........................                  206  $        27,805,259                100.0%
                                     ===================  ===================  ===================




--------
(118) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 4-1
                              OCCUPANCY TYPES(119)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 4-1 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                  177  $        25,413,363                 91.4%
Second Home........                   12            1,453,491                  5.2
Investment Property                   17              938,404                  3.4
                     -------------------  -------------------  -------------------

   Totals..........                  206  $        27,805,259                100.0%
                     ===================  ===================  ===================



---------
(119) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 4-1.

                                  SUBGROUP 4-1
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 4-1 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Alternative Documentation                    1  $           704,343                  2.5%
Full Documentation.......                    5              186,185                  0.7
Reduced Documentation....                   13            1,313,043                  4.7
No Documentation.........                  187           25,601,687                 92.1
                           -------------------  -------------------  -------------------

   Totals................                  206  $        27,805,259                100.0%
                           ===================  ===================  ===================


                                  SUBGROUP 4-1
                               CREDIT SCORES(120)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 4-1 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    3  $           364,527                  1.3%
651 to 700............                   72            6,975,034                 25.1
701 to 800............                  125           19,487,556                 70.1
801 to 809............                    6              978,142                  3.5
                        -------------------  -------------------  -------------------

   Totals.............                  206  $        27,805,259                100.0%
                        ===================  ===================  ===================



---------
(120) The Credit Scores with respect to the Mortgage Components in Subgroup 4-1 that were scored as of the Cut-off Date ranged from 651 to 809 and the weighted average Credit Score with respect to such Mortgage Components was approximately 737.

                                  SUBGROUP 4-2

                                  SUBGROUP 4-2
                               MORTGAGE RATES(121)

                                                                   PERCENTAGE OF
                                                  AGGREGATE       SUBGROUP 4-2 BY
                                                  PRINCIPAL     AGGREGATE PRINCIPAL
                              NUMBER OF         BALANCE AS OF    BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS  THE CUT-OFF DATE      CUT-OFF DATE
-----------------------  -------------------  ----------------  -------------------

5.000% to 5.499%.......                   37  $      2,992,341                  5.5%
5.500% to 5.999%.......                  222        43,638,007                 79.9
6.000% to 6.499%.......                  102         8,018,965                 14.7
                         -------------------  ----------------  -------------------

   Totals..............                  361  $     54,649,312                100.0%
                         ===================  ================  ===================



--------
(121) The Mortgage Rates on the Mortgage Components in Subgroup 4-2 as of the Cut-off Date ranged from 5.375% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 4-2 as of the Cut-off Date was approximately 5.741% per annum.

                                  SUBGROUP 4-2
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                          PERCENTAGE OF
                                                         SUBGROUP 4-2 BY
                       NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                       MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
STATE                 COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------  ----------  -------------------  -------------------

Arizona.............          12  $         1,213,038                  2.2%
Arkansas............           4              190,973                  0.3
California..........          45           10,342,390                 18.9
Colorado............           4              851,843                  1.6
Connecticut.........           3            1,083,825                  2.0
District of Columbia           2              213,452                  0.4
Florida.............          57            9,157,152                 16.8
Georgia.............          15            1,849,744                  3.4
Illinois............          10            1,364,083                  2.5
Indiana.............           5              429,671                  0.8
Kansas..............           1               33,445                  0.1
Kentucky............           1               27,758                  0.1
Louisiana...........           7              730,476                  1.3
Maryland............          10            2,028,552                  3.7
Massachusetts.......           8            1,283,665                  2.3
Michigan............           7              365,264                  0.7
Mississippi.........           4              137,374                  0.3
Montana.............           1               17,673                  0.0
Nevada..............           4              681,658                  1.2
New Jersey..........          18            3,485,629                  6.4
New York............          67           13,236,769                 24.2
North Carolina......           2               72,477                  0.1
Ohio................           9              615,472                  1.1
Oklahoma............           8              419,176                  0.8
Oregon..............           1               68,596                  0.1
Pennsylvania........           8              552,407                  1.0
Rhode Island........           1              144,763                  0.3
South Carolina......           6              626,811                  1.1
Tennessee...........           2              295,678                  0.5
Texas...............          29            2,047,529                  3.7
Virginia............           9            1,024,193                  1.9
Wisconsin...........           1               57,775                  0.1
                      ----------  -------------------  -------------------

   Totals...........         361  $        54,649,312                100.0%
                      ==========  ===================  ===================



                                  SUBGROUP 4-2
                             MORTGAGE LOAN AGE(122)

                                                                PERCENTAGE OF
                                                               SUBGROUP 4-2 BY
                             NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  ----------  -------------------  -------------------

1.........................          56  $         4,481,129                  8.2%
2.........................         107           10,997,020                 20.1
3.........................          85           10,565,188                 19.3
4.........................          24            5,063,388                  9.3
5.........................          25            4,322,130                  7.9
6.........................          23            6,424,923                 11.8
7.........................          15            4,953,040                  9.1
8.........................          11            2,877,884                  5.3
9.........................          10            4,055,296                  7.4
10........................           4              784,501                  1.4
30........................           1              124,814                  0.2
                            ----------  -------------------  -------------------

   Totals.................         361  $        54,649,312                100.0%
                            ==========  ===================  ===================



---------
(122) The weighted average age of the Mortgage Components in Subgroup 4-2 as of the Cut-off Date was approximately 4 months.


                                  SUBGROUP 4-2
                        ORIGINAL LOAN-TO-VALUE RATIO(123)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 4-2 BY
                                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  ----------  -------------------  -------------------

50.00% or less........................          98  $        15,750,585                 28.8%
50.01% to 55.00%......................          27            5,081,638                  9.3
55.01% to 60.00%......................          40            5,081,053                  9.3
60.01% to 65.00%......................          23            3,484,857                  6.4
65.01% to 70.00%......................          47            8,034,089                 14.7
70.01% to 75.00%......................          26            4,479,366                  8.2
75.01% to 80.00%......................          76           10,508,247                 19.2
80.01% to 85.00%......................           3              712,082                  1.3
85.01% to 90.00%......................          16            1,311,698                  2.4
90.01% to 95.00%......................           5              205,698                  0.4
                                        ----------  -------------------  -------------------

   Totals.............................         361  $        54,649,312                100.0%
                                        ==========  ===================  ===================



----------
(123) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 4-2 as of the Cut-off Date was approximately 59.77%.

                                  SUBGROUP 4-2
                                  LOAN PURPOSE

                                                         PERCENTAGE OF
                                                        SUBGROUP 4-2 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Purchase...........         112  $        15,800,615                 28.9%
Refinance-Rate/Term          86           13,154,079                 24.1
Refinance-Cashout..         163           25,694,618                 47.0
                     ----------  -------------------  -------------------

   Totals..........         361  $        54,649,312                100.0%
                     ==========  ===================  ===================


                                  SUBGROUP 4-2
                     REMAINING TERMS TO STATED MATURITY(124)

                                                                 PERCENTAGE OF
                                                                SUBGROUP 4-2 BY
                              NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  ----------  -------------------  -------------------

109 to 120.................          13  $         1,711,599                  3.1%
145 to 156.................           1              124,814                  0.2
169 to 180.................         347           52,812,899                 96.6
                             ----------  -------------------  -------------------

   Totals..................         361  $        54,649,312                100.0%
                             ==========  ===================  ===================




----------
(124) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 4-2 as of the Cut-off Date was approximately 174 months.


                                  SUBGROUP 4-2
                    REMAINING TERMS TO EXPECTED MATURITY(125)

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 4-2 BY
                                NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  ----------  -------------------  -------------------

109 to 120...................          13  $         1,711,599                  3.1%
145 to 156...................           2              478,425                  0.9
157 to 168...................           2            1,001,003                  1.8
169 to 180...................         344           51,458,285                 94.2
                               ----------  -------------------  -------------------

   Totals....................         361  $        54,649,312                100.0%
                               ==========  ===================  ===================




--------
(125) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 4-2 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 4-2 as of the Cut-off Date was approximately 173 months.

                                  SUBGROUP 4-2
                          TYPES OF MORTGAGED PROPERTIES

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 4-2 BY
                                     NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                     MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  ----------  -------------------  -------------------

Single-family Detached............         250  $        38,198,067                 69.9%
Cooperative Unit (126)............           6              627,560                  1.1
Attached Planned Unit Development.          51            7,981,225                 14.6
Condominium.......................          29            4,359,658                  8.0
Two-Family Dwelling Unit..........          20            2,563,558                  4.7
Three or Four Family Dwelling Unit           5              919,244                  1.7
                                    ----------  -------------------  -------------------

   Totals.........................         361  $        54,649,312                100.0%
                                    ==========  ===================  ===================



--------
(126) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.

                                  SUBGROUP 4-2
                              OCCUPANCY TYPES(127)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 4-2 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                  295  $        47,998,836                 87.8%
Second Home........                   21            3,257,179                  6.0
Investment Property                   45            3,393,298                  6.2
                     -------------------  -------------------  -------------------

   Totals..........                  361  $        54,649,312                100.0%
                     ===================  ===================  ===================


--------
(127) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 4-2.



                                  SUBGROUP 4-2
                               LOAN DOCUMENTATION

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 4-2 BY
                                                AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------------  -------------------  -------------------  -------------------

Full Documentation.......                    8  $           488,308                  0.9%
Reduced Documentation....                   21            2,374,075                  4.3
Streamlined Documentation                    1               63,113                  0.1
No Documentation.........                  331           51,723,817                 94.6
                           -------------------  -------------------  -------------------

   Totals................                  361  $        54,649,312                100.0%
                           ===================  ===================  ===================


                                  SUBGROUP 4-2
                               CREDIT SCORES(128)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 4-1 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    3  $           830,492                  1.5%
646 to 700............                  133           21,330,657                 39.0
701 to 800............                  213           30,399,444                 55.6
801 to 816............                   12            2,088,719                  3.8
                        -------------------  -------------------  -------------------

   Totals.............                  361  $        54,649,312                100.0%
                        ===================  ===================  ===================


---------
(128) The Credit Scores with respect to the Mortgage Components in Subgroup 4-2 that were scored as of the Cut-off Date ranged from 646 to 816 and the weighted average Credit Score with respect to such Mortgage Components was approximately 722.

                                  SUBGROUP 4-3

                                  SUBGROUP 4-3
                               MORTGAGE RATES(129)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 4-3 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.500% to 5.999%.......                   70  $         3,249,381                 15.7%
6.000% to 6.499%.......                  121           15,390,002                 74.3
6.500% to 6.999%.......                   11            2,073,165                 10.0
                         -------------------  -------------------  -------------------

   Totals..............                  202  $        20,712,548                100.0%
                         ===================  ===================  ===================


-------
(129) The Mortgage Rates on the Mortgage Components in Subgroup 4-3 as of the Cut-off Date ranged from 5.875% per annum to 6.750% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 4-3 as of the Cut-off Date was approximately 6.153% per annum.

                                  SUBGROUP 4-3
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                             PERCENTAGE OF
                                                            SUBGROUP 4-3 BY
                                     AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                     NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
STATE           MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------  -------------------  -------------------  -------------------

Arizona.......                    6  $           444,345                  2.1%
Arkansas......                    4              445,447                  2.2
California....                   11            1,240,283                  6.0
Florida.......                   38            4,574,462                 22.1
Georgia.......                    6              187,338                  0.9
Illinois......                    7              912,121                  4.4
Indiana.......                    2              102,011                  0.5
Kentucky......                    1                7,738                  0.0
Louisiana.....                    2               32,953                  0.2
Maryland......                    6            1,418,277                  6.8
Massachusetts.                    7              778,932                  3.8
Michigan......                    9              528,396                  2.6
Mississippi...                    4              125,137                  0.6
Montana.......                    1               44,997                  0.2
Nebraska......                    1               57,022                  0.3
Nevada........                    2              117,948                  0.6
New Jersey....                   11            1,624,690                  7.8
New York......                   30            4,509,794                 21.8
North Carolina                    3              303,013                  1.5
Ohio..........                    7              625,314                  3.0
Oklahoma......                    7              361,667                  1.7
Oregon........                    1               60,344                  0.3
Pennsylvania..                    9              475,303                  2.3
Rhode Island..                    1              127,348                  0.6
South Carolina                    5              190,017                  0.9
Tennessee.....                    1               16,673                  0.1
Texas.........                   13              771,790                  3.7
Virginia......                    5              452,164                  2.2
Wisconsin.....                    2              177,024                  0.9
                -------------------  -------------------  -------------------

   Totals.....                  202  $        20,712,548                100.0%
                ===================  ===================  ===================



                                  SUBGROUP 4-3
                             MORTGAGE LOAN AGE(130)

                                                                         PERCENTAGE OF
                                                                        SUBGROUP 4-3 BY
                                                 AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                 NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------  -------------------  -------------------  -------------------

1.........................                   41  $         3,002,142                 14.5%
2.........................                   60            4,339,726                 21.0
3.........................                   52            4,062,668                 19.6
4.........................                   15            1,599,250                  7.7
5.........................                    3              134,600                  0.6
6.........................                    9            2,241,663                 10.8
7.........................                    4              729,742                  3.5
8.........................                    6            2,586,947                 12.5
9.........................                    9            1,405,088                  6.8
10........................                    3              610,723                  2.9
                            -------------------  -------------------  -------------------

   Totals.................                  202  $        20,712,548                100.0%
                            ===================  ===================  ===================


--------
(130) The weighted average age of the Mortgage Components in Subgroup 4-3 as of the Cut-off Date was approximately 4 months.



                                  SUBGROUP 4-3
                        ORIGINAL LOAN-TO-VALUE RATIO(131)

                                                                                     PERCENTAGE OF
                                                                                    SUBGROUP 4-3 BY
                                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
--------------------------------------  -------------------  -------------------  -------------------

50.00% or less........................                   42  $         3,619,770                 17.5%
50.01% to 55.00%......................                   10              827,907                  4.0
55.01% to 60.00%......................                   22            1,899,140                  9.2
60.01% to 65.00%......................                   18            1,369,497                  6.6
65.01% to 70.00%......................                   25            2,817,685                 13.6
70.01% to 75.00%......................                   14            1,543,290                  7.5
75.01% to 80.00%......................                   42            4,815,978                 23.3
80.01% to 85.00%......................                    4              395,377                  1.9
85.01% to 90.00%......................                   23            3,306,875                 16.0
90.01% to 95.00%......................                    2              117,029                  0.6
                                        -------------------  -------------------  -------------------

   Totals.............................                  202  $        20,712,548                100.0%
                                        ===================  ===================  ===================


--------
(131) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 4-3 as of the Cut-off Date was approximately 67.17%.

                                  SUBGROUP 4-3
                                  LOAN PURPOSE

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 4-3 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN PURPOSE         MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Purchase...........                   56  $         6,347,226                 30.6%
Refinance-Rate/Term                   45            4,331,536                 20.9
Refinance-Cashout..                  101           10,033,787                 48.4
                     -------------------  -------------------  -------------------

   Totals..........                  202  $        20,712,548                100.0%
                     ===================  ===================  ===================


                                  SUBGROUP 4-3
                     REMAINING TERMS TO STATED MATURITY(132)

                                                                          PERCENTAGE OF
                                                                         SUBGROUP 4-3 BY
                                                  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------------  -------------------  -------------------  -------------------

109 to 120.................                    4  $           150,800                  0.7%
169 to 180.................                  198           20,561,748                 99.3
                             -------------------  -------------------  -------------------

   Totals..................                  202  $        20,712,548                100.0%
                             ===================  ===================  ===================


--------
(132) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 4-3 as of the Cut-off Date was approximately 175 months.



                                  SUBGROUP 4-3
                    REMAINING TERMS TO EXPECTED MATURITY(133)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 4-3 BY
                                                    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS            NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------------  -------------------  -------------------  -------------------

109 to 120...................                    4  $           150,800                  0.7%
145 to 156...................                    1               98,577                  0.5
169 to 180...................                  197           20,463,171                 98.8
                               -------------------  -------------------  -------------------

   Totals....................                  202  $        20,712,548                100.0%
                               ===================  ===================  ===================


-------
(133) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 4-3 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 4-3 as of the Cut-off Date was approximately 175 months.

                                  SUBGROUP 4-3
                          TYPES OF MORTGAGED PROPERTIES

                                                                                 PERCENTAGE OF
                                                                                SUBGROUP 4-3 BY
                                                         AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
PROPERTY TYPE                       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------------------  -------------------  -------------------  -------------------

Single-family Detached............                  135  $        13,308,815                 64.3%
Cooperative Unit (134)............                    3               90,209                  0.4
Attached Planned Unit Development.                   27            3,472,577                 16.8
Condominium.......................                   18            2,042,641                  9.9
Two-Family Dwelling Unit..........                   16            1,455,728                  7.0
Three or Four Family Dwelling Unit                    3              342,577                  1.7
                                    -------------------  -------------------  -------------------

   Totals.........................                  202  $        20,712,548                100.0%
                                    ===================  ===================  ===================


-------
(134) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 4-3
                              OCCUPANCY TYPES(135)

                                                                  PERCENTAGE OF
                                                                 SUBGROUP 4-3 BY
                                          AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                          NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
OCCUPANCY TYPE       MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-------------------  -------------------  -------------------  -------------------

Owner-Occupied.....                  158  $        16,393,596                 79.1%
Second Home........                   12            2,617,734                 12.6
Investment Property                   32            1,701,218                  8.2
                     -------------------  -------------------  -------------------

   Totals..........                  202  $        20,712,548                100.0%
                     ===================  ===================  ===================


---------
(135) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 4-3.

                                  SUBGROUP 4-3
                               LOAN DOCUMENTATION

                                                                    PERCENTAGE OF
                                                                   SUBGROUP 4-3 BY
                                            AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
LOAN DOCUMENTATION     MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
---------------------  -------------------  -------------------  -------------------

Full Documentation...                    3  $           114,208                  0.6%
Reduced Documentation                    8              554,019                  2.7
Streamlined Refinance                    1               55,520                  0.3
No Documentation.....                  190           19,988,801                 96.5
                       -------------------  -------------------  -------------------

   Totals............                  202  $        20,712,548                100.0%
                       ===================  ===================  ===================


                                  SUBGROUP 4-3
                               CREDIT SCORES(136)

                                                                     PERCENTAGE OF
                                                                    SUBGROUP 4-3 BY
                                             AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF CREDIT SCORES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
----------------------  -------------------  -------------------  -------------------

Not Scored............                    1  $           615,387                  3.0%
646 to 700............                   80            7,958,669                 38.4
701 to 800............                  115           11,862,473                 57.3
801 to 816............                    6              276,020                  1.3
                        -------------------  -------------------  -------------------

   Totals.............                  202  $        20,712,548                100.0%
                        ===================  ===================  ===================


--------
(136) The Credit Scores with respect to the Mortgage Components in Subgroup 4-3 that were scored as of the Cut-off Date ranged from 646 to 816 and the weighted average Credit Score with respect to such Mortgage Components was approximately 719.

                                  SUBGROUP 5-1

                                  SUBGROUP 5-1
                               MORTGAGE RATES(137)

                                                                      PERCENTAGE OF
                                                                     SUBGROUP 5-1 BY
                                              AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                              NUMBER OF          BALANCE AS OF      BALANCE AS OF THE
RANGE OF MORTGAGE RATES  MORTGAGE COMPONENTS    THE CUT-OFF DATE       CUT-OFF DATE
-----------------------  -------------------  -------------------  -------------------

5.000% to 5.499%.......                    3  $           237,864                  0.2%
5.500% to 5.999%.......                  327           63,542,044                 56.1
6.000% to 6.499%.......                  822           49,434,099                 43.7
                         -------------------  -------------------  -------------------

   Totals..............                1,152  $       113,214,007                100.0%
                         ===================  ===================  ===================


-------
(137) The Mortgage Rates on the Mortgage Components in Subgroup 5-1 as of the Cut-off Date ranged from 5.125% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Mortgage Components in Subgroup 5-1 as of the Cut-off Date was approximately 5.909% per annum.

                                  SUBGROUP 5-1
                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                          PERCENTAGE OF
                                                         SUBGROUP 5-1 BY
                       NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                       MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
STATE                 COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------  ----------  -------------------  -------------------

Alabama.............           3  $            76,215                  0.1%
Arizona.............          53            3,973,659                  3.5
Arkansas............           7              454,785                  0.4
California..........         145           26,200,764                 23.1
Colorado............          20            1,390,960                  1.2
Connecticut.........          19            1,167,314                  1.0
Delaware............           6              336,277                  0.3
District of Columbia           4              547,828                  0.5
Florida.............         237           20,406,532                 18.0
Georgia.............          35            2,052,782                  1.8
Hawaii..............           6            1,147,989                  1.0
Idaho...............           6              130,872                  0.1
Illinois............          31            3,924,338                  3.5
Indiana.............          11              579,907                  0.5
Kansas..............           5              240,692                  0.2
Kentucky............           3              167,849                  0.1
Louisiana...........          23            1,408,697                  1.2
Maine...............           3              774,482                  0.7
Maryland............          31            2,810,264                  2.5
Massachusetts.......           5            1,047,750                  0.9
Michigan............          23            1,573,958                  1.4
Minnesota...........           3              339,530                  0.3
Mississippi.........           1               43,681                  0.0
Missouri............           6              189,565                  0.2
Nebraska............           1               31,553                  0.0
Nevada..............          13            1,597,517                  1.4
New Hampshire.......           1              106,026                  0.1
New Jersey..........          45            4,611,552                  4.1
New Mexico..........           5              570,202                  0.5
New York............          92           11,935,685                 10.5
North Carolina......          20            1,585,974                  1.4
Ohio................          20              576,408                  0.5
Oklahoma............          12            1,016,221                  0.9
Oregon..............          21            1,667,195                  1.5
Pennsylvania........          29            1,772,786                  1.6
Rhode Island........           2              183,823                  0.2
South Carolina......          17              870,354                  0.8
Tennessee...........          17              696,559                  0.6
Texas...............          85            5,800,392                  5.1
Utah................           5              266,206                  0.2
Vermont.............           2               51,101                  0.0
Virginia............          43            5,476,127                  4.8
Washington..........          22            2,522,947                  2.2
West Virginia.......           2               39,567                  0.0
Wisconsin...........          11              791,454                  0.7
Wyoming.............           1               57,669                  0.1
                      ----------  -------------------  -------------------

    Totals..........       1,152  $       113,214,007                100.0%
                      ==========  ===================  ===================



                                  SUBGROUP 5-1
                             MORTGAGE LOAN AGE(138)

                                                                PERCENTAGE OF
                                                               SUBGROUP 5-1 BY
                             NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                             MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
MORTGAGE LOAN AGE (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------  ----------  -------------------  -------------------

0.........................          10  $           691,790                  0.6%
1.........................         407           39,924,046                 35.3
2.........................         440           42,319,433                 37.4
3.........................         250           25,049,810                 22.1
4.........................          39            4,463,114                  3.9
5.........................           3              625,865                  0.6
6.........................           2               37,568                  0.0
8.........................           1              102,381                  0.1
                            ----------  -------------------  -------------------

    Totals................       1,152  $       113,214,007                100.0%
                            ==========  ===================  ===================


--------
(138) The weighted average age of the Mortgage Components in Subgroup 5-1 as of the Cut-off Date was approximately 2 months.



                                  SUBGROUP 5-1
                        ORIGINAL LOAN-TO-VALUE RATIO(139)

                                                                            PERCENTAGE OF
                                                                           SUBGROUP 5-1 BY
                                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
--------------------------------------  ----------  -------------------  -------------------

50.00% or less........................         137  $        15,609,972                 13.8%
50.01% to 55.00%......................          43            5,896,901                  5.2
55.01% to 60.00%......................          64            7,079,365                  6.3
60.01% to 65.00%......................          85            9,565,274                  8.4
65.01% to 70.00%......................         142           16,702,031                 14.8
70.01% to 75.00%......................         108           10,713,347                  9.5
75.01% to 80.00%......................         437           40,057,730                 35.4
80.01% to 85.00%......................          14              719,864                  0.6
85.01% to 90.00%......................          97            5,471,286                  4.8
90.01% to 95.00%......................          25            1,398,238                  1.2
                                        ----------  -------------------  -------------------

Totals................................       1,152  $       113,214,007                100.0%
                                        ==========  ===================  ===================


--------
(139) The weighted average original loan-to-value ratio of the Mortgage Components in Subgroup 5-1 as of the Cut-off Date was approximately 68.59%.

                                  SUBGROUP 5-1
                                  LOAN PURPOSE

                                                         PERCENTAGE OF
                                                        SUBGROUP 5-1 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN PURPOSE         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Purchase...........         606  $        55,805,483                 49.3%
Refinance-Rate/Term         150           13,841,943                 12.2
Refinance-Cashout..         396           43,566,582                 38.5
                     ----------  -------------------  -------------------

    Totals.........       1,152  $       113,214,007                100.0%
                     ==========  ===================  ===================


                                  SUBGROUP 5-1
                     REMAINING TERMS TO STATED MATURITY(140)

                                                                 PERCENTAGE OF
                                                                SUBGROUP 5-1 BY
                              NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO STATED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
---------------------------  ----------  -------------------  -------------------

229 to 240.................           9  $           714,888                  0.6%
289 to 300.................           3              234,246                  0.2
349 to 360.................       1,140          112,264,874                 99.2
                             ----------  -------------------  -------------------

    Totals.................       1,152  $       113,214,007                100.0%
                             ==========  ===================  ===================


---------
(140) The weighted average remaining term to stated maturity of the Mortgage Components in Subgroup 5-1 as of the Cut-off Date was approximately 357 months.



                                  SUBGROUP 5-1
                    REMAINING TERMS TO EXPECTED MATURITY(141)

                                                                   PERCENTAGE OF
                                                                  SUBGROUP 5-1 BY
                                NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS        MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
TO EXPECTED MATURITY (MONTHS)  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-----------------------------  ----------  -------------------  -------------------

229 to 240...................           9  $           714,888                  0.6%
289 to 300...................           4              306,439                  0.3
337 to 348...................           9              643,402                  0.6
349 to 360...................       1,130          111,549,278                 98.5
                               ----------  -------------------  -------------------

    Totals...................       1,152  $       113,214,007                100.0%
                               ==========  ===================  ===================


---------
(141) Based on payments actually received (or scheduled to be received) with respect to each Mortgage Loan in Subgroup 5-1 on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Components in Subgroup 5-1 as of the Cut-off Date was approximately 357 months.

                                  SUBGROUP 5-1
                          TYPES OF MORTGAGED PROPERTIES

                                                                        PERCENTAGE OF
                                                                       SUBGROUP 5-1 BY
                                     NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                                     MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
PROPERTY TYPE                       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------------------  ----------  -------------------  -------------------

Single-family Detached............         680  $        68,510,682                 60.5%
Cooperative Unit (142)............           8              439,174                  0.4
Attached Planned Unit Development.         204           19,978,661                 17.6
Detached Planned Unit Development.           3              495,253                  0.4
Condominium.......................         143           10,113,816                  8.9
Two-Family Dwelling Unit..........          82            9,909,839                  8.8
Three or Four Family Dwelling Unit          32            3,766,582                  3.3
                                    ----------  -------------------  -------------------

    Totals........................       1,152  $       113,214,007                100.0%
                                    ==========  ===================  ===================


-------
(142) Mortgage Loans secured by "COOPERATIVE UNITS" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations.



                                  SUBGROUP 5-1
                              OCCUPANCY TYPES(143)

                                                         PERCENTAGE OF
                                                        SUBGROUP 5-1 BY
                      NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                      MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
OCCUPANCY TYPE       COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------  ----------  -------------------  -------------------

Owner-Occupied.....         642  $        75,133,434                 66.4%
Second Home........          53            4,611,626                  4.1
Investment Property         457           33,468,947                 29.6
                     ----------  -------------------  -------------------

    Totals.........       1,152  $       113,214,007                100.0%
                     ==========  ===================  ===================


---------
(143) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans in Subgroup 5-1.

                                  SUBGROUP 5-1
                               LOAN DOCUMENTATION

                                                               PERCENTAGE OF
                                                              SUBGROUP 5-1 BY
                            NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                            MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
LOAN DOCUMENTATION         COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
-------------------------  ----------  -------------------  -------------------

Alternative Documentation          36  $         3,784,316                  3.3%
Full Documentation.......         417           31,998,451                 28.3
Reduced Documentation....         103           10,255,377                  9.1
Streamlined Refinance....           1               53,677                  0.0
No Documentation.........         595           67,122,187                 59.3
                           ----------  -------------------  -------------------

    Totals...............       1,152  $       113,214,007                100.0%
                           ==========  ===================  ===================


                                  SUBGROUP 5-1
                               CREDIT SCORES(144)

                                                            PERCENTAGE OF
                                                           SUBGROUP 5-1 BY
                         NUMBER OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
                         MORTGAGE    BALANCE AS OF THE    BALANCE AS OF THE
RANGE OF CREDIT SCORES  COMPONENTS      CUT-OFF DATE         CUT-OFF DATE
----------------------  ----------  -------------------  -------------------

Not Scored............           9  $         1,186,121                  1.0%
591 to 619............           9            1,082,518                  1.0
620 to 700............         362           34,678,169                 30.6
701 to 800............         729           72,758,657                 64.3
801 to 817............          43            3,508,542                  3.1
                        ----------  -------------------  -------------------

    Totals............       1,152  $       113,214,007                100.0%
                        ==========  ===================  ===================


---------
(144) The Credit Scores with respect to the Mortgage Components in Subgroup 5-1 that were scored as of the Cut-off Date ranged from 591 to 817 and the weighted average Credit Score with respect to such Mortgage Components was approximately 728.

                       PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of principal payments on the Offered Certificates (other than the Class A-X , Class 3-A3 and Class 5-A8 Certificates), the aggregate amount of each interest payment on the Offered Certificates (other than the Class A-P Certificates) and the yield to maturity of the Offered Certificates are related to the rate and timing of payments of principal on the underlying Mortgage Loans (or, with respect to any of the Class A Subgroup 1-2 Certificates, Class A Subgroup 1-3 Certificates, Class A Subgroup 2-2 Certificates, Class A Subgroup 2-3 Certificates, Class A Subgroup 3-2 Certificates, Class A Subgroup 3-3 Certificates, Class A Subgroup 4-1 Certificates, Class A Subgroup 4-2 Certificates, Class A Subgroup 4-3 Certificates and Class A Subgroup 5-1 Certificates, on the underlying Mortgage Loans or Mortgage Components in the related Subgroup). The principal payments on such Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Certificates ("CERTIFICATEHOLDERS") of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, because, for at least nine years after the issuance of the Certificates, the Class A Certificateholders (other than the Class A-X, Class 3-A3 and Class 5-A8 Certificateholders) in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments, which is greater than their proportionate interest in the Trust Fund, the rate of principal prepayments on the Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Certificates than if such Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

    Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal on the Certificates may also be affected by any repurchase of the Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "The Mortgage Loans-- General" and "The Pooling and Servicing Agreement--Optional Termination." In such event, the repurchase price will be passed through to the Certificateholders as a prepayment of principal in the month following the month of such repurchase.

    The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Seller believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for the Mortgage Pools, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by the Mortgage Pools, because the Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

    The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations.

Because the rate of distribution of principal of the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions on the Offered Certificates are likely to differ from those reflected in the following tables, even if all the Mortgage Loans prepay at the indicated percentages of the PPC (as defined below), as applicable. In addition, it is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If an Offered Certificate, particularly a Class A-P Certificate, is offered at a discount from its original principal amount and if the purchaser of such Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered Certificate offered at a premium to its original principal amount or of a Class A-X, Class 3-A3 or Class 5-A8 Certificate calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on the Certificates, the yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate or timing of payments on the Mortgage Loans. The Class A-X Certificates will be highly sensitive to the rate and timing of principal prepayments on the Mortgage Components related to Subgroup 1-3 and Subgroup 2-3 that have Net Mortgage Rates in excess of 6.50% and the Mortgage Components in Subgroup 4-3 that have Net Mortgage Rates in excess of 6.00%, the Class 3-A3 Certificates will be highly sensitive to the rate and timing of principal prepayment on the Mortgage Components related to Subgroup 3-2 and the Class 5-A8 Certificates will be highly sensitive to the rate and timing of principal prepayment on the Mortgage Components related to Subgroup 5-1.

    Investors in the Class 3-A1 and Class 5-A1 Certificates should be aware that because the Class 3-A1 and Class 5-A1 Certificates are not expected to receive distributions of principal prior to the Distribution Date occurring in June
2010 (unless, in the case of the Class 3-A1 Certificates, the aggregate outstanding principal balance of the other Class A Subgroup 3-2 Certificates has been reduced to zero or in the case of the Class 5-A1 Certificates, the aggregate outstanding principal balance of the other Class A Subgroup 5-1 Certificates (excluding any amounts related to the Class A-P Certificates has been reduced to zero), the weighted average life of the Class 3-A1 and Class 5-A1 Certificates may be longer than would otherwise be the case, and the effect on the market value of the Class 3-A1 and Class 5-A1 Certificates of changes in market interest rates or marked yields for similar securities may be greater than for other Class A Certificates entitled to such distributions.

    If the aggregate principal balance of the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any such losses (other than Excess Losses (defined herein)) which occur after the aggregate principal balance of the Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class B-2 Certificates, as described herein. If the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class B-1 Certificates, as described herein. If the aggregate principal balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B Certificates has been reduced to zero will be allocable to the Class M Certificates, as described herein. In addition, as described herein, for at least nine years after the issuance of the Certificates or such lesser time as the Class A Certificates are outstanding, each Class of Subordinated Certificates (defined herein) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in the Trust Fund. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

    No assurance can be given as to the rate or timing of principal payments or prepayments on the Mortgage Loans. In addition, it is unlikely that prepayments on the Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of PPC.

    In the event of acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

    The yield to holders of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Certificateholders.

    The yield to Certificateholders (other than the Class 3-A2, Class 3-A3 and Class AP Certificates) will be lower than the yield otherwise produced by the applicable Certificate Rate and the applicable purchase price of the Certificates because monthly distributions will not be payable to the holders until the 25th day (or if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay). In addition, the yield to Certificateholders (other than the Class A-P Certificateholders) may be reduced as a result of Prepayment Interest Shortfalls (defined herein) to the extent described herein. See "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

    Investors in the Class 3-A2 Certificates should understand that if LIBOR is greater than or equal to 5.5% per annum, the Class 3-A2 Certificates will accrue interest at their maximum Certificate Rate of 6.0% per annum. Investors in the Class 3-A2 Certificates should also consider the risk that if LIBOR is lower than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield.

    The yield to investors in the Class 3-A3 Certificates will be highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to investors in the Class 3-A3 Certificates. Investors in the Class 3-A3 Certificates should understand that if LIBOR is greater than or equal to 5.5% per annum, the Class 3-A3 Certificates will accrue interest at their minimum Certificate Rate of 0.0% per annum. Investors in the Class 3-A3 Certificates should also consider the risk that if LIBOR is higher than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Further, based on the Modeling Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class 3-A3 Certificates. See "--Yield Considerations with Respect to the Class 3-A3 Certificates."

    Investors in the Class 3-A2 and Class 3-A3 Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class 3-A2 and Class 3-A3 Certificates.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement ("PPC") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Class 5A Certificates and the Class AP Certificates, a prepayment assumption of 100% of PPC assumes prepayment rates of 6.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 12/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of PPC assumes a constant prepayment rate of 18.0% per annum. For the Class 3A Certificates, a prepayment assumption of 100% of PPC assumes prepayment rates of 8.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 16/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of PPC assumes a constant prepayment rate of 24.0% per annum. For the Class 1A Certificates, the Class A2 Certificates, the Class 4A Certificates, the Class A-X Certificates, the Class M Certificates and the Class B Certificates, a prepayment assumption of 100% of PPC assumes prepayment rates of 8.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 10/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of PPC assumes a constant prepayment rate of 18.0% per annum.

    The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of PPC. Neither PPC nor any other prepayment model purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pools.

    The tables set forth below have been prepared on the basis of the respective expected original principal balances of the Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Mortgage Loans included in the Mortgage Pools on the Closing Date consist of twelve Mortgage Loans having the characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning May 1, 2005, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in May 2005 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of the applicable PPC, (vii) the date of issuance for the Certificates is May 26, 2005, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due, and (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon the unpaid principal balance, mortgage rate and remaining term to stated maturity such that each hypothetical mortgage loan will fully amortize on its maturity date. The assumptions set forth in this paragraph are referred to herein as the "MODELING ASSUMPTIONS."


                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                 REMAINING TERM TO
PRINCIPAL BALANCE AS                  NET MORTGAGE    LOAN AGE    STATED MATURITY
OF THE CUT-OFF DATE   MORTGAGE RATE       RATE      (IN MONTHS)     (IN MONTHS)
--------------------  -------------  -------------  -----------  -----------------

Pool 1
--------------------
$       5,362,699.52  5.7005678261%  5.4345678261%            2                354
$      95,426,311.21  6.0910263023%  5.8250263023%            2                356
$     153,955,372.45  6.5049957999%  6.2389957999%            2                357
$      33,454,689.50  6.9292619567%  6.6632619567%            2                357
Pool 2
--------------------
$      11,519,342.24  5.6623296451%  5.3963296451%            1                359
$      50,056,479.49  6.0565337437%  5.7905337437%            1                359
$      24,467,722.45  6.4411678834%  6.1751678834%            2                358
$       2,566,692.16  6.9118051461%  6.6458051461%            1                359
Pool 3
--------------------
$       9,699,015.65  5.6970092662%  5.4310092662%            2                358
$      80,091,741.04  6.0620397386%  5.7960397386%            2                358
$      85,301,672.81  6.5936877481%  6.3276877481%            2                358
Pool 4
--------------------
$       4,682,259.79  5.1987505824%  4.9327505824%            4                174
$      58,097,310.68  5.5669976840%  5.3009976840%            4                174
$      35,451,888.98  5.9885112540%  5.7225112540%            5                175
$       4,935,659.64  6.4716144094%  6.2056144094%            4                175

    There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Offered Certificates, and could cause the outstanding principal balance of any Offered Certificate to be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience and the principal balances of Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of PPC. There is no assurance that the Mortgage Loans will prepay at any constant level of PPC.

    Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the original principal balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the PPC.

    The weighted average lives of the Offered Certificates as set forth on the following tables are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the total principal distribution on such Certificates.

    No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                CLASS 1-A1                    CLASS 1-A2
                       ----------------------------  ----------------------------
DISTRIBUTION DATE       50%   75%  100%  125%  150%   50%   75%  100%  125%  150%
---------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005.........   100   100   100   100   100   100   100   100   100   100
May 25, 2006.........    91    87    84    80    76    91    87    84    80    76
May 25, 2007.........    81    74    67    60    53    82    74    67    60    53
May 25, 2008.........    73    62    53    44    37    73    62    53    45    37
May 25, 2009.........    65    52    42    33    25    65    53    42    33    25
May 25, 2010.........    57    44    33    24    17    58    44    33    24    17
May 25, 2011.........    51    37    26    17    11    51    37    26    17    11
May 25, 2012.........    45    31    20    13     7    46    31    20    13     7
May 25, 2013.........    40    26    16     9     5    40    26    16     9     5
May 25, 2014.........    36    22    13     7     3    36    22    13     7     3
May 25, 2015.........    32    18    10     5     2    32    19    10     5     2
May 25, 2016.........    28    16     8     4     2    28    16     8     4     2
May 25, 2017.........    25    13     6     3     1    25    13     7     3     1
May 25, 2018.........    22    11     5     2     1    22    11     5     2     1
May 25, 2019.........    19     9     4     2     1    19     9     4     2     1
May 25, 2020.........    17     8     3     1     *    17     8     3     1     *
May 25, 2021.........    15     6     3     1     *    15     6     3     1     *
May 25, 2022.........    13     5     2     1     *    13     5     2     1     *
May 25, 2023.........    11     4     2     *     *    11     4     2     1     *
May 25, 2024.........     9     3     1     *     *    10     4     1     *     *
May 25, 2025.........     8     3     1     *     *     8     3     1     *     *
May 25, 2026.........     7     2     1     *     *     7     2     1     *     *
May 25, 2027.........     6     2     1     *     *     6     2     1     *     *
May 25, 2028.........     5     1     *     *     *     5     1     *     *     *
May 25, 2029.........     4     1     *     *     *     4     1     *     *     *
May 25, 2030.........     3     1     *     *     *     3     1     *     *     *
May 25, 2031.........     2     1     *     *     *     2     1     *     *     *
May 25, 2032.........     1     *     *     *     *     1     *     *     *     *
May 25, 2033.........     1     *     *     *     *     1     *     *     *     *
May 25, 2034.........     *     *     *     *     *     *     *     *     *     *
May 25, 2035.........     0     0     0     0     0     0     0     0     0     0

Weighted Average Life
  in Years...........  8.19  5.94  4.53  3.60  2.94  8.24  5.96  4.55  3.61  2.95


---------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                   CLASS 2-A1                    CLASS 2-A2
                          ----------------------------  ----------------------------
DISTRIBUTION DATE          50%   75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............   100   100   100   100   100   100   100   100   100   100
May 25, 2006............    91    88    84    80    77    91    88    84    80    76
May 25, 2007............    82    74    67    60    54    82    74    67    60    53
May 25, 2008............    73    63    53    45    37    73    63    53    45    37
May 25, 2009............    65    53    42    33    25    65    53    42    33    25
May 25, 2010............    58    44    33    24    17    58    44    33    24    17
May 25, 2011............    51    37    26    18    11    51    37    26    18    11
May 25, 2012............    45    31    20    13     7    46    31    20    13     7
May 25, 2013............    40    26    16     9     5    40    26    16     9     5
May 25, 2014............    36    22    13     7     3    36    22    13     7     3
May 25, 2015............    32    19    10     5     2    32    19    10     5     2
May 25, 2016............    28    16     8     4     2    28    16     8     4     2
May 25, 2017............    25    13     7     3     1    25    13     7     3     1
May 25, 2018............    22    11     5     2     1    22    11     5     2     1
May 25, 2019............    19     9     4     2     1    19     9     4     2     1
May 25, 2020............    17     8     3     1     *    17     8     3     1     *
May 25, 2021............    15     6     3     1     *    15     6     3     1     *
May 25, 2022............    13     5     2     1     *    13     5     2     1     *
May 25, 2023............    11     4     2     1     *    11     4     2     1     *
May 25, 2024............     9     3     1     *     *    10     4     1     *     *
May 25, 2025............     8     3     1     *     *     8     3     1     *     *
May 25, 2026............     7     2     1     *     *     7     2     1     *     *
May 25, 2027............     6     2     1     *     *     6     2     1     *     *
May 25, 2028............     5     1     *     *     *     5     1     *     *     *
May 25, 2029............     4     1     *     *     *     4     1     *     *     *
May 25, 2030............     3     1     *     *     *     3     1     *     *     *
May 25, 2031............     2     1     *     *     *     2     1     *     *     *
May 25, 2032............     1     *     *     *     *     2     *     *     *     *
May 25, 2033............     1     *     *     *     *     1     *     *     *     *
May 25, 2034............     *     *     *     *     *     *     *     *     *     *
May 25, 2035............     0     0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  8.21  5.96  4.56  3.63  2.97  8.25  5.97  4.56  3.62  2.96


---------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                    CLASS 3-A1                     CLASS 3-A2
                          ------------------------------  ----------------------------
DISTRIBUTION DATE           50%    75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............    100    100   100   100   100   100   100   100   100   100
May 25, 2006............    100    100   100   100   100    88    82    77    71    66
May 25, 2007............    100    100   100   100   100    74    63    53    44    35
May 25, 2008............    100    100   100   100   100    62    48    36    25    16
May 25, 2009............    100    100   100   100   100    51    35    22    12     3
May 25, 2010............    100    100   100   100    63    42    25    12     3     0
May 25, 2011............     95     93    90    74    28    35    18     6     0     0
May 25, 2012............     90     85    79    44    10    29    13     3     0     0
May 25, 2013............     82     73    64    26     2    24     9     1     0     0
May 25, 2014............     72     61    50    16     0    21     7     *     0     0
May 25, 2015............     62     49    37    11     0    18     6     *     0     0
May 25, 2016............     53     39    27     8     0    15     5     *     0     0
May 25, 2017............     46     31    20     5     0    13     4     *     0     0
May 25, 2018............     39     25    15     4     0    11     3     *     0     0
May 25, 2019............     33     20    11     2     0     9     2     *     0     0
May 25, 2020............     28     15     8     2     0     8     2     *     0     0
May 25, 2021............     24     12     6     1     0     7     1     *     0     0
May 25, 2022............     20      9     4     1     0     6     1     *     0     0
May 25, 2023............     16      7     3     *     0     5     1     *     0     0
May 25, 2024............     14      6     2     *     0     4     1     *     0     0
May 25, 2025............     11      4     2     *     0     3     1     *     0     0
May 25, 2026............      9      3     1     *     0     3     *     *     0     0
May 25, 2027............      7      2     1     *     0     2     *     *     0     0
May 25, 2028............      6      2     1     *     0     2     *     *     0     0
May 25, 2029............      4      1     *     *     0     1     *     *     0     0
May 25, 2030............      3      1     *     *     0     1     *     *     0     0
May 25, 2031............      2      1     *     *     0     1     *     *     0     0
May 25, 2032............      2      *     *     *     0     *     *     *     0     0
May 25, 2033............      1      *     *     *     0     *     *     *     0     0
May 25, 2034............      *      *     *     *     0     *     *     *     0     0
May 25, 2035............      0      0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  12.73  10.94  9.72  7.50  5.60  5.88  3.82  2.65  2.07  1.72


      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                   CLASS 3-A4                    CLASS 4-A1
                          ----------------------------  ----------------------------
DISTRIBUTION DATE          50%   75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............   100   100   100   100   100   100   100   100   100   100
May 25, 2006............    89    84    79    74    70    87    83    79    75    71
May 25, 2007............    77    67    58    50    42    75    68    61    54    48
May 25, 2008............    66    54    42    33    25    64    55    46    39    32
May 25, 2009............    57    42    31    21    14    54    44    35    27    21
May 25, 2010............    49    33    22    13     7    45    34    26    18    13
May 25, 2011............    42    26    15     8     3    38    27    19    13     8
May 25, 2012............    36    21    11     5     1    31    21    14     8     5
May 25, 2013............    31    16     8     3     *    25    16    10     6     3
May 25, 2014............    26    13     6     2     0    20    12     7     4     2
May 25, 2015............    23    10     4     1     0    15     9     5     2     1
May 25, 2016............    19     8     3     1     0    11     6     3     1     1
May 25, 2017............    17     7     2     1     0     7     4     2     1     *
May 25, 2018............    14     5     2     *     0     4     2     1     *     *
May 25, 2019............    12     4     1     *     0     1     1     *     *     *
May 25, 2020............    10     3     1     *     0     0     0     0     0     0
May 25, 2021............     9     3     1     *     0     0     0     0     0     0
May 25, 2022............     7     2     *     *     0     0     0     0     0     0
May 25, 2023............     6     2     *     *     0     0     0     0     0     0
May 25, 2024............     5     1     *     *     0     0     0     0     0     0
May 25, 2025............     4     1     *     *     0     0     0     0     0     0
May 25, 2026............     3     1     *     *     0     0     0     0     0     0
May 25, 2027............     3     1     *     *     0     0     0     0     0     0
May 25, 2028............     2     *     *     *     0     0     0     0     0     0
May 25, 2029............     2     *     *     *     0     0     0     0     0     0
May 25, 2030............     1     *     *     *     0     0     0     0     0     0
May 25, 2031............     1     *     *     *     0     0     0     0     0     0
May 25, 2032............     1     *     *     *     0     0     0     0     0     0
May 25, 2033............     *     *     *     *     0     0     0     0     0     0
May 25, 2034............     *     *     *     *     0     0     0     0     0     0
May 25, 2035............     0     0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  6.63  4.59  3.40  2.65  2.14  5.29  4.33  3.59  3.01  2.56


--------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                   CLASS 4-A2                    CLASS 4-A3
                          ----------------------------  ----------------------------
DISTRIBUTION DATE          50%   75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............   100   100   100   100   100   100   100   100   100   100
May 25, 2006............    87    83    79    75    71    87    83    79    75    71
May 25, 2007............    75    68    61    54    48    75    68    61    54    48
May 25, 2008............    64    55    46    39    32    64    55    46    39    32
May 25, 2009............    54    44    35    27    21    54    44    35    27    21
May 25, 2010............    45    35    26    19    13    46    35    26    19    13
May 25, 2011............    38    27    19    13     8    38    27    19    13     8
May 25, 2012............    31    21    14     8     5    31    21    14     9     5
May 25, 2013............    25    16    10     6     3    25    16    10     6     3
May 25, 2014............    20    12     7     4     2    20    12     7     4     2
May 25, 2015............    15     9     5     2     1    15     9     5     2     1
May 25, 2016............    11     6     3     2     1    11     6     3     2     1
May 25, 2017............     7     4     2     1     *     8     4     2     1     *
May 25, 2018............     4     2     1     *     *     4     2     1     *     *
May 25, 2019............     1     1     *     *     *     2     1     *     *     *
May 25, 2020............     0     0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  5.31  4.34  3.60  3.01  2.55  5.35  4.36  3.61  3.02  2.55


--------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                     CLASS 5-A1                     CLASS 5-A2
                          -------------------------------  ----------------------------
DISTRIBUTION DATE           50%    75%   100%  125%  150%   50%   75%  100%  125%  150%
------------------------  -----  -----  -----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............    100    100    100   100   100   100   100   100   100   100
May 25, 2006............    100    100    100   100   100    72    60    49    37    25
May 25, 2007............    100    100    100   100   100    40    15     0     0     0
May 25, 2008............    100    100    100   100   100    10     0     0     0     0
May 25, 2009............    100    100    100   100   100     0     0     0     0     0
May 25, 2010............    100    100    100   100   100     0     0     0     0     0
May 25, 2011............     97     95     93    91    89     0     0     0     0     0
May 25, 2012............     92     88     85    80    68     0     0     0     0     0
May 25, 2013............     86     80     73    67    45     0     0     0     0     0
May 25, 2014............     78     69     61    52    31     0     0     0     0     0
May 25, 2015............     69     58     49    40    22     0     0     0     0     0
May 25, 2016............     61     49     39    30    16     0     0     0     0     0
May 25, 2017............     54     41     31    22    11     0     0     0     0     0
May 25, 2018............     48     35     25    17     8     0     0     0     0     0
May 25, 2019............     42     29     19    13     5     0     0     0     0     0
May 25, 2020............     36     24     15     9     4     0     0     0     0     0
May 25, 2021............     32     20     12     7     3     0     0     0     0     0
May 25, 2022............     27     16      9     5     2     0     0     0     0     0
May 25, 2023............     24     13      7     4     1     0     0     0     0     0
May 25, 2024............     20     11      6     3     1     0     0     0     0     0
May 25, 2025............     17      9      4     2     1     0     0     0     0     0
May 25, 2026............     14      7      3     1     *     0     0     0     0     0
May 25, 2027............     12      6      2     1     *     0     0     0     0     0
May 25, 2028............     10      4      2     1     *     0     0     0     0     0
May 25, 2029............      8      3      1     *     *     0     0     0     0     0
May 25, 2030............      6      2      1     *     *     0     0     0     0     0
May 25, 2031............      4      2      1     *     *     0     0     0     0     0
May 25, 2032............      3      1      *     *     *     0     0     0     0     0
May 25, 2033............      2      1      *     *     *     0     0     0     0     0
May 25, 2034............      1      *      *     *     *     0     0     0     0     0
May 25, 2035............      0      0      0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  13.95  12.17  10.92  9.98  8.61  1.74  1.27  1.01  0.85  0.74


----------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                   CLASS 5-A3                    CLASS 5-A4
                          ----------------------------  ----------------------------
DISTRIBUTION DATE          50%   75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............   100   100   100   100   100   100   100   100   100   100
May 25, 2006............   100   100   100   100   100   100   100   100   100   100
May 25, 2007............   100   100    79    19     0   100   100   100   100    79
May 25, 2008............   100    38     0     0     0   100   100    76    35     0
May 25, 2009............    56     0     0     0     0   100    72    21     0     0
May 25, 2010............     0     0     0     0     0    96    30     0     0     0
May 25, 2011............     0     0     0     0     0    66     0     0     0     0
May 25, 2012............     0     0     0     0     0    40     0     0     0     0
May 25, 2013............     0     0     0     0     0    18     0     0     0     0
May 25, 2014............     0     0     0     0     0     *     0     0     0     0
May 25, 2015............     0     0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  4.14  2.92  2.26  1.85  1.57  6.75  4.60  3.51  2.84  2.38


---------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                    CLASS 5-A5                      CLASS 5-A6
                          -----------------------------  -------------------------------
DISTRIBUTION DATE           50%   75%  100%  125%  150%    50%    75%   100%  125%  150%
------------------------  -----  ----  ----  ----  ----  -----  -----  -----  ----  ----

May 26, 2005............    100   100   100   100   100    100    100    100   100   100
May 25, 2006............    100   100   100   100   100    100    100    100   100   100
May 25, 2007............    100   100   100   100   100    100    100    100   100   100
May 25, 2008............    100   100   100   100    98    100    100    100   100   100
May 25, 2009............    100   100   100    75    35    100    100    100   100   100
May 25, 2010............    100   100    75    28     0    100    100    100   100    66
May 25, 2011............    100    98    41     0     0    100    100    100    95     0
May 25, 2012............    100    70    17     0     0    100    100    100    30     0
May 25, 2013............    100    49     1     0     0    100    100    100     0     0
May 25, 2014............    100    33     0     0     0    100    100     66     0     0
May 25, 2015............     84    21     0     0     0    100    100     44     0     0
May 25, 2016............     70    11     0     0     0    100    100     26     0     0
May 25, 2017............     57     2     0     0     0    100    100     12     0     0
May 25, 2018............     45     0     0     0     0    100     83      0     0     0
May 25, 2019............     34     0     0     0     0    100     62      0     0     0
May 25, 2020............     24     0     0     0     0    100     44      0     0     0
May 25, 2021............     16     0     0     0     0    100     29      0     0     0
May 25, 2022............      8     0     0     0     0    100     16      0     0     0
May 25, 2023............      1     0     0     0     0    100      5      0     0     0
May 25, 2024............      0     0     0     0     0     82      0      0     0     0
May 25, 2025............      0     0     0     0     0     62      0      0     0     0
May 25, 2026............      0     0     0     0     0     45      0      0     0     0
May 25, 2027............      0     0     0     0     0     30      0      0     0     0
May 25, 2028............      0     0     0     0     0     16      0      0     0     0
May 25, 2029............      0     0     0     0     0      4      0      0     0     0
May 25, 2030............      0     0     0     0     0      0      0      0     0     0

Weighted Average Life in
  Years.................  12.91  8.37  5.91  4.61  3.81  20.92  14.93  10.01  6.76  5.24


---------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                                     CLASS 5-A7                       CLASS A-R
                          --------------------------------  ----------------------------
DISTRIBUTION DATE           50%    75%   100%   125%  150%   50%   75%  100%  125%  150%
------------------------  -----  -----  -----  -----  ----  ----  ----  ----  ----  ----

May 26, 2005............    100    100    100    100   100   100   100   100   100   100
May 25, 2006............    100    100    100    100   100     0     0     0     0     0
May 25, 2007............    100    100    100    100   100     0     0     0     0     0
May 25, 2008............    100    100    100    100   100     0     0     0     0     0
May 25, 2009............    100    100    100    100   100     0     0     0     0     0
May 25, 2010............    100    100    100    100   100     0     0     0     0     0
May 25, 2011............    100    100    100    100    69     0     0     0     0     0
May 25, 2012............    100    100    100    100     0     0     0     0     0     0
May 25, 2013............    100    100    100     88     0     0     0     0     0     0
May 25, 2014............    100    100    100     52     0     0     0     0     0     0
May 25, 2015............    100    100    100     39     0     0     0     0     0     0
May 25, 2016............    100    100    100     30     0     0     0     0     0     0
May 25, 2017............    100    100    100     22     0     0     0     0     0     0
May 25, 2018............    100    100    100     17     0     0     0     0     0     0
May 25, 2019............    100    100     79     13     0     0     0     0     0     0
May 25, 2020............    100    100     62      9     0     0     0     0     0     0
May 25, 2021............    100    100     49      7     0     0     0     0     0     0
May 25, 2022............    100    100     38      5     0     0     0     0     0     0
May 25, 2023............    100    100     30      4     0     0     0     0     0     0
May 25, 2024............    100     90     23      3     0     0     0     0     0     0
May 25, 2025............    100     72     17      2     0     0     0     0     0     0
May 25, 2026............    100     58     13      1     0     0     0     0     0     0
May 25, 2027............    100     46     10      1     0     0     0     0     0     0
May 25, 2028............    100     35      7      1     0     0     0     0     0     0
May 25, 2029............    100     27      5      *     0     0     0     0     0     0
May 25, 2030............     84     20      4      *     0     0     0     0     0     0
May 25, 2031............     62     14      2      *     0     0     0     0     0     0
May 25, 2032............     43      9      2      *     0     0     0     0     0     0
May 25, 2033............     26      5      1      *     0     0     0     0     0     0
May 25, 2034............     11      2      *      *     0     0     0     0     0     0
May 25, 2035............      0      0      0      0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  26.80  22.32  16.93  10.52  6.22  0.08  0.08  0.08  0.08  0.08


--------
(*) Less than 0.5% but greater than 0.0%.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF PPC SET FORTH BELOW

                           CLASS M, CLASS B-1 AND CLASS
                                        B-2                         CLASS A-P
                          ------------------------------  ----------------------------
DISTRIBUTION DATE           50%    75%  100%  125%  150%   50%   75%  100%  125%  150%
------------------------  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----

May 26, 2005............    100    100   100   100   100   100   100   100   100   100
May 25, 2006............     98     98    98    98    98    91    88    85    81    78
May 25, 2007............     96     96    96    96    96    82    75    68    62    56
May 25, 2008............     95     95    95    95    95    73    63    55    47    40
May 25, 2009............     93     93    93    93    93    65    54    44    36    28
May 25, 2010............     90     90    90    90    90    58    45    35    27    20
May 25, 2011............     86     84    83    82    80    51    38    28    20    14
May 25, 2012............     80     77    75    72    69    45    32    22    15    10
May 25, 2013............     73     69    64    60    55    40    27    18    11     7
May 25, 2014............     66     59    53    47    42    35    22    14     9     5
May 25, 2015............     58     49    42    35    29    31    19    11     6     4
May 25, 2016............     50     41    33    26    20    27    16     9     5     3
May 25, 2017............     44     34    26    19    14    23    13     7     4     2
May 25, 2018............     38     28    20    14    10    20    11     5     3     1
May 25, 2019............     33     23    16    10     7    17     9     4     2     1
May 25, 2020............     28     19    12     8     5    15     7     3     1     1
May 25, 2021............     24     15    10     6     3    13     6     3     1     *
May 25, 2022............     21     13     7     4     2    11     5     2     1     *
May 25, 2023............     18     10     6     3     2    10     4     2     1     *
May 25, 2024............     16      8     4     2     1     8     3     1     *     *
May 25, 2025............     13      7     3     2     1     7     3     1     *     *
May 25, 2026............     11      5     3     1     1     6     2     1     *     *
May 25, 2027............      9      4     2     1     *     5     2     1     *     *
May 25, 2028............      8      3     1     1     *     4     1     *     *     *
May 25, 2029............      6      3     1     *     *     3     1     *     *     *
May 25, 2030............      5      2     1     *     *     2     1     *     *     *
May 25, 2031............      3      1     *     *     *     2     *     *     *     *
May 25, 2032............      2      1     *     *     *     1     *     *     *     *
May 25, 2033............      1      *     *     *     *     1     *     *     *     *
May 25, 2034............      1      *     *     *     *     *     *     *     *     *
May 25, 2035............      0      0     0     0     0     0     0     0     0     0

Weighted Average Life in
  Years.................  12.20  10.82  9.87  9.18  8.66  8.00  5.99  4.72  3.86  3.24

----------

(*) Less than 0.5% but greater than 0.0%.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 3-A3 CERTIFICATES

    The yield to maturity of the Class 3-A3 Certificates will be extremely sensitive to fluctuations in the level of LIBOR. In addition, the Class 3-A3 Notional Amount on any date will be equal to the outstanding principal balance of the Class 3-A2 Certificates, and therefore, the yield to maturity of the Class 3-A3 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Components in Subgroup 3-2, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the outstanding principal balance of the Class 3-A2 Certificates. A faster rate of principal payments on the Mortgage Components in Subgroup 3-2 than that anticipated by investors will have a material negative effect on the yield to maturity of the Class 3-A3 Certificates. In addition, any allocation of Realized Losses (including Excess Losses) to the Class 3-A2 Certificates will reduce the Class 3-A3 Notional Amount and will have a material negative effect on the yield to maturity of the Class 3-A3 Certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Components in Subgroup 3-2 will have a material negative effect on the yield to investors in the Class 3-A3 Certificates and could result in the failure of investors in the Class 3-A3 Certificates to recoup their initial investments.

    Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. In such circumstances, investors in the Class 3-A3 Certificates could have significantly lower yielding instruments and could fail to recoup their initial investments.

    The following table illustrates the significant effect that changes in LIBOR and principal prepayments on the Mortgage Components in Subgroup 3-2 have upon the yield to maturity of the Class 3-A3 Certificates. The actual prices to be paid for the Class 3-A3 Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans or Mortgage Components in Subgroup 3-2. The table shows the hypothetical pre-tax yields to maturity of the Class 3-A3 Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PPC described above and four different levels of LIBOR. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class 3-A3 Certificates is approximately 2.75% (expressed as a percentage of the initial Class 3-A3 Notional Amount). The table also assumes that LIBOR with respect to the first Interest Accrual Period is 3.09%.



                             CLASS 3-A3 CERTIFICATES
                                  PRE-TAX YIELD
                                       PPC

 LIBOR(%)    50%       75%      100%      125%      150%
---------  -------  --------  --------  --------  --------

2.09.....  134.15%   123.81%   112.82%   101.05%    88.47%
3.09.....   85.40%    75.55%    64.81%    53.02%    40.44%
4.09.....   40.28%    30.57%    19.03%     6.06%   (7.22)%
5.09.....  (1.24)%  (10.81)%  (27.73)%  (48.83)%  (64.21)%
5.50.....     NA       NA        NA        NA        NA


    Based upon the above assumptions, at approximately 297% of PPC and a LIBOR level of 2.09%, at approximately 222% of PPC and a LIBOR level of 3.09%, at approximately 136% of PPC and a LIBOR level of 4.09% and at approximately 46% PPC and a LIBOR level of 5.09% the pre-tax yield to maturity of the Class 3-A3 Certificates in each case will be approximately 0%. If the rate of prepayments on the Mortgage Components in Subgroup 3-2 were to exceed the applicable level for as little as one month, while equaling such level for all other months, assuming the corresponding level of LIBOR shown in the table, the Class 3-A3 Certificateholders would not fully recoup their initial investments. Likewise, based on the above assumptions, if LIBOR were to exceed the applicable level for as little as one month, while equaling such level for all other months, assuming the corresponding level of prepayment shown in the table, the Class 3-A3 Certificateholders would not fully recoup their initial investments.

    Any change in the composition of the Mortgage Loans or Mortgage Components from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Mortgage Loans or Mortgage Components.

    The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 3-A3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately 2.75% (expressed as a percentage of the initial Class 3-A3 Notional Amount). In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 3-A3 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 3-A3 Certificates when such reinvestment rates are considered.

    There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 3-A3 Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 3-A3 Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.


YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-P CERTIFICATES

    The yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Mortgage Components in Subgroup 1-1, Subgroup 2-1 and Subgroup 3-1 that have a Net Mortgage Rate less than 5.50% and on the Mortgage Components in Subgroup 4-1 that have a Net Mortgage Rate less than 5.00% (the "DISCOUNT COMPONENTS"). A slower rate of principal payments on the Mortgage Loans related to the Discount Components than that anticipated by investors will have a material negative effect on the yield to maturity of the Class A-P Certificates. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans related to the Discount Components will have a material negative effect on the yield to an investor in the Class A-P Certificates.

    The following table illustrates the significant effect that principal prepayments on the Mortgage Loans related to the Discount Components have upon the yield to maturity of the Class A-P Certificates. The actual prices to be paid for the Class A-P Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class A-P Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PPC described above. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class A-P Certificates is approximately 70% (expressed as a percentage of its initial principal balance).



                             CLASS A-P CERTIFICATES
                                  PRE-TAX YIELD
                                       PPC

   50%      75%    100%   125%    150%
---------  -----  -----  ------  ------

  5.15%    7.00%  8.97%  11.04%  13.17%


    Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

    The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-P Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately 70% (expressed as a percentage of its initial principal balance) for the Class A-P Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class AP Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class A-P Certificates when such reinvestment rates are considered.

    There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class A-P Certificates may therefore differ even if all the Mortgage Loans will prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class A-P Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

    The Seller makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans will significantly affect the yield to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.


YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-X CERTIFICATES

    The yield to maturity of the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Mortgage Components in Subgroups 1-3 and 2-3 that have a Net Mortgage Rate greater than 6.50% and on the Mortgage Components in Subgroup 4-3 that have a Net Mortgage Rate greater than 6.00% (the "PREMIUM COMPONENTS"). A faster rate of principal payments on the Mortgage Loans related to the Premium Components than anticipated by investors will have a material negative effect on the yield to maturity of the Class A-X Certificates. In addition, holders of the Class A-X Certificates generally have rights to relatively larger portions of interest payments on the Premium Components having higher Mortgage Rates. The Mortgage Loans relating to the Premium Components will have higher Net Mortgage Rates than the Mortgage Loans relating to the other Mortgage Components. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Mortgage Loans relating to the Premium Components may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans. If this occurs, the yield on the Class A-X Certificates may be lower than if the Premium Components prepaid at the same rate as the other Mortgage Components. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans related to the Premium Components will have a material negative effect on the yield to an investor in the Class A-X Certificates and could result in any case in the failure of investors in the Class A-X Certificates to recoup their initial investments.

    The following table illustrates the significant effect that principal prepayments on the Mortgage Loans related to the Premium Components have upon the yield to maturity of the Class A-X Certificates. The actual prices to be paid for the Class A-X Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class A-X Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on PPC described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class A-X Certificates (including accrued interest) is approximately 17% (expressed as a percentage of initial Class A-X Notional Amount).


                             CLASS A-X CERTIFICATES
                                  PRE-TAX YIELD
                                       PPC

   50%       75%    100%    125%   150%    200%
---------  ------  ------  -----  -----  -------

  24.91%   19.78%  14.53%  9.13%  3.59%  (8.02)%

    Based upon the above assumptions, at approximately 165% of PPC, the pre-tax yield to maturity of the Class A-X Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class A-X Certificateholders would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

    The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately 17% for the Class A-X Certificates, respectively. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class A-X Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class A-X Certificates when such reinvestment rates are considered.

    There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class A-X Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class A-X Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 5-A8 CERTIFICATES

    The yield to maturity of the Class 5-A8 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Mortgage Components in Subgroup 5-1. A faster rate of principal payments on the Mortgage Loans related to the Mortgage Components in Subgroup 5-1 than anticipated by investors will have a material negative effect on the yield to maturity of the Class 5-A8 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Mortgage Loans related to the Mortgage Components in Subgroup 5-1 will have a material negative effect on the yield to an investor in the Class 5-A8 Certificates and could result in any case in the failure of investors in the Class 5-A8 Certificates to recoup their initial investments.

    The following table illustrates the significant effect that principal prepayments on the Mortgage Loans related to the Mortgage Components in Subgroup 5-1 have upon the yield to maturity of the Class 5-A8 Certificates. The actual prices to be paid for the Class 5-A8 Certificates have not been determined and will be dependent on the characteristics of such Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 5-

A8 Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on PPC described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 5-A8 Certificates (including accrued interest) is approximately 34% (expressed as a percentage of initial Class 5-A8 Notional Amount).



                             CLASS 5-A8 CERTIFICATES
                                  PRE-TAX YIELD
                                       PPC

   50%       75%    100%    125%    150%
---------  ------  ------  -----  -------

  15.81%   14.33%  10.31%  2.31%  (6.30)%

    Based upon the above assumptions, at approximately 131% of PPC, the pre-tax yield to maturity of the Class 5-A8 Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 5-A8 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

    The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 5-A8 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately 34% for the Class 5-A8 Certificates, respectively. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 5-A8 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 5-A8 Certificates when such reinvestment rates are considered.

    There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 5-A8 Certificates may therefore differ even if all the Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 5-A8 Certificate, even if the average rate of principal prepayments on the Mortgage Loans is consistent with an investor's expectations.

    The Seller makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans will significantly affect the yield to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

    The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Current Report on Form 8-K. See "Incorporation of Certain Information by Reference" in the Prospectus. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                  THE SERVICER

JPMORGAN CHASE BANK, N.A.

    JPMorgan Chase Bank, N.A. ("JPMORGAN") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

    Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC"), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

    In its capacity as a Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in its servicing agreement. In accordance with the Agreement, JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform its Mortgage Loan servicing duties under the Agreement on its behalf. JPMorgan will remain liable for its servicing duties and obligations under its servicing agreement as if JPMorgan alone were servicing the Mortgage Loans.

Chase Home Finance LLC. Due to the recent restructuring of its mortgage operations, JPMorgan does not have meaningful historical servicing data. As a result and due to JPMorgan's engagement of CHF as its subservicer, JPMorgan is providing below historical delinquency, foreclosure and loan loss data for CHF's portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for CHF (exclusive of any such mortgage loans as to which master servicing or subservicing arrangements exist) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.

                   AS OF MARCH 31,                   AS OF DECEMBER 31,
                 -------------------  ------------------------------------------------
                         2005                   2004                     2003
                 -------------------  -----------------------  -----------------------
                    BY         BY
   PERIOD OF      NUMBER   PRINCIPAL  BY NUMBER  BY PRINCIPAL  BY NUMBER  BY PRINCIPAL
  DELINQUENCY    OF LOANS   BALANCE    OF LOANS     BALANCE     OF LOANS     BALANCE
                 --------  ---------  ---------  ------------  ---------  ------------


30 to 59 days..    2.24%     1.73%      2.94%        2.30%       3.16%        2.48%
60 to 89 days..    0.52%     0.38%      0.70%        0.51%       0.75%        0.57%
90 days or more    0.34%     0.26%      0.48%        0.35%       0.46%        0.34%
                 --------  ---------  ---------  ------------  ---------  ------------

 Total ........    3.10%     2.37%      4.12%        3.16%       4.37%        3.39%
                 --------  ---------  ---------  ------------  ---------  ------------

Foreclosure....    0.81%     0.58%      0.82%        0.59%       1.16%        0.90%


The following table presents, for the portfolio of mortgage loans secured by one-to- four-family residential properties which were originated by or for CHF and which are owned by JPMorgan or Chase Mortgage Holdings, Inc. and serviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                         MONTH ENDED            MONTH ENDED
                                        MARCH 31, 2005       DECEMBER 31, 2004
                                    ---------------------  ---------------------
                                    (DOLLARS IN MILLIONS)  (DOLLARS IN MILLIONS)

Average portfolio principal amount         $27,338                $29,990

                                      NINE MONTHS ENDED     TWELVE MONTHS ENDED
                                        MARCH 31, 2005       DECEMBER 31, 2004
                                    ---------------------  ---------------------

Net gains (losses) (1)............         (0.007%)               (0.002%)

---------

(1) Losses   are  defined  as  unrealized  losses   on  properties  acquired  in
    foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

    There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Trust Fund.

                             UNDERWRITING GUIDELINES

The Mortgage Loans were originated by or for CHF. Approximately 88.1% of the Mortgage Loans were not originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines and were originated using underwriting policies (the "CHF ALTERNATIVE A UNDERWRITING POLICIES") that are different from and, in certain respects, less stringent than the general underwriting policies of CHF. For example, such Mortgage Loans include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher loan-to-value ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loans to income and total debt service on borrowings to income are higher than for such other programs, or mortgage loans made to international borrowers. Other examples include mortgage loans secured by shares in cooperative housing corporations, "condotels," smaller or larger or otherwise unusual parcels of land and mortgage loans with higher loan-to-value ratios than in such other programs. The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs.

    Under the CHF Alternative A Underwriting Policies, the borrower is required to complete an application designed to provide to CHF pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, each borrower is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also be required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

    Pursuant to CHF's "Streamlined Refinance Program," borrowers for whom CHF currently services their mortgage are eligible for reduced verification and documentation of application information on a refinance or purchase transaction. In order to qualify for this program, the borrower's most recent 12 month mortgage history (24 months for purchase transactions) with CHF must verify document that the account has been paid as agreed with no delinquency greater than 30 days past due. Additional credit history is generally not required, except certain transaction such as 2-4 units, refinances of government insured loans, and purchase transactions require standard CHF credit history documentation. The property value on a refinance may have been established by validation that the original value has not declined. The property value for a purchase transaction always follows standard CHF documentation requirements. Income and assets as stated on the application generally do not require verification. Debt ratios generally are not required.

    Under CHF's "Reduced Documentation Program," Mortgage Loans were originated under the "no ratio" or "no income verification" guidelines. Under the "no ratio" guidelines, no income is stated or verified but source(s) of income are verified; under the "no income verification" guidelines income is stated but not verified; assets are verified in the case of both such guidelines.

    Under CHF's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans are based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

    Pursuant to CHF's Stated Income Stated Asset Program (which is sometimes referred to as CHF's "alternative documentation" program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans is based primarily or entirely on stronger credit profile and lower loan-to-value ratio requirements.

    The Mortgage Loans originated using CHF Alternative A Underwriting Policies described above may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

    CHF requires an appraisal to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal personally visits the property and estimates its market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, for purchaser transactions, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For refinances, generally the appraised value would be used.

    From time to time, exceptions and/or variances to CHF Alternative A Underwriting Policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

    Approximately 11.9% of the Mortgage Loans were originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines for mortgage loans where the related mortgaged properties are non-owner occupied. CHF believes that each Mortgage Loan originated in such a manner generally meets, subject to normal exceptions and/or variances, the credit, appraisal and underwriting standards described in such published underwriting guidelines. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a credit report which summarizes the prospective borrower's credit history with merchants, lenders and other creditors reporting such information as well as matters of public record. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

                       THE POOLING AND SERVICING AGREEMENT

    The Certificates will be issued pursuant to the Agreement. The following summaries, together with the summaries set forth under "The Pooling and Servicing Agreement" in the accompanying Prospectus, describe the material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement. See "The Pooling and Servicing Agreement" in the Prospectus.


ASSIGNMENT OF MORTGAGE LOANS

    The Seller will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. JPMorgan Chase Bank, N. A., as authenticating agent (in such capacity, the "AUTHENTICATING AGENT"), will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "MORTGAGE LOAN SCHEDULE"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal balance and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

    In addition, the Seller will, as to each Mortgage Loan (other than a Co-op
Loan), deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. With the exception of assignments relating to Mortgaged Properties in certain states, the Seller does not expect to cause the assignments to be recorded. Alternatively, with respect to each Co-op Loan, the Seller will deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the security agreement and the related financing statement creating a security interest in the stock pledged to secure such Co-op Loan, together with all amendments and modifications to the security agreement and financing statement, an assignment of the security agreement and financing statement, the related stock certificate and stock power in blank, the original proprietary lease and assignment of the lease, and the original stock recognition agreement executed by the related residential cooperative housing corporation.


SERVICING

    The Mortgage Loans will be serviced by the Servicer generally in accordance with procedures described in the accompanying Prospectus under the headings "Servicing of the Mortgage Loans" and "Description of the Certificates."

    When any Mortgaged Property is conveyed by the Mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. See "Prepayment and Yield Considerations" in this Prospectus Supplement and "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus. The terms of the Mortgage Loans or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer will be paid a monthly fee (the "SERVICING FEE") (including the Trustee's fee) with respect to each Mortgage Loan in an amount equal to 0.2660% (the "SERVICING FEE RATE") per annum of the unpaid principal balance of each Mortgage Loan.

    The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pools and incurred by the Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement-Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.


ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

    When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "PREPAYMENT INTEREST SHORTFALL"), the aggregate amount of the Servicing Fee will be reduced (the amount of any such reduction, "COMPENSATING INTEREST") to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined herein) with respect to such prepaid Mortgage Loan; provided, however, that such reductions in the Servicing Fee will be made only up to the product of (i) one-twelfth of 0.125% and (ii) the aggregate scheduled principal balance of the Mortgage Loans with respect to the related Distribution Date.

    Any Prepayment Interest Shortfalls (adjusted to the applicable Net Mortgage
Rate) in excess of the amount of any Compensating Interest payable by the Servicer (such excess, the "NON-SUPPORTED INTEREST SHORTFALL") will be allocated on such Distribution Date pro rata among the outstanding Classes of Certificates (including the Class A-X, Class 3-A3 and Class 5-A8 Certificates) based upon the amount of interest which each such Class would otherwise be paid on such Distribution Date and will consequently reduce the yield on the applicable Classes of Certificates. Any principal prepayment, together with a full month's interest thereon at the applicable Net Mortgage Rate (to the extent described in the preceding paragraph), will be paid on the Distribution Date in the month following the month in which the last day of the related Principal Prepayment Period (defined herein) occurred. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.


PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT

    The Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a collection account (the "COLLECTION ACCOUNT"), into which the Servicer is generally required to deposit or cause to be deposited on a daily basis the payments and collections described in "The Pooling and Servicing Agreement---Payments on Mortgage Loans; Collection Account" in the Prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and S&P (as provided in the Agreement) that mature, unless payable on demand, no later than two business days prior to the Distribution Date, or if such day is not a business day, the next business day (the "SERVICER REMITTANCE DATE"). The Servicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

    The Paying Agent will be obligated to establish an account (the "CERTIFICATE ACCOUNT"), into which the Servicer will deposit or cause to be deposited on the Servicer Remittance Date the Available Distribution Amount (including any Advances with respect to such Servicer Remittance Date) for the related Distribution Date, together with certain other amounts specified in the Agreement. Subject to the restrictions set forth in the Agreement, the Paying Agent is permitted to direct the investment of funds in the Certificate
Account. Any such investments are required to mature, unless payable on demand, no later than the related Distribution Date. The Paying Agent will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Paying Agent from time to time. The Paying Agent will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.


ADVANCES

    In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise (such amount, an "ADVANCE"). The amount of any Monthly Payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the Due Date or amount of such Mortgagor's Monthly Payment. The Servicer will be entitled to reimbursement for any such Advance from related late payments on the Mortgage Loan as to which such Advance was made. Furthermore, in the event that any Mortgage Loan as to which an Advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such Advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan.

    If the Servicer makes a good-faith judgment that all or any portion of any Advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "NON-RECOVERABLE ADVANCE"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Non-recoverable Advance from recoveries on all other unrelated Mortgage Loans included in the Mortgage Pools. The Servicer's judgment that it has made a Non-recoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed Advances made with respect to such Mortgage Loan.


THE TRUSTEE

    The Trustee for the Certificates offered hereby will be Wachovia Bank, N.A., a national banking association. The Agency & Trust Office of the Trustee is located at 401 South Tryon Street, 12th Floor NC1179, Charlotte, North Carolina 28288-1179 (the "AGENCY & TRUST OFFICE"). The Servicer will pay to the Trustee and its agent(s), if any, a fee in consideration for services as trustee under the Agreement. The Trustee will appoint JPMorgan as certificate registrar and authenticating agent. JPMorgan's office for such purposes is JPMorgan Chase Bank, N.A., Global Debt, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201.

OPTIONAL TERMINATION

    The Servicer may, on any Distribution Date, purchase from the Trust Fund all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid scheduled principal balance of the Mortgage Pools on the Cut-off Date. The repurchase price will equal the sum of (i) the unpaid principal amount of such Mortgage Loans (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Net Mortgage Rate to the next Due Date and (ii) the fair market value of any such acquired properties (as determined by an appraisal to be conducted by an appraiser selected by the Trustee), in each case less any unreimbursed Advances made with respect to such Mortgage Loans. Upon any such purchase, the Offered Certificateholders will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon at their respective Certificate Rates. Such amounts will be distributed to Certificateholders on the Distribution Date in the month following the month of purchase.

SPECIAL SERVICING AGREEMENTS

    The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if liquidation proceeds are less than the outstanding principal balance of the related Mortgage Loan.

                         DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement. A copy of the Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement. The approximate initial principal amount of the Offered Certificates will be $646,552,738, subject to a permitted variance of plus or minus 5%. Any difference between the aggregate principal balance of the Certificates as of the date of issuance of the Certificates and the approximate aggregate initial principal balance thereof as of the date of this Prospectus Supplement will be allocated among the various Classes of Certificates so as to retain materially the characteristics thereof described herein.

    The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.


GENERAL

    Initially, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 94.75% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "CLASS A PERCENTAGE"), the Class M Certificates will evidence a beneficial interest of approximately 2.35% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "CLASS M PERCENTAGE"), the Class B-1 Certificates will evidence a beneficial interest of approximately 1.00% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "CLASS B-1 PERCENTAGE"), the Class B-2 Certificates will evidence in the aggregate a beneficial interest of approximately 0.60% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "CLASS B-2 PERCENTAGE") and the Non-Offered Class B Certificates will evidence in the aggregate the remaining beneficial interest (the "NON-OFFERED CLASS B PERCENTAGE") in the aggregate principal balance of the Mortgage Loans in the Trust Fund. Initially, the Non-Offered Class B Percentage will be approximately 1.30%. The Class A Percentage, the Class M Percentage, the Class B-1 Percentage and the Class B-2 Percentage will vary from time to time to the extent that the respective Class A, Class M, Class B-1 or Class B-2 Certificateholders do not receive amounts due to them on any Distribution Date, losses are realized on the Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Mortgage Loans. See "Description of the Certificates---Subordinated Certificates and Shifting Interests." The Non-Offered Class B Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Seller) in a privately placed offering and are not offered hereby.

    The Certificates will consist of the Class 1-A1 and Class 1-A2 Certificates (collectively, the "CLASS 1A CERTIFICATES"), Class 2-A1 and Class 2-A2 Certificates (collectively, the "CLASS 2A CERTIFICATES"), Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates (collectively, the "CLASS 3A CERTIFICATES"), Class A-R, Class 4-A1, Class 4-A2 and Class 4-A3 Certificates (collectively, the "CLASS 4A CERTIFICATES"), Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class 5-A8 Certificates (collectively, the "CLASS 5A CERTIFICATES" and together with the Class A-P, the Class A-X, the Class 1-A, the Class 2-A, the Class 3-A and the Class 4-A Certificates, the "CLASS A CERTIFICATES" or the "SENIOR CERTIFICATES"), Class M Certificates and the Class B-1, Class B 2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the "GROUP B CERTIFICATES" and collectively with the Class M Certificates, the "SUBORDINATED CERTIFICATES"). The Senior Certificates and the Class M, Class B-1 and Class B-2 Certificates are sometimes collectively referred to herein as the "OFFERED CERTIFICATES." Only the Offered Certificates are offered under this prospectus supplement. The Class B-3, Class B-4 and Class B-5 Certificates are collectively referred to as the "PRIVATELY-OFFERED CERTIFICATES." The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

    The Class A-X , Class 3-A3 and Class 5-A8 Certificates are sometimes referred to herein as the "INTEREST-ONLY CERTIFICATES". The Class A-P Certificates are sometimes referred to herein as the "PRINCIPAL-ONLY CERTIFICATES".

    The Class 3-A1 and Class 5-A1 Certificates are sometimes referred to herein as the "LOCKOUT CERTIFICATES".

    The following table and the next full paragraph set forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates.

                                                                      ORIGINAL         MINIMUM      INCREMENTAL
CLASSES                                                           CERTIFICATE FORM  DENOMINATION  DENOMINATION(1)
------------------------------                                    ----------------  ------------  ---------------

Classes 1-A1, 1-A2, 2-A1, 2-A2, 3-A1, 3-A2, 3-A3, 3-A4, 4-A1,
4-A2, 4-A3, 5-A1, 5-A2, 5-A3, 5-A4, 5-A5, 5-A6, 5-A7, 5-A8, A-P,
M, B-1 and B-2..................................................  Book-Entry            $ 25,000          $ 1,000

Class A-R.......................................................  Definitive               $ 100              N/A

--------

(1) If necessary, in order to aggregate the initial principal balance of a Class, one Certificate of such Class will be issued in an incremental denomination of less than that shown.

    The Class A-X, Class 3-A3 and Class 5-A8 Certificates (which will initially be issued in book-entry form) will have no principal balance, but will be issuable in denominations of $25,000 based on, respectively, the Class A-X Notional Amount (as defined herein) (or integral multiples of $1,000 in excess thereof), the Class 3-A3 Notional Amount (as defined herein) (or integral multiples of $1,000 in excess thereof) and the Class 5-A8 Notional Amount (as defined herein) (or integral multiples of $1,000 in excess thereof).

    The Class A-R Certificate as well as other Definitive Certificates (defined herein), if any, will be transferable and exchangeable at the Agency & Trust Office. No service charge will be made for any registration or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer. The Offered Certificates, other than the Class A-R Certificate (the "BOOK-ENTRY CERTIFICATES"), will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Book-Entry Certificates (a "CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in the Trust Fund, except as set forth below under "---Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by the Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below) and all references herein to distributions, notices, reports and statements to the Book-Entry Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "---Book-Entry Registration."

    The "FINAL SCHEDULED DISTRIBUTION DATE" of each class of Offered Certificates, except the Class 4A Certificates, is the Distribution Date in June 2035, and for the Class 4A Certificates, the Distribution Date in May 2020, which in each case is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Mortgage Loan.

    The rate of principal payments of the Certificates will depend on the rate of principal payments of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of those Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance or notional amount, as applicable, of each Class of Certificates may be reduced to zero earlier or later than its Final Scheduled Distribution Date.

BOOK-ENTRY REGISTRATION

    Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) ("CLEARSTREAM LUXEMBOURG") or the Euroclear Bank S.A./N.V. ("EUROCLEAR") in Europe if they are Participants in such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates in registered form which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, as the nominee for DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually, the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. The Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

    The Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect Participants with whom the Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess certificates, the Rules provide a mechanism by which the Certificate Owners will receive distributions and will be able to transfer their interests.

    The Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, the Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

    Because of time zone differences, it is possible that credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences---Taxation of Certain Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures---Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

    Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depository, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream Luxembourg or Euroclear.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

    Clearstream Luxembourg holds securities for its Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

    Euroclear was created to hold securities for its Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, the Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences---Taxation of Certain Foreign Investors" in the Prospectus.

    Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports will be provided to Cede, as nominee of DTC, and may be made available by Cede to the Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

    Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Seller, the Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE CERTIFICATES

    The Class A-R Certificate will be issued in fully registered, certificated form. The Book-Entry Certificates will only be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to DTC or its nominee, if (i) the Seller advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through DTC.

    Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify DTC which in turn will notify all Certificate Owners, through Participants, of the availability of Definitive Certificates in exchange for Book-Entry Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee or its agent will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners.


RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATE

    The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

    The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" as defined in the Code) with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby,
(iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class AR Certificate to any person or entity that does not provide a similar affidavit or letter.

    In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or any successor thereto), or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

    The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences---REMIC Certificates; --- Income from Residual Certificates; ---Taxation of Certain Foreign Investors; ---Transfers of Residual Certificates; ---Servicing Compensation and Other REMIC Pool Expenses" in the Prospectus.

    The Class A-R Certificate may not be purchased by or transferred to a Plan (defined herein) or a person acting on behalf of or investing the assets of a Plan. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.


DISTRIBUTIONS TO CERTIFICATEHOLDERS

    Distributions of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "DISTRIBUTION DATE"), beginning June 25, 2005, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "RECORD DATE"). Distributions will be made to each Class as described below and on a pro rata basis among the Certificates of each Class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Class A-R Certificate and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $5,000,000 (or by a holder which holds all of the Certificates of a Class), by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

    Principal received or advanced as part of a regularly scheduled Monthly Payment on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Class A Certificateholders will be entitled to an amount equal to the Class A Percentage (defined herein) of scheduled principal amounts due or advanced with respect to each Mortgage Loan. Principal Prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (each, a "PRINCIPAL PREPAYMENT PERIOD") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Class A Certificateholders will be entitled to an amount equal to the Class A Prepayment Percentage (defined herein) of the Principal Prepayments and such unscheduled amounts of principal with respect to the Mortgage Loans.

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class A Certificates, the Mortgage Loans will be divided into ten separate subgroups (each, a "SUBGROUP"). The Class A Subgroup 1-2 Certificates, Class A Subgroup 1-3 Certificates, Class A Subgroup 2-2 Certificates, Class A Subgroup 2-3 Certificates, Class A Subgroup 3-2 Certificates, Class A Subgroup 3-3 Certificates, Class A Subgroup 4-1 Certificates, Class A Subgroup 4-2 Certificates, Class A Subgroup 4-3 Certificates and Class A Subgroup 5-1 Certificates will generally receive payments of principal from collections of principal on "SUBGROUP 1-2," "SUBGROUP 1-3," "SUBGROUP 2-2, "SUBGROUP 2-3," "SUBGROUP 3-2," "SUBGROUP 3-3," "SUBGROUP 4-1," "SUBGROUP 4-2," "SUBGROUP 4-3" and "SUBGROUP 5-1", respectively. Each Subgroup will consist of the portions or components (the "MORTGAGE COMPONENTS") of Mortgage Loans described below (percentages of principal balances are approximate).

SUBGROUPS RELATING TO POOL 1

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 1-A1, Class 1-A2, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates, the Pool 1 Mortgage Loans will be divided into three separate subgroups, Subgroup 1-1, Subgroup 1-2 and Subgroup 1-3. Generally, with certain limited exceptions described below under "Cross-Collateralization Provisions," the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on Subgroup 1-1, the Class 1-A1 Certificates will receive payments of principal from collections of principal on Subgroup 1-2 and the Class 1-A2 Certificates will receive payments of principal from collections of principal on Subgroup 1-3.

    Subgroup 1-1 will include 100% of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate less than or equal to 5.50% per annum.

    A portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to Subgroup 1-1 and Subgroup 1-2 as follows:

    portion allocable to Subgroup 1-1 =

                         (Net Mortgage Rate - 5.50%)
principal balance x (1-  ---------------------------)
                                    0.50%

    portion allocable to Subgroup 1-2 =


                     (Net Mortgage Rate - 5.50%)
principal balance x (---------------------------)
                                 0.50%

    A portion of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and less than or equal to 6.50% per annum will be allocated to Subgroup 1-2 and Subgroup 1-3 as follows:

    portion allocable to Subgroup 1-2 =

                         (Net Mortgage Rate - 6.00%)
principal balance x (1- ----------------------------)
                                    0.50%

    portion allocable to Subgroup 1-3 =

                     (Net Mortgage Rate - 6.00%)
principal balance x (---------------------------)
                                 0.50%

    Additionally, Subgroup 1-3 will consist of 100% of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 6.50% per annum.

SUBGROUPS RELATING TO POOL 2

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 2-A1, Class 2-A2, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates, the Pool 2 Mortgage Loans will be divided into three separate subgroups, Subgroup 2-1, Subgroup 2-2 and Subgroup 2-3. Generally, with certain limited exceptions described below under "Cross-Collateralization Provisions," the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on Subgroup 2-1, the Class 2-A1 Certificates will receive payments of principal from collections of principal on Subgroup 2-2 and the Class 2-A2 Certificates will receive payments of principal from collections of principal on Subgroup 2-3.

    Subgroup 2-1 will include 100% of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate less than or equal to 5.50% per annum.

    A portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to Subgroup 2-1 and Subgroup 2-2 as follows:

    portion allocable to Subgroup 2-1 =

                         (Net Mortgage Rate - 5.50%)
principal balance x (1- ----------------------------)
                                    0.50%

    portion allocable to Subgroup 2-2 =


                     (Net Mortgage Rate - 5.50%)
principal balance x (---------------------------)
                                0.50%

    A portion of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and less than or equal to 6.50% per annum will be allocated to Subgroup 2-2 and Subgroup 2-3 as follows:

    portion allocable to Subgroup 2-2 =

                         (Net Mortgage Rate - 6.00%)
principal balance x (1- ---------------------------)
                                    0.50%

    portion allocable to Subgroup 2-3 =


                     (Net Mortgage Rate - 6.00%)
principal balance x (---------------------------)
                                 0.50%

    Additionally, Subgroup 2-3 will consist of 100% of the principal balance of each Pool 2 mortgage loan with a net mortgage rate greater than 6.50% per annum.

SUBGROUPS RELATING TO POOL 3

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 3-A1, Class 3-A2, Class 3-A4, Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates, the Pool 3 Mortgage Loans will be divided into three separate subgroups, Subgroup 3-1, Subgroup 3-2 and Subgroup 3-3. Generally, with certain limited exceptions described below under "Cross-Collateralization Provisions," the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6, Class 5-A7 and Class A-P Certificates will receive payments of principal from collections of principal on Subgroup 3-1, the Class 3-A1 and Class 3-A2 Certificates will receive payments of principal from collections of principal on Subgroup 3-2 and the Class 3-A4 Certificates will receive payments of principal from collections of principal on Subgroup 3-3.

    Subgroup 3-1 will include 100% of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate less than or equal to 5.50% per annum.

    A portion of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to Subgroup 3-1 and Subgroup 3-2 as follows:

    portion allocable to Subgroup 3-1 =

                         (Net Mortgage Rate - 5.50%)
principal balance x (1- ----------------------------)
                                     0.50%

    portion allocable to Subgroup 3-2 =


                     (Net Mortgage Rate - 5.50%)
principal balance x (---------------------------)
                                 0.50%

    A portion of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum will be allocated to Subgroup 3-2 and Subgroup 3-3 as follows:

    portion allocable to Subgroup 3-2 =

                         (Net Mortgage Rate - 6.00%)
principal balance x (1- ----------------------------)
                                    1.50%

    portion allocable to Subgroup 3-3 =


                     (Net Mortgage Rate - 6.00%)
principal balance x (---------------------------)
                                1.50%

SUBGROUPS RELATING TO POOL 4

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class A-R, Class 4-A1, Class 4-A2, Class 4-A3 and Class A-P Certificates, the Pool 4 Mortgage Loans will be divided into three separate subgroups, Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3. Generally, with certain limited exceptions described below under "Cross-Collateralization Provisions," the Class A-R, Class 4-A1 and Class A-P Certificates will receive payments of principal from collections of principal on Subgroup 4-1, the Class 4-A2 Certificates will receive payments of principal from collections of principal on Subgroup 4-2 and the Class 4-A3 Certificates will receive payments of principal from collections of principal on Subgroup 4-3.

    Subgroup 4-1 will include 100% of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate less than or equal to 5.00% per annum.

    A portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than or equal to 5.50% per annum will be allocated to Subgroup 4-1 and Subgroup 4-2 as follows:

    portion allocable to Subgroup 4-1 =

                         (Net Mortgage Rate - 5.00%)
principal balance x (1- ----------------------------)
                                     1.50%

    portion allocable to Subgroup 4-2 =


                     (Net Mortgage Rate - 5.00%)
principal balance x (---------------------------)
                                  0.50%

    A portion of the principal balance of each Pool 4 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and less than or equal to 6.00% per annum will be allocated to Subgroup 4-2 and Subgroup 4-3 as follows:

    portion allocable to Subgroup 4-2 =

                    (Net Mortgage Rate -- 5.50%)
principal balance x    (1- ----------------)
                               0.50%

    portion allocable to Subgroup 4-3 =


                   (Net Mortgage Rate - 5.50%)
principal balance x    (-----------------)
                              0.50%

    Additionally, Subgroup 4-3 will consist of 100% of the principal balance of each Pool 4 mortgage loan with a net mortgage rate greater than 6.00% per annum.

SUBGROUP 5-1

    Solely for purposes of allocating principal distributions and losses with respect to principal among the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7 Certificates, Subgroup 1-1, Subgroup 2-1 and Subgroup 3-1 (in each case, excluding any Class A-P Components (as defined herein)) will be combined to comprise Subgroup 5-1. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7 Certificates will receive principal from collections of principal on Subgroup 5-1.

    The "CLASS A-P COMPONENTS" will consist of the Class 1-AP Components, Class 2-AP Components, Class 3-AP Components and/or Class 4-AP Components, as applicable.

    The "CLASS 1-AP COMPONENTS" will consist of the PO Percentage of each Discount Component in Subgroup 1-1.

    The "CLASS 2-AP COMPONENTS" will consist of the PO Percentage of each Discount Component in Subgroup 2-1.

    The "CLASS 3-AP COMPONENTS" will consist of the PO Percentage of each Discount Component in Subgroup 3-1.

    The "CLASS 4-AP COMPONENTS" will consist of the PO Percentage of each Discount Component in Subgroup 4-1.

    To the extent principal is received or losses with respect to principal are incurred with respect to a Mortgage Loan that is divided into Mortgage Components, such principal or losses will be allocated between the Mortgage Components, pro rata, based on the principal balances of the Mortgage Components. To the extent principal or losses with respect to principal are allocated to a Mortgage Component in Subgroup 1-1, Subgroup 2-1 or Subgroup 3-1 that relates to a Mortgage Loan having a Net Mortgage Rate of 5.50% or less or a Mortgage Component in Subgroup 4-1 that relates to a Mortgage Loan having a Net Mortgage Rate of 5.00% or less, an amount equal to the product of the applicable PO Percentage for such Mortgage Component and the amount of such principal or loss with respect to principal allocated to such Mortgage Component will, for purposes of determining distributions on and allocations of losses to the Class A-P Certificates, be allocated to the Class A-P Component related to such Mortgage Component.

    The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Available Distribution Amount. The "AVAILABLE DISTRIBUTION AMOUNT" means, generally as of any Distribution Date, an amount equal to the sum of the amounts on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date (including amounts to be advanced by the Servicer in respect of delinquent Monthly Payments), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the Servicing Fee, as adjusted as provided in the Agreement with respect to Principal Prepayments; (c) all amounts representing Monthly Payments due after the related Due Date; (d) all Principal Prepayments received after the related Principal Prepayment Period;
(e) all liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the calendar month preceding such Distribution Date; and (f) all income from investments held in the Collection Account for the account of the Servicer.

    On each Distribution Date, the Available Distribution Amount will be allocated among the applicable Classes of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

    first, to each Class of Class A Certificates (other than the Class A-P Certificates), the sum of (i) the Interest Accrual Amount with respect to each such Class and (ii) any Interest Shortfall with respect to each such Class;

    second, (A) to the Class A-P Certificates, amounts received in respect of principal on the Class 1-AP Components, Class 2-AP Components, Class 3-AP Components and Class 4-AP Components included in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 and Subgroup 4-1 as described under "---Principal (Including Prepayments)-Distribution to the Class A-P Certificates"; (B) from payments in respect of principal on the Mortgage Components included in Subgroup 1-2, to the Class A Subgroup 1-2 Certificates, up to the Class A Subgroup 1-2 Optimal Principal Amount (allocated among such Classes as described below under "--- Principal (Including Prepayments)-Allocation of the Class A Subgroup 1-2 Optimal Principal Amount"); (C) from payments in respect of principal on the Mortgage Components included in Subgroup 1-3, to the Class A Subgroup 1-3 Certificates, up to the Class A Subgroup 1-3 Optimal Principal Amount (allocated among such Classes as described below under "---Principal (Including Prepayments)---Allocation of the Class A Subgroup 1-3 Optimal Principal Amount"); (D) from payments in respect of principal on the Mortgage Components included in Subgroup 2-2, to the Class A Subgroup 2-2 Certificates, up to the Class A Subgroup 2-2 Optimal Principal Amount (allocated among such Classes as described below under "---Principal (Including Prepayments)---Allocation of the Class A Subgroup 2-2 Optimal Principal Amount"); (E) from payments in respect of principal on the Mortgage Components included in Subgroup 2-3, to the Class A Subgroup 2-3 Certificates, up to the Class A Subgroup 2-3 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 2-3 Optimal Principal Amount"); (F) from payments in respect of principal on the Mortgage Components included in Subgroup 3-2, to the Class A Subgroup 3-2 Certificates, up to the Class A Subgroup 3-2 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 3-2 Optimal Principal Amount"); (G) from payments in respect of principal on the Mortgage Components included in Subgroup 3-3, to the Class A Subgroup 3-3 Certificates, up to the Class A Subgroup 3-3 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 3-3 Optimal Principal Amount"); (H) from payments in respect of principal on the Mortgage Components included in Subgroup 4-1, to the Class A Subgroup 4-1 Certificates, up to the Class A Subgroup 4-1 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 4-1 Optimal Principal Amount");
(I) from payments in respect of principal on the Mortgage Components included in Subgroup 4-2, to the Class A Subgroup 4-2 Certificates, up to the Class A Subgroup 4-2 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 4-2 Optimal Principal Amount"); (J) from payments in respect of principal on the Mortgage Components included in Subgroup 4-3, to the Class A Subgroup 4-3 Certificates, up to the Class A Subgroup 4-3 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 4-3 Optimal Principal Amount");and (K) from payments in respect of principal on the Mortgage Components included in Subgroup 5-1, to the Class A Subgroup 5-1 Certificates, up to the Class A Subgroup 5-1 Optimal Principal Amount (allocated among such Classes as described below under "Principal (Including Prepayments) Allocation of the Class A Subgroup 5-1 Optimal Principal Amount");

    third, to the Class A-P Certificates, the Class A-P Shortfall Amount (defined herein); provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of the Class A-P Certificates;

    fourth, subject to the cross-collateralization provisions described below, to the Subordinated Certificates, interest and then principal, as described herein; and

    fifth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for such Distribution Date.

    Cross-Collateralization Provisions. In addition to the foregoing distributions, the Class A Subgroup 1-2 Certificates, Class A Subgroup 1-3 Certificates, Class A Subgroup 2-2 Certificates, Class A Subgroup 2-3 Certificates, Class A Subgroup 3-2 Certificates, Class A Subgroup 3-3 Certificates, Class A Subgroup 4-1 Certificates, Class A Subgroup 4-2 Certificates, Class A Subgroup 4-3 Certificates and Class A Subgroup 5-1 Certificates may receive additional distributions on any Distribution Date prior to the Credit Support Depletion Date (defined herein) under the circumstances specified in (A), (B) and (C) below:

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    (A)On any Distribution Date, to the extent that, after giving effect to the distributions in priority first above, the portion of the Available
Distribution Amount with respect to a Subgroup is insufficient to distribute in full to the Classes of Certificates in the related Certificate Subgroup amounts described in priority second above (such shortfall, the "DEFICIENCY AMOUNT") and, after giving effect to the distributions in priority first above, the portions of the Available Distribution Amount with respect to any of the other Subgroups exceeds the amount required to distribute in full to the Classes of Certificates in the related Certificate Subgroup the amounts described in priority second above, an amount up to such excess will be distributed to the Classes of Certificates in the Certificate Subgroup, that suffered the Deficiency Amount, in reduction of the Deficiency Amount.


    (B)On any Distribution Date on or after the date on which the aggregate principal balance of the Class A Subgroup 1-2 Certificates, the aggregate principal balance of the Class A Subgroup 1-3 Certificates, the aggregate principal balance of the Class A Subgroup 2-2 Certificates, the aggregate principal balance of the Class A Subgroup 2-3 Certificates, the aggregate principal balance of the Class A Subgroup 3-2 Certificates, the aggregate principal balance of the Class A Subgroup 3-3 Certificates, the aggregate principal balance of the Class A Subgroup 4-1 Certificates, the aggregate principal balance of the Class A Subgroup 4-2 Certificates, the aggregate principal balance of the Class A Subgroup 4-3 Certificates or the aggregate principal balance of the Class A Subgroup 5-1 Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero and other than amounts allocated to the Class 1-AP, Class 2-AP, Class 3-AP and Class 4-AP Components) received on the Mortgage Components in the Subgroup relating to such Class A Certificates that have been paid in full, will be paid as principal to the remaining Class A Certificates (other than the Class A-P Certificates) related to each other Subgroup pro rata based upon their respective outstanding principal balances in accordance with the order set forth above in reduction of the principal balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinated Percentage, or (b) the average outstanding principal balance of the Mortgage Components in any Subgroup delinquent 60 days or more over the prior six months, as a percentage of the corresponding Subgroup 1-2 Subordinated Amount, Subgroup 1-3 Subordinated Amount, Subgroup 2-2 Subordinated Amount, Subgroup 2-3 Subordinated Amount, Subgroup 3-2 Subordinated Amount, Subgroup 3-3 Subordinated Amount, Subgroup 4-1 Subordinated Amount, Subgroup 4-2 Subordinated Amount, Subgroup 4-3 Subordinated Amount or Subgroup 5-1 Subordinated Amount (each as defined herein), is greater than or equal to 50%. For purposes of the foregoing, the "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is equal to the aggregate principal balance of the Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.


    (C)If on any Distribution Date on which the aggregate principal balance of the Class A Subgroup 1-2 Certificates, the aggregate principal balance of the Class A Subgroup 1-3 Certificates, the aggregate principal balance of the Class A Subgroup 2-2 Certificates, the aggregate principal balance of the Class A Subgroup 2-3 Certificates, the aggregate principal balance of the Class A Subgroup 3-2 Certificates, the aggregate principal balance of the Class A Subgroup 3-3 Certificates, the aggregate principal balance of the Class A Subgroup 4-1 Certificates, the aggregate principal balance of the Class A Subgroup 4-2 Certificates, the aggregate principal balance of the Class A Subgroup 4-3 Certificates or the aggregate principal balance of the Class A Subgroup 5-1 Certificates would be greater than the outstanding principal balance of the Mortgage Components in the related Subgroup (other than the Class 1-AP Components, Class 2-AP Components, Class 3-AP Components and Class 4-AP Components in the related Subgroup) as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) (the "UNDERCOLLATERALIZED SUBGROUP"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Components in any of the other Subgroups that is not an Undercollateralized Subgroup (the "OVERCOLLATERALIZED SUBGROUP") otherwise allocable to the Subordinated Certificates will be distributed to the Classes of Class A Certificates (other than the Class A-P Certificates) relating to the Undercollateralized Subgroup (in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Class A Certificates (other than the Class A-P Certificates) related to the Undercollateralized Subgroup is equal to the outstanding principal balance of the Mortgage Components (other than the Class 4-AP Components in the case of Subgroup 4-1) in the related

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Subgroup as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders). Moreover, the Available Distribution Amount with respect to any Overcollateralized Subgroup will be further reduced (after distributions of interest to the Class A Certificates included in the Overcollateralized Subgroup) in an amount equal to one month's interest on the amount by which the Undercollateralized Subgroup is undercollateralized at 6.00% per annum (if Subgroup 1-2 is an Undercollateralized Subgroup), 6.50% per annum (if Subgroup 1-3 is an Undercollateralized Subgroup), 6.00% per annum (if Subgroup 2-2 is an Undercollateralized Subgroup), 6.50% per annum (if Subgroup 2-3 is an Undercollateralized Subgroup), 6.00% per annum (if Subgroup 3-2 is an Undercollateralized Subgroup), 7.50% per annum (if Subgroup 3-3 is an Undercollateralized Subgroup), 5.00% per annum (if Subgroup 4-1 is an Undercollateralized Subgroup), 5.50% per annum (if Subgroup 4-2 is an Undercollateralized Subgroup), 6.00% per annum (if Subgroup 4-3 is an Undercollateralized Subgroup), 5.50% per annum (if Subgroup 5-1 is an Undercollateralized Subgroup), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Available Distribution Amount with respect to any Overcollateralized Subgroup on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Subgroup and (ii) interest thereon at the weighted average Certificate Rate on the related Certificate Subgroup (other than the Class 4-AP Components in the case of Subgroup 4-1). Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date. If two or more Subgroups are Undercollateralized Subgroups then amounts will be distributed to the Undercollateralized Subgroups pro rata based upon the amounts of under-collateralization with respect to each Undercollateralized Subgroup. If two or more Subgroups are Overcollateralized Subgroups then any amounts distributed to the Undercollateralized Subgroups will be allocated from each Overcollateralized Subgroup pro rata based upon amounts available with respect to each Overcollateralized Subgroup.

    The reduction in the Available Distribution Amount of any Overcollateralized Subgroup to pay interest to any Undercollateralized Subgroup as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinated Certificates and further to the amount of principal otherwise distributable to the Certificates related to the Undercollateralized Subgroup because the Certificates in the Overcollateralized Subgroups, if any, may have a Certificate Rate lower than that of the Undercollateralized Subgroups. Such shortfall will be payable from amounts otherwise distributable first from the Subordinated Certificates in reverse order of their priority of payment and then from the Certificates related to the applicable Undercollateralized Subgroup in respect of principal.

    "CLASS A SUBGROUP 1-2 CERTIFICATES" means the Class 1-A1 Certificates.

    "CLASS A SUBGROUP 1-3 CERTIFICATES" means the Class 1-A2 Certificates.

    "CLASS A SUBGROUP 2-2 CERTIFICATES" means the Class 2-A1 Certificates.

    "CLASS A SUBGROUP 2-3 CERTIFICATES" means the Class 2-A2 Certificates.

    "CLASS A SUBGROUP 3-2 CERTIFICATES" means the Class 3-A1 and Class 3-A2 Certificates.

    "CLASS A SUBGROUP 3-3 CERTIFICATES" means the Class 3-A4 Certificates.

    "CLASS A SUBGROUP 4-1 CERTIFICATES" means the Class A-R and Class 4-A1 Certificates, referred to collectively.

    "CLASS A SUBGROUP 4-2 CERTIFICATES" means the Class 4-A2 Certificates.

    "CLASS A SUBGROUP 4-3 CERTIFICATES" means the Class 4-A3 Certificates.

    "CLASS A SUBGROUP 5-1 CERTIFICATES" means the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7, referred to collectively.

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    The Class A Certificates, Class M Certificates, Class B-1 Certificates and
Class B-2 Certificates are sometimes collectively referred to herein as the "OFFERED CERTIFICATES."

    "CLASS B CERTIFICATES" means the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

    "NON-OFFERED CLASS B CERTIFICATES" means the Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

    "CERTIFICATES" means the Class A, Class M and Class B Certificates, referred to collectively.

    "SUBORDINATED CERTIFICATES" means the Class M and Class B Certificates, referred to collectively.

    The "CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate outstanding principal balance of the Subordinated Certificates has been or will be reduced to zero.

    With respect to each Mortgage Component in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 or Subgroup 4-1, the "PO PERCENTAGE" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of 5.50%, 5.50%, 5.50% and 5.00%, respectively, over the applicable Net Mortgage Rate and the denominator of which will equal 5.50%, 5.50%, 5.50% and 5.00%, respectively. The PO Percentage will be 0% with respect to Mortgage Components for which the Net Mortgage Rate is greater than or equal to 5.50% in the case of a Mortgage Component in Subgroup 1-1, Subgroup 2-1 or Subgroup 3-1 and 5.00% in the case of a Mortgage Component in Subgroup 4-1. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Discount Components (defined below) was approximately 5.435%, 5.396%, 5.431% and 4.933% for Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 and Subgroup 4-1, respectively. The "DISCOUNT COMPONENTS" are all Mortgage Components in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 or Subgroup 4-1 having a Net Mortgage Rate less than or equal to 5.50%, 5.50%, 5.50% or 5.00%, respectively.

    The Class A-P Certificates will not be entitled to receive interest. The Class A-X, Class 3-A3 and Class 5-A8 Certificates will not be entitled to receive principal.

    With respect to each Mortgage Loan, the "NET MORTGAGE RATE" equals the applicable Mortgage Rate less the Servicing Fee Rate (without regard to any modification to such Mortgage Loan). With respect to each Mortgage Loan, the "MORTGAGE RATE" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.


INTEREST

    On each Distribution Date, interest will be payable to each Class of Certificates (other than the Class A-P Certificates) in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class.

    As of any Distribution Date, the "INTEREST ACCRUAL AMOUNT" with respect to any Class of Certificates (other than the Class A-P Certificates), means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class A-X Certificates, Class 3 A3 Certificates or Class 5-A8 Certificates, on the Class A-X Notional Amount (defined herein), the Class 3-A3 Notional Amount (defined herein) or the Class 5-A8 Notional Amount (defined herein), respectively), minus any Non-Supported Interest Shortfalls allocated to each such Class on such Distribution Date (as described herein under "The Pooling and Servicing Agreement-Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans").

    As of any Distribution Date, the "INTEREST SHORTFALL" with respect to any Class of Certificates (other than the Class A-P Certificates) means generally any portion of the Interest Accrual Amount with respect to any previous Distribution Amount which remains unpaid (before giving effect to distributions made on such Distribution Date).

    For any Class of Certificates (other than the Class A-P Certificates), the "CERTIFICATE RATE" is the per annum rate of interest specified for such Class on the table on page S-3 hereof. Interest with respect to each Class of

Certificates (other than the Class A-P Certificates) at the Certificate Rate for such Class, will be calculated on the basis of a 360-day year composed of twelve 30-day months.

    The "CLASS A-X NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 1-3, Subgroup 2-3 and Subgroup 4-3 that have a Net Mortgage Rate greater than 6.50%, 6.50% and 6.00%, respectively, and a fraction the numerator of which is the weighted average of the Stripped Interest Rates of such Mortgage Components and the denominator of which is 6.00%.

    The "CLASS 3-A3 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 3-A2 Certificates (prior to giving effect to distributions to be made on such Distribution Date). The initial Class 3-A3 Notional Amount will be approximately $96,597,881.

    The "CLASS 5-A8 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the product of the outstanding principal balance of the Class 5-A6 Certificates (prior to giving effect to distributions to be made on such Distribution Date) and a fraction of the numerator of which is 0.5% and the denominator is of which is 5.50%. The Class 5-A8 Notional Amount will be approximately $546,727.

    The "STRIPPED INTEREST RATE" means for each Mortgage Component in Subgroup 1-3, Subgroup 2-3 and Subgroup 4-3, respectively, the excess, if any of the Net Mortgage Rate for such Component over 6.50%, 6.50% and 6.00%, respectively.

    The "SCHEDULED PRINCIPAL BALANCE" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

    Interest will accrue (i) on the Certificates (other than the Class A-P, Class 3-A2 and Class 3-A3 Certificates) at their respective Certificate Rates during the calendar month immediately preceding the month in which the related Distribution Date occurs and (ii) on the Class 3-A2 and Class 3-A3 Certificates at their respective Certificate Rates with respect to each Distribution Date during the period from and including the 25th day of the month immediately preceding the related Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the 24th day of the month of such Distribution Date, in each case calculated on the basis of a 360-day year of twelve 30-day months (each such period, an "INTEREST ACCRUAL PERIOD"). The Certificate Rates on the Class 3-A2 and Class 3-A3 Certificates will be calculated as follows:

    (i)the Certificate Rate on the Class 3-A2 Certificates with respect to the first Distribution Date will be 3.59%, and as to any Distribution Date thereafter, the Certificate Rate on the Class 3-A2 Certificates will equal the lesser of 0.50% plus LIBOR (as determined below) ("LIBOR") and 6.00%; and

    (ii)the Certificate Rate on the Class 3-A3 Certificates with respect to the first Distribution Date will be 2.41%, and as to any Distribution Date thereafter, the Certificate Rate on the Class 3-A3 Certificates will equal 5.50% minus LIBOR, but not less than 0.00%.

Determination of LIBOR

    LIBOR for any Interest Accrual Period (other than the first Interest Accrual Period) after the initial Interest Accrual Period will be determined as described below.

    On each Rate Adjustment Date, LIBOR shall be established by the Servicer and as to any Interest Accrual Period (other than the first Interest Accrual Period), LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00
A.M., London time, on the second LIBOR Business Day (defined below) prior to the first day of such Interest Accrual Period (each such day, a

"RATE ADJUSTMENT DATE"). "TELERATE SCREEN PAGE 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Servicer, the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate of the outstanding principal balance of the Class 3-A2 Certificates and the outstanding notional amount of the Class 3-A3 Certificates. The Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate of the outstanding principal balance of the Class 3-A2 Certificates and the outstanding notional amount of the Class 3-A3 Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Rate Adjustment Date, 3.09%. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

    The establishment of LIBOR by the Servicer and its subsequent calculation of the Certificate Rates applicable to the Class 3-A2 and Class 3-A3 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

       Certificate Rate with Respect to the Subordinated Certificates

    On any Distribution Date, the Certificate Rate on each Class of Subordinated Certificates will equal the fraction, expressed as a percentage, (I) the numerator of which will equal the sum of (i) the product of (x) 6.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 1-2 over the aggregate outstanding principal balance of the Class A Subgroup 1-2 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 1-2 SUBORDINATED AMOUNT"), (ii) the product of (x) 6.50% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 1-3 over the aggregate outstanding principal balance of the Class A Subgroup 1-3 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 1-3 SUBORDINATED AMOUNT"), (iii) the product of (x) 6.00% and (y) the excess of the aggregate Scheduled
Principal Balance of the Mortgage Components in Subgroup 2-2 over the aggregate outstanding principal balance of the Class A Subgroup 2-2 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 2-2 SUBORDINATED AMOUNT"), (iv) the product of (x) 6.50% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 2-3 over the aggregate outstanding principal balance of the Class A Subgroup 2-3 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 2-3 SUBORDINATED AMOUNT"), (v) the product of (x) 6.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 3-2 over the aggregate outstanding principal balance of the Class A Subgroup 3-2 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 3-2 SUBORDINATED AMOUNT"), (vi) the product of (x) 7.50% and (y) the excess of the aggregate Scheduled
Principal Balance of the Mortgage Components in Subgroup 3-3 over the aggregate outstanding principal balance of the Class A Subgroup 3-3 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 3-3 SUBORDINATED AMOUNT"), (vii) the product of (x) 5.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 4-1 (other than the Class 4-AP Components) over the aggregate outstanding principal balance of the Class A Subgroup 4-1
Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 4-1 SUBORDINATED AMOUNT"), (viii) the product of (x) 5.50% and (y) the excess of the aggregate Scheduled
Principal Balance of the Mortgage Components in Subgroup 4-2 over the aggregate outstanding principal balance of the Class A Subgroup 4-2
Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 4-2 SUBORDINATED AMOUNT"), (ix) the product of (x) 6.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 4-3 over the aggregate outstanding principal balance of the Class A Subgroup 4-3 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 4-3 SUBORDINATED AMOUNT"), (x) the product of (x) 5.50% and (y) the excess of the aggregate Scheduled Principal Balance of the Mortgage Components in Subgroup 5-1 over the aggregate outstanding principal balance of the Class A Subgroup 5-1 Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "SUBGROUP 5-1 SUBORDINATED AMOUNT") and
(II) the denominator of which will equal the sum of the Subgroup 1-2 Subordinated Amount, the Subgroup 1-3 Subordinated Amount, the Subgroup 2-2 Subordinated Amount, the Subgroup 2-3 Subordinated Amount, the Subgroup 3-2 Subordinated Amount, the Subgroup 3-3 Subordinated Amount, the Subgroup 4-1 Subordinated Amount, the Subgroup 4-2 Subordinated Amount, the Subgroup 4-3 Subordinated Amount and the Subgroup 5-1 Subordinated Amount. The initial Certificate Rate with respect to each Class of Subordinated Certificates will be approximately 5.962%.


PRINCIPAL (INCLUDING PREPAYMENTS)

    Distributions to the Class A-P Certificates

    On each Distribution Date, the Class A-P Certificates will receive all principal received on or with respect to the Class 1-AP, Class 2-AP, Class 3-AP and Class 4-AP Components in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 and Subgroup 4-1, respectively. Such distributions will reduce the principal balance of the Class A-P Certificates by the amount of such distributions. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, the Class A-P Certificates also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "CLASS A-P SHORTFALL AMOUNT") generally equal to (i) any Realized Loss with respect to a Class 1-AP, Class 2-AP, Class 3-AP and Class 4-AP Component in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 and Subgroup 4-1, respectively other than an Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class A-P Certificates; provided, however, that such payments in respect of the Class A-P Shortfall Amount will not cause a further reduction in the principal balance of the Class A-P Certificates. The aggregate of the amounts payable to the Class A-P Certificates described in this paragraph is referred to herein as the "CLASS A-P CERTIFICATE DISTRIBUTION AMOUNT."

    Distributions in respect of principal will be made on each Distribution Date to the Class A Certificates as described below.

    Allocation of the Class A Subgroup 1-2 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 1-2 Optimal Principal Amount (defined herein) will be distributed to the Class 1-A1 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 1-3 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 1-3 Optimal Principal Amount (defined herein) will be distributed to the Class 1-A2 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 2-2 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 2-2 Optimal Principal Amount (defined herein) will be distributed to the Class 2-A1 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 2-3 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 2-3 Optimal Principal Amount (defined herein) will be distributed to the Class 2-A2 Certificates, until the principal balance of such Class has been reduced to zero.

     Allocation of the Class A Subgroup 3-2 Optimal Principal Amount

    Except after the Credit Support Depletion Date, on each Distribution Date, the Class A Subgroup 3-2 Optimal Principal Amount (defined herein) will be distributed to the Class A Subgroup 3-2 Certificates as follows:

    first, to the Class 3-A1 Certificates up to the Class 3-A1 Lockout Principal Distribution Amount (defined below), until the principal balance of such Class has been reduced to zero;

    second, to the Class 3-A2 Certificates, until the principal balance of such Class has been reduced to zero; and

    third, to the Class 3-A1 Certificates, until the principal balance of such Class has been reduced to zero.

    On any Distribution Date after the Credit Support Depletion Date, distributions of principal among the Classes of Class A Subgroup 3-2 Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above.

    Allocation of the Class A Subgroup 3-3 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 3-3 Optimal Principal Amount (defined herein) will be distributed to the Class 3-A4 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 4-1 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 4-1 Optimal Principal Amount (defined herein) will be distributed, sequentially, to the Class A-R and the Class 4-A1 Certificates, until the principal balance of each such Class has been reduced to zero.

    Allocation of the Class A Subgroup 4-2 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 4-2 Optimal Principal Amount (defined herein) will be distributed to the Class 4-A2 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 4-3 Optimal Principal Amount

    On each Distribution Date, the Class A Subgroup 4-3 Optimal Principal Amount (defined herein) will be distributed to the Class 4-A3 Certificates, until the principal balance of such Class has been reduced to zero.

    Allocation of the Class A Subgroup 5-1 Optimal Principal Amount

    Except after the Credit Support Depletion Date, on each Distribution Date, the Class A Subgroup 5-1 Optimal Principal Amount (defined herein) will be distributed to the Class A Subgroup 5-1 Certificates as follows:

    first, to the Class 5-A1 Certificates up to the Class 5-A1 Lockout Principal Distribution Amount (defined below), until the principal balance of such Class has been reduced to zero;

    second, sequentially, to the Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7, until the principal balance of each such Class has been reduced to zero; and

    third, to the Class 5-A1 Certificates, until the principal balance of such Class has been reduced to zero.

    On any Distribution Date after the Credit Support Depletion Date, distributions of principal among the Classes of Class A Subgroup 5-1 Certificates then outstanding will be made pro rata based upon their respective outstanding balances and not in accordance with the priorites set forth above.

    The "CLASS 3-A1 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the product of the Class 3-A1 Lockout Percentage and the Class A Subgroup 3-2 Optimal Principal Amount.

    The "CLASS 3-A1 LOCKOUT PERCENTAGE" for any Distribution Date through May 2010 will equal 0% and for any Distribution Date thereafter will equal the product of (I) the quotient of (a) the outstanding principal balance of the Class 3-A1 Certificates and (b) the aggregate outstanding principal balance of the Class 3-A1 and Class 3-A2 Certificates, in each case immediately prior to the Distribution Date, and (II) the Step Down Percentage, but in no event will the Class 3-A1 Lockout Percentage exceed 100%.

    The "CLASS 5-A1 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the product of the Class 5-A1 Lockout Percentage and the Class A Subgroup 5-1 Optimal Principal Amount.

    The "CLASS 5-A1 LOCKOUT PERCENTAGE" for any Distribution Date through May 2010 will equal 0% and for any Distribution Date thereafter will equal the product of (I) the quotient of (a) the outstanding principal balance of the Class 5-A1 Certificates and (b) the aggregate outstanding principal balance of the Class 5-A1, Class 5-A2, Class 5-A3, Class 5-A4, Class 5-A5, Class 5-A6 and Class 5-A7 Certificates, in each case immediately prior to the Distribution Date, and (II) the Step Down Percentage, but in no event will the Class 5-A1 Lockout Percentage exceed 100%.

    The "STEP DOWN PERCENTAGE" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN  STEP DOWN PERCENTAGE
------------------------------  --------------------

June 2005 through May 2010....                    0%
June 2010 through May 2011....                   30%
June 2011 through May 2012....                   40%
June 2012 through May 2013....                   60%
June 2013 through May 2014....                   80%
June 2014 and thereafter......                  100%

    Principal distributions made on each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances. The "CLASS A SUBGROUP 1-2 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 1-3 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 2-2 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 2-3 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 3-2 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 3-3 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 4-1 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 4-2 OPTIMAL PRINCIPAL AMOUNT," the "CLASS A SUBGROUP 4-3 OPTIMAL PRINCIPAL AMOUNT" and the "CLASS A SUBGROUP 5-1 OPTIONAL PRINCIPAL AMOUNT" (each, a "CLASS A OPTIMAL PRINCIPAL AMOUNT") mean generally as of any Distribution Date, an amount, not in excess of the applicable Class A Principal Balance equal to (in each case excluding amounts related to the Class 1-AP, Class 2-AP, Class 3-AP and Class 4-AP Components in the case of Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 and Subgroup 4-1, respectively) the sum of: (a) an amount equal to the applicable Class A Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Components in the related Subgroup as of such Due Date; (b) an amount equal to the applicable Class A Prepayment Percentage of all Principal Prepayments received during the related Principal Prepayment Period on Mortgage Components in the related Subgroup; (c) with respect to each Mortgage Component in the related Subgroup not described in (d) below, an amount equal to the applicable Class A Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Component in the related Subgroup, constitutes a late collection with respect to which an advance has previously been made; (d) with respect to each Mortgage Component in the related Subgroup with respect to which the related Mortgage Loan has become a Liquidated Mortgage Loan (defined below) during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the applicable Class A Percentage of an amount equal to the principal balance of such Mortgage Component in the related Subgroup (net of advances with respect to principal) as of the Due Date immediately preceding the date on which the related Mortgage Loan became a Liquidated Mortgage Loan and (ii) the applicable

Class A Prepayment Percentage of the net liquidation proceeds, if any, with respect to such Mortgage Components in the related Subgroup related to a Liquidated Mortgage Loan (net of any unreimbursed advances); (e) with respect to each Mortgage Component in the related Subgroup related to a Mortgage Loan repurchased during the calendar month preceding such Distribution Date, an amount equal to the applicable Class A Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Class A Certificateholders); and (f) while none of the Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the Class A Subgroup 1-2 Certificates, the Class A Subgroup 1-3 Certificates, the Class A Subgroup 2-2 Certificates, the Class A Subgroup 2-3 Certificates, the Class A Subgroup 3-2 Certificates, the Class A Subgroup 3-3 Certificates, the Class A Subgroup 4-1 Certificates, the Class A Subgroup 4-2 Certificates, the Class A Subgroup 4-3 Certificates or the Class A Subgroup 5-1 Certificates, as applicable (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above), over the outstanding principal balance of the Mortgage Components in the applicable Subgroup (other than the Class 4-AP Components in the case of Subgroup 4-1) as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders).

    A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

    As of any Distribution Date, the "CLASS A SUBGROUP 1-2 PERCENTAGE," the "CLASS A SUBGROUP 1-3 PERCENTAGE," the "CLASS A SUBGROUP 2-2 PERCENTAGE," the "CLASS A SUBGROUP 2-3 PERCENTAGE," the "CLASS A SUBGROUP 3-2 PERCENTAGE," the "CLASS A SUBGROUP 3-3 PERCENTAGE," the "CLASS A SUBGROUP 4-1 PERCENTAGE," the "CLASS A SUBGROUP 4-2 PERCENTAGE," the "CLASS A SUBGROUP 4-3 PERCENTAGE" and the "CLASS A SUBGROUP 5-1 PERCENTAGE" (each, a "CLASS A PERCENTAGE") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Class A Principal Balance and the denominator of which is the outstanding principal balance of the Mortgage Components (other than the Class 4-AP Components in the case of Subgroup 4-1) in the applicable Subgroup as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Components that have not been passed through to the Certificateholders) immediately prior to the Due Date in the month of such Distribution Date.

    The "CLASS A SUBGROUP 1-2 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 1-3 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 2-2 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 2-3 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 3-2 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 3-3 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 4-1 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 4-2 PRINCIPAL BALANCE," the "CLASS A SUBGROUP 4-3 PRINCIPAL BALANCE" and the "CLASS A SUBGROUP 5-1 PRINCIPAL BALANCE" (each, a "CLASS A PRINCIPAL BALANCE") mean, generally, as of any Distribution Date, (a) the applicable Class A Principal Balance for such Certificate Subgroup for the preceding Distribution Date less (b) amounts distributed to the applicable Class A Certificateholders (other than the Class A-P Certificateholders) on such preceding Distribution Date allocable to principal (including advances) and any losses allocated to the applicable Class A Certificates (other than the Class A-P Certificates); provided that the Class A Subgroup 1-2 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 1-2 Principal Balance, which is expected to be approximately $134,922,218, the Class A Subgroup 1-3 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 1-3 Principal Balance, which is expected to be approximately $101,424,250, the Class A Subgroup 2-2 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 2-2 Principal Balance, which is expected to be approximately $42,620,442, the Class A Subgroup 2-3 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 2-3 Principal Balance, which is expected to be approximately $10,553,833, the Class A Subgroup 3-2 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 3-2 Principal Balance, which is expected to be approximately $108,097,881, the Class A Subgroup 3-3 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 3-3 Principal Balance, which is expected to be approximately $17,656,544, the Class A Subgroup 4-1 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 4-1 Principal Balance, which is expected to be approximately $26,282,507, the Class A Subgroup 4-2 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 4-2 Principal Balance, which is expected to be approximately $51,780,223, the Class A Subgroup 4-3 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 4-3 Principal Balance, which is expected to be approximately $19,625,139 and the Class A Subgroup 5-1 Principal Balance on the first Distribution Date will be the initial Class A Subgroup 5-1 Principal Balance, which is expected to be approximately $107,249,135, which is comprised of the sum of the Subgroup 1-1

Principal Balance of $36,658,353, the Subgroup 2-1 Principal Balance of $30,566,793 and the Subgroup 3-1 Principal Balance of $40,023,989, less the sum of Class 1-AP Component of $63,798, and the Class 2-AP Component of $217, 129 and the Class 3-AP Component of $121,662.

    The "CLASS A SUBGROUP 1-2 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 1-3 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 2-2 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 2-3 PREPAYMENT PERCENTAGE," THE "CLASS A SUBGROUP 3-2 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 3-3 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 4-1 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 4-2 PREPAYMENT PERCENTAGE," the "CLASS A SUBGROUP 4-3 PREPAYMENT PERCENTAGE" and the "CLASS A SUBGROUP 5-1 PREPAYMENT PERCENTAGE" (each, a "CLASS A PREPAYMENT PERCENTAGE") mean, generally, as of any Distribution Date up to and including the Distribution Date in May 2010, 100%; as of any Distribution Date in the first year thereafter, the applicable Class A Percentage plus 70% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Class A Percentage plus 60% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Class A Percentage plus 40% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Class A Percentage plus 20% of the applicable Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the applicable Class A Percentage; provided that, if any Class A Percentage as of any such Distribution Date is greater than the initial applicable Class A Percentage, each Class A Prepayment Percentage shall be 100%; and provided further that whenever the Class A Percentage equals 0%, the Class A Prepayment Percentage will equal 0%; and provided further, however, that no reduction of any Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Mortgage Components with respect to all ten Subgroups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the related Subordinated Percentage of the outstanding principal balance of the Mortgage Components in the related Subgroup with respect to the related Subgroup as of such date and (ii) cumulative Realized Losses with respect to all ten Subgroups, each taken individually, do not exceed (a) 30% of the related Subordinated Amount as of the date of issuance of the Certificates (the "ORIGINAL SUBORDINATED PRINCIPAL BALANCE") if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.

    As of any Distribution Date, the "SUBGROUP 1-2 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 1-2 Percentage, the "SUBGROUP 1-3 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 1-3 Percentage, the "SUBGROUP 2-2 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 2-2 Percentage, the "SUBGROUP 2-3 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 2-3 Percentage, the "SUBGROUP 3-2 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 3-2 Percentage, the "SUBGROUP 3-3 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 3-3 Percentage, the "SUBGROUP 4-1 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-1 Percentage, the "SUBGROUP 4-2 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-2 Percentage, the "SUBGROUP 4-3 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-3 Percentage, the "SUBGROUP 5-1 SUBORDINATED PERCENTAGE" means the difference between 100% and the Class A Subgroup 5-1 Percentage, and each is a "SUBORDINATED PERCENTAGE." As of any Distribution Date, the "SUBGROUP 1-2 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 1-2 Prepayment Percentage, the "SUBGROUP 1-3 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 1-3 Prepayment Percentage, the "SUBGROUP 2-2 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 2-2 Prepayment Percentage, the "SUBGROUP 2-3 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 2-3 Prepayment

Percentage, the "SUBGROUP 3-2 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 3-2 Prepayment Percentage, the "SUBGROUP 3-3 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 3-3 Prepayment Percentage, the "SUBGROUP 4-1 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-1 Prepayment Percentage, the "SUBGROUP 4-2 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-2 Prepayment Percentage, the "SUBGROUP 4-3 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 4-3 Prepayment Percentage, the "SUBGROUP 5-1 SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class A Subgroup 5-1 Prepayment Percentage, and each is a "SUBORDINATED PREPAYMENT PERCENTAGE."

    Each of (i) the Class A Subgroup 1-2 Certificates, collectively, (ii) the Class A Subgroup 1-3 Certificates, collectively, (iii) the Class A Subgroup 2-2 Certificates, collectively, (iv) the Class A Subgroup 2-3 Certificates, collectively, (v) the Class A Subgroup 3-2 Certificates, collectively, (vi) the Class A Subgroup 3-3 Certificates, collectively, (vii) the Class A Subgroup 4-1 Certificates, collectively, (viii) the Class A Subgroup 4-2 Certificates, collectively, (ix) the Class A Subgroup 4-3 Certificates, collectively, and
(xi) the Class A Subgroup 5-1 Certificates, collectively, is sometimes referred to herein as a "CERTIFICATE SUBGROUP."

    Allocation of the Subordinated Optimal Principal Amount

    On each Distribution Date, distributions in respect of principal will be made to each Class of Subordinated Certificates up to an amount equal to the portion of the Subordinated Optimal Principal Amount (defined below) allocable to such Class, calculated as described below.

    The "SUBORDINATED OPTIMAL PRINCIPAL AMOUNT" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinated Certificates, equal to (1) the sum of the amounts with respect to each of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 2-1, Subgroup 2-2, Subgroup 2-3, Subgroup 3-1, Subgroup 3-2, Subgroup 3-3, Subgroup 4-1, Subgroup 4-2 and Subgroup 4-3 (excluding, as applicable, any amounts related to the Class 1-AP, Class 2-AP, Class 3-AP and Class 4-AP Components), of the sum of: (a) an amount equal to the applicable Subordinated Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on related outstanding Mortgage Components in the related Subgroup as of such Due Date; (b) an amount equal to the applicable Subordinated Prepayment Percentage of all principal prepayments with respect to related Mortgage Components received during the related Principal Prepayment Period; (c) with respect to each Mortgage Component not described in (d) below, an amount equal to the applicable Subordinated Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Component, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Component of a Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Mortgage Component of the related Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class A Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Mortgage Component of a Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Subordinated Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Subordinated Certificateholders) minus (2) the Class A-P Shortfall Amount with respect to each Distribution Date.

    On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the outstanding Classes of Subordinated Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such Class will be allocated its pro rata portion of the Subordinated Optimal Principal Amount based upon the outstanding principal balances of all Classes of Subordinated Certificates entitled to distributions in respect of the Subordinated Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the following Classes of
Certificates: (i) any Class of Subordinated Certificates which has current Credit Support (defined herein) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Credit Support for such Class; (ii) the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (i) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates will receive any distribution in respect of the Subordinated Optimal Principal Amount on any Distribution Date if on such Distribution Date any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (i) above. After the allocations in (i) through (iii) above, any remaining portion of the Subordinated Optimal Principal Amount shall be allocated to the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates. For the purposes of (ii) above, the Class M Certificates will be deemed to have a lower numerical class designation than each Class of Class B Certificates.

    Each Class of Subordinated Certificates (other than the Class B-5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Certificates ("CREDIT SUPPORT"). Credit Support for such Classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all Classes of Subordinated Certificates having higher numerical class designations than such Class by the aggregate outstanding principal balance of all outstanding Classes of Certificates (other than the Class A-P Certificates) (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates). Generally, the level of Credit Support for any Class will decrease to the extent Realized Losses are allocated to any Class of Subordinated Certificates having a higher numerical class designation and will increase to the extent that any Class or Classes of Certificates not subordinated to such Class receive a disproportionate portion of payments (including prepayments) of principal on the Mortgage Loans.


ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

    The Class A-R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions to Certificateholders," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, of the Available Distribution Amount remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and
(ii) the proceeds of the assets of the Trust Fund, if any, remaining in the Trust Fund on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time or that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Federal Income Tax Consequences-Income from Residual Certificates" in the Prospectus.


SUBORDINATED CERTIFICATES AND SHIFTING INTERESTS

    The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders, and the rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. The subordination provided by each Class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

    On each Distribution Date payments to the Class A Certificateholders will be made prior to payments to the Class M and Class B Certificateholders, payments to the Class M Certificateholders will be made prior to payments to the Class B Certificateholders, payments to the Class B-1 Certificateholders will be made prior to payments to the

Class B-2 Certificateholders and the Non-Offered Class B Certificateholders and payments to the Class B-2 Certificateholders will be made prior to payments to the Non-Offered Class B Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class M and Class B Certificates is greater than zero and the Class A Certificateholders, other than the Class A-P Certificateholders, are paid less than the Class A Optimal Principal Amount for such date, the interest of the Class A Certificateholders, other than the Class A-P Certificateholders, in the Trust Fund will increase so as to preserve the entitlement of the Class A Certificateholders, other than the Class A-P Certificateholders, to unpaid principal of the Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Class A Certificateholders in the Trust Fund.

    The Class A Certificateholders will be entitled to receive the Class A Prepayment Percentage of the applicable percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Mortgage Loans as described above other than any portion of such payments allocable to the Class A-P Components. This will have the effect of initially accelerating principal payments to the Class A Certificateholders and reducing their proportionate interest in the Trust Fund and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each Class of Subordinated Certificates having Credit Support. See "---Distributions to Certificateholders" and "---Principal (Including Prepayments)" above. Increasing the interest of the Class M and Class B Certificates in the Trust Fund relative to that of the Class A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class M and Class B Certificates.

    All Realized Losses (other than amounts with respect to the Class A-P Components) on the Mortgage Components in Subgroup 1-2, Subgroup 1-3, Subgroup 2-2, Subgroup 2-3, Subgroup 3-2, Subgroup 3-3, Subgroup 4-1, Subgroup 4-2, Subgroup 4-3 or Subgroup 5-1 (other than Excess Losses (defined below)) generally will be allocated first, to the Non-Offered Class B Certificates until the principal balance of the Non-Offered Class B Certificates has been reduced to zero; second, to the Class B-2 Certificates until the principal balance of the Class B-2 Certificates has been reduced to zero; third, to the Class B-1 Certificates until the principal balance of the Class B-1 Certificates has been reduced to zero; fourth, to the Class M Certificates until the principal balance of the Class M Certificates has been reduced to zero; and fifth, to the Class A Certificates (other than the Class A-P Certificates), allocated first to the Class A Certificates in the related Certificate Subgroup until the aggregate principal balance of such related Class A Certificates has been reduced to zero and second to the other Class A Certificates (other than the Class A-P Certificates), pro rata based upon their outstanding principal balances, until the aggregate principal balances of such other Class A Certificates have been reduced to zero. Realized Losses on the Class A-P Components in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1 Subgroup 4-1 will be allocated to the Class A-P Certificates.

    A "REALIZED LOSS" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

    Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "EXCESS LOSSES") will be allocated to the Class A Certificates in the related Certificate Subgroup (other than the Class A-P Components (if any) for the related Certificate Subgroup), the Class M Certificates and Class B Certificates, pro rata based upon their respective outstanding principal balances, multiplied in the case of the Class M and Class B Certificates by a fraction the numerator of which is the Subgroup Subordinated Amount for the Subgroup having such Excess Loss and the denominator of which is the sum of the Subgroup Subordinated Amounts. Excess Losses on the Class A-P Components in Subgroup 1-1, Subgroup 2-1, Subgroup 3-1, and Subgroup 4-1 will be allocated to the Class A-P Certificates.

    The aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "SPECIAL HAZARD AMOUNT") to the Subordinated Certificates will initially be equal to approximately $13,101,377.15. As of each anniversary of the Cut-off Date, the Special Hazard Amount generally will be reduced, but not increased, to an amount equal to the lesser of (i) the Special Hazard Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Certificates in respect of Special Hazard Losses on the Mortgage Loans since such previous anniversary or (ii) the Adjustment

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Amount. The "ADJUSTMENT AMOUNT" with respect to each anniversary of the Cut-off
Date will be equal to 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans.

    A "SPECIAL HAZARD LOSS" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans---Hazard Insurance" in the Prospectus.

    "EXCESS SPECIAL HAZARD LOSSES" are Special Hazard Losses in excess of the Special Hazard Amount.

    The aggregate amount of Realized Losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans ("FRAUD LOSSES") that may be allocated to the Subordinated Certificates (the "FRAUD
LOSS AMOUNT") will initially be equal to approximately $6,550,688.56. The Fraud Loss Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the related Certificates. As of any date of determination after the Cut-off Date, the Fraud Loss Amount generally will be equal to (X) prior to the first anniversary of the Cut-off Date, an amount equal to 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1)
2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage
Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount will be zero.

    "EXCESS FRAUD LOSSES" are Fraud Losses in excess of the Fraud Loss Amount.

    The aggregate amount of Realized Losses that may be allocated in connection with Bankruptcy Losses on the Mortgage Loans (the "BANKRUPTCY AMOUNT") to the Subordinated Certificates will initially be equal to approximately $207,899.00. As of any date of determination, the Bankruptcy Amount will be reduced, from time to time, by the amount of the Bankruptcy Losses allocated to the Certificates.

    A "BANKRUPTCY LOSS" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "DEFICIENT VALUATION" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "DEBT SERVICE REDUCTION" is any reduction in the amount which a Mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

    "EXCESS BANKRUPTCY LOSSES" are Bankruptcy Losses in excess of the Bankruptcy Amount.

    Amounts actually paid at any time to the Class M and Class B
Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class M and Class B Certificateholders.


                       FEDERAL INCOME TAX CONSIDERATIONS

    The Seller intends to cause elections to be made to treat the Trust Fund as multiple real estate mortgage investment conduits ("REMICS") in a tiered structure for federal income tax purposes. The Offered Certificates (other than the Class A-R Certificate) will represent regular interests in a REMIC. The Class A-R Certificate will represent the sole class of residual interest in each of the REMICs.

    All Certificateholders (other than the holder of the Class A-R Certificate) will be required to use the accrual method of accounting with respect to interest income on the Certificates, regardless of their normal method of accounting. Holders of Offered Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. The Class A-P, Class 3-A3, Class 5-A8 and Class A-X Certificates will be, and the other Classes of Offered Certificates (other than the Class A-R Certificate) may be, issued with original issue discount for federal income tax purposes. The

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prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically will be 100% of the applicable PPC. See "Prepayment and Yield Considerations." No representation is made that prepayments on the Mortgage Loans will occur at these rates or any other rate.

    The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described herein and in the Prospectus. Interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that income of the REMICs (treating them as a single REMIC for this purpose) is income described in section 856(c)(3)(B) of the Code; provided, however, that, if at least 95 percent of the assets of the REMICs (treating them as a single REMIC for this purpose) are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, then all of the income on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property."

    The current backup withholding rate is 28%. This rate is scheduled to adjust for taxable years after 2010.


CLASS A-R CERTIFICATE

    The holder of the Class A-R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    The Class A-R Certificate will be considered a "NONECONOMIC RESIDUAL INTEREST," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates-Restrictions on Transfer of the Class A-R Certificate" in this Prospectus Supplement and "Federal Income Tax Consequences-REMIC Certificates; ---Income from Residual Certificates; --- Taxation of Certain Foreign Investors; ---Transfers of Residual Certificates" in the Prospectus.

    An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement.
Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

    Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificate may be significantly lower than would be the case if the Class A-R Certificate were taxed as a debt instrument, or may be negative.


TAX RETURN DISCLOSURE REQUIREMENTS

    Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.



                              ERISA CONSIDERATIONS

    Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "DISQUALIFIED PERSONS" with respect to a plan subject thereto (collectively, a "PLAN") from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. The Class A-R Certificate may not be acquired by a Plan. Therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class A-R Certificates. See "ERISA Considerations" in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor has granted JPMorgan Chase & Co. and its Affiliates an exemption (Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14797 (March 28, 2002), as amended) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

    Among the general conditions that must be satisfied for the Exemption to apply are the following:

       (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

       (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

       (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or Fitch Inc. ("FITCH");

       (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

       (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

       (6) the Plan investing in the certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Trust Fund must also meet the following requirements:

       (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

       (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch Ratings, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

       (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

       (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the

             Restricted Group at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

       (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

       (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

       (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein. The term "RESTRICTED GROUP" means the following entities (or any affiliate of any such entity): (a) the Seller, (b) the Underwriter, (c) the Trustee, (d) the Servicer or (e) any obligor with respect to obligations or receivables included in the Seller constituting more than five percent of the aggregate unamortized principal balance of the assets in the Seller.

    Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

    Because the characteristics of the Class A-R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class A-R Certificate. Consequently, transfers of the Class A-R Certificate will not be registered by the Trustee unless the Trustee receives a representation from the transferee of the Class A-R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that the transferee is not a Plan and is not directly or indirectly acquiring the Class A-R Certificate for, on behalf of or with any assets of any such Plan.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.



                            LEGAL INVESTMENT MATTERS

    The Class A and Class M Certificates offered hereby will constitute "MORTGAGE RELATED SECURITIES" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not constitute "MORTGAGE RELATED SECURITIES" for purposes of SMMEA. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-1 and Class B-2 Certificates, may be subject to significant interpretive uncertainties.

    Except as to the status of the Class A and Class M Certificates as "MORTGAGE RELATED SECURITIES," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

    See "Legal Investment Matters" in the prospectus.



                                 USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans.



                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement, dated June 17, 1998, by and between the Seller and Chase Securities Inc. (predecessor of J.P. Morgan Securities Inc.) (the "UNDERWRITER"), and the terms agreement, dated May 24, 2005, by and between the Seller and the Underwriter (together, the "UNDERWRITING AGREEMENT"), the Offered Certificates are being purchased from the Seller by the Underwriter.

    The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent. The Underwriter is committed to purchase all of the Offered Certificates if any such Certificates are purchased.

    The Underwriter has advised the Seller that it proposes to offer the Offered Certificates purchased by the Underwriter, from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates purchased by the Underwriter to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agents, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates by them, may be deemed to be underwriting discounts and commissions under the Act.

    The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.



                                  LEGAL MATTERS

    Certain legal matters will be passed upon for the Seller by Dechert LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft LLP,
New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Seller by Dechert LLP.



                                     RATINGS

    It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-3 by Moody's ("MOODY'S") and/or S&P ("S&P" and, together with Moody's, the "RATING AGENCIES"), as applicable.

    The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the Agreement. Such ratings take into consideration the credit quality of the related certificates, including any credit support providers, structural and legal aspects associated with such Offered Certificates, and to the extent to which the payment stream on the related Subgroup is adequate to make the payments required by such Offered Certificates. Ratings on such Offered Certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

    Further, the ratings assigned by Moody's and S&P to the Interest-Only Certificates do not address whether investors therein will recoup their initial investment.

    The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agencies.

    The Seller has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies and the Seller has not provided information relating to the Offered Certificates offered hereby or the Mortgage Loans to any rating agency other than Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates the Offered Certificates, what rating would be assigned to the Offered Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to the Offered Certificates by either, or both, of Moody's and S&P.

                             INDEX OF DEFINED TERMS

Accounts.................................   S-19
Accredited Investor......................  S-197
Adjustment Amount........................  S-194
Advance..................................  S-166
Agency & Trust Office....................  S-166
Aggregate Subordinated Percentage........  S-181
Agreement................................   S-19
Authenticating Agent.....................  S-164
Available Distribution Amount............  S-179
Bankruptcy Amount........................  S-194
Bankruptcy Loss..........................  S-194
Book-Entry Certificates..................  S-169
Cede.....................................  S-169
Certificate Account......................  S-165
Certificate Owner........................  S-169
Certificate Rate.........................  S-184
Certificate Subgroup.....................  S-191
Certificateholders.......................  S-140
Certificates.............................  S-183
CHF......................................  S-160
CHF Alternative A Underwriting Policies..  S-162
Class 1A Certificates....................  S-168
Class 1-AP Components....................  S-179
Class 2A Certificates....................  S-168
Class 2-AP Components....................  S-179
Class 3-A1 Lockout Principal Distribution
Amount...................................  S-188
Class 3-A3 Notional Amount...............  S-184
Class 3-AP Components....................  S-179
Class 4A Certificates....................  S-168
Class 4-AP Components....................  S-179
Class 5A Certificates....................  S-168
Class 5-A1 Lockout Percentage............  S-188
Class 5-A1 Lockout Principal Distribution
Amount...................................  S-188
Class 5-A8 Notional Amount...............  S-184
Class A Certificates.....................  S-168
Class A Optimal Principal Amount.........  S-188
Class A Percentage.......................  S-168
Class A Prepayment Percentage............  S-190
Class A Principal Balance................  S-189
Class A Subgroup 1-2 Certificates........  S-182
Class A Subgroup 1-3 Certificates........  S-182
Class A Subgroup 2-2 Certificates........  S-182
Class A Subgroup 2-3 Certificates........  S-182
Class A Subgroup 3-2 Certificates........  S-182
Class A Subgroup 3-3 Certificates........  S-182
Class A Subgroup 4-1 Certificates........  S-182
Class A Subgroup 4-2 Certificates........  S-182
Class A Subgroup 4-3 Certificates........  S-182
Class A Subgroup 5-1 Certificates........  S-183
Class A-P Certificate Distribution Amount  S-186
Class A-P Components.....................  S-179
Class A-P Shortfall Amount...............  S-186
Class A-X Notional Amount................  S-184
Class B Certificates.....................  S-183
Class B-1 Percentage.....................  S-168
Class B-2 Percentage.....................  S-168
Class M Percentage.......................  S-168
Clearstream Luxembourg...................  S-170
CMMC.....................................  S-160
Code.....................................  S-173
Collection Account.......................  S-165
Compensating Interest....................  S-165
Co-op Loan...............................   S-28
Cooperative Units........................   S-28
Credit Scores............................   S-20
Credit Support...........................  S-192
Credit Support Depletion Date............  S-183
Cut-off Date.............................   S-19
Debt Service Reduction...................  S-194
Deficient Valuation......................  S-194
Definitive Certificates..................  S-172
Designated Transaction...................  S-198
Discount Components......................  S-156
Disqualified Persons.....................  S-196
Distribution Date........................  S-174
DTC......................................  S-169
Due Date.................................   S-20
ERISA....................................  S-196
Euroclear................................  S-170
Euroclear Operator.......................  S-171
European Depositories....................  S-170
Excess Bankruptcy Losses.................  S-194
Excess Fraud Losses......................  S-194
Excess Losses............................  S-193
Excess Special Hazard Losses.............  S-194
Exemption................................  S-197
Final Scheduled Distribution Date........  S-169
Financial Intermediary...................  S-170
Fitch....................................  S-197
Fraud Loss Amount........................  S-194
Fraud Losses.............................  S-194
Group B Certificates.....................  S-168
Interest Accrual Amount..................  S-183
Interest Accrual Period..................  S-184
Interest Shortfall.......................  S-183
Interest-Only Certificates...............  S-168
JPMorgan.................................   S-19
LIBOR....................................  S-184
LIBOR Business Day.......................  S-185
Liquidated Mortgage Loan.................  S-189
Lockout Certificates.....................  S-169
Modeling Assumptions.....................  S-143


Monthly Payments.......................   S-20
Moody's................................  S-197
Mortgage Components....................  S-174
Mortgage Loan Schedule.................  S-164
Mortgage Loans.........................   S-19
Mortgage Note..........................   S-19
Mortgage Pools.........................   S-19
Mortgage Rate..........................  S-183
Mortgage Related Securities............  S-198
Mortgaged Properties...................   S-19
Mortgagors.............................   S-28
Net Mortgage Rate......................  S-183
Noneconomic Residual Interest..........  S-195
Non-Offered Class B Certificates.......  S-183
Non-Offered Class B Percentage.........  S-168
Non-recoverable Advance................  S-166
Non-Supported Interest Shortfall.......  S-165
Offered Certificates...................  S-168
Original Subordinated Principal Balance  S-190
Overcollateralized Subgroup............  S-181
Participant............................  S-170
Plan...................................  S-196
PO Percentage..........................  S-183
PPC....................................  S-142
Premium Components.....................  S-157
Prepayment Interest Shortfall..........  S-165
Principal Prepayment Period............  S-174
Principal-Only Certificates............  S-168
Privately-Offered Certificates.........  S-168
Rate Adjustment Date...................  S-185
Rating Agencies........................  S-200
Realized Loss..........................  S-193
Record Date............................  S-174
Reference Bank Rate....................  S-185
Relevant Depository....................  S-170
REMICs.................................  S-194
Restricted Group.......................  S-198
Rules..................................  S-170
S&P....................................  S-197
Scheduled Principal Balance............  S-184
Seller.................................   S-19
Senior Certificates....................  S-168
Servicer...............................   S-19
Servicing Fee..........................  S-165
Servicing Fee Rate.....................  S-165
SMMEA..................................  S-198
Special Hazard Amount..................  S-194
Special Hazard Loss....................  S-194
Step Down Percentage...................  S-188
Stripped Interest Rate.................  S-184
Subgroup...............................  S-174
Subgroup 1 2...........................  S-174
Subgroup 1-2 Subordinated Amount.......  S-185
Subgroup 1-3...........................  S-174
Subgroup 1-3 Subordinated Amount.......  S-185
Subgroup 2-2...........................  S-174
Subgroup 2-2 Subordinated Amount.......  S-185
Subgroup 2-3...........................  S-174
Subgroup 2-3 Subordinated Amount.......  S-185
Subgroup 3-2...........................  S-174
Subgroup 3-2 Subordinated Amount.......  S-185
Subgroup 3-3...........................  S-174
Subgroup 3-3 Subordinated Amount.......  S-185
Subgroup 4-1...........................  S-174
Subgroup 4-1 Subordinated Amount.......  S-185
Subgroup 4-2...........................  S-174
Subgroup 4-2 Subordinated Amount.......  S-186
Subgroup 4-3...........................  S-174
Subgroup 4-3 Subordinated Amount.......  S-186
Subgroup 5-1...........................  S-174
Subgroup 5-1 Subordinated Amount.......  S-186
Subordinated Certificates..............  S-168
Subordinated Optimal Principal Amount..  S-191
Subordinated Prepayment Percentage.....  S-191
Subservicers...........................   S-19
Telerate Screen Page 3750..............  S-185
Trust Fund.............................   S-19
Trustee................................   S-19
Undercollateralized Subgroup...........  S-181
Underwriter............................  S-199
Underwriting Agreement.................  S-199


                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered ChaseFlex Trust, Multi-Class Mortgage Pass-Through Certificates, Series 2005-1 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven-calendar-day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificate issues.

    Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Relevant Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

    A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their Participants.


INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositories, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificate issues in same-day funds.

    Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

    The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a)borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear account) in accordance with the clearing system's customary procedures;

        (b)borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c)staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.     the Trustee or the U.S. withholding agent receives a statement---

       (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that---

             (i) is signed by the certificateholder under penalty of perjury,

             (ii) certifies that such owner is not a United States person, and

             (iii) provides the name and address of the certificateholder, or

       (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that---

             (i) is signed under penalty of perjury by an authorized
                 representative of the financial institution,

             (ii) states that the financial institution has received an IRS Form
                  W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

             (iii)provides the name and address of the certificateholder, and

             (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example, "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

    A holder holding book-entry certificates through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

    In addition, all holders holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder:

I provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

    This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

    The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August

 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

    This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS






                       Chase Mortgage Finance Corporation

                                     Seller


                       Mortgage Pass-Through Certificates

                    (Issuable in Series by Separate Trusts)

                             -----------------------

|-----------------------------------------|      Each Trust--
|     You should carefully consider       |      o  will issue a series of mortgage pass-through
|     the risk factors beginning on       |         certificates, which will consist of one or more
|     page 4 of this prospectus.          |         classes of certificates; and
|                                         |      o  will own a pool consisting of one or more of the
|                                         |         following types of assets:
|     Except as provided in the           |                o    fixed or adjustable interest rate,
|     prospectus supplement, neither      |                conventional mortgage loans which are
|     the certificates of any series      |                secured by a first lien on a one- to
|     nor the related underlying          |                four-family residential property,
|     mortgage loans will be insured      |                o    mortgage-backed securities issued or
|     or guaranteed by any                |                guaranteed by Ginnie Mae, Freddie Mac or
|     governmental agency or              |                Fannie Mae, and
|     instrumentality.                    |                o    private label mortgage-backed securities,
|                                         |                o    as well as other assets described in this
|                                         |                prospectus or the accompanying prospectus
|     The certificates of each series     |                supplement.
|     will represent interests in the     |      Each Pool of Assets--
|     related trust only and will not     |      o  will be sold to the related trust by Chase Mortgage
|     represent interests in or           |         Finance Corporation;
|     obligations of Chase Mortgage       |      o  will be serviced by Chase Manhattan Mortgage
|     Finance Corporation or any of       |         Corporation or any other entity that is identified in
|     its affiliates.                     |         the prospectus supplement as the servicer,
|                                         |         individually or together with other servicers.
|                                         |
|     This prospectus may be used to      |      Each Series of Certificates--
|     offer and sell any series of        |      o  will represent interests in the related trust;
|     certificates only if                |      o  may provide credit support for certain classes by
|     accompanied by the prospectus       |         "subordinating" certain classes to other classes of
|     supplement for that series.         |         certificates; any subordinated classes will be
|                                         |         entitled to payment subject to the payment of more
|                                         |         senior classes and may bear losses before more senior
|                                         |         classes;
|                                         |      o  may be entitled to one or more of the other types of
|                                         |         credit enhancement described in this prospectus; and
|                                         |      o  will be paid only from the assets of the related
|-----------------------------------------|         trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.



                The date of this Prospectus is January 27, 2004.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


   Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including, among other things:

   o the principal balances and/or interest rates of each class of certificates;

   o the timing and priority of payments of interest and principal for each class of certificates;

   o statistical and other information about the mortgage loans and other assets of the trust;

   o information about credit enhancement, if any, for each class of certificates; and

   o the ratings for each class of offered certificates.

   If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus upplement as of any date other than the dates stated on their respective covers.

   In this prospectus, the terms "seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

   This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page 75 of this prospectus and at the end of the accompanying prospectus supplement.

   The seller's principal executive office is located at 343 Thornall Street, Edison, New Jersey 08837, and the seller's telephone number is (732) 205-0600.

                               TABLE OF CONTENTS


SUMMARY INFORMATION...................................................         1
 The Trust Fund ......................................................         1
 Principal Parties ...................................................         1
 The Mortgage Loans ..................................................         1
 Agency Securities ...................................................         1
 Private Label Mortgage-Backed Securities ............................         1
 Distributions on the Certificates ...................................         1
 Credit Enhancement ..................................................         2
 ERISA Considerations ................................................         2
 Tax Status ..........................................................         3
 Legal Investment ....................................................         3
RISK FACTORS..........................................................         4
 Limited Liquidity for Certificates ..................................         4
 Limited Assets for Payment of Certificates ..........................         4
 Credit Enhancement is Limited in Amount
   and Coverage.......................................................         4
 Certificateholders Bear the Risk of Losses
   on the Mortgage Pool...............................................         4
 Rate of Prepayment on Mortgage Loans
   May Adversely Affect Average Lives
   and Yields on Certificates.........................................         5
DESCRIPTION OF THE CERTIFICATES.......................................         6
 General .............................................................         6
 Categories of Classes of Certificates ...............................         7
 Distributions of Principal and Interest .............................         7
 Categories of Classes of Certificates ...............................         9
 Certificates Evidencing Interests in
   Agency Securities or Private Label
   Mortgage-Backed Securities.........................................        12
THE TRUST FUND........................................................        13
MORTGAGE POOLS........................................................        14
AGENCY SECURITIES.....................................................        17
 Ginnie Mae Certificates .............................................        17
 The Mortgage Loans Underlying Ginnie
   Mae Certificates...................................................        18
 Ginnie Mae ..........................................................        18
 Fannie Mae Certificates .............................................        18
 The Mortgage Loans Underlying Fannie
   Mae Certificates...................................................        19
 Fannie Mae ..........................................................        20
 Freddie Mac Certificates ............................................        20
 The Mortgage Loans Underlying Freddie
   Mac Certificates...................................................        22
 Freddie Mac .........................................................        22
 Other Agency Securities .............................................        22
PRIVATE LABEL MORTGAGE-BACKED SECURITIES..............................        23
 General .............................................................        23
 The Mortgage Loans Underlying Private
   Label Mortgage-Backed Securities...................................        23

 Credit Support Relating to Private Label
   Mortgage-Backed Securities.........................................        24
 Additional Information ..............................................        24
CREDIT ENHANCEMENT....................................................        25
 General .............................................................        25
 Limited Guarantee of the Guarantor ..................................        25
 Subordination .......................................................        25
 Cross-Support .......................................................        26
 Pool Insurance ......................................................        26
 Special Hazard Insurance ............................................        28
 Bankruptcy Bond .....................................................        28
 Repurchase Bond .....................................................        29
 Guaranteed Investment Contracts .....................................        29
 Reserve Accounts ....................................................        29
 FHA Insurance and VA Guaranty .......................................        30
 Other Insurance and Guarantees ......................................        32
YIELD, MATURITY AND WEIGHTED
 AVERAGE LIFE CONSIDERATIONS .........................................        32
CHASE MORTGAGE FINANCE
 CORPORATION .........................................................        33
UNDERWRITING POLICIES.................................................        34
SERVICING OF THE MORTGAGE
 LOANS ...............................................................        35
 Collection and Other Servicing Procedures ...........................        35
 Private Mortgage Insurance ..........................................        36
 Hazard Insurance ....................................................        36
 Advances ............................................................        37
 Servicing and Other Compensation and
   Payment of Expenses................................................        38
 Resignation, Succession and
   Indemnification of the Servicer....................................        38
THE POOLING AND SERVICING
 AGREEMENT ...........................................................        39
 Assignment of Mortgage Loans;
   Warranties.........................................................        39
 Payments on Mortgage Loans; Collection
   Account............................................................        40
 Repurchase or Substitution ..........................................        40
 Certain Modifications and Refinancings ..............................        41
 Evidence as to Compliance ...........................................        42
 The Trustee .........................................................        42
 Reports to Certificateholders .......................................        43
 Events of Default ...................................................        43
 Rights Upon Event of Default ........................................        44
 Amendment ...........................................................        44
 Termination; Purchase of Mortgage Loans .............................        45
MATERIAL LEGAL ASPECTS OF THE
 MORTGAGE LOANS ......................................................        45
 General .............................................................        45
 Foreclosure .........................................................        46

 Right of Redemption .................................................        47
 Anti-Deficiency Legislation and Other Limitations on Lenders.........        47
 Consumer Protection Laws ............................................        48
 Enforceability of Due-on-Sale Clauses ...............................        48
 Applicability of Usury Laws .........................................        49
 Servicemembers Civil Relief Act .....................................        49
 Late Charges, Default Interest and Limitations on Prepayment.........        50
 Environmental Considerations ........................................        50
 Forfeiture for Drug, RICO and Money Laundering Violations............        51
LEGAL INVESTMENT MATTERS..............................................        51
ERISA CONSIDERATIONS..................................................        53
FEDERAL INCOME TAX CONSEQUENCES ......................................        58
 General .............................................................        58
 REMIC Elections .....................................................        59
 REMIC Certificates ..................................................        59
 Tax Opinion .........................................................        59
 Status of Certificates. .............................................        59
 Income from Regular Certificates. ...................................        59
 Income from Residual Certificates. ..................................        63
 Sale or Exchange of Certificates. ...................................        65
 Taxation of Certain Foreign Investors. ..............................        65
 Transfers of Residual Certificates. .................................        66
 Servicing Compensation and Other REMIC Pool Expenses.................        69
 Reporting and Administrative Matters. ...............................        69
 Non-REMIC Certificates ..............................................        69
 Trust Fund as Grantor Trust. ........................................        69
 Status of the Certificates. .........................................        70
 Possible Application of Stripped Bond Rules..........................        70
 Taxation of Certificates if Stripped Bond Rules Do Not Apply.........        70
 Taxation of Certificates if Stripped Bond Rules Apply................        71
 Sales of Certificates. ..............................................        72
 Foreign Investors. ..................................................        72
 Reporting ...........................................................        72
 Backup Withholding ..................................................        73
PLAN OF DISTRIBUTION..................................................        73
USE OF PROCEEDS.......................................................        74
LEGAL MATTERS.........................................................        74
REPORTS TO CERTIFICATEHOLDERS.........................................        74
WHERE YOU CAN FIND MORE INFORMATION ..................................        74
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ....................        74
INDEX OF DEFINED TERMS IN PROSPECTUS..................................        76

                              SUMMARY INFORMATION



This section briefly summarizes certain information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of certificates, you should read both this prospectus and the accompanying prospectus supplement in their entirety.


The Trust Fund

For each series of certificates, we will form a trust which will consist of one or more of the following types of assets: a pool of fixed or adjustable interest rate one- to four-family first lien mortgage loans, mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae, or private label mortgage-backed securities. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the seller, the servicer and the trustee and/or such other entity or entities specified in the prospectus supplement. See "The Trust Fund," "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

   Issuer: With respect to each series of certificates, the issuer will be the trust created for that series.

   Seller: Chase Mortgage Finance Corporation, a Delaware corporation.

   Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or such other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the mortgage loans included in the trust fund.

The Mortgage Loans

Each trust will own the related mortgage loans and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust fund:

o will be conventional, fixed or adjustable interest rate mortgage loans secured by first liens on one- to four- family residential properties;

o will have been acquired by the seller from Chase Manhattan Mortgage Corporation and/or such other entity or entities specified in the prospectus supplement; and

o will have been originated by Chase Manhattan Mortgage Corporation or an affiliate or will have been acquired by Chase Manhattan Mortgage Corporation directly or indirectly from other mortgage loan originators.

See "Mortgage Pools."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

Agency Securities

If specified in the Prospectus Supplement, a Trust Fund may include mortgage pass-through securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or the Government National Mortgage Association. See "Agency Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the agency securities and a description of the other property, if any, included in a particular trust fund.

Private Label Mortgage-Backed Securities

If specified in the Prospectus Supplement, a Trust Fund may include private label mortgage-backed securities. See "Private Label Mortgage-Backed Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the private label mortgage-backed securities and a description of the other property, if any, included in a particular trust fund.

Distributions on the Certificates

Distributions on the certificates entitled thereto will be made on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or such other date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the prospectus supplement.

All distributions will be made pro rata to certificateholders of the class entitled thereto or by such other method as may be specified in the prospectus supplement. See "Description of the Certificates."

The aggregate original principal balance of the certificates will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive. If specified in the prospectus supplement, the certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related mortgage loans as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying mortgage loans, net of servicing fees payable to the servicer and any primary or sub-services of the mortgage loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Certificates-Distributions of Principal and Interest."

The rate at which interest will be passed through to holders of certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Certificates-Distributions of Principal and Interest."

Credit Enhancement

Subordination: A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

o the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

o the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

o the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement: If we so specify in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    limited guarantee

o    mortgage pool insurance

o    special hazard insurance

o    mortgagor bankruptcy bond

o    repurchase bond

o    guaranteed investment contracts

o    reserve fund

o    cross-support

o    other insurance, guarantees and similar instruments or agreements

We will describe any credit enhancement in the applicable prospectus supplement.

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations."

Tax Status

The treatment of the certificates for federal income tax purposes will depend on:

o whether a REMIC election is made with respect to a series of certificates; and

o if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Federal Income Tax Consequences."

Legal Investment

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                  RISK FACTORS


   You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

   The liquidity for your certificates may be limited. You should consider that:

   o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series; and

   o the certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

   Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

   o the assets included in the related trust fund will be the sole source of payments on the certificates of a series;

   o neither the certificates of any series nor the underlying mortgage loans will represent an interest in or obligation of Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation, or any of their affiliates; and

   o except as provided in the related prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality.

Credit Enhancement is Limited in Amount and Coverage

   With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a mortgage pool insurance policy; a special hazard insurance policy; mortgagor bankruptcy bond; a repurchase bond; guaranteed investment contracts; a reserve fund; cross-support; other insurance, guarantees, or similar instruments or agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the prospectus supplement for that series.

   Regardless of the form of credit enhancement provided:

   o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

   o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

   In the event losses exceed the amount of coverage provided by any credit enhancement, or if losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or by certain classes).

Certificateholders Bear the Risk of Losses on the Mortgage Pool

   An investment in certificates evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in national or regional economic conditions could also cause an increase in rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the certificates of a series evidencing interests in such mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans. See "The Mortgage Pools."

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates

   The yield and average lives of the certificates of each series will depend in part on the rate of principal payment (including prepayments, liquidation due to defaults and mortgage loan repurchases) on the mortgage loans or the mortgage loans underlying the agency securities or private label mortgage-backed securities included in the trust fund. Prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the mortgage loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the mortgage loans, the rate of prepayment would be expected to increase (and the yields at which an investor in the certificates may be able to reinvest amounts received as payments on such investor's certificates may be lower than the yield on such certificates). Conversely, if mortgage rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease (and the amount of payments available to a certificateholder for reinvestment may be relatively low). Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

   The effect of prepayment rates upon the yield of the certificates will depend upon whether a particular certificate is purchased at a premium or at a discount. In particular:

   o the yield on classes of certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

   o the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

   In addition, the yield to investors in classes of certificates will be adversely affected to the extent that losses on the mortgage loans in the related trust fund are allocated to such classes and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund. The classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

                         DESCRIPTION OF THE CERTIFICATES

   The mortgage pass-through certificates (the "Certificates") of each series (each, a "Series") issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among Chase Mortgage Finance Corporation (the "Seller"), Chase Manhattan Mortgage Corporation or any other entity identified in the Agreement as the Servicer (the "Servicer") and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the trust fund relating to that Series (the "Trust Fund"). The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a Series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide any holder of certificates ("Certificateholder"), without charge, on written request a copy of the Agreement for any Series. Requests should be addressed to Chase Mortgage Finance Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
President. The Agreement relating to a Series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such Series of Certificates (the "Delivery Date").

   The Certificates of a Series will be entitled to payment only from the assets included in the Trust Fund related to such Series and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. The Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. The Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate (defined herein)), and its obligations pursuant to certain representations and warranties made by it.

   Except as specified in the Prospectus Supplement, the mortgage loans held by each Trust Fund (the "Mortgage Loans") will not be insured or guaranteed by any governmental entity or by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

General

   The Certificates of each Series will be issued in fully-registered form only. The minimum original certificate principal balance or notional principal balance that may be represented by a Certificate will be specified in the Prospectus Supplement. The original certificate principal balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   The Certificates of a Series will be transferable and exchangeable on a certificate register (the "Certificate Register") to be maintained at the corporate trust office of the Trustee for the related Series or such other office or agency maintained for such purposes by the Trustee in New York City (or at the office of the certificate registrar specified in the related Prospectus Supplement). No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Categories of Classes of Certificates

   Each Series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original certificate principal balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the certificate principal balance or notional principal balance of such Certificates from time to time at the Certificate Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a Series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

   If specified in the Prospectus Supplement, the Certificates will have an aggregate original certificate principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The "Remittance Rate" will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original certificate principal balance as determined in the manner specified in the Prospectus Supplement.

   Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate certificate principal balance of such class of Certificates on that Distribution Date.

   A Series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

   The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a notional principal balance or a certificate principal balance.

Distributions of Principal and Interest

General.

   Distributions of principal and interest at the applicable Certificate Rate (if any) on the Certificates will be made to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related Series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

   Distributions allocable to principal and interest on the Certificates will be made by the entity specified in the Prospectus Supplement as the paying agent (the "Paying Agent") out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related Series (the "Collection Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement-Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the Agreement and all income or other gain from such investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the Prospectus Supplement and subject to withdrawal from time to time.

   Distributions of Interest. Interest will accrue on the aggregate certificate principal balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Certificate Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus
Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate certificate principal balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual
Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding certificate principal balance as so adjusted.

   Distributions of Principal. The aggregate certificate principal balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original certificate principal balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

   If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments" or "Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of

Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

Categories of Classes of Certificates

   The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

Categories of Classes                                                 Definition
---------------------                                                 ----------
                                                                      PRINCIPAL TYPES

"Accretion Directed" .......................................          A Class that receives principal payments
                                                                      from the accreted interest from specified
                                                                      Accrual Classes. An Accretion Directed Class
                                                                      also may receive principal payments from principal
                                                                      paid on the Mortgage Loans for the related Series.

"Component Certificates" ....................................         A Class consisting of "Components." The Components
                                                                      of a Class of Component Certificates may have different
                                                                      principal and/or interest payment characteristics but
                                                                      together constitute a single class and do not represent
                                                                      severable interests. Each Component of a Class of Component
                                                                      Certificates may be identified as falling into one or more of the categories in this chart

"Lockout Class" (sometimes also referred
   to as a "NAS Class") .....................................         A Class that is designed to receive no principal payments
                                                                      or a disproportionately small portion of principal payment from the first Distribution Date until a Distribution Date specified in the related Prospectus Supplement.

"Notional Amount Class" .....................................         A Class having no principal balance and bearing interest
                                                                      on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

"Planned Amortization Class" (also
   sometimes referred to as a "PAC").........................         A Class that is designed to receive principal payments using a pre-determined principal balance schedule derived by
                                                                      assuming two constant prepayment rates for the underlying
                                                                      Mortgage Loans. These two rates are the endpoints for the
                                                                      "structuring range" for the Planned Amortization Class. The
                                                                      Planned Amortization Classes in any Series of Certificates
                                                                      may be subdivided into different categories (e.g., Planned
                                                                      Amortization Class I ("PAC I") Planned Amortization Class II
                                                                      ("PAC II") and so forth) derived using different
                                                                      structuring ranges.




Categories of Classes                                                 Definition
---------------------                                                 ----------
"Scheduled Amortization Class" ..............................         A Class that is designed to receive principal payments
                                                                      using a pre-determined principal balance schedule but
                                                                      is not designated as a Planned Amortization Class or
                                                                      Targeted Amortization Class. The schedule is derived
                                                                      by assuming either two constant prepayment rates or a
                                                                      single constant prepayment rate for the underlying
                                                                      Mortgage Loans. In the former case, the two rates are
                                                                      the endpoints for the "structuring rate" for the
                                                                      Scheduled Amortization Class and such range generally
                                                                      is narrower than that for a Planned Amortization
                                                                      Class. Typically, the Support Class for the
                                                                      applicable Series of Certificates generally will
                                                                      represent a smaller percentage of the Scheduled
                                                                      Amortization Class than a Support Class generally
                                                                      would represent in relation to a Planned Amortization
                                                                      Class or a Targeted Amortization Class.

"Senior Certificates" .......................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date
                                                                      prior to the Classes of Subordinated Certificates.

"Senior Support Certificates" ...............................         A Class of Senior Certificates that bears certain
                                                                      losses allocated to one or more Classes of Senior
                                                                      Certificates after the Classes of Subordinated
                                                                      Certificates are no longer outstanding.

"Sequential Pay Class" ......................................         Classes  that are entitled to receive principal payments
                                                                      in a prescribed sequence, that do not have predetermined
                                                                      principal balance schedules and that, in most cases,
                                                                      are entitled to receive payments of principal
                                                                      continuously from the first Distribution Date on
                                                                      which they receive principal until they are retired.
                                                                      A single Class that is entitled to receive principal
                                                                      payments before or after other Classes in the same
                                                                      Series of Certificates may be identified as a
                                                                      Sequential pay Class.

"Strip Class" ...............................................         A Class that is entitled to receive a constant
                                                                      proportion, or "strip," of the principal payments on
                                                                      the underlying Mortgage Loans.

"Mezzanine Certificates" ....................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date
                                                                      after the Senior Certificates have received their
                                                                      full principal and interest entitlements and prior to
                                                                      any distributions of principal and interest on the
                                                                      Classes of Subordinated Certificates.

"Subordinated Certificates" .................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date only
                                                                      after the Senior Certificates and Classes of
                                                                      Subordinated Certificates with higher priority of
                                                                      distributions, if any have received their full
                                                                      principal and interest entitlements.

Categories of Classes                                                 Definition
---------------------                                                 ----------
"Super Senior Certificates" .................................         A Class of Senior Certificates that will not bear its
                                                                      share of certain losses after the Classes of
                                                                      Subordinated Certificates are no longer outstanding
                                                                      for so long as one or more other specified Classes of
                                                                      Senior Certificates are outstanding.

"Support Class" (also sometimes referred
   to as a "Companion Class") ...............................         A Class that is entitled to receive principal payments
                                                                      on any Distribution Date only if scheduled payments
                                                                      have been made on specified Planned Amortization
                                                                      Classes, Targeted Amortization Classes and/or
                                                                      Scheduled Amortization Classes.

"Targeted Amortization Class" (also
   sometimes referred to as a "TAC") ........................         A Class that is designed to receive principal payments
                                                                      using a pre-determined principal balance schedule
                                                                      derived by assuming a single constant prepayment rate
                                                                      for the underlying Mortgage Loans.

                                                                      INTEREST TYPES

"Component Certificates" ....................................         A Class consisting of "Components." The Components of a
                                                                      Class of Component Certificates may have different
                                                                      principal and/or interest payment characteristics but
                                                                      together constitute a single class and do not
                                                                      represent severable interests. Each Component of a
                                                                      Class of Component Certificates may be identified as
                                                                      falling into one or more of the categories in this
                                                                      chart.

"Fixed Rate Class" ..........................................         A Class with an interest rate that is fixed throughout
                                                                      the life of the Class.

"Floating Rate Class" .......................................         A Class with an interest rate that resets periodically
                                                                      based upon a designated index and that varies
                                                                      directly with changes in such index.

"Inverse Floating Rate Class" ...............................         A Class with an interest rate that resets periodically
                                                                      based upon a designated index and that varies
                                                                      inversely with changes in such index and with changes
                                                                      in the interest rate payable on the related Floating
                                                                      Rate Class.

"Variable Rate Class" .......................................         A Class with an interest rate that resets periodically
                                                                      and is calculated by reference to the rate or rates of
                                                                      interest applicable to the Mortgage Loans.

"Interest-Only Class" .......................................         A Class that is entitled to receive some or all of the
                                                                      interest payments made on the Mortgage Loans and
                                                                      little or no principal. Interest-Only Classes have
                                                                      either a nominal principal balance or a notional
                                                                      amount. A nominal principal balance represents actual
                                                                      principal that will be paid on the Class. It is
                                                                      referred to as nominal since it is extremely small
                                                                      compared to other Classes. A notional amount is the
                                                                      amount used as a reference to calculate the amount of
                                                                      interest due on an Interest-Only Class that is not
                                                                      entitled to any distributions in respect of
                                                                      principal.

"Principal-Only Class" ......................................         A Class that does not bear interest and is entitled to
                                                                      receive only distributions in respect of principal.




Categories of Classes                                                 Definition
---------------------                                                 ----------
"Accrual Class" .............................................         A Class that accretes the amount of accrued interest
                                                                      otherwise distributable on such Class, which amount
                                                                      will be added as principal to the principal balance
                                                                      of such Class on each applicable Distribution Date.
                                                                      Such accretion may continue until some specified
                                                                      event has occurred or until such Accrual Class is
                                                                      retired.

"Step-up Class" .............................................         A Class that bears interest at one or more higher, or
                                                                      "stepped-up" Certificate Rates for a period of time
                                                                      specified in the related Prospectus Supplement before
                                                                      resetting to a lower Certificate Rate that will
                                                                      remain fixed thereafter.

Certificates Evidencing Interests in Agency Securities or Private Label Mortgage-Backed Securities

   General. The Seller will cause the Agency Securities or Private Label Mortgage-Backed Securities (the "Underlying Securities") to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. Each Underlying Security will be identified in a schedule appearing as an exhibit to the Agreement (the "Underlying Securities Schedule"), which will specify as to each Underlying Security the original principal amount and outstanding principal balance as of the Cut-Off Date, the annual pass-through rate and the maturity date.

   Unless otherwise specified in the related Prospectus Supplement or in the Agreement, the Seller will represent and warrant to the Trustee, among other things, that the information contained in the Underlying Securities Schedule is true and correct and that immediately prior to the transfer of the Underlying Securities to the Trustee, the Seller had good title to, and was the sole owner of, each Underlying Security and there had been no other sale or assignment thereof.

   Payments on the Underlying Securities. Except as otherwise provided in the related Prospectus Supplement, a Certificate Account meeting the requirements of the Agreement will be established in the name of the Trustee. The Trustee will deposit in the Certificate Account as received all payments on the Underlying Securities received in respect of periods after the Cut-Off Date.

   Distributions on the Certificates. Except as otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class either (i) the specified interest of such Class in the distributions on the pool of Underlying Securities times the aggregate of all amounts representing principal or interest, or both, on deposit in the Certificate Account as of the Distribution Date or any other date set forth in the related Prospectus Supplement, less the Servicing Fee and certain other amounts specified in the related Agreement, or (ii) in the case of a Series of Certificates comprised of Classes that have been assigned a Stated Balance and Certificate Rate, payments of interest and payments in reduction of the Stated Balance in the priority and amounts, and calculated in the manner, set forth in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Distribution Date for such Series to the Certificates of the holders of the Class or Sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions has reduced the Stated Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Balance will be made to each Class or Sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or Sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Sub-class.

   Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on any Distribution Date will equal, to the extent funds are available, the sum of
(i) the amount of the interest, if any, that has accrued but is not yet payable on the compound interest certificates of such Series from the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Remittance Amount"); (ii) the Certificate Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the "Certificate Distribution Amount" with respect to a Distribution Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or Sub-classes of such Series (before taking into account the amount of interest accrued on any Class or Sub-class of compound interest certificates of such Series to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Underlying Securities relating to such Series as of the end of the related due period specified in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance, "Excess Cash Flow" represents the excess of (i) the interest evidenced by such Classes or Sub-classes of Certificates in the distributions received on the Underlying Securities relating to such Series in the due period preceding a Distribution Date for such Series (and, in the case of the first due period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, over (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or Sub-classes since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Certificate Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Sub-class pursuant to any special distributions in reduction of Stated Balance during such due period.

   The stated balance (the "Stated Balance") of a Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Certificate Rate) to which the holder thereof is entitled from the cash flow on the Underlying Securities for such Series, and will decline to the extent distributions in reduction of Stated Balance are received by such holder. The Original Stated Balance of each Class or Sub-class within a Series that has been assigned a Stated Balance will be specified in the related Prospectus Supplement.

   Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance and have other than monthly Distribution Dates, such Classes or Sub-classes may receive special distributions in reduction of their Stated Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the mortgage loans underlying the Underlying Securities or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Sub-classes may be less than the sum of (i) the interest scheduled to be distributed to the holders of the Certificates of such Classes or Sub-classes and (ii) the amount to be distributed in reduction of principal balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of principal balance would be made on the next Distribution Date.

                                 THE TRUST FUND

   The Trust Fund for any Series of Certificates may include one or more of the following types of trust fund assets:

   o a mortgage pool of fixed or adjustable interest rate one- to four-family first lien mortgage loans,

   o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae ("Agency Securities"),

   o mortgage pass-through certificates representing a fractional undivided interest in mortgage loans or collateralized mortgage obligations secured by mortgage loans ("Private Label Mortgage-Backed Securities" or "PLMBS"), or

   o other assets described in this Prospectus or the accompanying Prospectus Supplement.

   Each Series of Certificates will evidence the interest specified in the related Prospectus Supplement in a separate Trust Fund. Certificateholders will have interests only in such Trust Fund, and will have no interest in the Trust Fund created with respect to any other Series of Certificates.

   Mortgage Loans, Agency Securities and Private Label Mortgage-Backed Securities will be purchased by the Seller or an affiliate in the open market or in privately negotiated transactions, including transactions with affiliates. The following is a brief description of the Mortgage Pools, Agency Securities and Private Label Mortgage-Backed Securities expected to be included in the Trust Fund.

   If specific information respecting the Mortgage Pools, Agency Securities or Private Label Mortgage-Backed Securities is not known to the Seller at the time the Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report of Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates.

                                 MORTGAGE POOLS

   Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (each, a "Mortgaged Property"). When each Series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that Series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus and the related Prospectus Supplement.

   The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties (i.e. one- to four-family properties owned for investment purposes and rented to generate income). The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

   All Mortgage Loans will (i) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (ii) be of one or more of the following types of Mortgage Loans:

   (1) Fully-amortizing Mortgage Loans, each with a 20- to 30-year ("30-Year") term at origination, interest (the "Mortgage Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

   (2) Fully-amortizing Mortgage Loans, each with a 10- to 15-year ("15-Year") term at origination, a fixed Mortgage Rate and level monthly payments over the term of the Mortgage Loan.

   (3) Adjustable-Rate Mortgage Loans ("ARMs" or "ARM Loans"), which may include loans providing for negative amortization.

   (4) Other types of Mortgage Loans as more fully described herein or in the related Prospectus Supplement.

   Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and
(ii) the appraised value of the Mortgaged Property at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans-Hazard Insurance" below.

   In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Enhancement" herein.

   If specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the borrowers under the related Notes (each, a "Borrower") will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the property securing the mortgage (the "Mortgaged Property") or another source at the time of origination of the Buy- Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

   The Prospectus Supplement for a Series of Certificates may specify that the related Mortgage Pool contains Cash-Out Refinance Loans, GPM Loans, GEM Loans, Bi-Weekly Loans or Cooperative Loans.

   "Cash-Out Refinance Loans" are Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties.

   "GPM Loans" are Mortgage Loans which provide for fixed, level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time or
(3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

   "GEM Loans" are fixed rate, fully amortizing Mortgage Loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

   "Bi-Weekly Loans" are fixed rate, conventional, fully amortizing Mortgage Loans secured by a first mortgage on one- to four-family residential properties that provide for payments of principal and interest by the Borrower once every two weeks.

   "Cooperative Loans" are Mortgage Loans which are evidenced by promissory notes secured by a lien on the shares issued by private, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings").

   The Prospectus Supplement for each Series of Certificates will specify the approximate aggregate principal balance of the related Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each Series of Certificates will contain information regarding the Mortgage Loans that are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans,

(iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related Series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a Series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

   The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. The Seller or another party identified in the applicable Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each Series of Certificates. These obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

   In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement--Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance that it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each Series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such Series. See "Description of the Certificates--Distributions of Principal and Interest."

   There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the relevant Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the Series evidencing interests in such Mortgage Pool. With respect to any Series as to which Subordinated Certificates (defined herein) shall have been issued, such losses will first be borne by the holders of Subordinated Certificates as a result and to the extent of the subordination in right of payment of the Subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the certificate principal balance of such Subordinated Certificates.

   Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a Series

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
multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                                AGENCY SECURITIES

Ginnie Mae Certificates

   The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holders of the Ginnie Mae certificates of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass- through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

   The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

   Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

   With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates, while under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Mortgage Loans Underlying Ginnie Mae Certificates

   Unless otherwise specified in the Prospectus Supplement, mortgage loans underlying the Ginnie Mae certificates included in the Trust Fund for a Series will consist of housing loans insured by the FHA ("FHA Loans") and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a Series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans, Buy-Down Mortgage Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by manufactured homes, single family properties or multifamily properties.

   All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

   Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

   The Ginnie Mae certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of that Series. The Ginnie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Ginnie Mae

   The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code, or by other eligible mortgage loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

   Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the Prospectus Supplement, each pool consists of mortgage loans secured by a first lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

   Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Certificates of a Series secured by the Fannie Mae certificates.

   Unless otherwise specified in the Prospectus Supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose names the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Mortgage Loans Underlying Fannie Mae Certificates

   Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, mortgage loans underlying Fannie Mae certificates in the Trust Fund for a Series will consist of:

   o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

   o fixed-rate level payment FHA Loans or VA Loans;

   o adjustable rate mortgage loans;

   o GEM Loans, Buy-Down Mortgage Loans or GPM Loans; and

   o mortgage loans secured by one- to four-family attached or detached residential housing units, including Cooperative Dwellings, or by multifamily properties.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie
Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

   The Trust Fund for a Series of Certificates may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. The Fannie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Fannie Mae

   Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States governmental agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital- surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

   The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

   Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than 200 basis points.

   Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of

Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed 200 basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pool will not exceed 100 basis points.

   The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

   Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

   o 30 days following foreclosure sale;

   o 30 days following payment of the claim by any mortgage insurer; or

   o 30 days following the expiration of any right of redemption.

   In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Holders of Freddie Mac certificates are entitled to receive their pro rata shares of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to have received the payments.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Certificates of the related Series.

   Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Mortgage Loans Underlying Freddie Mac Certificates

   Unless otherwise specified in the Prospectus Supplement, each PC Pool underlying the Freddie Mac certificates in the Trust Fund for a Series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the Prospectus Supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are Conventional Loans and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

   The Trust Fund for a Series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of the Series. The Freddie Mac certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Freddie Mac

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.ss. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions, and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as is practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Other Agency Securities

   If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies will be described in that Prospectus Supplement. If so specified, a combination of different types of Agency Securities and Private Label Mortgage Backed Securities may be held in a Trust Fund.

                    PRIVATE LABEL MORTGAGE-BACKED SECURITIES

General

   The Trust Fund for a Series may consist of Private Label Mortgage-Backed Securities, which include:

   o mortgage pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans or Agency Securities; or

   o collateralized mortgage obligations secured by Mortgage Loans or Agency Securities.

   Private Label Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PLMBS Agreement"). The seller/servicer of the underlying Mortgage Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PLMBS Agreement with the trustee under the PLMBS Agreement (the "PLMBS Trustee"). The PLMBS Trustee or its agent, or a custodian, possesses the Mortgage Loans underlying the Private Label Mortgage-Backed Security. Mortgage Loans underlying a Private Label Mortgage-Backed Security are serviced by a servicer (the "PLMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PLMBS Servicer. The PLMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Label Mortgage-Backed Securities, will be approved by HUD as an FHA mortgagee.

   The issuer of the Private Label Mortgage-Backed Securities (the "PLMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the Prospectus Supplement, the PLMBS Issuer may be an affiliate of the depositor. The obligations of the PLMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the Prospectus Supplement, the PLMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Mortgage-Backed Securities issued under the PLMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Label Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Mortgage- Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Label Mortgage-Backed Securities on the dates specified in the Prospectus Supplement. The Private Label Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Mortgage-Backed Securities by the PLMBS Trustee or the PLMBS Servicer. The PLMBS Issuer or the PLMBS Servicer may have the right to repurchase assets underlying the Private Label Mortgage-Backed Securities after a certain date or under other circumstances specified in the Prospectus Supplement.

The Mortgage Loans Underlying Private Label Mortgage-Backed Securities

   The Mortgage Loans underlying the Private Label Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans or GEM Loans, GPM Loans, Buy-Down Mortgage Loans, Bi-Weekly Loans, ARMs, or Mortgage Loans having balloon or other irregular payment features. Mortgage Loans may be secured by single family properties, multifamily properties, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the Prospectus
Supplement:

   o no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

   o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

   o each Mortgage Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

   o no Mortgage Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLMBS Agreement;

   o each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

   o each Mortgage Loan (other than a Cooperative Loan or a Mortgage Loan secured by a manufactured home) will be covered by a title insurance policy.

Credit Support Relating to Private Label Mortgage-Backed Securities

   Credit support in the form of Reserve Funds, subordination of other private label mortgage-backed certificates issued under the PLMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Certificates, Mortgage Loans, or Private Label Mortgage-Backed Securities or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Label Mortgage-Backed Securities or with respect to the Private Label Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Mortgage Loans and other factors and will have been established for the Private Label Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

   The Prospectus Supplement for a Series of Certificates for which the Trust Fund includes Private Label Mortgage-Backed Securities will specify, to the extent material:

   o the aggregate approximate principal amount and type of the Agency Securities and Private Label Mortgage-Backed Securities to be included in the Trust Fund;

   o certain characteristics of the Agency Securities or Mortgage Loans that comprise the underlying assets for the Private Label Mortgage-Backed Securities including, (1) the payment features of Mortgage Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (4) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination;

   o the interest rate or range of interest rates of the Private Label Mortgage-Backed Securities;

   o the weighted average interest rate of the Private Label Mortgage-Backed Securities;

   o the PLMBS Issuer, the PLMBS Servicer and the PLMBS Trustee for the Private Label Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Label Mortgage-Backed Securities or to the Private Label Mortgage-Backed Securities themselves;

   o the terms on which the underlying Mortgage Loans for the Private Label Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Mortgage-Backed Securities; and

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
   o the terms on which Mortgage Loans may be substituted for those originally underlying the Private Label Mortgage-Backed Securities.

   If information of the type described above regarding the Private Label Mortgage-Backed Securities or Agency Securities is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificate.

                               CREDIT ENHANCEMENT

General

   Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. As described in the Prospectus Supplement, certain Mortgage Loans may be FHA insured or VA guaranteed Mortgage Loans. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of the resulting deficiencies.

Limited Guarantee of the Guarantor

   If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "Deposit Guarantee"); or make advances (an "Advance Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

Subordination

   If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to holders of one or more other classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Subordinated Certificates could experience losses on the Certificates.

   In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

   If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit enhancement prior to other classes of Certificates. Such subordination might be effected by reducing the certificate principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

   If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

   As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Subordinated Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

Cross-Support

   If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

   If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Pool Insurance

   In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

   Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

   In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

   As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related Series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans--Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

   Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below.

As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.

Special Hazard Insurance

   In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

   Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

   In the event of a bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the Borrower. If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "Bankruptcy Bond") for proceedings with respect to Borrowers under the Bankruptcy Code. Any such Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the secured principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

   Any such Bankruptcy Bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such Bankruptcy Bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

   In lieu of a Bankruptcy Bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

Repurchase Bond

   If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

   If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

   If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in "Eligible Investments," which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

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FHA Insurance and VA Guaranty

   The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

   Under both the FHA and VA programs the servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

   FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Housing Act, and the United States Housing Act of 1937, as amended. FHA Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of the appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

   The monthly or periodic insurance premiums for FHA Loans will be collected by the servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and, in general, provide for conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Loan, a servicer is limited in its ability to initiate foreclosure proceedings. If it is determined by a servicer or HUD that a default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of the scheduled payments of principal and interest (the "Scheduled Payments") for a specified period, which payments are to be made up on or before the maturity date of the FHA Loan, or the rescheduling or other adjustment of payments due under the FHA Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under an FHA Loan before a servicer may initiate foreclosure proceedings.

   HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgages to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose defaults were caused by circumstances beyond their control.

   On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development, No. 73C 334 (N.D. Ill.), granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of a prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Loans.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debentures issued in satisfaction of a defaulted FHA Loan for an amount equal to the principal balance of the debenture.

   The amount of insurance benefits generally paid by FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts necessary to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other means of acquiring possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the FHA Loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

   Although FHA insurance proceeds include accrued and unpaid interest on the defaulted FHA Loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture interest rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

   VA Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

   With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

   In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

   When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the

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Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut- off date.

   In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Loans could be substantial.

Other Insurance and Guarantees

   If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees or letters of credit for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

                    YIELD, MATURITY AND WEIGHTED AVERAGE LIFE
                                 CONSIDERATIONS

   The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans and mortgage loans underlying the Agency Securities or Private Label Mortgage-Backed Securities. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans and mortgage loans underlying Agency Securities and Private Label Mortgage-Backed Securities. The yield, maturity and weighted average life considerations discussed herein are applicable to the Mortgage Loans included in a Trust Fund as well as to those mortgage loans underlying Agency Securities or Private Label Mortgage-Backed Securities.

   A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage") to existing Borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

   The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to

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
remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal, the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related Series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

   To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

   When a Mortgage Loan prepays in full, the Borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the Borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

   If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate servicing fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full Prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

   Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

   The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       CHASE MORTGAGE FINANCE CORPORATION

   Chase Mortgage Finance Corporation (the "Seller"), was incorporated in the State of Delaware on December 4, 1986 as a wholly-owned, limited-purpose finance subsidiary of JPMorgan Chase & Co. The Seller maintains its principal office at 343 Thornall Street, Edison, New Jersey 08837. Its telephone number is (732) 205-0600.

   As described herein under "The Mortgage Pools," "Underwriting Policies," and "The Pooling and Servicing Agreement-Assignment of Mortgage Loans; Warranties" the only obligations, if any, of the Seller with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Seller will have no

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
ongoing servicing obligations or responsibilities with respect to any Trust Fund. The Seller does not have, nor is it expected in the future to have, any significant assets.

   As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Seller. The Seller anticipates that it will acquire Mortgage Loans in the open market or in privately negotiated transactions, which may be through or from an affiliate.

   None of the Seller, JPMorgan Chase & Co., JPMorgan Chase Bank, Chase Manhattan Mortgage Corporation, nor any of their affiliates, will insure or guarantee the Certificates of any Series.

                              UNDERWRITING POLICIES

   Except as otherwise set forth in the related Prospectus Supplement, the Seller expects that the originator of a Mortgage Loan will have applied, in a standard procedure which complies with applicable federal and state laws and regulations, underwriting standards which are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans and VA Loans will comply with the underwriting policies of FHA and VA, respectively. Except as described below or in the related Prospectus Supplement, the Seller believes that these policies were consistent with those utilized by mortgage lenders generally during the period of origination.

   Certain states where the Mortgaged Properties are located may have "anti-deficiency" laws requiring, in general, that lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. The Seller expects that the underwriting standards applied with respect to the Mortgage Loans (including in states with anti- deficiency laws) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

   The adequacy of a Mortgaged Property as security will be determined by appraisal. With respect to a Mortgage Loan made in connection with the Borrower's purchase of the Mortgaged Property, the "appraised value" is the lower of the purchase price or the amount determined by the appraiser. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable homes and, when deemed applicable, a replacement cost analysis based on the current cost of constructing a similar home.

   The Seller expects that each prospective Borrower will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and personal information, and furnish an authorization to apply for a credit report which summarizes the Borrower's credit history with local merchants and lenders and any record of bankruptcy. With respect to establishing the applicant's ability to make timely payments on the loans given his or her income and fixed obligations other than housing expenses, the Seller expects that each originator will have followed procedures generally acceptable to the Fannie Mae and Freddie Mac, except as otherwise described in this Prospectus or a Prospectus Supplement.

   The Seller will obtain representations and warranties from the seller of the Mortgage Loan (which may or may not be the originator) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Seller may require from time to time. Any Mortgage Loan must be repurchased or substituted for by the seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Mortgage Pool to the satisfaction of the Seller. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

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
   The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

                         SERVICING OF THE MORTGAGE LOANS

   With respect to each Series of Certificates, the related Mortgage Loans will be serviced by Chase Manhattan Mortgage (or such other entity identified in the Prospectus Supplement), acting alone or, as master servicer, through one or more direct servicers. If Chase Manhattan Mortgage acts as master servicer with respect to a Series, the related Agreement will provide that Chase Manhattan Mortgage shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between Chase Manhattan Mortgage and a direct servicer will be deemed to be between Chase Manhattan Mortgage and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

Collection and Other Servicing Procedures

   Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

   The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

   The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

   If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on- sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the

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
Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans-Enforceability of Due-on-Sale Clauses". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

   The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

Private Mortgage Insurance

   Each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

   A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

   The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under

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
the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance."

   Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

   The Servicer will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

   The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

Advances

   To the extent specified in the Prospectus Supplement, in the event that any Borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related Series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

   Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related Series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.


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Servicing and Other Compensation and Payment of Expenses

   The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from Borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

   The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement-- Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, Bankruptcy Bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer

   The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law or with the consent of the Seller and all of the Certificateholders. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

   The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related Series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Collection Account.

   Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

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                       THE POOLING AND SERVICING AGREEMENT

   This Prospectus summarizes the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular Series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Loans; Warranties

   At the time of issuance of each Series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that Series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each Note and the location of the related Mortgaged Property.

   In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) the original lender's title insurance policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

   The Trustee will hold such documents for each Series of Certificates in trust for the benefit of all Certificateholders of such Series. The Trustee is obligated to review such documents for each Mortgage Loan within 270 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

   In the Agreement for each Series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. The representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C)

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
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and (except where noted in the Agreement) each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency in excess of 30 days during the preceding 12-month period; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

   Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

   The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

Payments on Mortgage Loans; Collection Account

   It is expected that the Agreement for each Series of Certificates will provide that the Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Collection Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, an account (a "Certificate Account") may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

   The Servicer will deposit in the Collection Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all Principal Prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans-Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

Repurchase or Substitution

   The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 270 days after execution and delivery of the related Agreement. If any document required to be delivered

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
by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect, the Seller will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances. This repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

   The Seller will agree, within 90 days of the earlier of the discovery by the Seller or receipt by the Seller of notice from the Trustee or the Servicer of its discovery of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan") or the value of a Mortgage Loan, to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances or
(c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. This repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

   If so specified in the Prospectus Supplement for a Series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series. In such event, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

   If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement: (i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (iv) a Loan-to Value Ratio at origination not greater than that of the removed Mortgage Loan, and (v) in the reasonable determination of the Seller, be of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

   If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.

Certain Modifications and Refinancings

   The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Borrower, and will also permit the Servicer to solicit such requests by offering Borrowers the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage

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
Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

   The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

Evidence as to Compliance

   The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

   The Agreement will also provide for delivery to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each fiscal year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

The Trustee

   Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

   The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

   The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

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Reports to Certificateholders

   On each Distribution Date, the Servicer or the Paying Agent (as specified in the Agreement) will mail to Certificateholders and such other parties specified in the Agreement a statement prepared by it and generally setting forth, to the extent applicable to any Series, among other things:

      (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

      (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

      (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

      (iv) The aggregate certificate principal balance (or notional principal balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

      (v) The aggregate certificate principal balance of any class of Accrual Certificates after giving effect to any increase in such certificate principal balance that results from the accrual of interest that is not yet distributable thereon;

      (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

      (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

      (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

   The Servicer will provide Certificateholders which are federally insured savings and loan associations, banks or insurance companies with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such entities to comply with applicable regulations of the Office of Thrift Supervision or other relevant regulatory authorities.

Events of Default

   Events of Default under the Agreement with respect to a Series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer, the Seller and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
(iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or

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reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and
(vi) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement.

Rights Upon Event of Default

   As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating more than 50% of such Certificates, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Servicer, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related Series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

   No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

   The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to ensure continuing treatment of the Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Internal Revenue Code of 1986, as amended (the "Code") or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that Series or cause the Trust Fund to fail to qualify as a REMIC. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating not less than 66 2/3% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such

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Agreement or of modifying in any manner the rights of Certificateholders of that
Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) change the percentage requirement for the Servicer to repurchase all remaining Mortgage Loans from the Trust Fund or
(iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

Termination; Purchase of Mortgage Loans

   The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities, as described in the applicable Prospectus Supplement or (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan, Agency Security or Private Label Mortgage-Backed Security, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

   As described in the applicable Prospectus Supplement, the Agreement for each Series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such Series all remaining Mortgage Loans, Agency Securities, Private Label Mortgage-Backed Securities and all property acquired in respect of such assets, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities for such Series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that Series.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of the material legal aspects of mortgage loans.

General

   The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower/homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are

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governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Foreclosure

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower- trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

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   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Right of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Anti-Deficiency Statutes

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Bankruptcy Laws

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and

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
reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

   Tax Liens

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

Consumer Protection Laws

   Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

   For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

   The Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

Enforceability of Due-on-Sale Clauses

   Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and

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regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on- sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on- sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   Under the Agreement for each Series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Servicemembers Civil Relief Act

   Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination for such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon modification by such borrower shall not be charged interest (including fees and charges) in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

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
   Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a Series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

Late Charges, Default Interest and Limitations on Prepayment

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Environmental Considerations

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and

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certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in- lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                            LEGAL INVESTMENT MATTERS

   The Prospectus Supplement for each Series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a Series evidencing interests in a Trust Fund consisting of mortgage loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United

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States or of any state (including the District of Columbia and Puerto Rico)
whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state- regulated entities in those types of Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

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
   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. All investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that, in general, the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan or who provides investment advice with respect to the assets of a Plan for a fee generally is considered to be a fiduciary of such Plan. Accordingly, before authorizing the investment of the assets of a Plan, a fiduciary should consider (i) whether the investment is for the exclusive benefit of Plan participants and beneficiaries, (ii) whether the investment satisfies the applicable diversification requirements, (iii) whether the investment is in accordance with the governing Plan documents and instruments, and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, the assets of a Plan. In addition to the imposition by ERISA of general fiduciary standards of conduct, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

   The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. Under the regulations, an "equity" interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated its asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or provisions of federal, state or local law substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Certain exceptions to the DOL regulations may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan could give rise to a prohibited transaction under Title I of ERISA, Section 4975 of the Code or Similar Law unless a statutory or administrative exemption applies.

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
   The DOL has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

   DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the servicing and operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

   PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of (A) one percent of the aggregate principal balance of all covered pooled mortgage loans or (B) one percent of the principal balance of the largest covered mortgage; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the pooling and servicing agreement); and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   Although the Trustee for any Series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTCE 83-1 referred to above will be satisfied with respect to any Certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of a related Series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA.

   In the case of any Plan with respect to which the Seller, the Servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will apply only if, in addition to the other requirements: (i) the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the Seller, the Servicer, the insurer and the trustee. Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of any other prohibited transaction exemptions, the Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan in reliance on PTCE 83-1.

   The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities an individual prohibited transaction exemption (the "Exemption"), each of which was amended by Prohibited

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Transaction Exemption ("PTE") 97-34, PTE 2000-58 and PTE 2002-41, and which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets (including single and multi-family residential mortgage loans, home equity loans or receivables, and manufactured housing loans and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

   The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below (referred to collectively as "loans")). Third, unless the certificates are issued in Designated Transactions (as defined below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc (each, a "Rating Agency"). Fifth, the trustee generally cannot be an affiliate of any member of the Restricted Group (as defined below), other than the underwriter. Sixth, (i) the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; (ii) the sum of all payments made to, and retained by, the Seller pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and
(iii) the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates, and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. "Designated Transaction" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single family residential, multi-family residential, commercial real estate or leasehold interests therein. "Restricted Group" means, with respect to a class of Certificates: (i) the underwriter; (ii) the Seller; (iii) the Servicer; (iv) the insurer; (v) the trustee; (vi) the counterparty in any Swap (as defined below) held as an asset of the trust fund; and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as the date of the initial issuance of the Certificates.

   The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date (the "DOL Pre- Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial insurance of the certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual

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
percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date. Fifth, either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre- funding may be invested only in investments which are permitted by the Rating Agency, and
(i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency. Finally, certain disclosure requirements must be met.

   PTE 2000-58 amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.

   In the case where the certificates are backed by trust fund assets which are residential, home equity, multi-family or commercial loans which are Designated Transactions, the amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund, (b) such certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

   In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   PTE 2000-58 also permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the trust fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and (e) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Seller.

   An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates

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
to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating Agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates, and such fiduciary is either (i) a "qualified professional asset manager" under PTCE 84-14, (ii) an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non- Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

   In "rating dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such a ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the

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
EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, the assets of such plans may be invested in securities without regard to the ERISA considerations described above, subject to the provisions of Similar Law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to the availability of any other prohibited transaction exemptions, including PTE 83-1 and the Exemption. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of Certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion represents the opinion of Dechert LLP as to the material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. It is recommended that investors consult their own tax advisors regarding the Certificates.

   For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

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REMIC Elections

   Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

   If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Master REMIC" and one a "Subsidiary REMIC". The assets of the Subsidiary REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Master REMIC will consist of all of the regular interests issued by the Subsidiary REMIC.

   The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

   The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

Tax Opinion.

   Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Dechert LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates.

   The Certificates will be:

   o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

   o "real estate assets" under Code Section 856(c)(5)(B) (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets of the REMIC Pool qualify under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

   The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Subsidiary REMIC.

Income from Regular Certificates.

   General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest

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
income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

   Except as otherwise noted, the discussion below is based upon regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code (the "OID Regulations").

   Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

   The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are unconditionally and actually payable at least annually over the entire life of the Certificates and
(ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest, in which case all such interest would be included in the Regular Certificate's stated redemption price at maturity. The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

   With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions should be determined in accordance with the Prepayment Assumption.

   The Owner of a Regular Certificate must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

     PV End + Dist - PV Beg

Where:

   o PV End = present value of all remaining distributions to be made as of the end of the period;

   o Dist = distributions made during the period includible in the stated redemption price at maturity; and

   o PV Beg = present value of all remaining distributions as of the beginning of the period.

   The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual Prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular

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Certificate will be calculated based on its issue price, assuming that the
Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

   Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

   The daily portions of original issue discount will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

   If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

   Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

   Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

   In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

   An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

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   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

   Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount is considered to be purchased at a premium. The Owner may elect under Code
Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

   Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

   Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

   Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" (or "VRDIs"). A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

   A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

   In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

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   Subordinated Certificates. Certain Series of Certificates may contain one or more classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of Subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

Income from Residual Certificates.

   Taxation of REMIC Income. Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

   The taxable income of a REMIC Pool is determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans, other debt obligations or REMIC regular interests held or treated for federal income tax purposes as held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

   If the Trust Fund consists of a Master REMIC and a Subsidiary REMIC, the OID Regulations provide that the regular interests issued by the Subsidiary REMIC to the Master REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Subsidiary REMIC.

   A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

   A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

   Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.


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
   Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 860G (the "REMIC Regulations") do not contain such a rule.

   Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternative minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternative minimum tax operating loss deduction.

   Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

   Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

   Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

   Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

   In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

   The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

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Sale or Exchange of Certificates.

   An Owner will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

   Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Certificate has been held for more than one year, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

   A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

   Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors.

   Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

   The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

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   Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

   With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

   Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates.

   Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

   Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee") and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

   If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

   For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess

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inclusions) and certain corporations operating on a cooperative basis, and (ii)
"pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

   Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

   (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

   (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

   A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

   The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

   In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

   Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. If such a transfer is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will therefore be liable for any taxes due in respect of the daily portions of income allocable to such Residual Certificate.

   A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes on the anticipated excess inclusions accrue, in an amount sufficient to pay the accrued taxes.

   A significant purpose to impede the assessment or collection of tax exists where the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

   (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

   (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the

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cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

   (iii) the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

   (iv) the transfer must satisfy either the "asset test" or the "formula test".

   A transfer satisfies the "asset test" if the following three conditions are satisfied:

   (i) for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

   (ii) the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "Eligible Corporation") and that agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

   (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment actually made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

   A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of:

   (i) the present value of any consideration given to the transferee to acquire the interest;

   (ii) the present value of the expected future distributions on the interest; and

   (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code. However, if the transferee has been subject to the alternative minimum tax under section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the tax rate specified in section 55(b)(1)(B) may be used in lieu of the highest rate specified in section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic residual interest to pay more consideration to the transferee than would otherwise be the case.

   All transfers of Residual Certificates will be subject to certain restrictions under the Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

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Servicing Compensation and Other REMIC Pool Expenses.

   Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

   In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters.

   Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

   The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

   An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

Non-REMIC Certificates.

   The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

Trust Fund as Grantor Trust.

   Upon issuance of each Series of Certificates, Dechert LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

   Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) or other assets included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans or other assets allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly

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purchased and held such interest in the Mortgage Loans or other assets and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

Status of the Certificates.

   The Certificates, other than Interest Only Certificates, will be:

   o "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

   o assets described in Section 7701(a)(19)(C) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

Possible Application of Stripped Bond Rules.

   In general, the provisions of Section 1286 of the Code (the "Stripped Bond Rules") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on (i) a Mortgage Loan held by the Trust Fund, (ii) a REMIC regular interest held by the Trust Fund, (iii) a mortgage loan or REMIC regular interest held by an entity that is treated for federal income tax purposes as a grantor trust and in which the Trust Fund holds an equity interest or (iv) a debt instrument other than a Mortgage Loan held by the Trust Fund (any mortgage loan, REMIC regular interest or debt instrument described in any of clauses (i) through (iv), an "Underlying Debt Obligation") from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Underlying Debt Obligations, or because the servicing fee is determined to be excessive (each, a "Stripped Certificate").

   Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates-Income From Regular Certificates-Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

Taxation of Certificates if Stripped Bond Rules Do Not Apply.

   If the Stripped Bond Rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Underlying Debt Obligation held by the Trust Fund in accordance with its tax accounting method, except that where the Underlying Debt Obligation is a REMIC

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regular interest the accrual method must be used. The Owner must also account for discount or premium on the Underlying Debt Obligation if it is considered to have purchased its interest in the Underlying Debt Obligation at a discount or premium. An Owner will be considered to have purchased an interest in each Underlying Debt Obligation at a price determined by allocating its purchase price for the Certificate among the assets held by the Trust Fund in proportion to their fair market values at the time of purchase. It is likely that discount on Underlying Debt Obligations that are not REMIC regular interests would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

   Discount. The treatment of any discount relating to an Underlying Debt Obligation will depend on whether the discount is original issue discount or market discount. Discount at which an Underlying Debt Obligation is purchased will be original issue discount only if the Underlying Debt Obligation itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. An Underlying Debt Obligation will be considered to have original issue discount if the greater of the amount of points charged to the Borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Underlying Debt Obligation. It is not anticipated that the amount of original issue discount, if any, accruing on the Underlying Debt Obligation in each month will be significant relative to the interest paid currently on the Underlying Debt Obligation, but there can be no assurance that this will be the case.

   In the case of an Underlying Debt Obligation that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Underlying Debt Obligation that is received by the Trust Fund in that month. In the case of Underlying Debt Obligations that provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Underlying Debt Obligation is paid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates-- Income from Regular Certificates--Market Discount" above.

   In the case of market discount that does not exceed a de minimis amount, the Owner will be required to allocate ratably the portion of such discount that is allocable to an Underlying Debt Obligation among the principal payments on the Underlying Debt Obligation and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. In the event that an Underlying Debt Obligation is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Underlying Debt Obligation to such Owner, provided that such Underlying Debt Obligation was originated after September 27, 1985. Premium allocable to an Underlying Debt Obligation originated on or before that date should be allocated among the principal payments on the Underlying Debt Obligation and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply.

   If the Stripped Bond Rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Underlying Debt Obligation allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed as described above under "REMIC Certificates-- Income from Regular Certificates--Original Issue Discount". It is

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possible, however, that the calculation must be made using as the Prepayment
Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner would be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

   Different approaches could be applied in calculating income under the Stripped Bond Rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. It is recommended that Owners consult their own tax advisors regarding the calculation of income under the Stripped Bond Rules.

Sales of Certificates.

   A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors.

   Except as described in the following paragraph, an Owner that (i) is not a U.S. person (as defined under "REMIC Certificates--Taxation of Foreign Investors" above), (ii) is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate and (iii) is not actually or constructively the holder of a 10% or greater interest in the issuer of the Underlying Debt Obligation or a controlled foreign corporation with respect to which the issuer of the Underlying Debt Obligation is a related person (all within the meaning of the Code) will not be subject to United States income or withholding tax in respect of a Certificate (assuming the Underlying Debt Obligation was originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the requirements of the preceding sentence must also be satisfied by the Owner's partners or other beneficial owners of the income with respect to the Certificate and the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

   In the event the Trust Fund or a grantor trust in which the Trust Fund owns an interest acquires ownership of real property located in the United States in connection with a default on an Underlying Debt Obligation, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

Reporting

   Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

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Backup Withholding

   Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 30% (which rate is scheduled to adjust in the future as a result of recent U.S. tax legislation) unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

   The Seller may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

   The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

   It is anticipated that the underwriting agreement pertaining to the sale of any Series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

   Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

   If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the

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offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

   The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                 USE OF PROCEEDS

   Substantially all of the net proceeds from the sale of each Series of Certificates will be applied by the Seller to the purchase price of the Mortgage Loans underlying the Certificates of such Series.

                                  LEGAL MATTERS

   Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Dechert LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

   The Servicer will provide to the holders of Certificates of each Series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement-- Reports to Certificateholders". The Servicer will file with the Commission such reports with respect to the Trust Fund for a Series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                       WHERE YOU CAN FIND MORE INFORMATION

   The Seller filed a registration statement (the "Registration Statement") relating to the Certificates with the Securities and Exchange Commission (the "SEC" or the "Commission"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

   Copies of the Registration Statement may be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the officers referred to above. Copies of any documents incorporated into this Prospectus by reference will be provided, at no cost, to each person to whom a Prospectus is delivered, upon written or oral request directed to the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the Seller to "incorporate by reference" information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Seller files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus

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Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the Certificates.

   As a recipient of this Prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

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

                      INDEX OF DEFINED TERMS IN PROSPECTUS

15-Year .................................................................. 14
1998 Policy Statement .................................................... 52
30-Year .................................................................. 14
Accretion Directed .......................................................  9
Accrual Certificates .....................................................  7
Accrual Class ............................................................ 12
Accrual Remittance Amount ................................................ 13
Act ...................................................................... 73
Advance Guarantee ........................................................ 25
Agency Securities ........................................................ 13
Agreement ................................................................  6
Allowable Interest Rate .................................................. 57
Allowable Notional Amount ................................................ 57
ARM Loans ................................................................ 14
ARMs ..................................................................... 14
Average Interest Rate .................................................... 56
Bankruptcy Bond .......................................................... 28
Bi-Weekly Loans .......................................................... 15
Book-Entry Nominee ....................................................... 66
Borrower ................................................................. 15
Buydown .................................................................. 31
Buy-Down Fund ............................................................ 15
Buy-Down Mortgage Loans .................................................. 15
Buy-Down Reserve ......................................................... 15
Cash-Out Refinance Loans ................................................. 15
CERCLA ................................................................... 50
Certificate Account ...................................................... 40
Certificate Distribution Amount .......................................... 13
Certificate Rate .........................................................  7
Certificate Register .....................................................  6
Certificateholder ........................................................  6
Certificates .............................................................  6
Chase Manhattan Mortgage ................................................. 32
Code ..................................................................... 44
Collection Account .......................................................  8
Commission ............................................................... 74
Companion Class .......................................................... 11
Compensating Interest Payment ............................................ 33
Component Certificates ...................................................  9
Components ...............................................................  9
Conservation Act ......................................................... 50
Conventional Loans ....................................................... 19
Cooperative Dwellings .................................................... 15
Cooperative Loans ........................................................ 15
Cooperatives ............................................................. 15
Current Report ........................................................... 16
Cut-Off Date .............................................................  7
Defective Mortgage Loan .................................................. 41
Delivery Date ............................................................  6
Deposit Guarantee ........................................................ 25
Designated Transaction ................................................... 55


Distribution Date ........................................................  7
DOL ...................................................................... 53
DOL Pre-Funding Period ................................................... 55
EDGAR .................................................................... 74
Eligible Corporation ..................................................... 68
Eligible Investments ..................................................... 29
Environmental Lien ....................................................... 51
ERISA .................................................................... 53
Excess Cash Flow ......................................................... 13
Exemption ................................................................ 54
EYS Agreement ............................................................ 57
Fannie Mae ............................................................... 20
FHA ...................................................................... 18
FHA Loans ................................................................ 18
FHA/VA Claim Proceeds .................................................... 30
Fixed Rate Class ......................................................... 11
Floating Rate Class ...................................................... 11
Freddie Mac .............................................................. 22
Freddie Mac Act .......................................................... 22
Garn-St Germain Act ...................................................... 48
GEM Loans ................................................................ 15
GIC ...................................................................... 29
Ginnie Mae ............................................................... 18
Ginnie Mae Servicers ..................................................... 17
GPM Loans ................................................................ 15
Guarantor ................................................................ 25
Guaranty Agreement ....................................................... 17
Housing Act .............................................................. 18
HUD ...................................................................... 18
Insurance Policies ....................................................... 24
Insurance Proceeds ....................................................... 16
Interest Accrual Period ..................................................  8
Interest Only Certificate ................................................ 70
Interest-Only Class ...................................................... 11
Inverse Floating Rate Class .............................................. 11
Leveraged ................................................................ 57
Limited Guarantee ........................................................ 25
Liquidation Proceeds ..................................................... 16
Loan-to-Value Ratio ...................................................... 14
Lockout Class ............................................................  9
Master REMIC ............................................................. 59
Mezzanine Certificates ................................................... 10
Mortgage ................................................................. 14
Mortgage Loan Schedule ................................................... 39
Mortgage Loans ...........................................................  6
Mortgage Pool ............................................................ 14
Mortgage Rate ............................................................ 14
Mortgaged Property ....................................................... 14
NAS Class ................................................................  9
NCUA ..................................................................... 52
No-Bid ................................................................... 31


Nonrecoverable Advance ................................................... 37
Non-SMMEA Certificates ................................................... 51
Note ..................................................................... 14
Notional Amount Class ....................................................  9
OCC ...................................................................... 52
OID Regulations .......................................................... 60
OTS ...................................................................... 49
PAC ......................................................................  9
PAC I ....................................................................  9
PAC II ...................................................................  9
Parties in Interest ...................................................... 53
Paying Agent .............................................................  8
PC Pool .................................................................. 20
Planned Amortization Class ...............................................  9
Plans .................................................................... 53
PLMBS .................................................................... 14
PLMBS Agreement .......................................................... 23
PLMBS Issuer ............................................................. 23
PLMBS Servicer ........................................................... 23
PLMBS Trustee ............................................................ 23
Prepayments ..............................................................  8
Primary Mortgage Insurance Policy ........................................ 14
Principal Prepayments ....................................................  8
Principal-Only Class ..................................................... 11
Private Label Mortgage-Backed Securities ................................. 14
PTCE 83-1 ................................................................ 54
PUD ...................................................................... 14
Rating Agency ............................................................ 55
Record Date ..............................................................  8
Registration Statement ................................................... 74
Regular Certificates ..................................................... 59
Relief Act ............................................................... 49
REMIC .................................................................... 59
REMIC Pool ............................................................... 59
REMIC Regulations ........................................................ 64
Remittance Rate ..........................................................  7
Representing Party ....................................................... 39
Reserve Account .......................................................... 26


Residual Certificates .................................................... 59
Residual Owners .......................................................... 63
Restricted Group ......................................................... 55
RICO ..................................................................... 51
Scheduled Amortization Class ............................................. 10
Scheduled Payments ....................................................... 30
SEC ...................................................................... 74
Seller ...................................................................  6
Senior Certificates ...................................................... 10
Senior Support Certificates .............................................. 10
Sequential Pay Class ..................................................... 10
Series ...................................................................  6
Servicer .................................................................  6
Similar Law .............................................................. 53
SMMEA .................................................................... 51
Special Distributions .................................................... 13
Stated Balance ........................................................... 13
Step-up Class ............................................................ 12
Strip Class .............................................................. 10
Stripped Bond Rules ...................................................... 70
Stripped Certificate ..................................................... 70
Subordinated Certificates ................................................ 10
Subsidiary REMIC ......................................................... 59
Super Senior Certificates ................................................ 11
Support Class ............................................................ 11
Swap ..................................................................... 56
Swap Agreement ........................................................... 56
TAC ...................................................................... 11
Targeted Amortization Class .............................................. 11
Title V .................................................................. 49
Trust Fund ...............................................................  6
Trustee ..................................................................  6
Underlying Securities .................................................... 12
Underlying Securities Schedule ........................................... 12
Underwriters ............................................................. 73
VA ....................................................................... 18
VA Loans ................................................................. 18
Variable Rate Class ...................................................... 11
VRDIs .................................................................... 62


                           $646,552,738 (Approximate)





                          CHASEFLEX TRUST SERIES 2005-2
                                     Issuer





                       CHASE MORTGAGE FINANCE CORPORATION
                                     Seller





                            JPMORGAN CHASE BANK, N.A.
                                    Servicer





                                     [LOGO]



          MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2

                             ----------------------

                              PROSPECTUS SUPPLEMENT

                             ----------------------

                                    JPMORGAN



    You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

    We are not offering these certificates in any state where the offer is not permitted.

    Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until August 22, 2005.


                                  MAY 24, 2005